 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 1994

                                                  REGISTRATION NO. 33-72228

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                                    FORM S-4

                              AMENDMENT NO. 1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                                 WESBANCO, INC.
            (EXACT NAME OF REGISTRATION AS SPECIFIED IN ITS CHARTER)
      WEST VIRGINIA                       6711                  55-0571723
(STATE OR OTHER JURISDICTION OF  PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)

                                   BANK PLAZA
                         WHEELING, WEST VIRGINIA 26003
                                 (304) 234-9000
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                          EDWARD M. GEORGE, PRESIDENT
                                 WESBANCO, INC.
                                   BANK PLAZA
                         WHEELING, WEST VIRGINIA 26003
                                 (304) 234-9202
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                WITH COPIES TO:
                           JAMES C. GARDILL, ESQUIRE
                   PHILLIPS, GARDILL, KAISER, BOOS & ALTMEYER
                              61 FOURTEENTH STREET
                         WHEELING, WEST VIRGINIA 26003
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                         PROPOSED       PROPOSED
        TITLE OF            AMOUNT       MAXIMUM        MAXIMUM       AMOUNT OF
    SECURITIES TO BE        TO BE     OFFERING PRICE   AGGREGATE    REGISTRATION
       REGISTERED         REGISTERED     PER UNIT    OFFERING PRICE      FEE
- ---------------------------------------------------------------------------------
Common Stock, $2.0833
 Par Value.............  2,221,304(1)   $24.25(1)    $50,879,022(1) $17,543.09(1)
- ---------------------------------------------------------------------------------
8% Cumulative
 Convertible Preferred
 Stock.................   10,000(2)     $183.30(2)   $1,833,000(2)   $632.02(2)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) Estimated solely for purpose of computing the registration fee based upon the market value per share of the Common Stock, $1.25 par value, of First Fidelity Bancorp, Inc. to be exchanged for Wesbanco Common Stock, $2.0833 par value. This number includes approximately 2,090,954 shares for the exchange, 1,150 shares for fractional share buy up elections, and an additional 6,000 shares for additional stock purchases in the First
    Fidelity Dividend Reinvestment Plan. Pursuant to Rule 457(i), 123,200 shares of Common Stock have been excluded from the fee calculation since such shares represent the estimated shares into which the Convertible Preferred may be converted and the registration fee is calculated on the Preferred Stock only.
(2) Estimated solely for purpose of computing the registration fee based upon the book value of the First Fidelity 8% Cumulative Convertible Preferred
    Stock to be exchanged for Wesbanco 8% Cumulative Convertible Preferred
    Stock in accordance with Rule 457(f)(2) of the General Rules and Regulations under the Securities Act of 1933.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       Exhibit Index is on page    .

                                 WESBANCO, INC.

                             CROSS REFERENCE SHEET

                          FIRST FIDELITY BANCORP, INC.

  (PURSUANT TO RULE 404 OF REGULATION C AND ITEM 501 OF REGULATION S-K SHOWING
   THE LOCATION IN THE JOINT PROXY STATEMENT/PROSPECTUS OF THE ANSWERS TO THE
                         ITEMS OF PART I OF FORM S-4.)

                                                             CAPTION OR LOCATION
                     ITEM NUMBER                             IN PROSPECTUS/PROXY
                         S-4                                      STATEMENT
                     -----------                             --------------------
  A. INFORMATION ABOUT THE TRANSACTION
  1. Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus...  Front Cover Page; Cross Reference Sheet;
                                                  Outside Front Cover Page of Prospectus
  2. Inside Front and Outside Back Cover Pages
      of Prospectus............................  Available Information; Table of Contents
  3. Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information............  Summary Information; Market Prices and
                                                  Selected Financial Information; Selected
                                                  Pro Forma Financial Information;
                                                  Comparative Stock Prices and Dividends;
                                                  Pro Forma Data; Government Regulation
  4. Terms of the Transaction..................  Summary Information; The Merger;
                                                  Comparative Rights of Shareholders
  5. Pro Forma Financial Information...........  Selected Pro Forma Financial Information;
                                                  The Merger--Accounting Treatment; Pro
                                                  Forma Data
  6. Material Contacts with the Company Being
      Acquired.................................  Introduction; The Merger; Background of the
                                                  Merger
  7. Additional Information Required for
      Reoffering by Persons and Parties Deemed
      to be Underwriters.......................                       *
  8. Interests of Named Experts and Counsel....  Legal Matters; Experts
  9. Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities..............................                       *
  B. INFORMATION ABOUT THE REGISTRANT
 10. Information with Respect to S-3             Front Cover Page; Available Information;
      Registrants..............................   Market Prices and Selected Financial
                                                  Information; Information with Respect to
                                                  Wesbanco; Index to Financial Statements-
                                                  Wesbanco; Government Regulation;
                                                  Incorporation of Documents by Reference.
 11. Incorporation of Certain Information by
      Reference................................  Incorporation of Documents by Reference;
                                                  Comparative Stock Prices and Dividends;
                                                  Information with respect to Wesbanco.
 12. Information with Respect to S-2 or S-3
      Registrants..............................                       *

                                                             CAPTION OR LOCATION
                     ITEM NUMBER                             IN PROSPECTUS/PROXY
                         S-4                                      STATEMENT
                     -----------                             --------------------
 13. Incorporation of Certain Information by
      Reference................................                       *
 14. Information with Respect to Registrants
      Other Than S-2 or S-3 Registrants........                       *
  C. INFORMATION ABOUT THE COMPANY BEING
      ACQUIRED
 15. Information with Respect to S-3
      Companies................................                       *
 16. Information with Respect to S-2 or S-3
      Companies................................  Cover; Market Prices and Selected Financial
                                                  Information; Information with Respect to
                                                  First Fidelity; Government Regulation;
                                                  Index to Financial Statements-First
                                                  Fidelity; Incorporation of Documents by
                                                  Reference
 17. Information with Respect to Companies
      Other Than S-2 or S-3 Companies..........                       *
  D. VOTING AND MANAGEMENT INFORMATION
 18. Information if Proxies, Consents or
      Authorizations are to be Solicited
      (a)(1) Date, Time and Place Information..  Summary; Voting Information
         (2) Revocability of Proxy.............  Voting Information--Voting and Revocation
                                                    of Proxies
         (3) Dissenters' Rights................  The Merger--Rights of Dissenting
                                                    Shareholders
         (4) Persons Making the Solicitations..  Introduction; Voting Information; --
                                                    Solicitation of Proxies; The Merger--
                                                    Expenses
         (5) (i) Interest of Certain Persons in
            Matters to be Acted Upon...........  The Merger--Interests of Certain Persons in
                                                    the Merger; Information with Respect to
                                                    First Fidelity
             (ii) Voting Securities and Principal
                Holders Thereof................  Voting Information--Voting and Revocation
                                                    of Proxies; Comparative Rights of
                                                    Shareholders; Information with Respect to
                                                    First Fidelity--Principal Shareholders;
                                                    Information with Respect to Wesbanco-
                                                    Principal Shareholders
         (6) Vote Required for Approval........  Summary Information; Voting Information--
                                                    Voting and Revocation of Proxies; The
                                                    Merger--Wesbanco and FFB Shareholder
                                                    Approval; Conditions and Covenants
         (7) (i) Directors and Executive
                 Officers......................  The Merger--Effects of the Merger; The
                                                    Surviving Corporation; Information with
                                                    Respect to First Fidelity; Information
                                                    with Respect to Wesbanco-Principal
                                                    Shareholders; Incorporation of Certain
                                                    Documents by Reference
             (ii) Executive Compensation.......  Incorporation of Certain Documents by
                                                    Reference; Information with Respect to
                                                    First Fidelity

                                                             CAPTION OR LOCATION
                     ITEM NUMBER                             IN PROSPECTUS/PROXY
                         S-4                                      STATEMENT
                     -----------                             --------------------
     (iii) Certain Relationships and Related
         Transactions..........................  Incorporation of Documents by Reference;
                                                  Information with Respect to First Fidelity
     (iv) Relationship with Independent Public
         Accountant............................  Pro Forma Data; Voting Information--
                                                  Accountants; Relationship with Independent
                                                  Accountants
     (v) Incorporation by Reference............  Incorporation of Certain Documents by
                                                  Reference
 19. Information if Proxies, Consents or
      Authorizations are not to be Solicited
      or in an Exchange Offer..................                       *
 20. Indemnification of Directors and            Part II--Indemnification of Directors and
      Officers.................................   Officers
 21. Exhibits and Financial Statement            Part II--Exhibits; Financial Statement
      Schedules................................   Schedules
 22. Undertakings..............................  Part II--Undertakings

- --------
* Indicates a negative response or item is not applicable.

                             [WESBANCO LETTERHEAD]

                             January 12, 1994

Dear Wesbanco Shareholder:

  You are cordially invited to attend a Special Meeting of shareholders of Wesbanco, Inc. ("Wesbanco") to consider the acquisition of First Fidelity Bancorp, Inc. ("First Fidelity") by Wesbanco. The Special Meeting will be held in the Board of Directors Room of Wesbanco Bank Wheeling, Bank Plaza, Wheeling, WV, on Wednesday, February 16, 1994, at 4:00 p.m., local time.

  As is explained in the attached Notice of Special Meeting of Shareholders, the purpose of the Special Meeting is to consider and vote upon an authorization for the issuance of up to 2,221,304 shares of common stock, par value $2.0833 per share, of Wesbanco, and 10,000 shares of Wesbanco 8% Cumulative Convertible Preferred Stock in exchange for all of the outstanding common stock, par value $1.25 per share, of First Fidelity Common Stock and all of the outstanding 8% Cumulative Convertible Preferred Stock of First Fidelity pursuant to the terms and conditions of the Agreement and Plan of Merger by and between Wesbanco, First Fidelity and FFB Corporation, dated August 26, 1993.

  The Board of Directors of Wesbanco carefully reviewed the terms of the Agreement and Plan of Merger and the proposed merger. The Board of Directors of Wesbanco has unanimously approved the proposed merger and recommends a vote FOR approval of the authorization for the issuance of the above-identified shares.

  You are urged to carefully review the attached Proxy Statement, which describes the proposed transaction more fully.

  It is important that your shares be represented at the Special Meeting, whether or not you are personally able to attend the meeting. The transaction as proposed requires the affirmative vote of the holders of at least a majority of the outstanding shares of Wesbanco Common Stock. In order to insure that your vote is represented, please complete and sign the enclosed form of Proxy and return it promptly in the enclosed envelope. If you attend the special meeting, you may revoke your Proxy at the special meeting by voting in person.

                                          Sincerely,

                                          EDWARD M. GEORGE
                                          President and Chief Executive Officer

                          [FIRST FIDELITY LETTERHEAD]

                                January 12, 1994

Dear First Fidelity Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of First Fidelity Bancorp, Inc. ("First Fidelity") to consider the acquisition of First Fidelity by Wesbanco, Inc. ("Wesbanco"). The Special Meeting will be held in the 7th Floor Conference Room of First National Bank in Fairmont, 301 Adams Street, Fairmont, West Virginia on Wednesday, February 16, 1994 at 11:00 a.m., local time.

  As is explained in the attached Notice of Special Meeting of Shareholders, the purpose of the Special Meeting is to consider and vote upon the approval of the Agreement and Plan of Merger, by and between Wesbanco, First Fidelity and FFB Corporation, a wholly-owned subsidiary of Wesbanco, dated as of August 26, 1993. If this agreement is approved and the merger is consummated, each share of First Fidelity common stock that you own will be converted into .9 share of Wesbanco common stock and each share of First Fidelity preferred stock that you own will be converted into one share of Wesbanco preferred stock.

  The Board of Directors of First Fidelity carefully reviewed the terms of the Agreement and Plan of Merger and the proposed merger. Due to the significance of the proposed merger to all shareholders of First Fidelity, the Board of Directors retained LSC Financial Services, Inc. to render its opinion as to the fairness from a financial point of view of the terms of the merger to the shareholders of First Fidelity. After considering a variety of factors, including the favorable fairness opinion of LSC Financial, the Board of Directors of First Fidelity unanimously approved the proposed merger, and recommends a vote FOR approval of the Agreement and Plan of Merger.

  You are urged to carefully review the attached Proxy Statement, which describes the proposed merger more fully.

  It is important that your shares be represented at the Special Meeting whether or not you are personally able to attend the meeting. For the Agreement and Plan of Merger to be approved, the affirmative vote of the holders of at least two-thirds of the outstanding shares of First Fidelity common stock and the affirmative vote of the holders of a majority of the 10,000 shares of First Fidelity Preferred Stock entitled to vote on such agreement is required. In order to ensure that your vote is represented, please complete and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the Special Meeting, you may revoke your proxy at the Special Meeting by voting in person.

                                          Sincerely,

                                          Patrick L. Schulte President and
                                          Chief Executive Officer

                          FIRST FIDELITY BANCORP, INC.
                                 P.O. BOX 1152
                         FAIRMONT, WEST VIRGINIA 26554
                                 (304) 363-1300

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                       TO BE HELD FEBRUARY 16, 1994

                               ----------------

TO THE SHAREHOLDERS OF FIRST FIDELITY BANCORP, INC.:

  Notice is hereby given that a special meeting (the "Special Meeting") of the shareholders of First Fidelity Bancorp, Inc. ("First Fidelity") will be held on Wednesday, February 16, 1994, at 11:00 A.M., in the 7th Floor Conference Room of First National Bank in Fairmont, 301 Adams Street, Fairmont, West Virginia, for the purpose of considering and voting on the following matters:

    1. Approval of the Agreement and Plan of Merger by and between Wesbanco, Inc., First Fidelity and FFB Corporation, dated as of August 26, 1993 (the "Agreement and Plan of Merger"), in the form attached to the accompanying Joint Proxy Statement/Prospectus as Appendix II, providing for (i) the Merger of First Fidelity with and into FFB Corporation, a newly formed, wholly owned subsidiary of Wesbanco, Inc., (ii) the exchange of each share of common stock, par value $1.25 per share, of First Fidelity for .9 share of common stock of Wesbanco, par value $2.0833 per share, and (iii) the exchange of each share of 8% Cumulative Convertible Preferred Stock of First Fidelity for one share of 8% Cumulative Convertible Preferred Stock of Wesbanco, all on the terms described in the Agreement and Plan of Merger and summarized in the Joint Proxy Statement/Prospectus; and

    2. Such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  Only shareholders of record at the close of business on January 7, 1994, will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

  The vote of each shareholder, regardless of the number of shares held, is important. The failure of a holder of common stock to vote will constitute a vote against the proposed Merger. Accordingly, if you cannot attend the Special Meeting in person, please mark, sign and date the accompanying Proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. It is important that proxies be mailed promptly. If the enclosed Proxy is executed and returned, it may be revoked at any time prior to the voting of the Proxy by written notice to the Secretary of First Fidelity, by a duly executed, later-dated Proxy or orally by the shareholder at the Special Meeting.

Dated: January 11, 1994

                                          By Order of the Board of Directors

                                                  /s/ Frank R. Kerekes
                                          _____________________________________
                                                        Secretary

                                   IMPORTANT

WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                 WESBANCO, INC.
                                   BANK PLAZA
                               WHEELING, WV 26003
                                 (304) 234-9000

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                       TO BE HELD FEBRUARY 16, 1994

                               ----------------

TO THE SHAREHOLDERS OF WESBANCO, INC.:

  Notice is hereby given that a special meeting (the "Special Meeting") of the shareholders of Wesbanco, Inc. ("Wesbanco") will be held on Wednesday, February 16, 1994, at 4:00 P.M., in the Board of Directors Room of Wesbanco Bank Wheeling, Bank Plaza, Wheeling, West Virginia, for the purpose of considering and voting on the following matters:

    1. Authorization for the issuance of up to 2,221,304 shares of common stock, par value $2.0833 per share, of Wesbanco and 10,000 shares of Wesbanco 8% Cumulative Convertible Preferred Stock in exchange for all of the outstanding common stock, par value $1.25 per share, of First Fidelity Bancorp, Inc. ("First Fidelity"), Fairmont, West Virginia, and all of the outstanding 8% Cumulative Convertible Preferred Stock of First Fidelity pursuant to the terms and conditions of the Agreement and Plan of Merger, by and between Wesbanco, First Fidelity and FFB Corporation, dated August 26, 1993, attached to the accompanying Joint Proxy Statement/Prospectus as Appendix II.

    2. Such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  Only shareholders of record at the close of business on January 7, 1994, will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

  The vote of each shareholder, regardless of the number of shares held, is important. Accordingly, if you cannot attend the Special Meeting in person, please mark, sign and date the accompanying Proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. It is important that proxies be mailed promptly. If the enclosed Proxy is executed and returned, it may be revoked at any time prior to the voting of the Proxy by written notice to the Secretary of Wesbanco, by duly executed, later-dated Proxy or orally by the shareholder at the Special Meeting.

Dated: January 11, 1994

                                          By Order of the Board of Directors
                                                  /s/ Shirley A. Bucan
                                          _____________________________________
                                                        Secretary

                                   IMPORTANT

WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                        JOINT PROXY STATEMENT/PROSPECTUS
                                 WESBANCO, INC.
                         BANK PLAZA, WHEELING, WV 26003

                               ----------------

       SPECIAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 16, 1994.

                               ----------------

                          FIRST FIDELITY BANCORP, INC.
                                 P.O. BOX 1152
                         FAIRMONT, WEST VIRGINIA 26554

                               ----------------

       SPECIAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 16, 1994.

  This Joint Proxy Statement, which is also a Prospectus of Wesbanco, Inc. ("Wesbanco") (the "Joint Proxy Statement/Prospectus") is being furnished to holders of common stock and holders of preferred stock of First Fidelity Bancorp, Inc., a West Virginia corporation ("First Fidelity"), and holders of common stock of Wesbanco, a West Virginia corporation, in connection with the solicitation of proxies by the Boards of Directors of First Fidelity and Wesbanco for use at their respective Special Meetings of Shareholders to be held on February 16, 1994, and any adjournments or postponements thereof, to consider and take action upon the proposed merger of First Fidelity with FFB Corporation, a wholly-owned subsidiary of Wesbanco (the "Merger") as described in this Joint Proxy Statement/Prospectus. As used in this Joint Proxy Statement/Prospectus, the terms "First Fidelity" and "Wesbanco" refer to such corporations, respectively, and where the context requires, such entities and their subsidiaries.

  All information contained in this Joint Proxy Statement/Prospectus with respect to First Fidelity has been supplied by First Fidelity, and all information with respect to Wesbanco and FFB has been supplied by Wesbanco. This Joint Proxy Statement/Prospectus, the attached Notice and the enclosed Letter to Shareholders and Proxy are first being mailed to shareholders of First Fidelity and Wesbanco on or about January 12, 1994.

  Wesbanco has filed a Registration Statement pursuant to the Securities Act of 1933, as amended, (the "Securities Act") covering a maximum of 2,221,304 shares of Common Stock (par value $2.0833) of Wesbanco and 10,000 shares of 8% Cumulative Convertible Preferred Stock of Wesbanco to be issued in connection with the Merger (the "Registration Statement").

  No person is authorized to give any information or to make any representations not contained in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a Proxy, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation of any offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities to which this Joint Proxy Statement/Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of First Fidelity or Wesbanco since the date of this Joint Proxy Statement/Prospectus.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The date of this Joint Proxy Statement/Prospectus is January 11, 1994.

                             AVAILABLE INFORMATION

  Wesbanco and First Fidelity each are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith each files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers of Wesbanco and First Fidelity, respectively, their compensation, the principal holders of securities and any material interest of such persons in transactions with their respective companies is disclosed in proxy statements distributed to shareholders and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549; and at the Commission's Regional offices at 7 World Trade Center, New York, New York, 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.

  Wesbanco's common stock and First Fidelity's common stock each are listed on the National Market System of NASDAQ and accordingly periodic reports, proxy and information statements concerning Wesbanco or First Fidelity may be inspected at the offices of the NASDAQ National Market System, 1735 K Street, N.W., Washington, D.C. 20006

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE FILED BY WESBANCO WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO SHIRLEY A. BUCAN, SECRETARY, WESBANCO, INC., BANK PLAZA, WHEELING, WEST VIRGINIA, 26003, (TELEPHONE (304) 234-9000). IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FEBRUARY 9, 1994.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE FILED BY FIRST FIDELITY WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO FRANK R. KEREKES, SECRETARY, FIRST FIDELITY BANCORP, INC., P.O. BOX 1152, FAIRMONT, WEST VIRGINIA, 26554, (TELEPHONE (304) 363-1300). IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FEBRUARY 9, 1994.

                        JOINT PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................   2
SUMMARY INFORMATION........................................................   5
MARKET PRICES AND SELECTED FINANCIAL INFORMATION...........................  12
  Market Prices............................................................  12
  Selected Financial Information...........................................  12
SELECTED PRO FORMA FINANCIAL INFORMATION...................................  15
INTRODUCTION...............................................................  16
VOTING INFORMATION.........................................................  16
  Date, Time and Place of the Special Meetings.............................  16
  Voting and Revocation of Proxies.........................................  16
  Solicitation of Proxies..................................................  17
  Accountants..............................................................  18
  Date for Submission of Shareholder Proposals.............................  18
THE MERGER.................................................................  18
  General..................................................................  18
  Background of the Merger.................................................  18
  Recommendation of the Boards of Directors................................  19
  First Fidelity Reasons for the Merger....................................  19
  Wesbanco Reasons for the Merger..........................................  20
  Interest of Certain Persons in the Merger................................  20
  Opinion of Investment Advisor............................................  23
  Effective Time...........................................................  27
  Conversion of First Fidelity Common Stock and Preferred Stock............  27
  Exchange of Certificates.................................................  28
  Wesbanco and FFB Shareholder Approval....................................  28
  Effects of the Merger: The Surviving Corporation.........................  28
  Conditions and Covenants.................................................  29
   Approval by First Fidelity and Wesbanco Shareholders....................  30
   Government Approvals....................................................  30
   Covenants...............................................................  31
   Other Conditions........................................................  31
  Waiver and Amendment.....................................................  32
  Termination..............................................................  32
  The Stock Option Agreement...............................................  32
  Rights of Dissenting Shareholders........................................  33
  Resales of Wesbanco Common Stock and Wesbanco Preferred Stock............  34
  Expenses.................................................................  35
  Accounting Treatment.....................................................  35
  Certain Federal Income Tax Consequences of the Merger....................  35
COMPARATIVE STOCK PRICES AND DIVIDENDS.....................................  36
  Wesbanco Stock Prices and Dividends......................................  36
  Stock Price Range........................................................  36
  Dividends Paid...........................................................  37
  Wesbanco Common Stock Dividend Policy....................................  37
  Proposed Wesbanco Preferred Stock........................................  37
  First Fidelity Stock Prices and Dividends Paid--Common Stock.............  38
  First Fidelity Dividend Policy...........................................  38
  First Fidelity Preferred Stock...........................................  39

                                                                            PAGE
                                                                            ----
COMPARATIVE RIGHTS OF SHAREHOLDERS.........................................   39
  Description of Wesbanco Capital Stock....................................   39
  Description of First Fidelity Capital Stock..............................   40
  Comparison of Rights of Wesbanco and First Fidelity Shareholders.........   41
PRO FORMA DATA.............................................................   43
COMPARATIVE PER SHARE DATA.................................................   50
INFORMATION WITH RESPECT TO WESBANCO.......................................   51
  History..................................................................   51
  Future Acquisitions......................................................   51
  Operations...............................................................   52
  Competition..............................................................   54
  Principal Shareholders...................................................   54
  Wesbanco ESOP............................................................   55
  Changes in West Virginia Taxes...........................................   56
  Directors and Executive Officers.........................................   57
  Executive Compensation...................................................   57
  Certain Relationships and Related Transactions...........................   57
INFORMATION WITH RESPECT TO FIRST FIDELITY.................................   57
  History..................................................................   57
  Banking Services.........................................................   58
  Competition..............................................................   58
  Economic Conditions......................................................   59
  Monetary Policies........................................................   60
  Properties...............................................................   60
  Legal Proceedings........................................................   60
  Principal Shareholders...................................................   60
  Directors and Executive Officers.........................................   61
  Executive Compensation...................................................   61
  Certain Relationships and Related Transactions...........................   61
GOVERNMENT REGULATION......................................................   61
  Holding Company Structure................................................   62
  Dividend Restrictions....................................................   63
  FDIC Insurance...........................................................   63
  Capital Requirements.....................................................   63
  Federal Deposit Insurance Corporation Improvement Act of 1991............   65
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   67
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS..................................   67
LEGAL MATTERS..............................................................   68
EXPERTS....................................................................   68
LEGAL PROCEEDINGS..........................................................   68
INDEX TO FINANCIAL STATEMENTS.............................................. F-1
APPENDICES................................................................. A-1
  I.Statutory Excerpts Concerning Dissenters' Rights of Appraisal.......... A-1
  II.Agreement and Plan of Merger.......................................... A-3
  III.Stock Option Agreement............................................... A-33
  IV. Proxy Statement of Wesbanco, Inc..................................... A-39

                              SUMMARY INFORMATION

  The following is a brief summary of certain information with respect to matters to be considered at the Special Meetings of Shareholders of First Fidelity and Wesbanco. This summary is necessarily incomplete and is qualified in its entirety by the more detailed information and financial statements contained in this Joint Proxy Statement/Prospectus and in the Agreement and Plan of Merger and the Stock Option Agreement attached as Appendices II and III, respectively, to this Joint Proxy Statement/Prospectus.

Date, Time, and Place of
 the Special Meetings.......
                              The meeting of the shareholders of First Fidelity
                               Bancorp, Inc. ("First Fidelity") will be held on Wednesday, February 16, 1994, at 11:00 A.M. Eastern Standard Time in the 7th Floor Confer-ence Room of First National Bank in Fairmont ("First National"), 301 Adams Street, Fairmont, West Virginia, 26554. See "Voting Information".

                              The meeting of the shareholders of Wesbanco, Inc.
                               ("Wesbanco") will be held on Wednesday, February 16, 1994, at 4:00 P.M. Eastern Standard Time in the Directors Room of Wesbanco Bank Wheeling, Bank Plaza, Wheeling, WV 26003. See "Voting In-formation".

Purpose of the Special        First Fidelity's meeting will be to consider and
 Meetings...................   vote upon the Agreement and Plan of Merger dated
                               as of August 26, 1993, (the "Agreement"), pro-viding for (i) the merger (the "Merger") of First Fidelity with and into FFB Corporation
                               ("FFB"), a wholly owned subsidiary of Wesbanco which has been formed for purposes of effecting the Merger, (ii) the exchange of each outstand-ing share of common stock, par value $1.25 per share ("First Fidelity Common Stock") for .9 share of Wesbanco common stock, par value
                               $2.0833 per share ("Wesbanco Common Stock"), and
                               (iii) the exchange of each outstanding share of First Fidelity 8% Cumulative Convertible Pre-ferred Stock ("First Fidelity Preferred Stock") for one share of Wesbanco 8% Cumulative Convert-ible Preferred Stock ("Wesbanco Preferred
                               Stock"). See "Voting Information" and "The Merg-er".

                              Wesbanco's meeting will be to authorize the issu-
                               ance of up to 2,221,304 shares of Wesbanco Com-mon Stock and 10,000 shares of Wesbanco Pre-ferred Stock to be issued in connection with the Merger. See "Voting Information" and "The Merg-er".

Parties to the Merger.......  Wesbanco is a multi-bank holding company incorpo-
                               rated under the laws of the State of West Vir-ginia which conducts a general commercial bank-ing and trust business through its bank subsidi-aries. It owns nine subsidiary banks located in West Virginia and Eastern Ohio with its princi-pal subsidiary being Wesbanco Bank Wheeling. Its principal executive offices are located at Bank Plaza, Wheeling, West Virginia, 26003, telephone
                               (304) 234-9000. See "Information with Respect to Wesbanco".

                              FFB is a West Virginia corporation and is a
                               wholly owned subsidiary of Wesbanco which has been formed solely for purposes of effecting the Merger.

                              First Fidelity is a multi-bank holding company
                               incorporated under the laws of the State of West Virginia which conducts a general commercial banking and trust business through its bank sub-sidiaries. It owns four subsidiary banks located in West Virginia and conducts business princi-pally in the communities of Fairmont, Morgan-town, Shinnston and Bridgeport. Its principal executive offices are located at 301 Adams Street, Fairmont, West Virginia, 26554, tele-phone (304) 363-1300. See "Information with Re-spect to First Fidelity".

Anti-Takeover Provisions....
                              The Agreement provides for the exchange of each
                               share of First Fidelity Common Stock for .9 share of Wesbanco Common Stock; and each share of First Fidelity Preferred Stock for one share of Wesbanco Preferred Stock. The Articles of In-corporation of First Fidelity contain certain anti-takeover provisions. The Articles of Incor-poration of Wesbanco also contain anti-takeover provisions, including, among others, a super ma-jority voting provision and a staggered Board of Directors provision as more fully explained herein. Additionally, the Articles of Incorpora-tion of Wesbanco provide that the Board of Di-rectors of Wesbanco may issue, without share-holder approval, up to 1,000,000 shares of pre-ferred stock in one or more series, with such preferences, voting rights, conversion rights and other special rights as the Board may deter-mine. The rights of holders of Wesbanco Common Stock are subject to the rights and preferences of any preferred stock issued by the Wesbanco Board of Directors to the extent set forth in a resolution fixing such terms and conditions. Un-der certain circumstances, additional shares of Wesbanco Common Stock or shares of Wesbanco Pre-ferred Stock which are authorized but not issued could be used to create voting impediments or to frustrate persons seeking to gain control of Wesbanco through acquisition of a substantial number of shares of Wesbanco Common Stock. See "Comparative Rights of Shareholders--Comparison of Rights of Wesbanco and First Fidelity Share-holders." These anti-take over provisions pro-vide the continuity and stability of management that is considered essential to providing share-holders with long-term value on their invest-ments, allow the Board greater flexibility, and permit the issuance of additional common and preferred shares without the expense and delay of a shareholders' meeting. These provisions also constitute defensive measures which are de-signed, in part, to discourage and to insulate Wesbanco against certain hostile takeover ef-forts, which the Wesbanco Board might determine are not in Wesbanco's best interests and the best interests of its shareholders. The stag-gered board provision makes it more difficult to change the full Board of Directors of Wesbanco at any one time and make it more difficult to amend the specific provisions of the Articles of Incorporation which deal with the classification of directors. The staggered board provision reduces the number of directors to be elected at each annual meeting, so that minority shareholders may be in a less favorable position to elect directors through cumulative voting. Such provisions may also be beneficial to management in a hostile takeover attempt and adversely affect shareholders who might wish to participate in such a takeover. See "Comparative Rights of Shareholders".

Vote Required for Merger....
                              Approval of the Merger requires the affirmative
                               vote of the holders of two-thirds of the out-standing shares of First Fidelity Common Stock and the affirmative vote of the holders of a ma-jority of the outstanding shares of First Fidel-ity Preferred Stock entitled to vote as of Janu-ary 7, 1994, the record date for the Special Meeting. As of the record date, the directors and officers of First Fidelity and its affili-ates, beneficially owned 416,161 shares of First Fidelity Common Stock representing 17.9% of the outstanding shares and 4,769 shares of First Fi-delity Preferred Stock representing 47.7% of the outstanding shares. See "Information with Re-spect to First Fidelity--Principal Shareholders" and "Voting Information--Voting and Revocation of Proxies."

                              Approval of the Merger also requires the affirma-
                               tive vote of the sole shareholder of FFB.

                              The authorization for the issuance of additional
                               Wesbanco Common Stock and Wesbanco Preferred
                               Stock requires the affirmative vote of the hold-ers of a majority of the outstanding shares of Wesbanco entitled to vote as of the record date, January 7, 1994. See "Wesbanco and FFB Share-holder Approval".

Terms of the Merger.........  Upon the effective date of the Merger, each out-
                               standing share of First Fidelity Common Stock will be converted into .9 (9/10ths) share of Wesbanco Common Stock. Cash will be paid in lieu of issuing fractional shares of Wesbanco Common Stock in connection with the Merger based on a whole share value of $32.00 per share, or at the election of each shareholder, such shareholder may elect to purchase the remaining fraction of such share, at the aforesaid value. Each holder of First Fidelity Preferred Stock will be enti-tled to receive one share of Wesbanco Preferred Stock for each share held. For additional infor-mation concerning the treatment of First Fidel-ity shares in the Merger, and the effect of the Merger upon First Fidelity shareholders, see "The Merger". It is contemplated that First Fi-delity will be merged with a wholly owned sub-sidiary of Wesbanco, FFB, with FFB being the surviving corporation under the Articles of In-corporation of FFB. FFB will maintain its sepa-rate identity and continue its operations as an affiliate of Wesbanco. If the Merger had been concluded on September 30, 1993, First Fidelity would have constituted 23% of deposits, 23% of assets,

                               21% of equity, and the former shareholders of First Fidelity would hold 24% of the total out-standing shares of Wesbanco on a consolidated pro forma basis. In addition, First Fidelity would have contributed 25% of net interest in-come and 19% of net income of Wesbanco on a con-solidated pro forma basis as of September 30, 1993. See "The Merger--Effects of the Merger:
                               The Surviving Corporation" and "Selected Pro
                               Forma Financial Information".

Dissenters' Rights..........
                              Any holder of First Fidelity Common Stock or
                               First Fidelity Preferred Stock who files written objection to the proposed Merger prior to or at the Special Meeting, does not vote in favor of the proposed Merger, makes written demand on First Fidelity within ten days following the Special Meeting, and surrenders his certificates within twenty days after making the demand for notation thereon that such demand has been made, will be entitled to receive in cash the fair value of his shares determined as of the day prior to the date of the Special Meeting, with-out regard to any appreciation or depreciation in anticipation of the Merger, upon compliance with all statutory requirements. Holders of Wesbanco Common Stock will not be entitled to dissenters' rights in the transaction. See "The Merger--Rights of Dissenting Shareholders," and "Appendix I". It is a condition to the obliga-tions of Wesbanco and First Fidelity to consum-mate the Merger that the holders of not more than 10% of First Fidelity Common Stock and First Fidelity Preferred Stock exercise their dissenters' rights. See "The Merger--Conditions and Covenants".

Federal Income Tax            Consummation of the Merger is conditioned upon
 Consequences...............   receipt of a ruling from the Internal Revenue
                               Service, or an opinion of counsel, that, among other things, the Merger will be treated as a tax free reorganization for Federal Income Tax purposes upon consummation of the Merger except for dissenting shareholders and shareholders who receive cash for fractional shares. See "The
                               Merger--Certain Federal Income Tax Consequences of the Merger."

Regulatory Approvals........
                              Notwithstanding approval by the shareholders of
                               First Fidelity, FFB and Wesbanco, the consumma-tion of the Merger is subject to certain condi-tions, including approval of the Board of Gover-nors of the Federal Reserve System, and the Board of Banking and Financial Institutions of the State of West Virginia. Applications for ap-proval with the regulatory authorities were filed. The approval of the Federal Reserve Board was received on December 7, 1993, and the ap-proval of the West Virginia Board of Banking and Financial Institutions was received on December 13, 1993. See "The Merger--Conditions and Cove-nants" and "Termination".

Effective Date of Merger....
                              The Effective Date of the Merger is anticipated
                               to occur shortly after the Special Meetings upon receipt of all regulatory approv-als and satisfaction of all conditions in the Agreement and such approvals. See "The Merger-- Effective Time."

Shareholders Entitled to
 Vote.......................  On January 7, 1994, there were 2,327,485 shares of First Fidelity Common Stock and 10,000 shares of First Fidelity Preferred Stock outstanding. Only holders of record of First Fidelity Common Stock and holders of record of First Fidelity Preferred Stock at the close of business on Jan-uary 7, 1994, are entitled to vote at the Spe-cial Meeting. See "Voting Information". On Janu-ary 7, 1994, there were 6,578,328 shares of Wesbanco Common Stock outstanding. Only holders of record of Wesbanco Common Stock at the close of business on January 7, 1994, are entitled to vote at the Special Meeting. See "Voting Infor-mation".

                              As of January 7, 1994, Wesbanco held 500 shares
                               of First Fidelity Common Stock. Directors, executive officers and affiliates of Wesbanco owned 900 shares of First Fidelity Common Stock as of such date.

Exchange of Certificates....  As promptly as practicable after the Effective
                               Date, instructions on how to effect the exchange of certificates of First Fidelity Common Stock and First Fidelity Preferred Stock for certifi-cates of Wesbanco Common Stock and Wesbanco Pre-ferred Stock will be sent to each First Fidelity shareholder of record as of the Effective Date. See "The Merger--Exchange of Certificates." First Fidelity shareholders should not send in stock certificates until they receive instruc-tions to do so.

Wesbanco Common Stock.......  Holders of Wesbanco Common Stock are entitled to one vote per share on all matters voted upon by shareholders, are entitled to cumulative voting rights in the election of directors and do not have preemptive rights for the purchase of addi-tional shares of any class of Wesbanco Common Stock or Wesbanco Preferred Stock. Holders of Wesbanco Common Stock are entitled to receive such dividends as may be declared by Wesbanco's Board of Directors out of funds legally avail-able therefor. In the event of the liquidation or winding up of the affairs of Wesbanco, hold-ers of Wesbanco Common Stock would be entitled to share ratably in all assets remaining after payment to creditors. See "Comparative Rights of Shareholders."

Conditions to Consummation;
 Termination................  Consummation of the Merger is subject to various conditions, including, among others, approvals by the above noted regulatory authorities, the holders of First Fidelity Common Stock, the holders of First Fidelity Preferred Stock, the holders of Wesbanco Common Stock, and receipt of the tax opinion or ruling mentioned above. Wesbanco and First Fidelity have also reserved the right to terminate the Merger if the holders of more than 10% of First Fidelity Common Stock and First Fidelity Preferred Stock exercise dis-senters' rights with respect to their stock. Wesbanco has reserved the right to terminate the Merger in the event the transaction cannot be accounted for as a "pooling-of-interests" for accounting purposes, in addition to other conditions. First Fidelity has reserved the right to terminate the Merger if the average of the market price of Wesbanco Common Stock falls below $28 per share. See "The Merger-Conditions and Covenants"; "Ter-mination".

Interest of Certain Persons
 in the Merger..............  The Agreement provides that Robert H. Martin,
                               Patrick L. Schulte, Frank K. Abruzzino and Earl
                               C. Atkins will become directors of Wesbanco on the Effective Date, and further, that Messrs. Martin and Schulte will become members of the Executive Committee of the Board of Directors of Wesbanco. In addition, it is a condition to con-summation of the Merger that Patrick L. Schulte, President of First Fidelity and First National Bank in Fairmont ("First National"), Robert A. Martin, Chairman of First Fidelity and a direc-tor of First National, Frank R. Kerekes, a di-rector of First Fidelity and an Executive Vice President of First National, Robert E. Moran, President of Bridgeport Bank, a wholly owned subsidiary of First Fidelity ("Bridgeport"), and Frank K. Abruzzino, President of FirstBank Shinnston, a wholly owned subsidiary of First Fidelity ("FirstBank"), and a director of First Fidelity, enter into employment agreements with the applicable subsidiary banks of First Fideli-ty. See "The Merger-Interests of Certain Persons in the Merger".

The Stock Option Agreement..  First Fidelity and Wesbanco entered into a Stock
                               Option Agreement as of August 26, 1993 (the
                               "Stock Option Agreement"). A copy of the Stock Option Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix III. Pursuant to the Stock Option Agreement, First Fidelity granted Wesbanco an Option (the "Option") to purchase up to 464,405 shares of First Fidelity Common Stock at an exercise price of $26.00 per share payable in cash, which represented approx-imately 19.9% of the outstanding First Fidelity Common Stock as of such date. The Option is ex-ercisable by Wesbanco upon the occurrence of certain events, including, among others, the commencement by any person of a tender offer for 15% or more of First Fidelity Common Stock; the filing by any person of an application to merge, or consolidate with, or sell substantially all of First Fidelity's assets to, any person; the acquisition by any person of 15% or more of First Fidelity Common Stock; the commencement by any person of a public proposal to acquire First Fidelity; or the willful breach by First Fidel-ity of a covenant not to solicit or initiate proposals from third parties with respect to any acquisition of First Fidelity. See "The Merger-The Stock Option Agreement".

Financial Information.......  Financial Statements for the interim period ended
                               September 30, 1993, for First Fidelity and
                               Wesbanco are included herein. See "Index to Fi-nancial Statements."

                              For the nine months ended September 30, 1993,
                               Wesbanco's net income was $11,241,000 or $1.70 per share. Total assets were approximately $1,038,085,000, total deposits were approxi-mately $853,520,000 and total shareholders' eq-uity was approximately $122,838,000.

                              For the nine months ended September 30, 1993,
                               First Fidelity's net income was $2,625,000 or $1.07 per share. Total assets were approximately $310,083,000, total deposits were approximately $259,210,000 and total stockholders' equity was approximately $32,244,000.

                MARKET PRICES AND SELECTED FINANCIAL INFORMATION

MARKET PRICES

  Wesbanco Common Stock and First Fidelity Common Stock are quoted in the over-the-counter market and are reported through NASDAQ on the National Market System. These stock price ranges may not necessarily represent actual transactions. See "Comparative Stock Prices and Dividends".

                                                    WESBANCO    FIRST FIDELITY
                                                  ------------- ---------------
                                                   HIGH   LOW    HIGH     LOW
                                                  ------ ------ ------- -------
Market Price Per Share:
As of January 5, 1994............................ $29.38 $29.00 $ 25.13 $ 24.50
As of August 25, 1993 (1)........................  34.00  34.00 $ 23.50 $ 23.25
Pro Forma Equivalent (2).........................    --     --  $ 30.60 $ 30.60

- --------
(1) August 25, 1993, is the date immediately preceding public announcement of the proposed Merger.
(2) The pro forma equivalent was computed by multiplying the exchange ratio by the average of the high and low price of Wesbanco as of August 25, 1993. The exchange ratio is .9 shares of Wesbanco Common Stock for 1 share of First Fidelity Common Stock.

  THERE IS CURRENTLY NO MARKET FOR THE FIRST FIDELITY PREFERRED STOCK AND IT IS NOT ANTICIPATED THAT THERE WILL BE A MARKET FOR THE WESBANCO PREFERRED STOCK. THERE IS NO EXPECTATION THAT ANY SUCH MARKET WILL DEVELOP, AND THERE CAN BE NO ASSURANCE AS TO THE PRICE THAT MAY BE AVAILABLE TO A SHAREHOLDER DESIRING TO SELL SHARES OF WESBANCO PREFERRED STOCK. WESBANCO HAS NO INTENTION OF SEEKING TO LIST WESBANCO PREFERRED STOCK ON ANY EXCHANGE OR TO HAVE IT INCLUDED ON THE NASDAQ SYSTEM.

SELECTED FINANCIAL INFORMATION

  The following pages present selected financial information for the years ended December 31, 1988 through 1992, and for the nine months ended September 30, 1993 and 1992, for each of Wesbanco and First Fidelity.

  The information should be read in conjunction with the more detailed information in the financial statements contained or incorporated herein by reference, including the Notes thereto. See "Index to Financial Statements" and "Incorporation of Certain Documents by Reference."

                                WESBANCO, INC.
                        Selected Financial Information
             (in thousands, except for share and per share data)

                                               For the nine months ended
                                                     September 30,
                                               -------------------------                    For the year ended
                                                    1993       1992                             December 31,
                                                    ----       ----       ---------------------------------------------------------
                                                       (Unaudited)              1992        1991        1990      1989      1988
                                                                                ----        ----        ----      ----      ----
  Interest income                                 $   55,861  $   58,838   $   77,797   $   82,645 $   84,493 $   80,218 $   73,173
  Interest expense                                    23,934      29,529       38,122       46,358     50,130     46,242     41,044
                                                  ---------------------------------------------------------------------------------
  Net interest income                                 31,927      29,309       39,675       36,287     34,363     33,976     32,129
                                                  ---------------------------------------------------------------------------------
  Provlsion for possible loan losses                   1,700       1,578        2,850        2,337      1,984      1,978      1,706
                                                  ---------------------------------------------------------------------------------
  Net interest income after provision for
   possible loan losses                               30,227      27,731       36,825       33,950     32,379     31,998     30,423
  Total other income                                   6,504       6,417        8,450        7,810      7,247      6,830      6,587
  Total other expense                                 21,353      20,847       27,668       26,799     24,922     23,784     23,775
                                                  ---------------------------------------------------------------------------------
  Income before income taxes and effect
      of change in accounting for post-
      retirement benefits                             15,378      13,301       17,607       14,961     14,704     15,044     13,235
  Provision for income taxes                           4,137       3,675        4,683        3,723      3,424      3,790      3,106
                                                  ---------------------------------------------------------------------------------
  Income before effect of change in
   accounting for postretirement benefits             11,241       9,626       12,924       11,238     11,280     11,254     10,129
  Effect of change in accounting for
   postretirement benefits                               ---        (592)        (592)         ---        ---        ---        ---
                                                  ---------------------------------------------------------------------------------
  Net income                                      $   11,241  $    9,034   $   12,332   $   11,238 $   11,280 $   11,254 $   10,129
                                                  =================================================================================

  Earnings per share of common stock: (1)
  Net income                                      $     1.70  $     1.37   $     1.87   $     1.70 $     1.71 $     1.70 $     1.53
  Average shares outstanding                       6,601,533   6,613,400    6,613,382    6,610,722  6,617,748  6,614,944  6,618,686

  Total Assets                                    $1,038,085  $1,001,962   $1,010,104   $  966,501 $  946,220 $  886,140 $  853,207
  Total Deposits                                     853,520     833,332      838,171      801,016    789,040    745,492    722,451
  Total Equity                                       122,838     114,729      116,991      109,720    101,982     94,592     86,504
  Cash dividends declared per share                     .585        .525          .70         .675        .65        .60       .575
  Boak value per share (1)                             18.67       17.35        17.69        16.59      15.43      14.27      13.09


(1) Per share information has been retroactively adjusted for the April 1993 two for one stock split.

                         FIRST FIDELITY BANCORP INC.
                        Selected Financial Information
             (in thousands, except for share and per share data)

                                                  (Unaudited)
                                          For the nine months ended                     For the year ended
                                          -------------------------    ------------------------------------------------------
                                                September 30,                               December 31,
                                               1993       1992            1992       1991       1990       1989      1988
                                            ---------- ----------      ---------- ---------- ---------- ---------- ----------

Interest income                             $   16,444 $   18,181      $   23,974 $   26,340 $   21,283 $   19,297 $   17,299
Interest expense                                 6,002      7,695           9,961     12,964     11,195     10,367      9,189
                                            ---------- ----------      ---------- ---------- ---------- ---------- ----------
Net interest income                             10,442     10,486          14,013     13,376     10,088      8,930      8,110
                                            ---------- ----------      ---------- ---------- ---------- ---------- ----------
Provision for possible loan losses                 255        315             429        626        384        358        172
                                            ---------- ----------      ---------- ---------- ---------- ---------- ----------
Net Interest income after provision for
 possible loan losses                           10,187     10,171          13,584     12,750      9,704      8,572      7,938
Total other income                               1,028      1,048           1,413      1,357        999        779        743
Total other expense                              7,217      7,119           9,609      9,426      7,179      6,456      6,548
                                            ---------- ----------      ---------- ---------- ---------- ---------- ----------
Income before income taxes                       3,998      4,100           5,388      4,681      3,524      2,895      2,133
Provision for income taxes                       1,373      1,405           1,841      1,516      1,063        843        508
                                            ---------- ----------      ---------- ---------- ---------- ---------- ----------
Net income                                  $    2,625 $    2,695      $    3,547 $    3,165 $    2,461 $    2,052 $    1,625
                                            ========== ==========      ========== ========== ========== ========== ==========

Earnings per share of common stock: (1)
Net income                                  $     1.07 $     1.11      $     1.46 $     1.30 $     1.25 $     1.09       $.86
Average shares outstanding                   2,318,287  2,303,604       2,307,195  2,295,623  1,961,686  1,888,176  1,889,875
Preferred stock dividends and discount
 accretion                                         138        138             184        184         18        ---        ---

Total Assets                                $  310,083 $  302,776      $  306,192 $  302,818 $  299,526 $  211,342 $  209,330
Total Deposits                                 259,210    252,849         257,651    256,227    251,575    176,566    179,722
Redeemable Preferred Stock                       1,833      1,801           1,809      1,777      1,745        ---         --
Total Equity                                    32,244     30,020          30,478     28,143     26,191     21,690     20,424
Cash dividends declared per common share           .39        .39            .521       .491       .486       .454       .454
Book value per share (1)                         13.88      12.99           13.21      12.26      13.35      11.49      10.81

(1) Per share information has been retroactively adjusted for the July 1992 10% stock dividend.

SELECTED PRO FORMA FINANCIAL INFORMATION

The following information provides certain selected unaudited pro forma information for the merger for the periods indicated. This information, which reflects the application of the pooling-of-interests method of accounting, is based upon the pro forma financial data which appears elsewhere in this document (see "Pro Forma Data") and should be read in conjunction with those statements. Pro forma per share data has been calculated using the number of outstanding shares of WesBanco Common Stock after giving effect to the proposed acquisition of all of the outstanding shares of First Fidelity Common Stock.

PRO FORMA  COMBINED (in thousands, except for per share amounts)
- -------------------

                                                September 30,                        December 31,
                                         ----------------------  ----------------------------------------------------------
                                            1993        1992        1992        1991         1990        1989       1988
                                         ----------  ----------  ----------  ----------   ----------  ---------- ----------
Balance Sheet (unaudited)
- -------------
      (Balance as of:)

Total Assets                             $1,348,159  $1,304,738  $1,316,294  $1,269,319   $1,245,746  $1,097,482 $1,062,537

Loans - Net                                 720,428     693,882     700,012     675,687      638,434     575,485    557,005

Deposits                                  1,112,730   1,086,181   1,095,822   1,057,243    1,040,615     922,058    902,173
Redeemable Preferred Stock                    1,833       1,801       1,809       1,777        1,745       ---        ---
Stockholders' Equity                        155,073     144,749     147,467     137,863      128,173     116,282    106,928
Book Value Per Share                          17.89       16.65       16.96       16.22        15.10       13.96      12.86

                                       For the Nine Months Ended
                                              September 30,                    For the Year Ended December 31,
                                            1993        1992        1992        1991         1990        1989       1988
                                         ----------------------  ----------------------------------------------------------
Income Statement (unaudited)
- ----------------

Net Interest Income                       $  42,369  $   39,795  $   53,688  $   49,663   $   44,451  $   42,906 $   40,239
Provision for Loan Losses                     1,955       1,893       3,279       2,963        2,368       2,336      1,878
Net Income                                   13,866      11,729      15,879      14,403       13,741      13,306     11,754
Preferred Stock Dividends and
  Discount Accretion                            138         138         184         184           18        ---        ---

Per Share Data: WesBanco

Net Income Per Share                     $     1.58  $     1.33  $     1.81  $     1.64   $     1.64  $     1.60 $     1.41
Dividends Per Share                            .585        .525         .70        .675          .65         .60       .575
Average Shares Outstanding                8,687,991   8,686,644   8,689,858   8,676,783    8,383,265   8,314,302  8,319,574

Equivalent Per Share Data:
First Fidelity Bancorp, Inc.

Net Income                               $     1.42  $     1.19  $     1.63  $     1.48       $ 1.48  $     1.44 $     1.27
Dividends Per Common Share                     .527        .473         .63        .608         .585         .54       .518


                                  INTRODUCTION

  This Joint Proxy Statement/Prospectus and the accompanying proxy are being mailed to the shareholders of First Fidelity and Wesbanco on or about January 12, 1994, in connection with the solicitation of proxies by the Board of Directors of First Fidelity of the holders of First Fidelity Common Stock and the holders of First Fidelity Preferred Stock and the Board of Directors of Wesbanco of its shareholders to be voted at the Special Meetings of First Fidelity and Wesbanco shareholders (the "Special Meetings") called, with respect to First Fidelity, to consider and vote upon the Agreement and Plan of Merger dated August 26, 1993, (the "Agreement") providing for (i) the Merger of First Fidelity with and into FFB, a wholly owned subsidiary of Wesbanco, (ii) the exchange of each outstanding share of First Fidelity Common Stock for .9 share of Wesbanco Common Stock, and (iii) the exchange of each outstanding share of First Fidelity Preferred Stock for one share of Wesbanco Preferred Stock, and with respect to Wesbanco, to authorize the issuance of Wesbanco Common Stock and Wesbanco Preferred Stock in conjunction with the transaction. The Boards of Directors of First Fidelity and Wesbanco unanimously have approved the Agreement, and the Boards of Directors of First Fidelity and Wesbanco recommend unanimously that their shareholders vote FOR approval thereof. For information concerning the background of, reasons for and terms and conditions of the Merger and the interests of certain persons, including members of the Board of Directors of First Fidelity in the Merger, see "THE MERGER", including "Background of the Merger", "Recommendation of the Boards of Directors", "Wesbanco Reasons for the Merger", "First Fidelity Reasons for the Merger", and "Interests of Certain Persons in the Merger."

  A copy of the Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix II and is incorporated by reference herein in its entirety. See also the following subheadings under "THE MERGER": "Conditions and Covenants," "Waiver and Amendment" and "Termination". All information concerning First Fidelity contained herein has been supplied by First Fidelity, and all information concerning Wesbanco contained herein has been supplied by Wesbanco.

                               VOTING INFORMATION

DATE, TIME AND PLACE OF THE SPECIAL MEETINGS

  The Special Meeting of First Fidelity will be held on Wednesday, February 16, 1994, at 11:00 A.M., Eastern Standard Time, in the 7th Floor Conference Room of First National, at 301 Adams Street in Fairmont, West Virginia.

  The Special Meeting of Wesbanco will be held on Wednesday, February 16, 1994, at 4:00 P.M., Eastern Standard Time, in the Board of Directors Room of Wesbanco Bank Wheeling, Bank Plaza, Wheeling, West Virginia.

VOTING AND REVOCATION OF PROXIES

  Only holders of record of First Fidelity Common Stock, holders of record of First Fidelity Preferred Stock and holders of record of Wesbanco Common Stock on January 7, 1994, the Record Date, will be entitled to notice of and to vote at the Special Meetings of First Fidelity and Wesbanco and any adjournments or postponements thereof. On the Record Date, there were outstanding and entitled to vote 2,327,485 shares of First Fidelity Common Stock, and 10,000 shares of First Fidelity Preferred Stock, with each share entitled to one vote. As of January 7, 1994, First Fidelity Common Stock was held by approximately 1,154 shareholders of record and First Fidelity Preferred Stock was held by approximately 43 shareholders of record. On such Record Date, there were outstanding and entitled to vote 6,578,328 shares of Wesbanco Common Stock, with each share entitled to one vote. As of January 7, 1994, Wesbanco Common Stock was held by approximately 2,911 shareholders of record.

  The presence, in person or by proxy, of the holders of a majority of the 2,327,485 shares of First Fidelity Common Stock entitled to vote and of the holders of a majority of the 10,000 shares of First Fidelity Preferred Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of at least two-thirds of the outstanding 2,327,485 shares of First Fidelity Common Stock entitled to vote at the Special Meeting, or 1,551,657 shares, and the affirmative vote of the holders of a majority of the 10,000 shares of First Fidelity Preferred Stock entitled to vote at the special meeting is required for approval of the Agreement and the Merger. With respect to the First Fidelity Common Stock, abstentions and broker non-votes will have the effect of a vote against approval of the Agreement and the Merger. With respect to the First Fidelity Preferred Stock, abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Special Meeting.

  The presence, in person or by proxy, of the holders of a majority of the 6,578,328 shares of Wesbanco Common Stock entitled to vote is necessary to constitute a quorum at Wesbanco's Special Meeting. The affirmative vote of a majority of the 6,578,328 shares of Wesbanco Common Stock entitled to vote at the Special Meeting is required for approval of the issuance of Wesbanco Common Stock and Wesbanco Preferred Stock. With respect to the Wesbanco Common Stock, abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Special Meeting.

  As of the Record Date, the directors and officers of First Fidelity and its affiliates beneficially owned approximately, in the aggregate, 416,161 shares of First Fidelity Common Stock, constituting in the aggregate approximately 17.9% of the outstanding First Fidelity Common Stock as of such date and 4,769 shares of First Fidelity Preferred Stock, constituting in the aggregate approximately 47.7% of the outstanding First Fidelity Preferred Stock as of such date.

  As of the Record Date, Wesbanco's directors, officers and their affiliates beneficially owned approximately, in the aggregate, 922,656 shares of Wesbanco Common Stock, constituting in the aggregate approximately 14.02% of the outstanding Wesbanco Common Stock as of such date. If all of these shares were voted in favor of the proposal, they would represent approximately 28.05% of the votes needed to approve the proposal by Wesbanco.

  As of January 7, 1994, Wesbanco held 500 shares of First Fidelity Common Stock. Directors, executive officers and affiliates of Wesbanco owned 900 shares of First Fidelity Common Stock as of such date.

  All shares of First Fidelity Common Stock, and Preferred Stock and Wesbanco Common Stock represented at the Special Meetings by properly executed proxies received prior to or at the Special Meetings, and not revoked, will be voted at the Special Meetings in accordance with the instructions on the proxies. If no instructions are indicated, properly executed proxies will be voted to approve the Agreement and authorize the issuance of Wesbanco Common Stock and Wesbanco Preferred Stock.

  The Boards of Directors of First Fidelity and Wesbanco do not know of any matters, other than as described in the Notices of Special Meeting, which are to come before the Special Meetings. If any other matters are properly presented at the Special Meetings for action, the persons named in the enclosed form of proxy and acting thereunder, all of whom are either directors of First Fidelity or Wesbanco, will have the authority to vote on such matters in their discretion.

  A shareholder giving a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of First Fidelity or Wesbanco a written notice of revocation or a duly executed later-dated proxy, or orally at the Special Meetings.

SOLICITATION OF PROXIES

  Proxies are being solicited by the Boards of Directors of First Fidelity and Wesbanco for use at the Special Meetings. Each Company will bear the cost of the solicitation of proxies from the holders of its own shareholders in connection with its Special Meeting, except that Wesbanco will bear substantially all the costs relating to the printing and mailing of the Joint Proxy Statement/Prospectus. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of First Fidelity and Wesbanco in person or by telephone or telegram. Such directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses they incur in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of First Fidelity Common Stock and Preferred Stock and Wesbanco Common Stock held of record by such persons, and First Fidelity and Wesbanco may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in connection therewith.

ACCOUNTANTS

  Ernst & Young, certified public accountants have been independent auditors for First Fidelity and its predecessors since 1975. Representatives of Ernst & Young are expected to be present at the First Fidelity Special Meeting to respond to appropriate questions and will also have the opportunity to make a statement if they desire to do so. See "Relationship With Independent Accountants" and "Experts".

  Price Waterhouse serves as Wesbanco's independent accountant. It is expected that representatives of Price Waterhouse will be present at the Special Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  In the event that the Merger has not been consummated by the date of the next First Fidelity annual meeting, shareholder proposals may be submitted to the attention of Frank Kerekes, Secretary, First Fidelity Bancorp, Inc., P.O. Box 1152, Fairmont, West Virginia, 26554. Such proposals were to have been received by First Fidelity no later than the 26th day of November, 1993.

                                   THE MERGER

  The following description of the terms of the Merger is qualified in its entirety by reference to the provisions of the Agreement and the Stock Option Agreement, which are attached hereto as Appendices II and III, respectively, and are incorporated herein by reference in their entirety. Shareholders of both corporations are strongly encouraged to read the Agreement and the Stock Option Agreement for a more complete description of the terms of the Merger and the related Option.

GENERAL

  Pursuant to the Agreement, First Fidelity will merge with and into FFB, a wholly owned subsidiary of Wesbanco formed solely for purposes of the Merger, which will be the surviving corporation. Under the Agreement, each outstanding share of First Fidelity Common Stock will be converted into .9 (9/10ths) share of Wesbanco Common Stock, with cash, or the opportunity to buy an additional fraction, sufficient to result in a whole share for any resulting fraction, except for shares held by Dissenting First Fidelity Shareholders. See "Rights of Dissenting Shareholders" below. The conversion is more fully described below. See "Conversion of First Fidelity Common Stock and Preferred Stock."

BACKGROUND OF THE MERGER

  Effective in June of 1982, the West Virginia banking laws were amended to permit West Virginia bank holding companies to own more than one West Virginia bank for the first time. Subsequent legislation, effective May 30, 1986, permitted nationwide reciprocal acquisition of banks and bank holding companies by West Virginia bank holding companies after December 31, 1987.

  Wesbanco has maintained a relationship with First Fidelity and its principal bank, First National Bank in Fairmont, for a substantial number of years and representatives of the two institutions have held informal discussions concerning a possible merger over the last several years. These informal discussions did not result in a definitive agreement among the parties. However, in the summer of 1993 substantive discussions were initiated which resulted in the execution of a definitive Agreement and Plan of Merger on August 26, 1993.

  The negotiations were principally held between James C. Gardill and Edward M. George, Chairman and President, respectively, of Wesbanco, and Patrick L. Schulte and Robert H. Martin, President and Chairman, respectively of First Fidelity, and Frank K. Abruzzino, a member of the Board of Directors of First Fidelity. A number of meetings were held between these parties beginning on May 14, 1993, including meetings on June 16, July 20, August 11, and August 18, 1993. Though the transaction was continuously structured as an exchange of stock, the proposed exchange ratio changed several times during the negotiations due in part to changes in the market price of Wesbanco Common Stock and the respective earnings and equity levels of the two corporations. The final Agreement and the Stock Option Agreement were approved by the Board of Directors of First Fidelity after consultation with First Fidelity's investment advisor, LSC Financial Services, Inc. Preliminary due diligence reviews were conducted by representatives of both corporations during the negotiations which disclosed no material adverse conditions as that term is defined in the Agreement.

RECOMMENDATION OF THE BOARDS OF DIRECTORS

  The Boards of Directors of First Fidelity and Wesbanco have approved the Agreement by unanimous vote of the directors of the respective corporations and recommend that their respective shareholders vote for approval of the Agreement and the exchange of stock. The Boards of Directors of First Fidelity and Wesbanco have determined that the Agreement is in the best interests of their respective companies, shareholders and employees, and that the Merger will enhance the ability of Wesbanco and First Fidelity to serve the financial needs of their respective customers.

  The Boards of Directors of Wesbanco and First Fidelity believe that the Merger will produce a stronger combined entity better able to compete with banks and a variety of non-bank institutions including securities companies, insurance companies, thrift institutions and retailers, in a financial services industry that has changed and is in the process of changing further.

FIRST FIDELITY REASONS FOR THE MERGER

  In making its determination, the Board of Directors of First Fidelity considered a number of factors, including (i) the operating history, financial and future prospects of First Fidelity and Wesbanco, (ii) pro forma financial information concerning the Merger, including, among other things, the pro forma book value, earnings and dividends per share to First Fidelity shareholders,
(iii) a comparison of the price being paid in this Merger to other comparable bank mergers, based, among other things, on multiples of book value and earnings, (iv) the historical dividends on Wesbanco Common Stock as compared to the historical dividends on First Fidelity Common Stock, as well as prospects for future dividends, (v) the tax-free nature of the transaction (see, generally, "Certain Federal Income Tax Consequences of the Merger" below), (vi) the historical trading prices for First Fidelity Common Stock and Wesbanco Common Stock, (vii) First Fidelity's alternatives to this Merger, including remaining independent or negotiating a business combination or transaction with another institution, and (viii) the provisions of the Agreement allowing First Fidelity to terminate the Agreement if certain conditions, including certain Wesbanco market price tests and the obtaining of a fairness opinion by First Fidelity are not met at the Closing (see "Conditions and Covenants" and "Termination" below).

  In reviewing comparable bank mergers, the Board of Directors considered other transactions which had a variety of ranges in book value multiples and earnings multiples.

  The Board of Directors of First Fidelity also took into account that the First Fidelity shareholders would have the opportunity to participate in the future growth of Wesbanco by obtaining Wesbanco Common Stock and Wesbanco Preferred Stock in the Merger. The Board noted that First Fidelity, as part of a multi-bank holding company of greater size than First Fidelity and with a substantial trust department at Wesbanco Bank Wheeling and other resources, should be able to provide its customers with a greater range of services and should become a stronger competitor in its existing markets. Since it is anticipated that First Fidelity's subsidiary banks will operate as a separate division of Wesbanco, First Fidelity will be able to continue to be responsive to the needs of the local communities it serves. At the same time, First Fidelity and Wesbanco will each have the benefit of the resources and skills of the other institution, and Wesbanco's Board will be increased to include four First Fidelity directors, namely, Robert H. Martin, Patrick L. Schulte, Frank
K. Abruzzino and Earl C. Atkins, with Mr. Martin and Mr. Schulte to also serve on Wesbanco's Executive Committee. See "Effects of the Merger: The Surviving Corporation" below. As shareholders of Wesbanco, the shareholders of First Fidelity (other than Dissenting First Fidelity Shareholders who would receive only cash in the proposed transaction) would continue to be able to participate in any future growth from the combination of First Fidelity and Wesbanco. See "Effects of the Merger: The Surviving Corporation" below.

  After reviewing all relevant facts, the First Fidelity Board of Directors has determined to approve the Agreement and recommend the Merger to the First Fidelity Shareholders. If any conditions to Closing are not met (see "Conditions and Covenants" and "Termination" below), the First Fidelity Board of Directors will make an independent determination, after consultation with counsel, where appropriate, as to whether or not to terminate the Agreement and abandon the Merger.

WESBANCO REASONS FOR THE MERGER

  Wesbanco's Board of Directors believes that the proposed Merger will allow Wesbanco to combine its resources with those of First Fidelity, thereby affording the resulting combined institution better opportunities to compete with other financial and non-financial institutions (including other commercial banks, thrift institutions, finance companies, credit unions, money market mutual funds, brokerage firms, investment companies, credit companies, insurance companies and retail stores that maintain their own credit operations) in the markets in which First Fidelity and Wesbanco's subsidiary banks conduct their business. The Merger will provide Wesbanco with a greater presence in the Central West Virginia area which will provide Wesbanco with an opportunity for future growth in that market which it does not presently have. Moreover, the affiliation should permit a greater investment in data processing systems, accounting and other support services, as well as provide greater economies of scale. Benefits to the combined entity may also be available through the elimination of duplicative expenses.

  Wesbanco will be able to offer a broader range of services than those currently available to First Fidelity customers, in particular expanded trust services, and the combined entity will be able to offer a broader loan program and, through participations by the subsidiary banks, to service larger loan transactions. In summary, Wesbanco's Board of Directors believes that the Merger will enable both First Fidelity and Wesbanco's subsidiaries to better serve the financial needs of their communities, and that the Merger will enable Wesbanco to obtain these benefits at a cost that, under all the facts and circumstances, is reasonable.

INTEREST OF CERTAIN PERSONS IN THE MERGER

  Directors and officers of First Fidelity and its affiliates, beneficially owned, in the aggregate, approximately 416,161 shares, or 17.9%, of First Fidelity Common Stock, and 4,769 shares or 47.7%, of First Fidelity Preferred Stock, as of January 7, 1994.

  All of First Fidelity's directors and officers will, as a result of the Merger, obtain an equity interest in Wesbanco in exchange for their shares of First Fidelity Common Stock and First Fidelity Preferred Stock. Each of them will receive the same number of shares of Wesbanco Common Stock or Preferred Stock for each share of First Fidelity Common Stock or Preferred Stock owned by him or her as every other First

Fidelity shareholder. Certain affiliates of First Fidelity will, however, be subject to certain restrictions on any resale of Wesbanco stock received by them pursuant to the Merger. See "Resales of Wesbanco Common Stock and Wesbanco Preferred Stock". The directors of First Fidelity do not own any shares of Wesbanco Common Stock.

  As a result of the Merger each five-percent shareholder of First Fidelity will receive, in exchange for the First Fidelity Common Stock beneficially owned by them, the amount and percentage of shares of Wesbanco Common Stock set forth in "Information With Respect to First Fidelity--Principal Shareholders".

  Under the Agreement, Robert H. Martin, Patrick L. Schulte, Frank K. Abruzzino and Earl C. Atkins, directors of First Fidelity, will become directors of Wesbanco on the Effective Date, and Mr. Martin and Mr. Schulte will become members of the Wesbanco Executive Committee. See "Effects of the Merger: The Surviving Corporation" below. It is also a condition to Wesbanco's obligations to consummate the Merger that Patrick L. Schulte, President of First Fidelity and President of First National Bank, Robert H. Martin, Chairman of First Fidelity and Chairman of First National Bank, Frank R. Kerekes, a Director of First Fidelity and Executive Vice President of First National Bank, Robert E. Moran, President of Bridgeport Bank, and Frank K. Abruzzino, President of FirstBank Shinnston and a Director of First Fidelity, enter into employment agreements with the applicable subsidiary banks of First Fidelity, as described in the section entitled "Conditions and Covenants", below. While Wesbanco has advised First Fidelity that the other individuals who serve as directors and officers of First Fidelity's subsidiary banks will remain in their respective positions following the Merger, there are no agreements to that effect between Wesbanco or First Fidelity and any such individuals, except for the employment agreements hereinafter described. See "Effects of the Merger: The Surviving Corporation" below.

  Patrick L. Schulte presently has an Employment Agreement with First National. Pursuant to such Employment Agreement, Mr. Schulte was employed as President and Chief Executive Officer of First National for a nine-year term expiring on June 30, 1997, at a salary determined by the Board of Directors of First National from time to time. Mr. Schulte's current Employment Agreement will be terminated and superseded by the proposed Employment Agreement. The proposed Employment Agreement for Mr. Schulte would have a revolving three year term commencing on the Effective Date of the Merger at a salary not less than the salary in effect for Mr. Schulte as of the Effective Date of the Merger. The estimated annual base salary payable to Mr. Schulte for 1994 is $200,000. The contract also contains a "make whole" clause which protects Mr. Schulte against any loss of benefits currently provided by First National. Additionally, the contract requires First National to provide hospitalization insurance coverage for Mr. Schulte and his spouse if Mr. Schulte elects to retire prior to age 65 or the Employment Agreement is otherwise terminated prior to Mr. Schulte reaching age 65. The proposed Employment Agreement also provides that in the event Mr. Schulte retires prior to age 65, but after age 62, he shall be entitled to one year's current salary in a lump sum or installments. The Agreement also requires First National to provide the same benefits to Mr. Schulte which it provides to other executive employees, during the period of his employment. The Agreement contains a termination for cause provision and a termination on death clause. In the event of the death of the employee during the term of the Agreement, First National is required to pay to Mr. Schulte's spouse an amount equal to six months of his base salary at his then current base rate. In the event First National attempts to terminate Mr. Schulte's employment other than for cause, or due to the death of the employee, or by mutual consent with the employee, Mr. Schulte is entitled to receive an amount equal to the greater of six months base salary or the base salary payable under the remaining term of the Agreement. Wesbanco is a party to such contract and will unconditionally guarantee the performance of the bank thereunder.

  Robert H. Martin does not presently have an Employment Agreement with either First National or First Fidelity. The proposed Employment Agreement for Mr. Martin would have a revolving three year term commencing on the Effective Date of the Merger at a salary not less than the salary in effect for Mr. Martin as of the Effective Date of the Merger. The estimated annual base salary payable to Mr. Martin for 1994 is $24,174. The contract also contains a "make whole" clause which protects Mr. Martin against any loss of benefits currently provided by First National. Additionally, the contract requires First National to provide hospitalization insurance coverage for Mr. Martin and his spouse until Mr. Martin reaches age 65 or subsequently no longer retains the position of Chairman, whichever is later. The Agreement also provides for the payment of directors fees to Mr. Martin for attendance at meetings of the Board of Directors of Wesbanco, which Mr. Martin shall attend as a member of such Board. The Agreement also requires First National to provide the same benefits to Mr. Martin which it provides to other executive employees, during the period of his employment. The Agreement contains a termination for cause provision and a termination on death clause. In the event of the death of the employee during the term of the Agreement, First National is required to pay to Mr. Martin's spouse an amount equal to 12 months of his base salary at his then current base rate. In the event First National attempts to terminate Mr. Martin's employment other than for cause, or due to the death of the employee, or by mutual consent with the employee, Mr. Martin is entitled to receive an amount equal to the greater of six months base salary or the base salary payable under the remaining term of the Agreement. Wesbanco is a party to such contract and will unconditionally guarantee the performance of the bank thereunder.

  Frank R. Kerekes does not presently have an Employment Agreement with either First National or First Fidelity. The proposed Employment Agreement for Mr. Kerekes would have a revolving three year term commencing on the Effective Date of the Merger at a salary not less than the salary in effect for Mr. Kerekes as of the Effective Date of the Merger. The estimated annual base salary payable to Mr. Kerekes for 1994 is $97,300. The contract also contains a "make whole" clause which protects Mr. Kerekes against any loss of benefits currently provided by First National. The Agreement also requires First National to provide the same benefits to Mr. Kerekes which it provides to other executive employees, during the period of his employment. The Agreement contains a termination for cause provision and a termination on death clause. In the event of the death of the employee during the term of the Agreement, First National is required to pay to Mr. Kerekes' spouse an amount equal to six months of his base salary at his then current base rate. In the event First National attempts to terminate Mr. Kerekes' employment other than for cause, or due to the death of the employee, or by mutual consent with the employee, Mr. Kerekes is entitled to receive an amount equal to the greater of six months base salary or the base salary payable under the remaining term of the Agreement. Wesbanco is a party to such contract and will unconditionally guarantee the performance of the bank thereunder.

  Robert E. Moran does not presently have an Employment Agreement with either Bridgeport or First Fidelity. The proposed Employment Agreement for Mr. Moran would have a revolving three year term commencing on the Effective Date of the Merger at a salary not less than the salary in effect for Mr. Moran as of the Effective Date of the Merger. The estimated annual base salary payable to Mr. Moran for 1994 is $95,300. The contract also contains a "make whole" clause which protects Mr. Moran against any loss of benefits currently provided by Bridgeport. The Agreement also requires Bridgeport to provide the same benefits to Mr. Moran which it provides to other executive employees, during the period of his employment. The Agreement contains a termination for cause provision and a termination on death clause. In the event of the death of the employee during the term of the Agreement, Bridgeport is required to pay to Mr. Moran's spouse an amount equal to six months of his base salary at his then current base rate. In the event Bridgeport attempts to terminate Mr. Moran's employment other than for cause, or due to the death of the employee, or by mutual consent with the employee, Mr. Moran is entitled to receive an amount equal to the greater of six months base salary or the base salary payable under the remaining term of the Agreement. Wesbanco is a party to such contract and will unconditionally guarantee the performance of the bank thereunder.

  Frank K. Abruzzino currently has an employment contract with FirstBank dated November 1, 1990, which provides for a ten year term. This agreement currently provides for a minimum guaranteed salary of $72,000 per year. Under the terms of the proposed agreement with Mr. Abruzzino, the current term of his Employment Agreement would be reduced to a term of three years from and after the Effective Date of the Merger. Under the terms of the proposed Amendment Agreement, the guaranteed annual salary of Mr.

Abruzzino shall be not less than $95,000 per year, and Mr. Abruzzino will be entitled to receive directors fees as a member of such Boards of Directors of Wesbanco and its affiliates as he shall be a member of. Mr. Abruzzino will also be elected to the Board of Directors of Wesbanco as part of the Agreement. Under the terms of the Agreement, Mr. Abruzzino shall continue as the Chief Executive Officer of FirstBank until its subsequent merger with and into Bridgeport at which time he shall no longer retain an operating position with the combined entity. Mr. Abruzzino shall, however, continue on the Board of Directors of the combined entity and shall serve as the Chairman of the Board of such entity during the remainder of the term of his Agreement. Additionally, the proposed Agreement provides that after termination of his full time employment, Mr. Abruzzino shall continue to be covered under the group hospitalization insurance provided by the combined bank in accordance with the group hospitalization coverage provisions in effect for other employees of the bank.

  As of January 7, 1994, Wesbanco held 500 shares of First Fidelity Common Stock. Directors, executive officers and affiliates of Wesbanco owned 900 shares of First Fidelity Common Stock as of such date. The Merger will have no effect on the positions of the present directors and officers of Wesbanco, and except for the stock ownership of First Fidelity described herein and for counsel fees paid to a director of Wesbanco in the ordinary course of business in connection with this transaction, no directors, officers or affiliates of Wesbanco have any special interest in the Merger or are receiving any special consideration or compensation as a result of the Merger.

  It is not anticipated that any outstanding transactions between First Fidelity or Wesbanco and their respective affiliates, and any directors, officers, or principal shareholders of First Fidelity or Wesbanco or their respective associates, including any outstanding loans or trust relationships, will be affected by the Merger.

OPINION OF INVESTMENT ADVISOR

  As described in more detail under "Recommendation of the First Fidelity Board of Directors" and "Reasons for the Merger" above, in its role as investment advisor, LSC Financial Services, Inc. ("LSC Financial") gave the Board its preliminary advice as of August 26, 1993, based on the information then available, that the terms of the Merger were fair, from a financial point of view, to First Fidelity and its shareholders. On January 12, 1994, LSC Financial rendered its definitive written opinion to that effect. In the event the closing of the Merger is held more than five days after the First Fidelity Special Meeting, First Fidelity may request LSC Financial to update its opinion. The full text of LSC Financial's opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is set forth below and should be read in its entirety.

LOGO of  LSC Financial Services, Inc.
         Consultants to Financial Institutions


January 12, 1994

The Board of Directors
First Fidelity Bancorp, Inc.
P.O. Box 1152
Fairmont, West Virginia 26555

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of First Fidelity Bancorp, Inc. ("First Fidelity") of the financial terms of the proposed merger of First Fidelity with and into Wesbanco, Inc. ("Wesbanco"). The terms of the proposed merger between First Fidelity and Wesbanco are set forth in the Agreement and Plan of Merger ("Merger Agreement") dated August 26, 1993, and provide that each issued and outstanding share of First Fidelity Common Stock, other than shares held by dissenting First Fidelity shareholders or shares held by First Fidelity or Wesbanco other than in a fiduciary capacity, will be converted into .9 share of Wesbanco Common Stock. Each share of 8% Cumulative Convertible Preferred Stock of First Fidelity will be converted into one share of 8% Cumulative Convertible Preferred Stock of Wesbanco.

LSC Financial Services, Inc. as part of its investment banking and bank consulting business is regularly engaged in the valuation of financial institution securities in connection with various types of transactions, including mergers, acquisitions and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

For purposes of this opinion, we reviewed and analyzed information pertaining to the financial and operating condition of First Fidelity and Wesbanco. This review included, but was not limits to: (i) financial and other information which was publicly available or provided to us by First Fidelity and Wesbanco;
(ii) certain financial information relating to the banking industry in general;
(iii) our evaluation of future prospects for the merged institution; (iv) the Merger Agreement and related Stock Option Agreement; (v) terms and conditions of comparable merger transactions and, (vi) such other financial reviews, analyses, and investigations as we deemed appropriate.



P.O. Box 989 / Davis Road & Oakwood Lane, Valley Forge, Pennsylvania 19482
(215) 783-5488

Board of Directors                                              January 12, 1994
First Fidelity Bancorp, Inc.                                              Page 2

In rendering our opinion, we have relied on the accuracy of information and representations made to us by First Fidelity and Wesbanco and their officers, directors, counsel and other agents. We have not independently verified the information reviewed by us, and in rendering this opinion have relied upon such information as being complete and accurate in all material respects.

We assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed on Wesbanco that would have a material adverse effect on the contemplated benefits of the Merger to First Fidelity. We further assumed that no change would occur in applicable law or regulation that would cause material adverse change in the prospects or operations of Wesbanco after the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the exchange is fair, from a financial point of view, to the shareholders of First Fidelity Bancorp, Inc.

Sincerely,

Signature of LSC Financial Services, Inc.

LSC FINANCIAL SERVICES, INC.

                                         LOGO OF LSC Financial Services, Inc.

  LSC Financial is a nationally recognized, regional investment banking firm headquartered in Valley Forge, Pennsylvania, and is regularly engaged in the valuation of banks and other financial institutions and their securities.

  LSC Financial was retained by the Board of Directors of First Fidelity on August 17, 1993, to advise and assist management in the analysis and evaluation of the acquisition proposal from Wesbanco, including a review of First Fidelity's current and prospective financial position and its current acquisition value, the evaluation of the financial terms of the proposal for the Board of Directors, and, the rendering of an opinion as to the fairness, from a financial point of view, of the terms of the proposed Merger to First Fidelity and its shareholders. See "Recommendation of the Boards of Directors" and "First Fidelity Reasons for the Merger" above for additional discussion of LSC Financial's role in advising the First Fidelity Board of Directors.

  The Board of Directors selected LSC after reviewing several candidates on the basis of its experience in the valuation of financial institutions and their securities and its familiarity with the commercial banking industry, bank securities and merger and acquisition transactions in the region and on the basis of cost. No limitations were imposed by First Fidelity or Wesbanco with respect to the opinion rendered by LSC Financial, or the scope of its investigations.

  The terms of the Merger were not determined by LSC Financial, but instead were established by the respective boards of directors of First Fidelity and Wesbanco.

  LSC Financial arrived at its opinion after discussions with senior officers of First Fidelity and Wesbanco; a review of pertinent financial information concerning First Fidelity and Wesbanco; a review of the trading history of First Fidelity Common Stock and Wesbanco Common Stock; a review of the dividend record of First Fidelity and Wesbanco; a comparison of the financial terms of the Merger with the terms of other recent business combinations involving banks and bank holding companies; a comparison of financial and market information of selected banks and bank holding companies with that of First Fidelity and Wesbanco; a review of the Stock Option Agreement, the Agreement, and the Joint Proxy Statement/Prospectus; and such other analyses, studies and investigations as LSC Financial deemed relevant.

  In rendering its opinion, LSC Financial assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed on Wesbanco that would have a material adverse effect on the contemplated benefits of the Merger to First Fidelity. LSC Financial also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Wesbanco after the Merger.

  LSC Financial did not independently verify the information used in arriving at its opinion, but assumed the accuracy and completeness of all such information. Also, LSC Financial did not make or obtain any independent appraisal of the assets or liabilities of First Fidelity or Wesbanco. LSC was not requested to, and did not, solicit third party indications of interest in acquiring First Fidelity.

  For its financial services, including rendering the opinion included herein, LSC Financial will receive a fee of $25,000, of which $7,500 was paid on August 26, 1993, of which $7,500 will be paid upon completion and delivery of the fairness opinion to First Fidelity, and of which $10,000 will be paid upon consummation of the Merger. An additional fee will be payable for any update to LSC Financial's opinion. First Fidelity has also agreed to reimburse LSC Financial for its reasonable out-of-pocket expenses and to indemnify LSC Financial against certain liabilities, including liabilities arising under Federal securities laws, which may arise in connection with the performance of its services for First Fidelity. The amount of the consideration was determined as a result of negotiations between First Fidelity and LSC Financial.

  LSC Financial has had no other material relationship with First Fidelity, Wesbanco or any of their respective affiliates in the past two years.

  LSC FINANCIAL'S OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY FIRST FIDELITY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE FIRST FIDELITY SPECIAL MEETING. THE SUMMARY OF THE OPINION OF LSC SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  LSC Financial's opinion was based solely upon information available to it and provided by First Fidelity and Wesbanco, the economic market and other conditions as they existed as of the date of its opinion was rendered.

EFFECTIVE TIME

  The Merger will become effective (the "Effective Time") on the effective date specified in the Certificate of Merger to be issued by the West Virginia Secretary of State, which will occur as soon as practicable after the closing (the "Closing"). It is anticipated that the Closing will be held and such Certificates will be issued on the date which is the latest of: (i) the day of the meetings of the shareholders of First Fidelity and Wesbanco at which the Agreement is approved; (ii) the thirtieth (30th) day after the approval of Wesbanco's acquisition of First Fidelity by the Federal Reserve Board; (iii) the day after any stay of the Federal Reserve Board's approval of the acquisition of First Fidelity shall be vacated or shall have expired or the day after any injunction against the closing of the Merger shall be lifted, discharged or dismissed; (iv) the day after the approval of the transaction by the West Virginia Department of Banking and Financial Institutions; (v) the date on which the conditions set forth in the Agreement are satisfied or waived; or (vi) such other date as shall be mutually agreed to by Wesbanco and First Fidelity. It is presently anticipated that if the shareholders of First Fidelity approve the Agreement at the Special Meeting and the regulatory approvals are obtained, the Department of Justice does not object to the Merger, and all other conditions to the Merger are satisfied or waived, the Merger will become effective by February 28, 1994. See "Conditions and Covenants" and "Termination" below.

CONVERSION OF FIRST FIDELITY COMMON STOCK AND PREFERRED STOCK

  Each share of First Fidelity Common Stock issued and outstanding immediately prior to the Effective Time, other than shares held by dissenting First Fidelity Shareholders or shares held by First Fidelity or Wesbanco, other than in a fiduciary capacity, will, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into .9 (9/10ths) share of Wesbanco Common Stock.

  Each share of First Fidelity Preferred Stock issued and outstanding immediately prior to the effective time will, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Wesbanco Preferred Stock. As of the Effective Time, holders of record of First Fidelity Common Stock and Preferred Stock will be deemed to be holders of record of Wesbanco Common Stock and Preferred Stock.

  All issued and outstanding shares of FFB will continue to be held by Wesbanco and will be the issued and outstanding shares of the Surviving Corporation.

  No certificates for fractional shares of Wesbanco Common Stock will be issued to any holder of First Fidelity Common Stock in the Merger. Wesbanco will pay cash in lieu of any fractional share to which any shareholder of First Fidelity Common Stock may otherwise be entitled in an amount based on a value of $32.00 per whole share of Wesbanco Common Stock or, at the option of such shareholder, such shareholder may purchase the remaining fraction of such share from Wesbanco at the same price and receive a whole share of Wesbanco Common Stock.

  For a discussion of the treatment of shares held by First Fidelity shareholders who elect to exercise their dissenters' rights, see "Rights of Dissenting Shareholders" below.

EXCHANGE OF CERTIFICATES

  As promptly as practicable after the Effective Time of the Merger, each holder of any outstanding certificate or certificates for First Fidelity Common Stock (other than First Fidelity shareholders who elect to exercise their dissenters' rights) or First Fidelity Preferred Stock upon surrender of their certificates, together with a duly executed letter of transmittal, to Wesbanco Bank Wheeling, which is acting as Exchange Agent for Wesbanco, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Wesbanco Common Stock or Wesbanco Preferred Stock, as the case may be, into which the shares of outstanding First Fidelity Common Stock or outstanding First Fidelity Preferred Stock theretofore represented by the certificate or certificates so surrendered shall have been converted, together with a check for cash in lieu of fractional shares of common stock or, if the proper amount of cash is submitted for the remaining fraction, an additional whole share of Wesbanco Common Stock. Each holder of First Fidelity Preferred Stock, upon surrender of their certificates, together with a duly executed letter of transmittal to the Exchange Agent, shall be entitled to receive in exchange therefore a certificate or certificates representing the number of shares of Wesbanco Preferred Stock into which such shares shall have been converted. See "Conversion of First Fidelity Common Stock and Preferred Stock" above.

  Whenever a dividend is declared by Wesbanco on Wesbanco Common Stock after the Effective Date, the dividend will apply to all shares of Wesbanco Common Stock into which shares of First Fidelity Common Stock have been converted by virtue of the Merger. Dividends on the Wesbanco Preferred Stock will accrue from the Effective Date at an annual rate of $15.20 per share, payable quarterly, as and when declared by the Wesbanco Board of Directors. See "Comparative Stock Prices and Dividends". No former First Fidelity shareholder will be entitled to receive such dividend, however, until he or she has exchanged the certificates representing his or her First Fidelity Common Stock for certificates representing Wesbanco Common Stock or Preferred Stock, upon which exchange he or she will be entitled to receive such dividend (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon).

  SHAREHOLDERS OF FIRST FIDELITY SHOULD NOT RETURN CERTIFICATES REPRESENTING FIRST FIDELITY COMMON STOCK OR FIRST FIDELITY PREFERRED STOCK WITH THE ENCLOSED PROXY CARD. Instructions for surrendering such certificates will be sent to shareholders of First Fidelity promptly after the Effective Time.

WESBANCO AND FFB SHAREHOLDER APPROVAL

  Wesbanco shareholder approval of the Agreement is not required under West Virginia corporation law or the Articles of Incorporation of Wesbanco. However, Wesbanco Common Stock is quoted on the National Market System of the NASDAQ Stock Market, and Schedule D of the NASD Bylaws requires shareholder approval if a quoted company issues in excess of 20% of the number of shares outstanding in connection with the acquisition of the stock of another company. The issuance of 2,221,304 shares of Wesbanco Common Stock, the maximum shares which could be exchanged, including the preferred stock, with respect to the proposed transaction would constitute approximately 25.2% of the Wesbanco Common Stock outstanding after the transaction.

  The Board of Directors of Wesbanco has approved the Agreement and Wesbanco has agreed to cause the Board of Directors of FFB to approve the Agreement. Wesbanco has also agreed, as sole shareholder of FFB, to vote all of the outstanding shares of said corporation in favor of the Merger.

EFFECTS OF THE MERGER: THE SURVIVING CORPORATION

  At the Effective Time, the separate existence of First Fidelity will cease. FFB will be the surviving corporation (sometimes referred to as the "Surviving Corporation"). The assets, liabilities, and capital of First Fidelity will be merged into FFB and these assets, liabilities, and capital will then constitute part of the assets, liabilities, and capital of FFB. FFB will operate under the Articles of Incorporation and Bylaws of FFB effective as of the day of the Merger.

  The Articles of Incorporation and Bylaws of Wesbanco will be unaffected by the Merger, except to the extent of the issuance of Wesbanco Preferred Stock by reason of the Merger, and the individuals who served as directors and officers of Wesbanco immediately prior to the Merger will continue to serve as directors and officers of Wesbanco after the Effective Time, until their successors shall have been elected and qualified or until their resignation or removal according to law. For information concerning Wesbanco's current management, see Wesbanco's Proxy Statement for its annual meeting of stockholders held on April 23, 1993, which has been incorporated by reference into this Joint Proxy Statement/Prospectus and a copy of which is being delivered herewith as Appendix IV. See "Incorporation Of Certain Documents By Reference." In addition, however, pursuant to the Agreement, Wesbanco will appoint as directors of Wesbanco, as of the Effective Date, Robert H. Martin, Patrick L. Schulte, Frank K. Abruzzino and Earl C. Atkins, or if they are unable or unwilling for any reason to serve, such successor appointees as may be designated in the Agreement or as otherwise designated by First Fidelity, and acceptable to Wesbanco, to serve until the next annual meeting of Wesbanco shareholders and will nominate for the position of Wesbanco director and solicit proxies for each such person from its shareholders until such person has served a full three year term as a Wesbanco director. Such persons will be appointed to different classes of Wesbanco's classified Board of Directors to the extent feasible. Should either Mr. Schulte or Mr. Abruzzino be unable or unwilling to complete said terms as directors, Mr. Frank R. Kerekes will serve as a substitute director for Mr. Schulte and Mr. Dean C. Ramsey will serve as a substitute director for Mr. Abruzzino. Should either Mr. Martin or Mr. Atkins be unable or unwilling to complete said terms as directors, a substitute, reasonably satisfactory to Wesbanco, will be designated by the Board of Directors of First Fidelity. Wesbanco has also agreed to appoint, effective as of the Effective Date, Mr. Martin and Mr. Schulte as members of its Executive Committee and will continue to appoint Mr. Martin and Mr. Schulte to its Executive Committee at least as long as one of the First Fidelity designees is a director of Wesbanco pursuant to the terms of the Agreement. All four of the above identified individuals are directors of First Fidelity. See "Information with Respect to First Fidelity--Principal Shareholders".

  First Fidelity will be merged with and into FFB, which is a wholly-owned subsidiary of Wesbanco formed solely for purposes of the Merger. While Wesbanco has advised First Fidelity that the officers, directors, and employees of the affiliate banks of First Fidelity immediately after the Merger will be the same as the officers, directors, and employees now holding such positions, there are no agreements to that effect, except as noted in the employment contracts. See "The Merger--Interests of Certain Persons in the Merger". The present directors and executive officers of First Fidelity will also become the directors and executive officers of FFB. The banking subsidiaries of First Fidelity will continue to maintain their separate corporate identity and name, under the Articles of Association or Articles of Incorporation, each operating as a wholly owned subsidiary of FFB. It is anticipated that after the Effective Date, there will be a close liaison and a high level of cooperation among all Wesbanco subsidiaries, which can be expected to result in improved services to their respective customers and greater efficiency.

  If the Merger had occurred as of September 30, 1993, First Fidelity would have, on a pro forma consolidated basis, constituted 23% of deposits, 23% of assets, 21% of equity, and its shareholders would have held 24% of the total outstanding shares of Wesbanco on a consolidated basis. In addition, for the nine months ended September 30, 1993, First Fidelity would have contributed 25% of net interest income and 19% of net income to Wesbanco on a pro forma consolidated basis. These percentages reflect the relative size of First Fidelity as of September 30, 1993. These percentages may change with the normal variances in the rates of growth for deposits and loans for all Wesbanco affiliates. Additionally, it is contemplated that Wesbanco may combine with other financial institutions in the future and these mergers may affect the percentages shown above. However, Wesbanco is not presently involved in any other merger transactions for which definitive agreements or letters of intent have been executed.

CONDITIONS AND COVENANTS

  The Agreement provides that the Merger will not take place unless and until certain conditions are met, or, in some cases, waived.

 Approval by First Fidelity and Wesbanco Shareholders

  Approval by the affirmative vote of the holders of at least two-thirds of the outstanding shares of First Fidelity Common Stock entitled to vote and approval by the affirmative vote of the holders of a majority of the shares of First Fidelity Preferred Stock and Wesbanco Common Stock entitled to vote at the Special Meetings of First Fidelity and Wesbanco, and approval by Wesbanco as sole shareholder of FFB (which approval Wesbanco has agreed to give) is required by law and must be obtained before the Merger can be consummated. As of the Record Date, the directors and officers of First Fidelity and its affiliates beneficially owned, in the aggregate, approximately 416,161 shares or 17.9% of the outstanding shares of First Fidelity Common Stock and 4,769 shares or 47.7% of the outstanding shares of First Fidelity Preferred Stock. See "Voting Information--Voting and Revocation of Proxies" and "The Merger-- Interests of Certain Persons in the Merger" above.

 Government Approvals

  The completion of the Merger was also conditioned upon the approval of the acquisition by the Federal Reserve Board and the West Virginia Department of Banking. These approvals have now been obtained.

  The Merger was subject to approval by the Federal Reserve Board under the provisions of the Bank Holding Company Act of 1956, as amended. Applications for such approval were filed with the Federal Reserve Board on October 28, 1993. The Federal Reserve Board approved the transaction on December 7, 1993.

  Under the Bank Holding Company Act, the Federal Reserve Board must withhold approval of a merger if it finds that the merger would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any geographical area. In addition, the Federal Reserve Board may not approve a merger if it finds that the effect of the merger may be substantially to lessen competition or to tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that the anticompetitive effects of a proposed transaction are clearly outweighed in the public interest by the probable effects of the transaction in meeting the convenience and needs of the communities to be served. In ruling upon the application, the Federal Reserve Board also took into consideration the financial and managerial resources and future prospects of First Fidelity and Wesbanco. See "Information With Respect To First Fidelity--Principal Shareholders."

  Under the Bank Holding Company Act, the Merger may not be consummated before the thirtieth calendar day after the date of such approval by the Federal Reserve Board, during which time the Department of Justice of the United States may challenge the Merger under the antitrust laws. Such time period has now expired.

  The Merger was also subject to the approval of the Board of Banking and Financial Institutions of the State of West Virginia under the provisions of Code 31A-8A-4. The Board of Banking and Financial Institutions may not approve the Merger if it finds that the effects of the Merger would be similar to those which require disapproval in accordance with the Bank Holding Company Act set forth above. In addition, under the state statute, the Merger may not be consummated for 120 days following the date of the submission to the Board of the application for approval, unless the Board otherwise provides in an order approving the Merger. Applications for approval were confirmed as filed with the West Virginia Board of Banking and Financial Institutions on the 29th day of October, 1993. A hearing on the application was held on December 13, 1993, before the West Virginia Board of Banking and Financial Institutions, and the Board approved the transaction by order dated December 13, 1993.

  The Merger could not have proceeded in the absence of the requisite regulatory approvals. Although there was no assurance that these regulatory approvals would be obtained, the managements of Wesbanco and First Fidelity believed that the required governmental approvals would be obtained, and that the Department of Justice would not object to the Merger.

 Covenants

  In the Agreement, First Fidelity agrees to take certain actions and to refrain from taking certain actions in connection with its business from August 26, 1993, until the Effective Time or until the Agreement is terminated. Among other things, the Agreement generally requires First Fidelity to conduct its business only in the ordinary course and in a manner consistent with past practice and to keep Wesbanco advised of any material adverse changes in the financial condition, assets, business or operations of First Fidelity. The Agreement further prohibits First Fidelity from making certain distributions to its shareholders and engaging in certain corporate transactions or transactions with others outside of the ordinary course of its business operations without the consent of Wesbanco, including with certain exceptions, (i) issuing shares of its Common Stock, or warrants, options, convertible securities or the rights to purchase the same; (ii) issuing long-term debt; (iii) changing its authorized capital stock; (iv) purchasing or otherwise acquiring shares of its capital stock; (v) entering into or amending any employment, pension, retirement, stock option, profit sharing, deferred compensation or similar plan in respect of any of its directors, officers or employees or increasing its contribution to any such Plan except as provided in the Agreement; (vi) acquiring or merging with any other company; (vii) mortgaging, pledging or subjecting to a lien or disposing of any of its material assets; (viii) amending its Articles of Incorporation or Bylaws; or (ix) taking any action materially and adversely affecting the financial condition, business, properties or operations of First Fidelity.

  The Agreement also prohibits dividends or other distributions on First Fidelity Common Stock other than cash dividends in the amount of sixty cents ($.60) per share per year, payable quarterly; provided such dividends cumulatively do not exceed 45% of the after-tax income of First Fidelity for the fiscal year in which the dividends are paid.

  First Fidelity further agrees in the Agreement that it will not, and will not permit any person acting on behalf of it, to directly or indirectly, take any action to support, encourage or accept any offer from any other person to acquire First Fidelity, or its assets. First Fidelity further agrees to notify Wesbanco if any such offer is made.

 Other Conditions

  The consummation of the Merger is subject to a number of further conditions which must be met or may be waived by the party or parties to be benefited thereby.

  The obligations of both Wesbanco and First Fidelity are subject to a number of conditions, including: (i) the effectiveness of the Registration Statement and compliance with applicable state securities laws; (ii) the receipt of all required consents and approvals and the expiration of any related delay periods; (iii) holders of no more than 10% of the shares of First Fidelity Common Stock and Preferred Stock entitled to vote at its Special Meeting shall have filed written objections to the Merger as dissenting shareholders in compliance with West Virginia law and not voted in favor of the Agreement; (iv) the receipt of an opinion of counsel on certain tax consequences of the Merger (See "Certain Federal Income Tax Consequences of the Merger" below); (v) the absence of any action, proceeding, regulation or legislation to enjoin, restrain, prohibit, or to obtain substantial damages with respect to, the Agreement or the consummation of the transactions contemplated thereby; and
(vi) the performance by the other party of its obligations under the Agreement.

  Wesbanco's obligations are also subject to other conditions to be met by First Fidelity including: (i) the accuracy of certain representations and warranties made by First Fidelity (including, among other things, representations as to organization, authority to enter into the Agreement, financial statements, absence of material litigation, capitalization, material contracts, ERISA and tax matters, adequacy of the loan loss reserve, and the absence of materially adverse changes in areas such as financial condition, results of operations, material assets, authorized, issued or outstanding capital stock, certain personnel expenses, and material expenditures for assets or other material obligations outside of the ordinary course of business) as of the Closing; (ii) opinions of counsel on such matters as organization, authority and stock issuances; (iii) an accounting opinion by Price Waterhouse related to the transaction; (iv) receipt, or best efforts of First Fidelity to cause the receipt of, letters from certain affiliates whose stock will be restricted (See "Resales of Wesbanco Common Stock" below); and (v) absence of any suit, action or proceeding against First Fidelity or its officers or directors in their capacity as such which, in reasonable judgment of Wesbanco would, if successful, have a material adverse effect on the financial condition or operations of First Fidelity.

  First Fidelity's obligations are also subject to certain other conditions to be met, in part, by Wesbanco, including: (i) the accuracy of certain representations and warranties made by Wesbanco (including, among other things, representations as to organization, actions to be taken in connection with FFB, authority to enter into the Agreement and to issue shares in the Merger, financial statements, absence of material litigation, capitalization, material contracts, ERISA and tax matters, adequacy of loan loss reserves, and the absence of materially adverse changes in areas such as financial condition, results of operations, material assets, authorized, issued or outstanding capital stock, certain changes in Articles or Bylaws, and material expenditures for assets or other material obligations outside of the ordinary course of business) as of the Closing; (ii) opinions of counsel on such matters as organization, authority, and the legality of the shares to be issued in the Merger; (iii), the absence of any suit, action or proceeding against Wesbanco, any of its subsidiaries, or their officers or directors in their capacities as such which, in the reasonable judgment of First Fidelity, would, if successful, have a material adverse effect on the financial condition or operations of Wesbanco or any of its subsidiaries; (iv) the furnishing of a fairness opinion by LSC Financial (See "Opinion of Investment Advisor" above), and at First Fidelity's option, an update of said opinion as of the closing if the closing is held more than five days after the First Fidelity Special Meeting; and (v) the absence of any change in control of Wesbanco since July 1, 1993.

WAIVER AND AMENDMENT

  The Agreement provides that any of the terms or conditions thereof may be waived by action of the Board of Directors of the party which is, or the shareholders of which, are, entitled to the benefits thereof. The parties may also amend or modify the Agreement in whole or in part at any time prior to Closing, provided that the conversion ratio for First Fidelity Common Stock in the Merger and any other material terms of the Merger cannot be amended after its Special Meeting, unless the amended terms are resubmitted to the shareholders of First Fidelity.

TERMINATION

  The Agreement and the transactions contemplated thereby may be terminated at any time prior to the Effective Time by mutual consent of First Fidelity and Wesbanco or by either of them if: (i) any of the conditions to that party's obligation to close have not been met or waived; (ii) the Merger would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; (iii) the requisite vote of the shareholders is not obtained; (iv) the Closing has not been held by August 26, 1994; or (v) by First Fidelity if the average of the market price of Wesbanco Common Stock shall fall below $28.00 per share.

THE STOCK OPTION AGREEMENT

  In connection with the Merger Agreement, First Fidelity and Wesbanco entered into the Stock Option Agreement. Pursuant to the Stock Option Agreement, First Fidelity granted Wesbanco the Option to purchase up to 464,405 shares of First Fidelity Common Stock at an exercise price of $26.00 per share payable in cash. The Option is exercisable by Wesbanco upon the occurrence of certain events, including, among others, the commencement by any person of a tender offer for 15% or more of First Fidelity Common Stock; the filing by any person of an application to merge or consolidate with, or sell substantially all of First Fidelity's assets to, any person; the acquisition by any person of 15% or more of First Fidelity Common Stock; the announcement by any person of a public proposal to acquire First Fidelity; or the willful breach by First Fidelity of a covenant not to solicit or initiate proposals from third parties with respect to an acquisition of First Fidelity (each event, a "Purchase Event"). The Option terminates (a) at the Effective Time of the Merger; (b) upon the termination of the Agreement other than (i) due to willful breach by First Fidelity of the no solicitation covenant, or (ii) following the occurrence of a Purchase Event, failure of the First Fidelity shareholders to approve the Agreement; or
(c) six months after termination of the Agreement due to a willful breach by First Fidelity of the no solicitation covenant or, following the occurrence of a Purchase Event, termination due to the failure of the First Fidelity shareholders to approve the Agreement.

  Pursuant to the Stock Option Agreement, Wesbanco was granted certain registration rights to register the shares of First Fidelity Common Stock acquired upon the exercise of the Option. Wesbanco also was granted certain put-back rights to require First Fidelity to repurchase the Option if First Fidelity entered into and consummated a merger, consolidation or other similar agreement with a third party, or if First Fidelity willfully breached the no solicitation covenant in the Agreement. First Fidelity would be required to repurchase the Option at a price equal to the difference between the higher of the market price or the competing transaction price and $26.00 per share. In addition, First Fidelity was granted a right of first refusal to acquire any shares of First Fidelity Common Stock acquired by Wesbanco upon the exercise of the Option.

RIGHTS OF DISSENTING SHAREHOLDERS

  Holders of First Fidelity Common Stock and holders of First Fidelity Preferred Stock who object to the Merger and comply with Section 31-1-123 of the West Virginia Corporation Act (the "Act"), are entitled to payment of the fair value of their shares (each such shareholder, a "Dissenting Shareholder"). The fair value of the shares held by a Dissenting Shareholder is determined as of the day prior to the date on which the First Fidelity shareholder vote on the Agreement was taken without regard to any appreciation or depreciation in anticipation of such corporate action.

  The following is a brief summary of the steps necessary to be taken by a shareholder to perfect his or her rights under West Virginia law to be paid the fair value of his or her shares as a Dissenting Shareholder. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of Section 31-1-123 of the Act, which is reproduced in full as Appendix I to this Joint Proxy Statement/Prospectus.

  1. Written Objection to the Merger Must Be Filed. A Dissenting Shareholder must file written objection to the proposed Merger with First Fidelity prior to or at the Special Meeting.

  2. Shares Must Not Be Voted in Favor of the Merger. A Dissenting Shareholder must not vote his or her shares of First Fidelity Common Stock in favor of the Merger. It is not required that they be voted against the Merger; however, a vote in favor of the Merger will preclude the exercise of dissenters' rights.

  3. Shareholders Must Make Written Demand for Fair Value. A Dissenting Shareholder must make written demand on First Fidelity or the Surviving Corporation for payment of the fair value of his or her shares of First Fidelity Common Stock or First Fidelity Preferred Stock within 10 days after the vote is taken at the Special Meeting. Voting against the Merger does not constitute the demand for payment required by law. A Dissenting Shareholder who fails to make such written demand within the 10-day period shall be bound by the terms of the Agreement. The written demand may be addressed to Patrick L. Schulte, President and Chief Executive Officer, First Fidelity Bancorp, Inc., 301 Adams Street, Fairmont, West Virginia, 26554. Once the demand has been made, it cannot be withdrawn without the permission of First Fidelity or the Surviving Corporation.

  4. Rights of a Dissenting Shareholder. Any shareholder making such demand shall thereafter be entitled only to payment as a Dissenting Shareholder as provided by law and shall not be entitled to vote or to exercise any other rights of a shareholder. No such demand may be withdrawn without the consent of First Fidelity or the Surviving Corporation. If, however, such demand is withdrawn upon consent, or if the proposed Merger is abandoned or rescinded, or if the shareholders revoke the authority to effect the Merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction has been made or filed within the time set forth under Paragraph 7 below, or if a court of general civil jurisdiction determines that such shareholder is not entitled to the relief as a Dissenting Shareholder, then the right of such shareholder to be paid the fair value of his or her shares ceases and his or her status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

  5. Dissenting Shareholder Must Surrender Certificate(s). A Dissenting Shareholder must surrender his or her stock certificates to First Fidelity within 20 days after demanding payment for his or her shares in order for First Fidelity to place a notation on the stock certificates that such demand has been made. A Dissenting Shareholder's failure to surrender his or her certificate shall, at First Fidelity's option, terminate his or her dissenters' rights unless a court, for good cause shown, directs otherwise.

  6. First Fidelity Must Make Offer. Within 10 days after the Effective Date of the Merger, the Surviving Corporation must give written notice thereof and make a written offer to each Dissenting Shareholder who has made written demand (as set forth in Paragraph 3 above) to pay for the Dissenting Shareholder's shares at a specified price deemed by it to be the fair value thereof, accompanied by a balance sheet of First Fidelity as of the latest available date (not more than twelve months prior to the making of the offer) and a profit and loss statement of First Fidelity for the twelve month period ended on the date of such balance sheet. If within 30 days after the Effective Date, a Dissenting Shareholder and First Fidelity agree upon the fair value, the Dissenting Shareholder shall be entitled to receive the agreed payment for his or her shares within 90 days after the Effective Date upon surrender of such shares. Upon payment of the agreed value, the Dissenting Shareholder shall cease to have any interest in such shares.

  7. Filing Suit. If a Dissenting Shareholder and First Fidelity fail to agree upon the fair value within 30 days after the Effective Date, First Fidelity on its own initiative may, or upon written demand from the Dissenting Shareholder shall, within 30 days after receipt of such request, file a complaint in the Circuit Court of Marion County, West Virginia, within 60 days after the Effective Date requesting that the fair value of such shares be found and determined. In the event of the failure of First Fidelity to institute such proceeding, the Dissenting Shareholder may do so in the name of First Fidelity.

  The foregoing does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise dissenters' rights. To exercise such rights, strict adherence to the provisions of those sections of the law of the State of West Virginia referred to above is required. EACH SHAREHOLDER WHO MAY DESIRE TO EXERCISE SUCH RIGHTS SHOULD CONSULT SUCH LAWS AND ADHERE TO THE PROVISIONS THEREOF. As in all legal matters, you would be well advised to seek the guidance of an attorney at law.

  The receipt of cash for shares of First Fidelity Common Stock and First Fidelity Preferred Stock held by a Dissenting Shareholder will be a taxable transaction to the Dissenting Shareholder for Federal income tax purposes. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with Sections 302 and 1001 (and in certain cases, other provisions) of the Internal Revenue Code of 1986. Any First Fidelity shareholder contemplating the possible exercise of dissenters' rights is urged to consult a tax advisor as to the Federal (and any applicable state and local) income tax consequences resulting from such an election.

  Shareholders of Wesbanco do not have dissenters' rights under applicable West Virginia law with respect to the vote at its Special Meeting.

RESALES OF WESBANCO COMMON STOCK AND WESBANCO PREFERRED STOCK

  The shares of Wesbanco Common Stock and Wesbanco Preferred Stock issuable upon the consummation of the Merger will be registered with the Commission under the Securities Act. Under current law, each holder of First Fidelity Common Stock and First Fidelity Preferred Stock who is not an affiliate of Wesbanco or First Fidelity within the meaning of Rule 144 or 145 under the Securities Act, may sell or transfer any shares of Wesbanco Common Stock or Wesbanco Preferred Stock such holder receives in the Merger without need of further registration under the Securities Act. This Joint Proxy Statement/Prospectus does not cover and may not be used in connection with any resales of Wesbanco Common Stock or Wesbanco Preferred Stock by such affiliates.

  Shares of Wesbanco Common Stock and Wesbanco Preferred Stock issued to First Fidelity shareholders who may be deemed to be affiliates of First Fidelity before the Merger or affiliates of Wesbanco after the Merger may be resold only in transactions permitted by Rules 145 and 144 under the Securities Act, pursuant to an effective registration statement or in transactions exempt from registration. Generally a shareholder who is an executive officer, director or a principal shareholder or other control person of a company may be deemed to be an affiliate for these purposes, while other shareholders would not be deemed to be affiliates. Rules 144 and 145, insofar as relevant to shares acquired in the Merger, impose restrictions on the manner in which affiliates may make resales and also on the quantity of resales that such affiliates, and others with whom they might act in concert, may make within any three-month period.

  It is a condition to Wesbanco's obligation to consummate the Merger that First Fidelity (i) deliver to Wesbanco a schedule specifying the persons who may be deemed to be "affiliates" of First Fidelity within the meaning of Rule 145 under the Securities Act ("Affiliates"); and (ii) use its best efforts to cause each Affiliate to deliver to Wesbanco, prior to Closing, a letter, substantially in the form of Exhibit A to the Agreement (which is set forth in Appendix II hereto) providing that the shares of Wesbanco Common Stock or Wesbanco Preferred Stock issued pursuant to the Merger in exchange for shares of First Fidelity Common Stock or First Fidelity Preferred Stock held by or for the benefit of such Affiliate (a) will not be sold or otherwise disposed of except in accordance with Rule 145 (where the Affiliate has given Wesbanco evidence of compliance with the Rule reasonably satisfactory to it) or pursuant to an effective registration statement under the Securities Act unless such person has furnished to Wesbanco a no-action or interpretive letter from the Commission or an opinion of counsel reasonably satisfactory to Wesbanco that such transaction is exempt from or otherwise complies with the registration requirements of the Securities Act; and (b) may be represented by certificates which bear an appropriate legend.

EXPENSES

  Wesbanco and First Fidelity will each bear and pay their respective costs and expenses incurred in connection with the Merger; however, all costs and expenses incurred in the printing and mailing of the Joint Proxy
Statement/Prospectus are being borne by Wesbanco. If the Merger is consummated, any expense incurred but not paid prior to the Effective Time will become the obligation of the Surviving Corporation by reason of the Merger.

ACCOUNTING TREATMENT

  As required by generally accepted accounting principles, the Merger will be accounted for as a "pooling-of-interests" by Wesbanco and First Fidelity. The results of this accounting treatment are shown in the summary unaudited combined pro forma financial data included elsewhere in this Joint Proxy Statement/Prospectus. See "Pro Forma Data".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  First Fidelity has requested, and the obligations of First Fidelity and Wesbanco to consummate the Merger are conditioned upon, the receipt of an opinion of counsel, substantially to the effect that, on the basis of facts and representations set forth in such opinion, for Federal income tax purposes:

    (i) The statutory merger of First Fidelity with FFB will constitute a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, ("IRC"), and Wesbanco and First Fidelity will each be a "party to the reorganization" as defined in IRC Section 368(b);

    (ii) No gain or loss will be recognized by Wesbanco or First Fidelity as a result of the transactions contemplated in the Agreement;

    (iii) No gain or loss will be recognized by the shareholders of First Fidelity as a result of their exchange of First Fidelity Common Stock or First Fidelity Preferred Stock, except to the extent any common stock shareholder receives cash in lieu of a fractional share or as a dissenting shareholder;

    (iv) The payment of cash in lieu of fractional share interests of Wesbanco Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Wesbanco and these cash payments will be treated as having been received as distributions in full payment in exchange for the First Fidelity Common Stock redeemed;

    (v) The holding period of the Wesbanco Common Stock and Wesbanco Preferred Stock received by each holder of First Fidelity Common Stock and Preferred Stock will include the period during which the stock of First Fidelity surrendered in exchange therefor was held, provided such stock was a capital asset in the hands of the holder on the date of exchange; and

    (vi) The Federal income tax basis of the Wesbanco Common Stock and Wesbanco Preferred Stock received by each holder of First Fidelity Common Stock or First Fidelity Preferred Stock will be the same as the basis of the stock exchanged therefor.

  THE FOREGOING FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY. THE DISCUSSION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL TAXATION OR ANY ASPECT OF STATE, LOCAL OR OTHER TAXATION THAT MAY BE RELEVANT TO PARTICULAR SHAREHOLDERS IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES, NOR TO CERTAIN TYPES OF SHAREHOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (FOR EXAMPLE, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND NON-U.S. PERSONS). SHAREHOLDERS ARE ACCORDINGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISERS AS TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE MERGER.

                    COMPARATIVE STOCK PRICES AND DIVIDENDS

WESBANCO STOCK PRICES AND DIVIDENDS

  On May 11, 1987, Wesbanco Common Stock became quoted on the National Association of Securities Dealers Automated Quotations System (NASDAQ) under the symbol WSBC. The following Wesbanco stock prices represent the range of published quotations by NASDAQ during each quarter. The most recent high and low prices on Wesbanco Common Stock were $29.38 and $29.00 as of January 5, 1994.

STOCK PRICE RANGE

                                                                 WESBANCO (1)(2)
                                                                 ---------------
                                                                  HIGH     LOW
                                                                 ---------------
   1991:First Quarter........................................... $ 14.75 $ 13.50
      Second Quarter............................................   15.00   13.50
      Third Quarter.............................................   16.50   14.75
      Fourth Quarter............................................   16.75   15.75
   1992:First Quarter........................................... $ 18.38 $ 15.75
      Second Quarter............................................   20.75   17.50
      Third Quarter.............................................   22.50   20.63
      Fourth Quarter............................................   23.00   21.25
   1993:First Quarter........................................... $ 26.25 $ 22.13
      Second Quarter............................................   30.00   25.50
      Third Quarter.............................................   34.25   29.75
      Fourth Quarter............................................   32.00   27.75

- --------

(1) On August 25, 1993, the date immediately preceding public announcement of the proposed Merger, the published high and low price reported by NASDAQ for Wesbanco stock was $34.00 and $34.00, respectively.

(2) Market Price has been adjusted for a 2 for 1 stock split which occurred on April 22, 1993.

DIVIDENDS PAID

  The following table summarizes the quarterly cash dividends per share on Wesbanco Common Stock declared by Wesbanco.

                                                                 WESBANCO (1)(2)
                                                                 ---------------
   1991:First Quarter...........................................     $.1688
      Second Quarter............................................      .1688
      Third Quarter.............................................      .1688
      Fourth Quarter............................................      .1688
   1992:First Quarter...........................................      .175
      Second Quarter............................................      .175
      Third Quarter.............................................      .175
      Fourth Quarter............................................      .175
   1993:First Quarter...........................................      .1925
      Second Quarter............................................      .1925
      Third Quarter.............................................      .20
      Fourth Quarter............................................      .20

- --------
(1) Dividends have been adjusted for a 2 for 1 stock split which occurred on April 22, 1993.

(2) On December 16, 1993 Wesbanco announced an increase in its quarterly cash dividend payable April 1, 1994 from 20 cents per share to 21 cents per share.

WESBANCO COMMON STOCK DIVIDEND POLICY

  It has been the policy of Wesbanco to declare and pay cash dividends on a quarterly basis. However, declaration and payment of future dividends will depend upon the earnings of Wesbanco and its subsidiaries, their financial condition and other factors, including applicable governmental regulations and policies. The principal sources of Wesbanco's income are dividends from its subsidiary banks. For a description of parent company liquidity, see "Index to Financial Statements--Wesbanco."

  Dividends may be paid on Wesbanco Common Stock at the discretion of Wesbanco's Board of Directors out of any funds legally available therefor. Under the West Virginia Corporation Act, dividends may be paid out of unreserved and unrestricted earned surplus, and, additionally, in certain circumstances and with the affirmative vote of holders of a majority of its outstanding shares, out of capital surplus, provided, however, that in no event may dividends be paid if Wesbanco is at the time insolvent or would be insolvent after payment of such dividends. The amount and timing of any future dividends will depend upon the earnings of Wesbanco and its subsidiaries, their financial condition, and other relevant factors. See "Government Regulation-- Dividend Restrictions".

PROPOSED WESBANCO PREFERRED STOCK

  It is not anticipated that there will be a market for Wesbanco Preferred Stock, nor is there any expectation that such a market will develop. Accordingly, there can be no assurance as to the price that may be available to a shareholder desiring to sell shares of Wesbanco Preferred Stock. Dividends on Wesbanco Preferred Stock will accrue from and after the Effective Date at an annual rate of $15.20 per share. Dividends will be cumulative and will be payable quarterly when and as declared by the Board of Directors from funds legally available for that purpose, and are payable quarterly on the 15th days of March, June, September and December in each year commencing the first dividend date after the Effective Date of the Merger. The above-described limitations under the West Virginia Corporation Act for dividends on common stock apply equally to dividends on the Wesbanco Preferred Stock.

FIRST FIDELITY STOCK PRICES AND DIVIDENDS--COMMON STOCK

  On May 5, 1987, First Fidelity's Common Stock became quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") under the symbol FFWV. The following First Fidelity stock prices represent the range of published quotations by NASDAQ during each quarter. The most recent high and low prices on First Fidelity Common Stock were $25.13 and $24.50 as of January 5, 1994.

                                                                         CASH
                                                 STOCK PRICE RANGE(1)  DIVIDENDS
                                                 --------------------- PAID PER
                                                    HIGH       LOW     SHARE(2)
                                                 ---------- ---------- ---------
   1991First Quarter............................ $     9.00 $     6.63   $.11
      Second Quarter............................       9.68       7.88    .11
      Third Quarter.............................      11.03       9.23    .11
      Fourth Quarter............................      11.93      10.58    .16
   1992First Quarter............................ $    13.28      10.35    .11
      Second Quarter............................      14.63      12.60    .11
      Third Quarter.............................      17.25      13.87    .12
      Fourth Quarter............................      19.50      16.25    .18
   1993First Quarter............................ $    19.75 $    17.50    .13
      Second Quarter............................      20.00      18.13    .13
      Third Quarter.............................      28.25      18.75    .13
      Fourth Quarter............................      25.75      24.00    .21

- --------
(1) Market prices have been restated to reflect a 10% stock dividend declared in July 1992.

(2) The first quarter dividends for the First Fidelity Common Stock and First Fidelity Preferred Stock will be paid by Wesbanco if the Merger receives the requisite shareholder approvals. The record date for the preferred stock cash dividend will be March 1, 1994 payable on March 15, 1994 to shareholders who submit their shares for transfer. The dividend amount will be $3.80 per share. The record date for the common stock cash dividend will be March 11, 1994 payable on April 1, 1994 to shareholders who submit their shares for transfer. The dividend amount will be 21 cents for each share of Wesbanco Common Stock to be received in the exchange or a pro forma equivalent of approximately 18.9 cents for each share of First Fidelity Common Stock.

FIRST FIDELITY DIVIDEND POLICY

  It has been the policy of First Fidelity to pay cash dividends on First Fidelity Common Stock and First Fidelity Preferred Stock to holders of record of such stock on the 15th day of each March, June, September and December. An annual fixed dividend of $15.20 per share of First Fidelity Preferred Stock is required to be paid in quarterly increments. The dividend payable with respect to the First Fidelity Preferred Stock is cumulative. However, the declaration and payments of future dividends will depend upon the earnings of First Fidelity and its subsidiary banks, their financial condition, and other factors, including applicable governmental regulations and policies. The principal source of First Fidelity's income is dividends from its four subsidiary banks. See "Index to Financial Statements--First Fidelity".

  Dividends may be paid on First Fidelity Common Stock at the discretion of First Fidelity's Board of Directors out of any funds legally available therefor. Under the West Virginia Corporation Act, dividends may be paid out of unreserved and unrestricted earned surplus, and, additionally, in certain circumstances and with the affirmative vote of holders of a majority of its outstanding shares, out of capital surplus, provided, however, that in no event may dividends be paid if First Fidelity is at the time insolvent or would be insolvent after payment of such dividends. The amount and timing of any future dividends will depend upon the earnings of First Fidelity and its subsidiaries, their financial condition and other relevant factors. See "Government Regulation--Dividend Restrictions".

  The Agreement provides that First Fidelity may not pay or declare dividends or other distributions on First Fidelity Common Stock other than cash dividends in the amount of sixty cents ($.60) per share of First Fidelity Common Stock per year, payable quarterly, provided that such dividends may not cumulatively exceed 45% of the after-tax income of First Fidelity for the fiscal year in which the dividends are paid. See "The Merger--Conditions and Covenants".

FIRST FIDELITY PREFERRED STOCK

  The First Fidelity Preferred Stock was issued on November 1, 1990, in conjunction with the acquisition by First Fidelity of FirstBank Shinnston. There is currently no market for the First Fidelity Preferred Stock and it is not anticipated that there will be a market for First Fidelity Preferred Stock. There can be no assurance as to the price that may be available or at which First Fidelity Preferred Stock may be sold or traded. The First Fidelity Preferred Stock is not listed on any exchange and is not included on the NASDAQ system. Dividends on the First Fidelity Preferred Stock accrue at a fixed annual rate of $15.20 per share per annum, payable quarterly on the 15th days of March, June, September and December of each year.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

DESCRIPTION OF WESBANCO CAPITAL STOCK

  The authorized capital stock of Wesbanco consists of 25,000,000 shares of common stock of the par value of $2.0833 per share, and 1,000,000 shares of preferred stock without par value. The shares of Wesbanco Common Stock now outstanding are fully paid and nonassessable. As of January 7, 1994, there were approximately 2,911 holders of record of the common stock of Wesbanco. Of the 25,000,000 shares of authorized common stock, 6,578,328 shares were issued and outstanding as of January 7, 1994. For a description of Wesbanco dividend rights, see "Comparative Stock Prices and Dividends--Wesbanco Common Stock Dividend Policy".

  As of January 7, 1994, there were no shares of preferred stock outstanding. Shares of preferred stock may be issued in one or more classes or series with such preferences, voting rights, full or limited, but not to exceed one vote per share, conversion rights and other special rights as the Board of Directors may fix in the resolution providing for the issuance of the shares. The issuance of shares of preferred stock could affect the relative rights of the common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the company, redemption rights, rights to convert their preferred stock into shares of common stock, and voting rights which would tend to dilute the voting control of the company by the holders of common stock.

  It is anticipated that Wesbanco will issue 10,000 shares of Wesbanco Preferred Stock in conjunction with the Merger transaction. The Wesbanco Preferred Stock will be identical in terms, conditions, dividends and conversion rights to that of the First Fidelity Preferred Stock, except that the conversion ratio will be fixed as of the Effective Time in accordance with the terms of the First Fidelity Preferred Stock. See "Description of First Fidelity Capital Stock" for a discussion of the rights, preferences and conversion privileges of the First Fidelity Preferred Stock.

  Subject to the above limitations, in the event of any liquidation, dissolution or winding up of Wesbanco, and subject to the application of state and federal laws, holders of Wesbanco Common Stock are entitled to share ratably in the assets available for distribution to stockholders remaining after payment of the corporation's obligations.

  Each share of Wesbanco Common Stock is entitled to one vote, and to cumulate votes in the election of directors. No holder of shares of Wesbanco Common Stock has any preemptive right to subscribe for or purchase any other securities of Wesbanco, and there are no conversion rights or redemption or sinking fund provisions applicable to Wesbanco Common Stock. However, Wesbanco elects directors on a staggered basis by class with terms of three years. This provision of its Articles of Incorporation requires a super majority vote of its shareholders to change. See "Comparison of Rights of Wesbanco and First Fidelity Shareholders".

DESCRIPTION OF FIRST FIDELITY CAPITAL STOCK

  The authorized capital stock of First Fidelity consists of 4,000,000 shares of common stock, par value of $1.25 per share, and 1,000,000 shares of preferred stock of the par value of $1.25 per share. The shares of First Fidelity Common Stock now outstanding are fully paid and nonassessable. As of January 7, 1994, there were 1,154 shareholders of record of First Fidelity Common Stock with 2,327,485 shares issued and outstanding and 43 holders of record of First Fidelity Preferred Stock with 10,000 shares of First Fidelity Preferred Stock issued and outstanding.

  Each share of First Fidelity Common Stock is entitled to one vote and to cumulate votes in the election of directors. No holder of shares of First Fidelity Common Stock has any preemptive right to subscribe for or purchase any other securities of First Fidelity, and there are no conversion rights or redemption or sinking fund provisions applicable to First Fidelity Common Stock.

  Dividends may be paid on First Fidelity Common Stock at the discretion of First Fidelity's Board of Directors out of any funds legally available therefor. For a discussion of First Fidelity's dividend policy and restrictions on the payment of dividends see "Comparative Stock Prices and Dividends--First Fidelity Dividend Policy."

  In the event of liquidation or dissolution of First Fidelity, either voluntary or involuntary, the holders of First Fidelity Common Stock are entitled to receive prorata, subject to the application of state and federal laws, such net assets of First Fidelity as are distributable to shareholders on the respective shares held by them after payment of all liabilities of the corporation and payment of all liquidation preferences to holders of First Fidelity Preferred Stock.

  First Fidelity has issued 10,000 of First Fidelity Preferred Stock with a par value of $1.25 per share. First Fidelity is authorized to issue up to 1,000,000 shares of preferred stock, in one or more series. First Fidelity may not create any class or series of stock ranking as to dividends or liquidation rights either senior or on a parity with First Fidelity Preferred Stock unless First Fidelity has first received the affirmative vote of at least two-thirds of the outstanding shares of First Fidelity Preferred Stock. The shares of First Fidelity Preferred Stock have no other voting rights except as required by law.

  An annual fixed dividend of $15.20 per share, payable in quarterly increments, is required to be paid with respect to the First Fidelity Preferred Stock. The dividend commitment is cumulative. The preferred stock may be redeemed by First Fidelity within the period from November 1, 1995 through November 30, 1995, and holders of the preferred stock are to be given at least thirty (30) days notice of the redemption date. First Fidelity may elect to convert the shares into the right to receive $190.00 in cash per share. If First Fidelity has not selected a redemption date and the holders of the shares have not otherwise caused the redemption of their shares, then on November 30, 1995, all outstanding shares will be converted into First Fidelity Common Stock.

  Each holder of First Fidelity Preferred Stock has the right to convert his shares into shares of First Fidelity Common Stock. The conversion right may be exercised any time between the sending of a redemption notice and the close of business on the redemption date, and if First Fidelity has not sent a redemption notice, the conversion right may be exercised at any time during the redemption period. The number of shares of First Fidelity Common Stock into which a share of First Fidelity Preferred Stock may be converted will be determined by dividing $190.00 by the "book value" of the First Fidelity Common Stock as defined in the

Certificate of Designation of the First Fidelity Preferred Stock. Subject to certain conditions and exceptions, the "book value" is defined to be the quotient found by dividing (1) the difference between (i) the amount of the assets of First Fidelity and (ii) the sum of (a) the amount of the total liabilities of First Fidelity and (b) the amount of the liquidation preferences of any class of shares having a preference as to liquidation rights which is not convertible into First Fidelity Common Stock by (2) the number of outstanding shares of First Fidelity Common Stock. Such "book value" differs from the "book value" of the First Fidelity Common Stock determined in accordance with Generally Accepted Accounting Principles ("GAAP"), principally in that under GAAP, the amount under Clause (1)(ii)(b) above, would generally be the amount of the liquidation preferences of all classes of shares having a liquidation preference, without regard to whether the shares of that class, such as the First Fidelity Preferred Stock, are convertible. If at the time of conversion there are accrued and unpaid dividends on the shares of First Fidelity Preferred Stock so converted, First Fidelity will have the option of either paying cash in respect of those dividends or issuing a number of additional shares of First Fidelity Common Stock found by dividing the amount of the dividends by the "book value".

  In the event of a dissolution of First Fidelity, the liquidation of its assets, or the winding up of its affairs, the holders of First Fidelity Preferred Stock will be entitled to receive out of the assets of First Fidelity available for distributions to its shareholders, before any payment or distribution is made on the First Fidelity Common Stock or any other shares ranking junior to the First Fidelity Preferred Stock as to liquidation, $190.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares cumulated and unpaid thereon to the date of final distribution.

  If there is any merger of First Fidelity, the holders of the First Fidelity Preferred Stock will not have voting rights if the merger does not change the terms of such preferred stock, except as otherwise required by law. The successor corporation, however, must agree that, upon conversion of the First Fidelity Preferred Stock, the holders will receive the same consideration that they would have received had they converted their shares immediately prior to the merger. The successor corporation in the merger must give notice of any such agreement to the holders of the First Fidelity Preferred Stock. Wesbanco has agreed that the holders of Wesbanco Preferred Stock issued in exchange for First Fidelity Preferred Stock will receive the same consideration upon conversion of the Wesbanco Preferred Stock that they would have received if they had converted their First Fidelity Preferred Stock immediately prior to the Merger. Based on "book value" of First Fidelity Common Stock as of September 30, 1993, if a holder of First Fidelity Preferred Stock had converted his shares immediately prior to the Merger, such holder would have received 13.688 shares of First Fidelity Common Stock for each share of First Fidelity Preferred Stock so converted. Accordingly, applying the merger conversion ratio of .9 share of Wesbanco Common Stock for each share of First Fidelity Common Stock, the conversion ratio for Wesbanco Preferred Stock into Wesbanco Common Stock would have been 12.319 shares, based on the book value of First Fidelity Common Stock as of September 30, 1993.

  The remaining authorized but unissued shares of preferred stock of First Fidelity may be issued in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of shares of preferred stock could effect the relative rights of the First Fidelity Common Stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors of First Fidelity at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the company, redemption rights, rights to convert their preferred stock into shares of First Fidelity Common Stock, and voting rights which would tend to dilute the voting control of the corporation by the holders of First Fidelity Common Stock.

COMPARISON OF RIGHTS OF WESBANCO AND FIRST FIDELITY SHAREHOLDERS

  The rights of the First Fidelity shareholders and the Wesbanco shareholders are governed by the respective Articles of Incorporation and Bylaws of each corporation and West Virginia law. In many respects, the rights of First Fidelity shareholders and Wesbanco shareholders are similar. Holders of common stock of each corporation are entitled to one vote for each share of common stock and to receive prorata any assets distributed to shareholders upon liquidation. The affirmative vote of the holders of the majority of the outstanding common stock of either corporation is required to approve major corporate transactions except mergers and consolidations in which case a two-thirds vote of the holders of outstanding First Fidelity Common Stock is necessary to effect such a transaction. Cumulative voting is permitted in the election of directors for both corporations, and each corporation elects directors by class using three separate classes, each with three year terms. Shareholders of neither corporation have preemptive rights to purchase their prorata shares of any additional stock issued. Additionally, both corporations are authorized to issue by appropriate resolution of their respective Boards of Directors shares of preferred stock with such preferences and rights as the Boards may determine. The shareholders of both corporations have the right under West Virginia law to dissent from certain corporate transactions and to elect dissenters' rights. See "Proposed Merger--Rights of Dissenting Shareholders".

  (i) Differences in Rights:

  There are, however, a number of differences between the rights of First Fidelity shareholders and Wesbanco shareholders. For example, Wesbanco's Bylaws require that shareholders who intend to nominate candidates for election to the Board of Directors must give written notice of such intent at least 30 days prior to the date of any shareholders meeting called for such purpose. First Fidelity's Bylaws do not require prior written notice of shareholders nominations for directors.

  Furthermore, Wesbanco's Articles of Incorporation contain certain "super majority provisions". These provisions provide that the affirmative vote of the holders of not less than 75% of the outstanding shares of the voting stock of the corporation will be required to amend or repeal the Articles of Incorporation provision dealing with the classification of the Directors into three separate classes, each to serve for staggered terms of three years. First Fidelity's Articles of Incorporation require only a two-thirds vote of the shareholders to effect a change in the classification of Directors.

  (ii) Advantages of Wesbanco Anti-Takeover Provisions:

  The provisions constitute defensive measures which are designed in part, to discourage, and to insulate the corporation against, hostile takeover efforts, which the Wesbanco Board might determine are not in the best interests of Wesbanco and its shareholders. The provisions are designed as reasonable precautions to protect against, and to assure the opportunity to assess and evaluate such confrontations.

  (iii) Disadvantages of Wesbanco Anti-Takeover Provisions:

  The classification of the Board makes it more difficult to change Directors since they are elected for terms of three years rather than one year, and at least two annual meetings instead of one are required to change a majority of the Board. Furthermore, due to the smaller number of Directors to be elected at each annual meeting, holders of a minority of the voting stock may be in a less favorable position to elect Directors through the use of cumulative voting. The super majority provision makes it more difficult for shareholders to effect changes in the classification of Directors. The ability of the Board of Directors to issue additional shares of common and preferred stock also permits the Board to authorize issuances of stock which may be dilutive and, in the case of preferred stock, which may affect the substantive rights of shareholders without requiring an additional shareholder vote. Collectively, the provisions may be beneficial to management in a hostile takeover attempt, making it more difficult to effect changes, and at the same time, adversely affecting shareholders who might wish to participate in such a takeover attempt.

  The foregoing identification of certain specific differences between the rights of Wesbanco and First Fidelity shareholders is not intended to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the West Virginia Corporations Act and the articles and bylaws referred to above.

                                PRO FORMA DATA
                   Certain Information about the Unaudited
                      Pro forma Combined Financial Data
                   Notes to Pro forma Financial Information

     The following unaudited pro forma combined balance sheet as of September 30, 1993 and pro forma combined income statements for the nine months ended September 30, 1993 and 1992 and years ended December 31, 1992, 1991 and 1990 are presented on the following pages and include pro forma combined data for WesBanco and First Fidelity.

     This acquisition will be accounted for using the pooling-of-interests accounting method. Under this method of accounting, the historical financial statements are combined for all periods presented. The unaudited pro forma statements were prepared as if the combinations became effective on January 1 of the earliest year presented, January 1, 1990, and are for informational purposes only. The pro forma financial information should be read in conjunction with the other financial information presented herein, incorporated by reference and with the separate historical and supplemental financial statements, including the notes thereto, of each institution.

     Expenses relating to the acquisition of First Fidelity are estimated within a range of $150,000 to $175,000.


Notes to Pro forma Financial Information
- ----------------------------------------

     An adjustment was made to the pro forma balance sheet which represents the issuance of 2,090,954 shares of WesBanco Common Stock at par value and the related transfer out of capital surplus. An adjustment was also made to the pro forma balance sheet to retire 500 shares of First Fidelity Common Stock held by WesBanco and the related transfer out of common stock and surplus. WesBanco will also issue 10,000 shares of a WesBanco Redeemable Preferred Stock which has the same attributes as First Fidelity Redeemable Preferred Stock. First Fidelity treasury stock was considered retired as of the acquisition date. There were no intercompany transactions or adjustments to the pro forma summary income statement.

Per share information has been retroactively adjusted for the April 1993 two for one stock split by WesBanco and the July 1992 10% stock dividend by First Fidelity.

Earnings per share was computed by dividing net income less preferred dividends and accretion, where applicable, by the weighted average number of shares outstanding during each period.

                                WESBANCO, INC.
                           PRO FORMA BALANCE SHEET
                              September 30,1993
                          (In Thousands, Unaudited)

                                                                        FIRST        CONSOL-
                                                         WESBANCO,    FIDELITY      IDATION   PRO FORMA
ASSETS                                                     INC.     BANCORP, INC.   ENTRIES   COMBINED
                                                         --------   -------------   -------   ---------
Cash and due from banks                                   $  30,563   $ 14,623               $   45,186
Interest-bearing deposits                                       297        142                      439
Federal funds sold                                           19,020     16,935                   35,955

Investment securities                                       413,816     86,135           (9)    499,942

Loans (net of unearned income)                              548,509    183,300                  731,809
  Less: reserve for possible loan losses                     (9,044)    (2,337)                 (11,381)
                                                         ----------   --------   ----------  ----------
    Loans - net                                             539,465    180,963                  720,428

Bank premises and equipment                                  14,700      7,881                   22,581

Other assets                                                 20,224      3,404                   23,628
                                                         ----------   --------   ----------  ----------
TOTAL ASSETS                                             $1,038,085   $310,083           (9) $1,348,159
                                                         ==========   ========   ==========  ==========
LIABILITIES
Deposits:
Non interest bearing                                        $82,505   $ 31,317              $   113,822
Interest bearing                                            771,015    227,893                  998,908
                                                         ----------   --------   ----------  ----------
Total deposits                                              853,520    259,210                1,112,730

Short-term borrowings                                        49,395     14,206                   63,601
Other liabilities                                            12,332      2,590                   14,922
                                                         ----------   --------   ----------  ----------
TOTAL LIABILITIES                                           915,247    276,006                1,191,253
                                                         ----------   --------   ----------  ----------

Redeemable Preferred stock (Series A 8% cumulative,
$1.25 par value,10,000 shares issued and outstanding)             0      1,833                    1,833

SHAREHOLDERS' EQUITY
Preferred stock (no par value; 1,000,000
 shares authorized)                                               0          0                        0
Common stock ($2.0833 par value; 25,000,000
 shares authorized)                                          13,809      2,920        1,435      18,164
Capital surplus                                              16,352     13,059       (1,580)     27,831
Capital reserves                                              2,139          0                    2,139
Retained earnings                                            92,843     16,401                  109,244
  Less: Treasury stock                                       (1,323)      (136)         136      (1,323)
        ESOP benefit                                           (982)         0                     (982)
                                                         ----------   --------   ----------  ----------
TOTAL SHAREHOLDERS' EQUITY                                  122,838     32,244           (9)    155,073
                                                         ----------   --------   ----------  ----------
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY                                                   $1,038,085   $310,083           (9) $1,348,159
                                                         ==========   ========   ==========  ==========

See Notes to ProForma Financial Information

                                WESBANCO, INC.
                      PRO FORMA SUMMARY INCOME STATEMENT
                           FOR THE NINE MONTHS ENDED
                               SEPTEMBER 30,1993
            (in thousands, except for share and per share amounts)
                                  (unaudited)

                                                                       FIRST         CONSOL-
                                                         WESBANCO    FIDELITY       IDATION   PRO FORMA
                                                           INC.    BANCORP, INC.    ENTRIES   COMBINED
                                                         --------  -------------    -------   ---------
INTEREST INCOME:

Interest and fees on loans                                  $35,988    $12,064          $0       $48,052
Interest on investment securities                            19,695      3,993           0        23,688
Other interest income                                           178        387           0           565
                                                         ----------   --------   ----------   ----------

  Total interest income                                      55,861     16,444           0        72,305
                                                         ----------   --------   ----------   ----------

INTEREST EXPENSE:

Interest on deposits                                         22,870      5,603           0        28,473
Other borrowings                                              1,064        399           0         1,463
                                                         ----------   --------   ----------   ----------

  Total interest expense                                     23,934      6,002           0        29,936
                                                         ----------   --------   ----------   ----------

Net interest income                                          31,927     10,442           0        42,369
  Provision for possible loan losses                          1,700        255           0         1,955
                                                         ----------   --------   ----------   ----------


Net interest income after provision
 for possible loan losses                                    30,227     10,187           0        40,414

Total other income                                            6,504      1,028           0         7,532
Total other expense                                          21,353      7,217           0        28,570
                                                         ----------   --------   ----------   ----------

  Income before income taxes                                 15,378      3,998           0        19,376
  Provision for income taxes                                  4,137      1,373           0         5,510
                                                         ----------   --------   ----------   ----------
Net Income                                                  $11,241     $2,625          $0       $13,866
                                                         ==========   ========   ==========   ==========
Preferred Stock Dividends and Discount Accretion                 $0       $138                      $138

Earnings Per Share of Common Stock:
Net Income                                                    $1.70      $1.07                     $1.58

Average Shares Outstanding                                6,601,533  2,318,287                 8,687,991

Book Value Per Share of Common Stock                         $18.67     $13.88                    $17.89

See Notes to ProForma Financial Information.

                                WESBANCO, INC.
                      PRO FORMA SUMMARY INCOME STATEMENT
                          FOR THE NINE MONTHS ENDED
                              SEPTEMBER 30, 1992
            (in thousands, except for share and per share amounts)
                                 (unaudited)

                                                      FIRST        CONSOL-
                                       WESBANCO,     FIDELITY      IDATION      PRO FORMA
                                         INC.      BANCORP, INC.   ENTRIES      COMBINED
                                       ---------   -------------   --------     ------------
INTEREST INCOME:
    Interest and fees on loans            $37,155      $13,028           $0          $50,183
    Interest on investment
     securities                            19,985        4,585            0           24,570
    Other interest income                   1,698          568            0            2,266
                                       ----------  -----------     --------     ------------
      Total interest income                58,838       18,181            0           77,019
                                       ----------  -----------     --------     ------------
  INTEREST EXPENSE:

  Interest on deposits                     28,410        7,264            0           35,674
  Other borrowings                          1,119          431            0            1,550
                                       ----------  -----------     --------     ------------
  Total interest expense                   29,529        7,695            0           37,224
                                       ----------  -----------     --------     ------------
  Net interest income                      29,309       10,486            0           39,795
    Provision for possible loan losses      1,578          315            0            1,893
                                       ----------  -----------     --------     ------------
  Net interest income after
   provision for possible
   loan losses                             27,731       10,171            0           37,902

  Total other income                        6,417        1,048            0            7,465
  Total other expense                      20,847        7,119            0           27,966
                                       ----------  -----------     --------     ------------
  Income before income taxes and
   effect of the change in
   accounting for post-
   retirement benefits                     13,301        4,100            0           17,401
  Provision for income taxes                3,675        1,405                         5,080
                                       ----------  -----------     --------     ------------
  Income before effect of the
   change in accounting for
   postretirement benefits                  9,626        2,695            0          12,321
  Effect of the change in
   accounting for postretirement
   benefits-net of tax effect                (592)           0            0            (592)
                                       ----------  -----------     --------     ------------

Net Income                                 $9,034       $2,695           $0         $11,729
                                       ==========  ===========     ========     ============
Preferred Stock Dividends and
 Discount Accretion                            $0       $  138                       $   138

  Earnings Per Share of Common Stock:
  Income before effect of the
   change in accounting for
   postretirement benefits                 $ 1.46       $ 1.11                       $  1.40
  Effect of the change in accounting
   for postretirement benefits-net
   of tax effect                            (0.09)           0                         (0.07)
                                       ----------  -----------     --------     ------------

  Net Income                               $ 1.37       $ 1.11                       $  1.33
                                       ==========  ===========     ========     ============

  Average Shares Outstanding            6,613,400    2,303,604                     8,686,644
  Book Value Per Share of Common
   Stock                                   $17.35       $12.99                        $16.65

See Notes to ProForma Financial Information.

                                WESBANCO, INC.
                      PRO FORMA SUMMARY INCOME STATEMENT
                              FOR THE YEAR ENDED
                               DECEMBER 31, 1992
            (in thousands, except for share and per share amounts)
                                  (unaudited)

                                                   FIRST      CONSOL-
                                    WESBANCO,     FIDELITY    IDATION  PRO FORMA
                                       INC.     BANCORP, INC. ENTRIES   COMBINED
                                    ---------   ------------  -------  ---------
INTEREST INCOME:

Interest and fees on loans            $49,146        $17,242       $0    $66,388
Interest on investment securities      26,930          6,031        0     32,961
Other interest income                   1,721            701        0      2,422
                                    ---------     ----------    -----    -------
    Total interest income              77,797         23,974        0    101,771
                                    ---------     ----------    -----    -------
INTEREST EXPENSE:

Interest on deposits                   36,657          9,364        0     46,021
Other borrowings                        1,465            597        0      2,062
                                    ---------     ----------    -----    -------
    Total interest expense             38,122          9,961        0     48,083
                                    ---------     ----------    -----    -------
Net interest income                    39,675         14,013        0     53,688
    Provision for possible loan
     losses                             2,850            429        0      3,279
                                    ---------     ----------    -----    -------
Net interest income after
 provision for possible loan
 losses                                36,825         13,584        0     50,409

Total other income                      8,450          1,413        0      9,863
Total other expense                    27,668          9,609        0     37,277
                                    ---------     ----------    -----    -------
Income before income taxes and
 effect of the change in
 accounting for postretirement
 benefits                              17,607          5,388        0     22,995
  Provision for income taxes            4,683          1,841               6,524
                                    ---------     ----------    -----    -------
Income before effect of the
 change in accounting for
 postretirement benefits               12,924          3,547        0     16,471
Effect of the change in
 accounting for postretirement
 benefits-net of tax effect              (592)             0        0       (592)
                                    ---------     ----------    -----    -------
Net Income                            $12,332         $3,547       $0    $15,879
                                    =========     ==========    =====    =======

Preferred Stock Dividends and
 Discount Accretion                        $0           $184                $184

Earnings Per Share of Common
 Stock:
Income before effect of the
 change in accounting for
 postretirement benefits              $  1.96          $1.46               $1.88
Effect of the change in
 accounting for postretirement
 benefits-net of tax effect             (0.09)             0               (0.07)
                                    ---------     ----------    -----    -------
Net Income                              $1.87          $1.46               $1.81
                                    =========     ==========    =====    =======

Average Shares Outstanding          6,613,382      2,307,195           8,689,858
Book Value Per Share of Common
 Stock                                 $17.69         $13.21              $16.96

See Notes to ProForma Financial Information.

                                WESBANCO, INC.
                      PRO FORMA SUMMARY INCOME STATEMENT
                              FOR THE YEAR ENDED
                               DECEMBER 31,1991
            (in thousands, except for share and per share amounts)
                                   unaudited

                                                        FIRST         CONSOL-
                                            WESBANCO,  FIDELITY      IDATION     PRO FORMA
                                              INC.     BANCORP, INC. ENTRIES     COMBINED
                                           ----------  ------------- -------    ---------
INTEREST INCOME:

Interest and fees on loans                    $52,200    $17,753          $0      $69,953
Interest on investment securities              27,015      7,056           0       34,071
Other interest income                           3,430      1,531           0        4,961
                                           ----------  ---------         ---    ---------
  Total interest income                        82,645     26,340           0      108,985
                                           ----------  ---------         ---    ---------
INTEREST EXPENSE:

Interest on deposits                           44,060     12,138           0       56,198
Other borrowings                                2,298        826           0        3,124
                                           ----------  ---------         ---    ---------
  Total interest expense                       46,358     12,964           0       59,322
                                           ----------  ---------         ---    ---------
Net interest income                            36,287     13,376           0       49,663
  Provision for possible loan losses            2,337        626           0        2,963
                                           ----------  ---------         ---    ---------
 Net interest income after provision for
 possible loan losses                          33,950     12,750           0       46,700

Total other income                              7,810      1,357           0        9,167
Total other expense                            26,799      9,426           0       36,225
                                           ----------  ---------         ---    ---------
Income before provision for income taxes       14,961      4,681           0       19,642
  Provision for income taxes                    3,723      1,516           0        5,239
                                           ----------  ---------         ---    ---------
Net Income                                    $11,238     $3,165          $0      $14,403
                                           ==========  =========         ===    =========
Preferred Stock Dividends and
   Discount Accretion                              $0       $184                     $184

Earnings Per Share of Common Stock:
Net Income                                      $1.70      $1.30                    $1.64

Average Shares Outstanding                  6,610,722  2,295,623                8,676,783

Book Value Per Share of Common Stock           $16.59     $12.26                   $16.22

See Notes to ProForma Financial Information.

                                WESBANCO, INC.
                      PRO FORMA SUMMARY INCOME STATEMENT
                              FOR THE YEAR ENDED
                               DECEMBER 31,1990
            (in thousands, except for share and per share amounts)
                                  (unaudited)

                                                          FIRST      CONSOL-
                                            WESBANCO,    FIDELITY    IDATION     PRO FORMA
                                              INC.     BANCORP, INC. ENTRIES     COMBINED
                                           ----------  ------------- -------    ---------
INTEREST INCOME:

Interest and fees on loans                   $52,035     $14,028          $0       $66,063
Interest on investment
 securities                                   27,581       5,519           0        33,100
Other interest income                          4,877       1,736           0         6,613
                                           ----------  ---------         ---    ----------
  Total interest income                       84,493      21,283           0       105,776
                                           ----------  ---------         ---    ----------
INTEREST EXPENSE:

Interest on deposits                          47,300      10,014           0        57,314
Other borrowings                               2,830       1,181           0         4,011
                                           ----------  ---------         ---    ----------
  Total interest expense                      50,130      11,195           0        61,325
                                           ----------  ---------         ---    ----------
Net interest income                           34,363      10,088           0        44,451
  Provision for possible loan
   losses                                      1,984         384           0         2,368
                                           ----------  ---------         ---    ----------
Net interest income after
 provision for possible
 loan losses                                  32,379       9,704           0        42,083
Total other income                             7,247         999           0         8,246
Total other expense                           24,922       7,179           0        32,101
                                           ----------  ---------         ---    ----------
Income before provision for
 income taxes                                 14,704       3,524           0        18,228
  Provision for income taxes                   3,424       1,063           0         4,487
                                           ----------  ---------         ---    ----------
Net Income                                   $11,280      $2,461          $0       $13,741
                                           ==========  =========         ===    ==========
Preferred Stock Dividends and
 Discount Accretion                               $0         $18                   $18

Earnings Per Share of Common
 Stock:
Net Income                                     $1.71       $1.25                     $1.64

Average Shares Outstanding                 6,617,748   1,961,686                 8,383,265

Book Value Per Share of Common
 Stock                                        $15.43      $13.35                    $15.10

See Notes to ProForma Financial Information.

                          COMPARATIVE PER SHARE DATA
                                  (unaudited)

     The following table sets forth for WesBanco and First Fidelity certain historical per share financial information for the nine month periods ended September 30, 1993 and 1992 and the years ended December 31, 1992, 1991 and 1990. The pro forma equivalent per share information for each company is computed, where applicable, using the WesBanco pro forma information and the applicable exchange ratio of WesBanco Common Stock for each share of the First Fidelity Common Stock. This information is not necessarily an indicator of future operations and should be read in conjunction with the historical, supplemental and unaudited pro forma financial statements which are furnished within this Joint Proxy Statement/Prospectus or have been furnished separately. The exchange ratio for each share of First Fidelity Common Stock is .9 shares of WesBanco Common Stock. See "Pro Forma Data."

                                      For the Nine
                                      Months Ended
                                     September 30,       Year Ended December 31,
                                   ------------------   ------------------------
                                    1993         1992    1992    1991     1990
                                   ------       -----   ------  ------   ------


WESBANCO COMMON STOCK

  Net income per share
    Historical                    $ 1.70       $ 1.37  $ 1.87  $ 1.70  $ 1.71
    Pro forma                       1.58         1.33    1.81    1.64    1.64
  Dividend per share
    Historical                      .585         .525     .70    .675     .65
  Book value per share
    Historical                     18.67        17.35   17.69   16.59   15.43
    Pro forma                      17.89        16.65   16.96   16.22   15.10

FIRST FIDELITY COMMON STOCK

  Net income per share
    Historical                    $ 1.07       $ 1.11  $ 1.46  $ 1.30  $ 1.25
    Pro forma                       1.42         1.19    1.63    1.48    1.48
  Dividend per share
    Historical                       .39          .39    .521    .491    .486
    Pro forma                       .527         .473     .63    .608    .585
  Book value per share
    Historical                     13.88        12.99   13.21   12.26   13.35
    Pro forma                      16.10        14.99   15.26   14.60   13.59


                      INFORMATION WITH RESPECT TO WESBANCO

HISTORY

  Wesbanco is a multi-bank holding company chartered under the laws of the State of West Virginia. As of December 1, 1993, Wesbanco had nine banking affiliates located in Wheeling, Wellsburg, Elizabeth, Parkersburg, Charleston, Sissonville and Kingwood in West Virginia and Barnesville, Ohio. On a consolidated historical basis, as of September 30, 1993, Wesbanco had total assets of $1,038,085,000, net loans of $539,465,000, deposits of $853,520,000 and shareholders equity of $122,838,000. As of January 7, 1994, Wesbanco had approximately 2,911 shareholders, and 6,578,328 shares of common stock outstanding. Wesbanco has no preferred stock issued and outstanding.

  Wesbanco had been inactive since its incorporation in 1968, but was activated on December 31, 1976, and exchanged its common stock on a share for share basis with the former holders of common stock of Wheeling Dollar Savings & Trust Co. During 1984, Wesbanco acquired three financial institutions with combined assets approximating $57,000,000 as of December 31, 1984. During 1985, Wesbanco acquired one financial institution with assets as of December 31, 1985, of approximately $41,000,000 and merged Wheeling Dollar Savings & Trust Co. with the Citizens National Bank of Follansbee, which was one of the banks acquired in 1984. The name of the resulting institution was changed to Wheeling Dollar Bank. During 1987, Wesbanco acquired four financial institutions with combined assets of approximately $215,567,000. During 1988, Wesbanco acquired one financial institution with assets as of the date of acquisition of approximately $68,280,000. During 1991 Wesbanco acquired one financial institution with assets as of the date of acquisition of approximately $95,510,000. During 1992, Wesbanco acquired two financial institutions, one with assets of approximately $144,849,000 in assets, and one of approximately $18,127,000 in assets, as of the dates of acquisition. Effective July 1, 1991, Wesbanco changed the name of all of its affiliate banks to Wesbanco Bank plus the name of the location of the Bank, except for Albright National Bank of Kingwood and The First National Bank of Barnesville which were changed subsequently since they were acquired after that date.

  Wesbanco is a decentralized banking operation, with affiliates acting autonomously in day to day decisions. The principal role of the holding company is to provide management, leadership and access to specialized staff resources in areas such as: asset/liability management, regulations, lending policies, data processing, accounting, investment and budgeting.

  Dividends received from affiliates are Wesbanco's major source of income. Dividend payments by the banking affiliates depend primarily on their earnings and are limited by various regulatory restrictions. On September 30, 1993, the affiliates, without prior approval from the regulators, could have distributed dividends of approximately $18,991,000. Wesbanco has not issued debt securities as a source of funding for the assets of the affiliate banks.

  Wesbanco has reported to its stockholders that it may engage in other activities of a financial nature authorized by the Board of Governors of the Federal Reserve System either directly through a subsidiary or through acquisition of established companies, though no specific proposals are underway. As of September 30, 1993, neither the parent corporation nor any of the subsidiaries were engaged in any operation in foreign countries and have had no material transactions with customers in foreign countries.

FUTURE ACQUISITIONS

  Wesbanco continues to foster discussion with respect to additional acquisitions of banks, thrifts and thrift and bank holding companies. The tentative nature of such discussions, however, makes it impossible to predict the number or size of any future acquisitions.

OPERATIONS

  Wesbanco, through its subsidiaries, conducts a general banking, commercial and trust business. Its full service banks offer, among other things, retail banking services, such as demand, savings and time deposits; commercial, mortgage and consumer installment loans; credit card services through VISA and MasterCard; personal and corporate trust services; discount brokerage services; and travel services. Most affiliates are participating in or will be participating in local partnerships which operate banking machines in those local regions under the name of OWL. The banking machines are linked to CIRRUS, a nationwide banking network.

  The principal operations of Wesbanco are conducted at the main offices of Wesbanco and Wesbanco Bank Wheeling located at Bank Plaza, Wheeling, West Virginia. This facility was constructed in 1976, and consists of a modern eight story glass enclosed commercial building with a main lobby for banking operations and an integral four-lane drive-in facility with additional space for customer parking. The structure not only provides office space for Wesbanco and Wesbanco Bank Wheeling, but as well, certain additional commercial space which is leased to various commercial enterprises.

  Wesbanco Bank Wheeling (formerly Wheeling Dollar Bank), a state banking corporation, is the largest banking subsidiary of Wesbanco and represents approximately 39% of the consolidated assets and 33% of the consolidated net income as of September 30, 1993. It is a full service bank offering a wide range of services to consumers, businesses and government bodies, including but not limited to, checking and savings accounts, certificates of deposit, consumer loans, mortgage loans, commercial loans, personal and corporate trusts, data processing and other banking services. The bank has approximately 288 full-time equivalent employees. The bank's Trust Department is one of the largest in the State of West Virginia and offers a wide range of services as Executor, Trustee, Guardian and Agent. It serves as Transfer Agent and Registrar for corporations and performs fiduciary services for municipalities. Total market value of assets under management in the Trust Department was approximately $1.1 billion as of September 30, 1993. The Bank also operates nine branch offices, three of which are located in Wheeling, two of which are located in Follansbee, two in New Martinsville, one in Pine Grove and one in Sistersville, West Virginia. All branch offices of the bank also operate drive-in facilities.

  Wesbanco Bank Wellsburg, Inc. (formerly Brooke National Bank) is a state banking corporation located in Wellsburg, West Virginia. The bank also provides general services and offers a similar range of services to that provided by Wesbanco Bank Wheeling. The bank also operates drive-in facilities which are located immediately adjacent to its banking facility. As of September 30, 1993, assets, deposits and number of full time equivalent employees were $55,391,000, $46,966,000 and 20, respectively.

  Wesbanco Bank South Hills (formerly South Hills Bank) is a state banking corporation located in Charleston, West Virginia. The bank also provides general banking services similar to the services provided by Wesbanco Bank Wheeling. The bank operates a drive-in facility which is located at its main banking facility. As of September 30, 1993, the bank had total assets of approximately $52,716,000, deposits of approximately $43,544,000, and 20 full time equivalent employees.

  Wesbanco Bank Elizabeth (formerly Wirt County Bank) is a state banking corporation located in Elizabeth, Wirt County, West Virginia. The bank also provides general banking services similar to the services provided by Wesbanco Bank Wheeling. The bank operates a drive-in facility, which is located at its main banking facility. As of September 30, 1993, the bank had approximately $24,483,000 in assets, deposits of approximately $20,277,000, and 11 full time equivalent employees.

  Wesbanco Bank Elm Grove, Inc. (formerly First National Bank and Trust Company of Wheeling) is a state banking corporation located in Elm Grove, Wheeling, West Virginia. Wesbanco Bank Elm Grove, Inc. also provides general banking and trust services similar to the services provided by WesBanco Bank Wheeling. The bank also operates a drive-in facility and one branch facility. As of September 30, 1993, the bank had approximately $156,285,000 in assets, deposits of approximately $124,150,000, and 54 full time equivalent employees.

  Wesbanco Bank Sissonville (formerly Bank of Sissonville) is a state banking corporation located in Sissonville, West Virginia. The bank also provides general banking services similar to the services provided by Wesbanco Bank Wheeling. The bank operates a drive-in facility which is located at its main banking facility. As of September 30, 1993, the bank had approximately $37,485,000 in assets, $31,022,000 in deposits and 19 full time equivalent employees.

  Wesbanco Bank Parkersburg (formerly Mountain State Bank) is also a state banking corporation located in Parkersburg, West Virginia. The bank also provides general banking and trust services similar to the services provided by Wesbanco Bank Wheeling. The bank also operates a drive-in facility which is located at its main banking facility and a full service branch which is located at Mineral Wells, West Virginia. As of September 30, 1993, the bank had approximately $81,920,000 in assets, $71,724,000 in deposits, and 48 full time equivalent employees.

  Wesbanco Bank Kingwood is a West Virginia banking corporation located in Kingwood, West Virginia. The bank also provides general banking and trust services similar to the services provided by Wesbanco Bank Wheeling. The bank operates two full service branch offices at Masontown and Bruceton Mills, West Virginia. As of September 30, 1993, the bank had approximately $98,879,000 in assets and, $85,755,000 in deposits, and 50 full time employees.

  Wesbanco Bank Barnesville is an Ohio banking corporation located in Barnesville, Ohio, the bank also provides general banking and trust services similar to the services provided by Wesbanco Bank Wheeling. The bank operates out of its principal office located at 101 E. Main Street, Barnesville, Ohio, and also operates branch facilities in Beallsville, Bethesda and Woodsfield, Ohio. As of September 30, 1993, the bank had approximately $145,234,000 in assets and $125,887,000 in deposits, and 68 full time employees.

  As lenders, banks can be potentially liable under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. (S) 9601 et seq., for cleanup of hazardous substances from property on which the bank forecloses or in which it has a security interest. CERCLA imposes liability for removal and remediation of hazardous substances on various types of parties, including "owners or operators" of a contaminated site. See 42 U.S.C. (S) 9607(a). In the definition of "owners or operators," CERCLA exempts from liability those who, without participating in the management of a facility, hold indicia of ownership in the facility primarily to protect a security interest. See 42 U.S.C. (S) 9601(2)(A). However, CERCLA's secured creditor exemption from liability has been narrowed by recent judicial interpretation. In a recent decision, the United States Court of Appeals for the Eleventh Circuit held that a lender could be liable for cleanup costs if its involvement in the financial management of the facility was broad enough to support an inference that it could have affected hazardous waste disposal decisions. See United States v. Fleet Factors Corp., 801 F.2d 1550 (11th Cir.
1990), cert. denied, 111 S.Ct. 752 (1991). A federal district court had earlier held that CERCLA's secured creditor exemption did not insulate from liability a mortgagee that had foreclosed and later acquired secured property. See United States v. Maryland Bank & Trust Co., 632 F. Supp. 573 (D. Md. 1986). More recently, however, the Ninth Circuit rejected the "capacity to influence" test of Fleet Factors and held that the mere unexercised power of a lender to get involved in a borrower's management was not enough to impose CERCLA liability on a secured lender. See Bergsoe Metal v. East Asiatic Co., 910 F.2d 668 (9th Cir. 1990). The United States Court of Appeals for the Fourth Circuit, which has jurisdiction over Wesbanco, has not yet ruled on this issue, and whether it will follow the Fleet Factors decision cannot be determined at this time. Currently, Wesbanco does attempt to screen loan applicants concerning environmental matters with respect to collateral pledged to it as security for loans. Currently, Wesbanco is not aware of any specific collateral pledged to it on which there are hazardous materials or potential liability under CERCLA. However, there can be no assurances that liability under CERCLA or otherwise for cleanup of hazardous materials will not occur in the future. In the event that such liability occurs, it could have a material adverse effect on the financial position and results of operations of Wesbanco.

COMPETITION

  The 1980's was a period of significant legislative change in West Virginia for banks and bank holding companies. Prior to 1982, West Virginia was a unit banking State and prohibited multi-bank holding companies and branch banking. As a result of legislation enacted in 1982, banks were permitted to establish a limited number of branches by purchase, merger or consolidation with another banking institution and to establish an additional branch by the construction, lease or acquisition of branch facilities in the unbanked areas within the county of its principal office. In 1984, legislation further eased these restriction by removing the "unbanked area" limitation on county wide branching effective June 7, 1984, and by providing for the phased implementation of branch banking throughout the State beginning in 1987, with unlimited branch banking after 1991.

  As a result of legislation adopted in the 1986 session of the Legislature, West Virginia further eased or eliminated restrictions on branch banking and joined the growing number of states that permit interstate acquisitions of banks and bank holding companies on a reciprocal basis. Specifically, the new legislation permits West Virginia bank holding companies to acquire banks and bank holding companies in other states and out-of-state bank holding companies to acquire West Virginia banks or bank holding companies on a reciprocal basis; however, the entry by out-of-state bank holding companies is permitted only by the acquisition of an existing institution which has operated in West Virginia for two years prior to acquisition. Similar provisions were enacted to allow reciprocal interstate acquisitions by thrift institutions such as savings and loan holding companies, savings and loan associations, savings banks, and building and loan associations.

  The new legislation also accelerated the effective date of state-wide unlimited branch banking from 1991 to January 1, 1987. Under the recent legislation, interstate banking activities were delayed until January 1, 1988, in order to permit West Virginia institutions one year to branch and make other acquisitions state-wide before the advent of interstate banking. The recent legislation does not permit the chartering and formation of de novo banks in West Virginia by out-of-state bank holding companies nor does it permit West Virginia banks to establish branch banks across state lines (either de novo or by formation or merger).

  Each bank faces strong competition for local business in its respective market areas. Competition exists in efforts to obtain new deposits, in the scope and types of services offered, and the interest rates paid on time deposit and charged on loans, and in other aspects of banking. Banks encounter substantial competition not only from other commercial banks but also from other financial institutions. Savings banks, savings and loan associations, and credit unions actively compete for deposits. Such institutions, as well as consumer finance companies, brokerage firms, insurance companies and other enterprises, are important competitors for various types of business. In addition, personal and corporate trust services and investment counseling services are offered by insurance companies, investment counseling firms and other business firms and individuals.

  Such competition has increased due to the passage of the Depository Institution Deregulation and Monetary Control Act of 1980 and the Garn-St. Germain Depository Institutions Act of 1982.

PRINCIPAL SHAREHOLDERS

  To the best of management's knowledge, the Trust Department of Wesbanco Bank Wheeling, Bank Plaza, Wheeling, West Virginia, 26003, is the only holder or beneficial owner of more than 5% of the common stock of the Corporation. As of November 4, 1993, 794,009 shares of the common stock of the Corporation, representing 12.07% of the shares outstanding, were held in various capacities in the Trust Department. Of these shares, the Bank does not have voting control of 462,169 shares, representing 7.03% of the shares outstanding, has partial voting control of 12,742 shares, representing .19% of the shares outstanding, and sole voting control of 319,098 shares, representing 4.85% of the shares outstanding. In accordance with its general practice shares of the common stock of the Corporation over which the Bank has sole voting control will be voted in accordance with the recommendations of management. Shares over which the Bank has partial voting control will be similarly voted if the Bank has the concurrence of the co-fiduciary or co-fiduciaries.

  The following table lists each stockholder known to Wesbanco to be the beneficial owner of more than 5% of Wesbanco's common stock as of September 30, 1993, as more fully described above:

                                          NAME &
                                        ADDRESS OF      AMOUNT & NATURE
              TITLE OF                  BENEFICIAL       OF BENEFICIAL  PERCENT
                CLASS                     OWNER            OWNERSHIP    OF CLASS
              --------             -------------------- --------------- --------
   Common......................... Wesbanco Bank           794,009*      12.07%
                                   Wheeling Trust Dept.
                                   Bank Plaza
                                   Wheeling, WV 26003

- --------
* Nature of beneficial ownership more fully described in text immediately preceding table.

  Holders of Wesbanco Common Stock will not experience a change in the number of Wesbanco shares held by them as a result of the Merger; however, their percentage ownership will decrease. Based on stock ownership as of November 4, 1993, and assuming a total of 8,669,282 shares of Wesbanco Common Stock outstanding immediately after the Merger, the Trust Department of Wesbanco Bank Wheeling would own 3.68% with sole voting and investment power and .15% with shared power, Directors and Officers, as a group, would beneficially hold 8.7% and 2 Directors or Officers would beneficially hold 1% or more of the outstanding common stock of Wesbanco. For stock ownership of Wesbanco Directors and Officers see the Wesbanco Proxy Statement for the Annual Meeting of Shareholders for April 21, 1993, incorporated herein by reference and delivered herewith. See "Incorporation of Certain Documents by Reference."

WESBANCO ESOP

  The Wesbanco Employee Stock Ownership Plan (the "ESOP") is a stock bonus plan designated as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986 (the "Code"). The ESOP was adopted on December 31, 1986, primarily to permit eligible employees to acquire stock ownership interests in the Company. The ESOP is intended to be a qualified plan within the meaning of Section 401(a) of the Code and the trust created pursuant to the ESOP (the "ESOP Trust") is intended to be a qualified trust within the meaning of Section 501(a) of the Code.

  All employees of Wesbanco, together with all employees of affiliated companies which adopt or have adopted the ESOP, to date, all existing affiliates of Wesbanco, are eligible to participate in the ESOP upon completion of a year of service. Employees may make no contributions to the ESOP. The Board of Directors of Wesbanco annually determines, in its discretion, the amount, if any, of the employer contribution to the ESOP. However, when, as is now the case, the ESOP trust has entered into a loan for the purposes of acquiring employer securities, the employer contribution will be at least an amount of cash sufficient to amortize the loan. Otherwise, employer contributions may be in the form of cash or shares of Wesbanco securities.

  The ESOP provides that the trustee of the ESOP Trust (the "ESOP Trustee") may enter into a loan transaction, upon terms and conditions not inconsistent with
Section 4975 of the Code and the regulations thereunder, and apply the proceeds of such loan toward the purchase of employer securities from Wesbanco, a shareholder or former shareholder, or any other person.

  The ESOP Trustee borrowed $559,725 from an unaffiliated financial institution on October 2, 1992, to be amortized over a five year period at an interest rate equal to the lender's base rate. Wesbanco is required to make annual payments to principal equal to 20% of the January 1 balance each year. The proceeds of that loan were used to purchase 28,800 shares of employer securities at $21.75* per share in block transactions on October 2, 1992. An additional $422,000 was borrowed on March 29, 1993, to purchase 16,000 shares of $26.38* per share. The outstanding balance of this loan as of September 30, 1993, was $981,725. The ESOP Trust pledged the shares of employer securities purchased with the proceeds of the loan as security for the loan. Wesbanco guaranteed the loan issuing a Contribution Commitment Letter. As such securities are allocated to the accounts of participating employees, and the loan balance paid down, they will be released by the secured party.

  Employer securities purchased with the proceeds of a loan are placed in a suspense account and released, prorata, from such suspense account under a formula which considers the amount of principal and interest paid for a given period over the amount of principal and interest anticipated to be paid for that period and all future periods. Shares released from the suspense account, employer contributions, if any, and forfeitures are each allocated, prorata, subject to limits imposed by the Code, to the accounts of individual participants under a formula which considers the amount of the participant's compensation over the aggregate compensation of all participants.

  Participants become vested in their account upon retirement, death or disability or upon completion of five years of service from and after December 31, 1986. Distributions upon retirement, death or disability are normally made in the form of substantially equal annual installments over a period of 10 years commencing as soon as practicable after such retirement, death or disability. Distributions upon other separation from service are normally made in the form of installments commencing upon the earlier of the date the former employee attains age 65 or his or her death. With the consent of the Committee, distributions may be made in the form of whole shares of employer securities, however, if demand is not timely made, distributions may be made in cash.

  The assets of the ESOP Trust will be invested and accounted for primarily in shares of employer securities. However, from time to time, the ESOP Trustee may hold assets in other forms, either (i) as required for the proper administration of the ESOP or (ii) as directed by participants as set forth in
Section 401(a) (28) of the Code.

  The ESOP is administered by a Committee appointed by the Board of Directors of Wesbanco.

  The ESOP Trustee votes employer securities that have not been allocated to the accounts of individual participants in accordance with directions from the Committee appointed by the Board of Directors to administer the ESOP. Employer securities allocated to the accounts of individual participants are voted, with respect to any matter submitted to the shareholders of Wesbanco, in accordance with instructions received from each participant.

CHANGES IN WEST VIRGINIA TAXES

  Recent West Virginia tax legislation, which was effective July 1, 1987, greatly changed the way banks and bank holding companies are taxed by the State. As of July 1, 1987, the gross receipts-based Business and Occupation ("B & O") Tax was repealed with regard to banking institutions and most other entities engaging in business in West Virginia. In place of the B & O Tax, the West Virginia Legislature broadened the Corporation Net Income Tax ("CNIT") and enacted a new Business Franchise Tax.

  The most significant state tax law change with respect to banks is that, for taxable period beginning after July 1, 1987, banks must pay CNIT. Banks and other financial institutions were exempt from the CNIT for taxable periods beginning prior to July 1, 1987. The CNIT rate applied to West Virginia taxable income was increased to 9.75% beginning July 1, 1987 (reduced by 0.15% annually for five successive years until it reached 9% on July 1, 1992).
- --------
* Market Price of shares was adjusted for the 2 for 1 stock split on April 22, 1993.

  Also effective July 1, 1987, was the newly enacted Business Franchise Tax, imposed on the capital of partnerships and corporations at a rate of 0.55%. The Business Franchise Tax provides a mechanism for certain exclusions and credits, such as excluding from taxable capital certain obligations of the United States and the State of West Virginia and certain residential mortgage loans.

DIRECTORS AND EXECUTIVE OFFICERS

  The information with respect to directors and executive officers of Wesbanco is set forth in the Wesbanco Annual Proxy Statement for the Annual Meeting of Shareholders held on April 21, 1993, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference", and Appendix IV.

EXECUTIVE COMPENSATION

  The information with respect to executive compensation is set forth in the Wesbanco Annual Proxy Statement for the Annual Meeting of Shareholders held on April 21, 1993, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference", and Appendix IV.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The information with respect to certain relationships and related transactions is set forth in the Wesbanco Annual Proxy Statement for the Annual Meeting of Shareholders held on April 21, 1993, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference", and Appendix IV.

                   INFORMATION WITH RESPECT TO FIRST FIDELITY

HISTORY

  First Fidelity, with assets totaling $310,083,000 as of September 30, 1993, was organized under the laws of West Virginia in 1982 and commenced operations in 1983 with the acquisition of First National. First Fidelity continued to grow through the acquisition of Central National Bank ("Central National") in 1984, Bridgeport in 1986 and FirstBank in 1990. First Fidelity now operates four wholly-owned banking subsidiaries: First National, Central National, Bridgeport and FirstBank.

  First National is a national bank which provides commercial banking services primarily in the market area of Marion County, West Virginia. First National commenced business in 1933 and has operated at the same location since inception. At September 30, 1993, First National had 90 full-time equivalent employees; capital accounts of $17,947,000; total deposits of $128,507,000; total loans, less allowance for possible loan losses, of $91,060,000; and total assets of $158,915,000.

  Central National commenced operations as a national bank in 1977. It provides commercial banking services primarily in the market area of Monongalia County, West Virginia. At September 30, 1993, it had 20 full-time equivalent employees; capital accounts of $2,729,000; total deposits of $26,401,000; total loans, less allowance for possible loan losses, of $19,653,000; and total assets of $29,272,000.

  Bridgeport was organized under the laws of West Virginia in 1902 and commenced operations as a state-chartered bank in that year. It provides commercial banking services primarily in the market area of Harrison County, West Virginia. At September 30, 1993, Bridgeport had 30 full-time equivalent employees; capital accounts of $4,602,000; total deposits of $37,029,000; total loans, less allowance for possible loan losses, of $28,585,000; and total assets of $45,664,000.

  FirstBank was organized under the laws of West Virginia in 1932 and commenced operations as a state-chartered bank in that year. FirstBank was originally chartered under the title of "Bank of Shinnston". In

1982, FirstBank changed its name to its present title. FirstBank provides commercial banking services primarily in the market area of Harrison County, West Virginia. At September 30, 1993, FirstBank had 64 full-time equivalent employees; capital accounts of $7,662,000; total deposits of $68,263,000; total loans, less the reserve for possible loan losses, of $42,167,000; and total assets of $76,216,000.

BANKING SERVICES

  First National is a full-service commercial bank offering all services associated with a bank and trust company, including demand and time deposit accounts, individual and commercial loans, corporate pension, personal trust and fiduciary service, and drive-in banking. Central National, Bridgeport and FirstBank provide the same range of banking services as First National but do not offer trust services. The deposits of each institution are insured by the FDIC to the extent provided by law. First National and Central National are members of the Federal Reserve System; Bridgeport and FirstBank are non-members. Each institution provides VISA and Master Charge processing services for its retail business customers. Each institution participates in a national automated teller machine ("ATM") network with First National, Central National, Bridgeport and FirstBank presently operating six, two, two and four ATMS, respectively.

  First Fidelity's four subsidiary banks make available to consumers residential mortgage loans, home improvement loans, auto loans, loans secured by deposits and listed securities, and personal loans.

  First National originates permanent mortgage loans secured by single family dwellings, including condominium units, located in its market area. First National offers fifteen year fixed-rate residential mortgage loans along with one to five year "balloon" mortgages which are amortized over 20 years and which are designed to add interest sensitive assets to First National's loan portfolio. Central National offers 15 year fixed-rate residential mortgages along with mortgages on a one to five year balloon basis amortized over 20 years. Bridgeport offers 15 year fixed-rate residential mortgage loans along with adjustable residential mortgage loans on a one to five year basis amortized over 20 years. FirstBank presently offers both fixed-rate and adjustable-rate mortgage loans. The fixed-rate mortgage loans are written on either a five-, ten- or fifteen-year term. The adjustable-rate mortgages are written for one to five years and are amortized over up to 30 years.

  An aggregate of $45,498,000 of First National's loans outstanding at September 30, 1993, representing 254% of its capital accounts at such date, were made to finance the purchase of automobiles by approximately 24 automobile dealers and individual customers. A total of $8,361,000 of such amount represented floor plan loans to approximately nine automobile dealers. All such loans were extended on a secured basis. Significant lending to finance the purchase of automobiles is a part of First National's marketing philosophy, and the present level of automobile financing is representative of its involvement in this area.

  First Fidelity attempts to limit its exposure to concentrations of credit risk by diversifying its loan portfolio. At September 30, 1993, financings of new car inventory represented 25.9% of First Fidelity's capital accounts. Substantially all extensions of credit are to individuals and corporations in First Fidelity's defined market area of North Central West Virginia. The loan portfolio does not include any foreign loans or significant loans for agricultural production.

  As of September 30, 1993, First Fidelity and its subsidiaries had 204 full-time equivalent employees.

COMPETITION

  First Fidelity, through its subsidiaries, First National, Central National, Bridgeport and FirstBank, is subject to intense competition from other commercial banks, other financial institutions, including savings and loan associations, savings banks, finance companies and credit unions, and other providers of financial services such as money market mutual funds, brokerage firms and credit companies. First Fidelity's banking subsidiaries also compete with non-financial institutions such as retail stores that maintain their own credit programs and governmental agencies that make available low-cost loans to certain borrowers.

  First National is the second largest banking institution operating in its primary market area of Marion County, West Virginia. Within Marion County, First National competes with approximately five commercial banks along with credit unions and consumer finance companies. Central National is the second smallest banking institution in Monongalia County, West Virginia, its primary market area. Central National competes with approximately seven commercial banks, several savings and loan associations, credit unions, and consumer finance companies within Monongalia County. FirstBank and Bridgeport are the fourth and sixth largest commercial banking institutions, respectively, in Harrison County, West Virginia, their primary market area. Within Harrison County, FirstBank and Bridgeport compete with approximately seven commercial banks and several savings and loan associations, credit unions, and consumer finance companies.

  Revisions in West Virginia law permitting multi-bank holding companies and bank mergers give West Virginia banking institutions not present in Marion, Monongalia or Harrison Counties the ability to expand operations into these counties through acquisitions. A number of such West Virginia banks are significantly larger in terms of assets and deposits than First National Bank, Central National, Bridgeport and FirstBank. West Virginia law also permits banking organizations from other states to acquire West Virginia banks, provide these states grant the reciprocal privilege to West Virginia banks and bank holding companies. During 1992 and 1993, several financial institutions in West Virginia have engaged in acquisitions with out-of-state financial institutions. If the trend toward mergers and acquisitions continues, competition will shift from many local community banks to a few large financial institutions.

  Competition has also increased in recent years in many areas in which First National, Central National, Bridgeport and FirstBank primarily operate as other entities have begun to engage in activities traditionally engaged in by commercial banks. Commercial banks now face significant competition in acquiring assets due to such factors as increased lending powers granted to, and activities by, many types of thrift institutions and credit unions. Commercial banks also have difficulty attracting deposits at reasonable prices due to the profusion of money market funds, increased activities of nonbank deposit takers traditionally associated with the brokerage business, and the increased availability of demand deposit-type accounts at thrift institutions and credit unions. Unlike First Fidelity's subsidiaries, many of such nonbank institutions are not subject to extensive regulation and, thus, may have a competitive advantage over banks in certain respects.

ECONOMIC CONDITIONS

  Marion County, which is the home of First Fidelity and the primary market for First National, is centrally located between Monongalia and Harrison Counties. This three county area is dramatically changing from a coal producing area to an area with an emphasis on technology. In conjunction with the FBI Identification Division being constructed in Harrison County, a training site which has been established in Marion County to train approximately 1,000 people who will eventually relocate to the new FBI facility. The Marion County Industrial Park also is currently being expanded and several large national retail chains have located in the county over the past year. Educational facilities in Marion County have been upgraded to include a new elementary school, a new high school and additional expansions at Fairmont State College which enrolls approximately 6,500 students. Along with these positive changes, Marion County should experience an additional indirect economic benefit from the business and economic development occurring in neighboring Harrison and Monongalia Counties.

  Monongalia County is the primary market for Central National. West Virginia University is the largest employer in the county which tends to stabilize economic conditions in the county. Not only does the university provide many direct jobs, but it also draws employment in the research and medical sectors from both private firms and governmental agencies. The health-care and pharmaceutical sectors in Monongalia County also continue to grow.

  Harrison County is the primary market for Bridgeport and FirstBank. The single most important economic development project for the county is the new FBI Identification Division, which is expected to be in full operation by the fall of 1995 and is expected to employ approximately 2,800 persons by December,

1995. In connection with this facility, Benedum Airport in Harrison County is scheduled to be updated to accommodate commercial jet aircraft by December 1995. Funding has been approved to expand the runway along with the acquisition of 200 acres around the runway for economic development. As a result, Harrison County should experience growth in the next few years.

MONETARY POLICIES

  The commercial banking business is affected by the monetary and fiscal policies of various regulatory agencies, including the Federal Reserve Board. Among the techniques available to the Federal Reserve Board are open market purchases in United States Government securities; changing the reserve requirements applicable to member bank deposits and to certain borrowings by member banks and their affiliates; and restricting dividends. These policies influence to a significant extent the overall growth and distribution of bank loans, investments and deposits and the interest rates paid on savings and time deposits. The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future. In view of the changing conditions in the national economy, as well as the effect of acts by monetary and fiscal authorities, including the Federal Reserve Board, no predictions can be made by First Fidelity as to future changes in interest rates, credit availability, or deposit levels.

PROPERTIES

  First Fidelity does not own or hold any physical properties. First Fidelity has its headquarters at the First National Bank Building in Fairmont, West Virginia. First National owns this ten-story building which contains approximately 95,000 square feet, along with three branch facilities containing 3,350, 2,057 and 800 square feet, respectively. First Fidelity and First National use approximately 57,000 square feet of the headquarters building in their operations, and the remainder is leased to various tenants. One off-site automated teller machine is located in Fairmont. Central National's principal office is a two-story building owned by Central National in Sabraton, West Virginia, containing approximately 12,600 square feet. Central National also leases a 2,400 square foot facility in Westover, West Virginia, which it utilizes as a branch. Bridgeport's principal office is an 8,000 square foot owned two-story building located in Bridgeport, West Virginia. Bridgeport operates a branch, under a lease agreement at a local mall, and a one-story, 1,200 square foot branch located in a suburban area of Bridgeport. FirstBank's principal office is a three-story building situated in the business district of Shinnston, West Virginia, containing approximately 16,600 square feet. FirstBank also owns and operates three branch facilities. One is a two-story, 4,050 square foot structure located in the City of Nutter Fort, West Virginia. A one-story, 2,240 square foot structure is located in the City of Bridgeport, West Virginia. The third branch contains 756 square feet and is located on U.S. Route 19 south of Shinnston. All bank facilities are located in Harrison County, West Virginia, the primary market of FirstBank.

LEGAL PROCEEDINGS

  There are no material legal proceedings against First Fidelity or its subsidiaries. First Fidelity's banking subsidiaries, by the nature of their business, may have legal actions pending at any time to collect delinquent loan accounts; however, these are ordinary and incidental to their business.

PRINCIPAL SHAREHOLDERS

  The following table sets forth information regarding all persons known by First Fidelity to be the beneficial owners of 5% or more of First Fidelity Common Stock and information regarding the ownership of Wesbanco Common Stock by such person after consummation of the Merger as of September 30, 1993:

                                                                      PRO FORMA
                                                                      PERCENT OF
                                         AMOUNT AND NATURE             WESBANCO
          NAME AND ADDRESS OF              OF BENEFICIAL   PERCENT OF   COMMON
            BENEFICIAL OWNER                 OWNERSHIP       CLASS      STOCK
          -------------------            ----------------- ---------- ----------
Frank K. Abruzzino(1)...................      147,363         6.34%      2.01%
 Route 1, Box 360
 Clarksburg, WV 26301
First National Bank in Fairmont(2)......      266,709        11.48%      3.63%
 Trust Department
 301 Adams Street
 Fairmont, WV 26554

- --------
(1) Mr. Abruzzino directly owns 30,641 shares and has indirect beneficial ownership of 116,556 shares.
(2) First National Bank in Fairmont, as trustee or custodian has the sole power to vote 253,036 shares, shared power to vote 13,673 shares, sole power to dispose of 199,716 shares, and shared power to dispose of 13,673 shares.

  The information with respect to ownership of First Fidelity Common Stock by the directors and executive officers of First Fidelity is set forth in the First Fidelity Proxy Statement for Annual Meeting of Shareholders held on May 18, 1993, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference".

DIRECTORS AND EXECUTIVE OFFICERS

  The information with respect to directors and executive officers of First Fidelity is set forth in the First Fidelity Annual Proxy Statement for the Annual Meeting of Shareholders held on May 18, 1993, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference".

EXECUTIVE COMPENSATION

  The information with respect to executive compensation is set forth in the First Fidelity Annual Proxy Statement for the Annual Meeting of Shareholders held on May 18, 1993, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference".

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The information with respect to certain relationships and related transactions is set forth in the First Fidelity Annual Proxy Statement for the Annual Meeting of Shareholders held on May 18, 1993, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference".

                             GOVERNMENT REGULATION

  As registered bank holding companies, both Wesbanco and First Fidelity are subject to the supervision of the Federal Reserve Board and are required to file with the Federal Reserve Board reports and other information regarding their business operations and the business operations of their subsidiaries. Each of them is also subject to examination by the Federal Reserve Board and required to obtain Federal Reserve Board approval prior to acquiring, directly or indirectly, ownership or control of voting shares of any bank, if, after such acquisition, it would own or control more than 5% of the voting stock of such bank. In addition, pursuant to federal law and regulations promulgated by the Federal Reserve Board, both Wesbanco and First Fidelity may only engage in, or own or control companies that engage in, activities deemed by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto. Prior to engaging in most new business activities, both Wesbanco and First Fidelity must obtain approval from the Federal Reserve Board.

  Both Wesbanco's and First Fidelity's banking subsidiaries have deposits insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC"), and are subject to supervision, examination, and regulation by the OCC, or by state banking authorities and either the FDIC or the Federal

Reserve Board. In addition to the impact of federal and state supervision and regulation, the banking and non-banking subsidiaries of Wesbanco and First Fidelity are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

  To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to such statutory or regulatory provisions.

HOLDING COMPANY STRUCTURE

  Both Wesbanco's and First Fidelity's depository institution subsidiaries are subject to affiliate transaction restrictions under federal law which limit the transfer of funds by the subsidiary banks to their respective parents and any nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to its parent corporation or to any nonbanking subsidiary are limited in amount to 10% of the institution's capital and surplus and, with respect to such parent and all such nonbanking subsidiaries, to an aggregate of 20% of any such institution's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. Under applicable regulation, at September 30, 1993, approximately $6 million was available for loans to Wesbanco from its subsidiary banks and approximately $3 million was available for loans to First Fidelity from its subsidiary banks.

  The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. Under the source of strength doctrine, the Federal Reserve Board may require a bank holding company to make capital injections into a troubled subsidiary bank, and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. This capital injection may be required at times when either Wesbanco or First Fidelity may not have the resources to provide it. Any capital loans by a holding company to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. Moreover, in the event of a bank holding company's bankruptcy, any commitment by such holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

  In 1989, the United States Congress passed comprehensive financial institutions legislation known as the Financial Institution Reform, Recovery, and Enforcement Act ("FIRREA"). FIRREA established a new principle of liability on the part of depository institutions insured by the FDIC for any losses incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. Accordingly, in the event that any insured bank subsidiary of Wesbanco or First Fidelity causes a loss to the FDIC, other bank subsidiaries of that parent could be required to compensate the FDIC by reimbursing to it the amount of such loss.

  Federal law permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. Similarly, the laws of certain states provide for such assessment and sale with respect to the subsidiary banks chartered by such states. First Fidelity, as the sole shareholder of its subsidiary banks, is subject to such provisions. Wesbanco has no national bank subsidiaries.

DIVIDEND RESTRICTIONS

  There are statutory limits on the amount of dividends either Wesbanco's or First Fidelity's depository institution subsidiaries can pay to their respective parent corporations without regulatory approval. Under applicable federal regulations, appropriate bank regulatory agency approval is required if the total of all dividends declared by a bank in any calendar year exceeds the available retained earnings and exceeds the aggregate of the bank's net profits (as defined by regulatory agencies) for that year and its retained net profits for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock.

  In addition, national banks may not pay a dividend in an amount greater than such bank's net profits after deducting its losses and bad debts. For this purpose, bad debts are defined to include, generally, loans which have matured and are in arrears with respect to interest by six months or more, other than such loans which are well secured and in the process of collection. Under these provisions and in accordance with the above-described formula, Wesbanco's subsidiary banks could, without regulatory approval, declare dividends in 1993 of approximately $14,753,000 plus an additional amount equal to their net profits during 1993 and First Fidelity's subsidiary banks could, without regulatory approval, declare dividends in 1993 of approximately $3,599,000 plus an additional amount equal to their net profits during 1993.

  If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board, the OCC and the FDIC have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings.

FDIC INSURANCE

  The FDIC has the authority to raise the insurance premiums for institutions in the BIF to a level necessary to achieve a target reserve level of 1.25% of insured deposits within not more than 15 years. In addition, the FDIC has the authority to impose special assessments in certain circumstances. The level of deposit premiums affects the profitability of subsidiary banks and thus the potential flow of dividends to parent companies. See "Government Regulation-- Dividend Restrictions".

  Under a transitional risk-based insurance assessment system that became effective January 1, 1993, the FDIC places each insured depository institution in one of nine risk categories based on its level of capital and other relevant information (such as supervisory evaluations). See "Government Regulation-- Capital Requirements". The assessment rates under the new system range from 0.23% to 0.31% depending upon the assessment category into which the insured institution is placed.

  On June 17, 1993, the FDIC adopted a permanent risk-based assessment system for assessment periods beginning on and after January 1, 1994. The permanent system retains the transitional system without substantial modification. It is possible that the FDIC insurance assessments will be increased in the future.

CAPITAL REQUIREMENTS

  The Federal Reserve Board has issued risk-based capital guidelines for bank holding companies, such as Wesbanco and First Fidelity. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. Under the guidelines and related policies, bank holding companies must maintain capital sufficient to meet both a risk-based asset ratio test and leverage ratio test on a consolidated basis. The risk-based ratio is determined by allocating assets and specified off-balance sheet commitments into four weighted categories, with higher levels of capital being required for categories perceived as representing greater risk. The leverage ratio is determined by relating core capital (as described below) to total assets adjusted as specified in the guidelines. All of Wesbanco's and First Fidelity's depository institution subsidiaries are subject to substantially similar capital requirements adopted by applicable regulatory agencies.

  Generally, under the applicable guidelines, the financial institution's capital is divided into two tiers. "Tier 1", or core capital, includes common equity, noncumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill. Bank holding companies, however, may include cumulative perpetual preferred stock in their Tier 1 capital, up to a limit of 25% of such Tier 1 capital. "Tier 2", or supplementary capital, includes, among other things, cumulative and limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan losses, subject to certain limitations, less required deductions. "Total capital" is the sum of Tier 1 and Tier 2 capital.

  Financial institutions are required to maintain a risk-based ratio of 8%, of which 4% must be Tier 1 capital. The appropriate regulatory authority may set higher capital requirements when an institution's particular circumstances warrant.

  Financial institutions that meet certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating, are required to maintain a minimum leverage ratio of 3%. Financial institutions not meeting these criteria are required to maintain a leverage ratio which exceeds 3% by a cushion of at least 100 to 200 basis points.

  The guidelines also provide that financial institutions experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the Federal Reserve Board's guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of an institution's Tier 1 capital, less all intangibles, to total assets, less all intangibles.

  Failure to meet applicable capital guidelines could subject the financial institution to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital and the termination of deposit insurance by the FDIC, as well as to the measures described under "Federal Deposit Insurance Corporation Improvement Act of 1991" as applicable to undercapitalized institutions.

  As of September 30, 1993, the Tier 1 risk-based ratio, total risk-based ratio and total assets leverage ratio for Wesbanco and First Fidelity were as follows:

                                                       WESBANCO
                                    REGULATORY  -----------------------  FIRST
                                    REQUIREMENT HISTORICAL PRO FORMA(1) FIDELITY
                                    ----------- ---------- ------------ --------
Tier 1 Risk-Based Ratio............    4.00%      19.75%      19.52%     18.66%
Total Risk-Based Ratio.............    8.00%      21.01%      20.86%     20.34%
Total Assets Leverage Ratio........    3.00%      11.83%      11.49%     10.36%

- --------
(1) Includes Wesbanco and First Fidelity on a pro forma combined basis as of September 30, 1993.

  As of September 30, 1993, all of Wesbanco's and First Fidelity's banking subsidiaries had capital in excess of all applicable requirements.

  The Federal Reserve Board, as well as the FDIC and the OCC have adopted changes to their risk-based and leverage ratio requirements that require that all intangible assets, with certain exceptions, be deducted from Tier 1 capital. Under the Federal Reserve Board's rules, the only types of intangible assets that may be included in (i.e., not deducted from) a bank holding company's capital are readily marketable purchased mortgage servicing rights ("PMSRs") and purchased credit card relationships ("PCCRs"), provided that, in the aggregate, the total amount of PMSRs and PCCRs included in capital does not exceed 50% of Tier 1 capital. PCCRs are subject to a separate sublimit of 25% of Tier 1 capital. The amount of PMSRs and PCCRs that a bank holding company may include in its capital is limited to the lesser of (i) 90% of such assets' fair market value (as determined under the guidelines), or (ii) 100% of such assets' book value, each determined quarterly. Identifiable intangible assets (i.e., intangible assets other than goodwill) other than PMSRs and PCCRs, including core deposit intangibles, acquired on or before February 19, 1992 (the date the Federal Reserve Board issued its original proposal for public comment), generally will not be deducted from capital for supervisory purposes, although they will continue to be deducted for purposes of evaluating applications filed by bank holding companies. These revisions became effective for periods commencing after March 15, 1993, and are reflected in Wesbanco's and First Fidelity's capital ratios as of September 30, 1993.

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

  In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes.

  Among other things, FDICIA requires federal bank regulatory authorities to take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. For these purposes, FDICIA establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically under capitalized.

  The regulatory authorities have adopted regulations to implement the prompt corrective action provisions of FDICIA. Among other things, the regulations define the relevant capital measures for the five capital categories. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater and a Tier 1 leverage ratio of 5% or greater and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater and, generally, a Tier 1 leverage ratio of 4% or greater and the institution does not meet the definition of a "well capitalized" institution. An institution that does not meet one or more of the "adequately capitalized" tests is deemed to be "undercapitalized". If the institution has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3%, or a leverage ratio that is less than 3%, it is deemed to be "significantly undercapitalized". Finally, an institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%.

  "Undercapitalized" institutions are subject to growth limitations and are required to submit a capital restoration plan. If an "undercapitalized" institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. "Significantly undercapitalized" institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions may not, beginning 60 days after becoming "critically undercapitalized" make any payment of principal or interest on their subordinated debt. In addition, "critically undercapitalized" institutions are subject to appointment of a receiver or conservator.

  Under FDICIA, a depository institution that is not "well capitalized" is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market. All of Wesbanco's depository institution subsidiaries and all of First Fidelity's depository institution subsidiaries currently meet the FDIC's definition of a "well capitalized" institution for purposes of accepting brokered deposits. For the purposes of the brokered deposit rules, a bank is defined to be "well capitalized" if it maintains a ratio of Tier 1 capital to risk-adjusted assets of at least 6%, a ratio of total capital to risk-adjusted assets of at least 10% and a Tier 1 leverage ratio of at least 5% and is not otherwise in a "troubled condition" as specified by its appropriate federal regulatory agency. On October 25, 1993, the FDIC published a final rule providing for purposes of its brokered deposit rules the definitions of "well capitalized", "adequately capitalized" and "undercapitalized" as previously adopted by the bank regulatory agencies under the prompt corrective action rules described above. Neither Wesbanco nor First Fidelity believes that adoption of the definition of capital levels under the prompt corrective action rules will adversely affect the ability of their respective depository institution subsidiaries to accept brokered deposits. Neither Wesbanco nor First Fidelity have any significant brokered deposits.

  FDICIA directs that each federal banking agency prescribe standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares and such other standards as the agency deems appropriate. On November 18, 1993, the bank regulatory agencies published a notice of proposed rule making to implement these provisions of FDICIA. The proposed rules set forth general standards to be observed, but in most instances do not specify operating or managerial procedures to be followed. At this time, neither Wesbanco nor First Fidelity believes that the proposed rules, if adopted in their current form, would have a material effect on their respective operations.

  FDICIA also contains a variety of other provisions that may affect the operations of Wesbanco's and First Fidelity's depository institution subsidiaries, including new reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions and the requirements that a depository institution give 90 days' prior notice to customers and regulatory authorities before closing any branch.

  In addition to FDICIA, there have been proposed a number of legislative and regulatory proposals designed to strengthen the federal deposit insurance system and to improve the overall financial stability of the United States banking system. These include proposals to increase capital requirements above presently published guidelines, to place assessments on depository institutions to increase funds available to the FDIC and to allow national banks to branch on an interstate basis. It is impossible to predict whether or in what form these proposals may be adopted in the future and, if adopted, what their effect would be on Wesbanco. It is likewise impossible to predict what the competitive effect on Wesbanco's or First Fidelity's bank subsidiaries will be of the recent action taken by the Office of Thrift Supervision to allow certain thrift institutions to engage in interstate branching on a nationwide basis.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents or portions thereof filed by Wesbanco with the Commission under the Securities Exchange Act of 1934 (the "1934 Act") are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

Wesbanco Documents (Commission File No. 0-8467):

    (1) Pages 12 through 35 of the Wesbanco Annual Report to Shareholders for the year ended December 31, 1992.*

    (2) Wesbanco Proxy Statement for the annual meeting of shareholders held on April 21, 1993.*

    (3) Wesbanco Annual Report on Form 10-K for the year ended December 31,
  1992.

    (4) Wesbanco's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1993, June 30, 1993 and September 30, 1993.

    (5) Wesbanco's Current Report on Form 8-K dated August 26, 1993.

First Fidelity Documents (Commission File No. 0-11145):

    (1) Pages 7 through 35 of the First Fidelity Annual Report to
  Shareholders for the year ended December 31, 1992.

    (2) First Fidelity Proxy Statement for the annual meeting of shareholders held on May 18, 1993.

    (3) First Fidelity Annual Report on Form 10-K for the year ended December 31, 1992.

    (4) First Fidelity's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1993, June 30, 1993 and September 30, 1993.

    (5) First Fidelity's Current Report on Form 8-K, dated August 26, 1993.

  All documents filed by Wesbanco pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the Special Meeting are hereby incorporated by reference into this Joint Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.
- --------
* Indicates the document is being delivered with this Joint Proxy Statement/Prospectus.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  The Board of Directors of Wesbanco, Inc. has retained Price Waterhouse to serve as the corporation's independent accountants. The services rendered by Price Waterhouse during the year 1993 involved primarily auditing and accounting services, completion of the audit of the consolidated financial statements of the corporation for the year 1992. It is expected that a representative of the accounting firm will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from the stockholders who are present at the Special Meeting.

  The firm of Ernst & Young, independent certified public accountants, audited the financial statements of First Fidelity for the year ended December 31, 1992. A representative of Ernst & Young will attend the special meeting and will be available to answer questions.

                                 LEGAL MATTERS

  Certain matters will be passed upon for Wesbanco by its counsel, Phillips, Gardill, Kaiser, Boos & Altmeyer, 61 Fourteenth Street, Wheeling, WV, 26003. As of December 31, 1991, the members of Phillips, Gardill, Kaiser, Boos & Hartley participating in the preparation of this Joint Proxy Statement/Prospectus owned an aggregate of 11,393 shares of Wesbanco Common Stock. James C. Gardill, a partner in said firm, serves as Chairman and as a director of Wesbanco, and as a director of its subsidiary, Wesbanco Bank Wheeling. Certain matters will be passed upon for First Fidelity by its counsel, Tharp, Liotta & Janes, First National Bank Building, P.O. Box 1509, Fairmont, West Virginia, 26554, and Kirkpatrick & Lockhart, 1500 Oliver Building, Pittsburgh, PA, 15222.

                                    EXPERTS

  The consolidated financial statements of Wesbanco, Inc. as of December 31, 1992 and 1991 and for each of the three years in the period ended December 31, 1992, included in this Prospectus have been so included in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of First Fidelity at December 31, 1992, and 1991, and for each of the three years in the period ended December 31, 1992, appearing in this Joint Proxy Statement/Prospectus and Registration Statement have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                               LEGAL PROCEEDINGS

  Wesbanco and its subsidiaries are defendants in various legal proceedings arising in the normal course of business. In the opinion of management, based on the advice of legal counsel, the ultimate resolution of these proceedings will not have a material effect on the financial position of Wesbanco or its subsidiaries.

                           INDEX TO FINANCIAL STATEMENTS

                                                             PAGE
                                                             ----

WESBANC0
- --------

    Report of Independent Accountants dated January 28,
        1993                                                   F-3

    Consolidated Balance Sheets as of December 31, 1992
     and 1991                                                  F-4

    Consolidated Statements of Income for the Years
        Ended December 31, 1992, 1991 and 1990                 F-5

    Consolidated Statements of Changes in Shareholders'
        Equity for the Years Ended December 31, 1992, 1991
         and 1990                                              F-6

  Consolidated Statements of Cash Flows for the Years
        Ended December 31, 1992, 1991 and 1991                 F-7

  Notes to Consolidated Financial Statements as of
      December 31, 1992                                        F-8

  Management's Discussion and Analysis of Financial
      Condition and Results of Operations for the Three
      Year Period Ended December 31, 1992                     F-21

  Report of Independent Accountants dated November 5, 1993    F-28

  Consolidated Balance Sheets as of September 30, 1993
        (unaudited) and December 31, 1992                     F-30

  Consolidated Statements of Income for the Three Months
      and Nine Months Ended September 30, 1993 and 1992
      (unaudited)                                             F-31

  Consolidated Statements of Changes in Shareholders'
      Equity for the Nine Months Ended September 30, 1993
       and 1992 (unaudited)                                   F-32

  Consolidated Statements of Cash Flows for the Nine
      Months Ended September 30, 1993 and 1992 (unaudited)    F-33

  Notes to Consolidated Financial Statements as of
      September 30, 1993 (unaudited)                          F-34

  Management's Discussion and Analysis of Financial
      Condition and Results of Operations as of
      September 30, 1993                                      F-38

  Selected Statistical Information                            F-47

                                                              PAGE
                                                             ---------

FIRST FIDELITY
- --------------

Report of Independent Accountants dated
    February 4, 1993                                            F-58

Consolidated Statements of Condition for
    December 31, 1992 and 1991                                  F-59

Consolidated Statements of Income for
    Years Ended December 31, 1992, 1991 and 1990                F-60

Consolidated Statements of Changes in Shareholders'
Equity for Years Ended December 31, 1992, 1991 and 1990         F-61

Consolidated Statements of Cash Flows for Years
      Ended December 31, 1992, 1991 and 1990                    F-62

Notes to Consolidated Financial Statements as of
 December 31, 1992                                              F-63

Management's Discussion and Analysis of Financial
Condition and Results of Operations for the Three
      Years Ended December 31, 1992                             F-72

Consolidated Balance Sheet as of September 30, 1993 and
 December 31, 1992 (unaudited)                                  F-87

Consolidated Statements of Income for the Three Months '
    Ended September 30, 1993 and 1992 (unaudited)               F-88

Consolidated Statements of Income for the Nine Months
    Ended September 30, 1993 and 1992 (unaudited)               F-89

Consolidated Statements of Cash Flows for the Nine
  Months Ended September 30, 1993 and 1992 (unaudited)          F-90

Note to Consolidated Financial Statements as of
  September 30, 1993 (unaudited)                                F-91

Management's Discussion and Analysis of Financial
  Condition and Results of Operations as of
  September 30, 1993                                            F-91



                              Schedules Omitted
- ------------------------------------------------------------------------------

  Certain schedules are omitted because of the absence of conditions under which they are required or applicable, or because the required information is included elsewhere in the Consolidated Financial Statements or related notes.

                  Logo of
             Price Waterhouse

               REPORT OF INDEPENDENT ACCOUNTANTS
- ------------------------------------------------------------------------------
TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF WESBANCO, INC.

  In our opinion, based on our audits and the reports of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of WesBanco, Inc., and its subsidiaries (the Corporation) at December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of The First National Bank of Barnesville for 1991 or the consolidated financial statements of Albright Bancorp, Inc., for 1990, wholly owned subsidiaries, whose statements reflect total assets of $141,825,000 and $92,380,000, respectively, at December 31, 1991 and 1990, and net interest income of $4,663,000 and $3,403,000, respectively, for the years then ended. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for The First National Bank of Barnesville and Albright Bancorp, Inc., is based solely on the reports of other auditors. We conducted our audits of the consolidated statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

  As discussed in Note 15, the Corporation adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," during 1992.

Signature of Price Waterhouse

600 Grant Street
Pittsburgh, Pennsylvania 15219
January 28, 1993

                                WESBANCO, INC.
                          CONSOLIDATED BALANCE SHEET
- ------------------------------------------------------------------------------

(in thousands, except per shares)
                                                        December 31,
                                         -------------------------------------
                                                    1992            1991
                                         -------------------------------------
- ------------------------------------------------------------------------------
ASSETS
Cash and due from banks (Note 3)                $   36,839        $ 34,378
Due from banks--interest bearing                       100           1,600
Federal funds sold                                   4,970          64,935
Investment securities (market values of:
 1992-$421,370; 1991-$346,516)(Note 5)             411,054         331,915

Loans: (Note 4)                                    534,452         511,407
  Unearned income                                   (1,459)         (1,813)
  Reserve for possible loan losses (Note 8)         (8,367)         (7,476)
- ------------------------------------------------------------------------------
    Net loans                                      524,626         502,118
- ------------------------------------------------------------------------------

Bank premises and equipment (Note 9)                14,433          14,281
Accrued interest receivable                         10,596          10,372
Other assets (Note 10)                               7,486           6,902
- ------------------------------------------------------------------------------
Total Assets                                    $1,010,104        $966,501
- ------------------------------------------------------------------------------

LIABILITIES
Deposits:
  Non-interest bearing demand                  $    83,120        $ 80,111
  Interest bearing demand                          211,504         183,553
  Savings deposits                                 204,400         154,838
  Certificates of deposit (Note 11)                339,147         382,514
- ------------------------------------------------------------------------------
    Total deposits                                 838,171         801,016
- ------------------------------------------------------------------------------

Federal funds purchased and repurchase
  agreements                                        37,075          35,792
Short-term borrowings                                6,199           7,626
Accrued interest payable                             5,222           6,656
Other liabilities (Note 12)                          6,446           5,691
- ------------------------------------------------------------------------------
Total Liabilities                                  893,113         856,781
- ------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY (NOTE 19)
Preferred stock, no par value: 100,000 shares
  authorized; none outstanding                         --             --
Common stock, $4.1666 par value; 10,000,000
  shares authorized; 3,314,144 shares issued        13,809          13,809
Capital surplus                                     16,352          16,352
Capital reserves                                     2,139           2,139
Retained earnings                                   85,472          77,769
Less: Treasury stock (7,480 and 6,480 shares,
  respectively, at cost)                              (221)           (188)
- ------------------------------------------------------------------------------
                                                   117,551         109,881
Deferred employee benefit related to ESOP
  (Note 12)                                           (560)           (161)
- ------------------------------------------------------------------------------
Total Shareholders' Equity                         116,991         109,720
- ------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity      $1,010,104        $966,501
- ------------------------------------------------------------------------------

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                WESBANCO, INC.
                       CONSOLIDATED STATEMENT OF INCOME
- --------------------------------------------------------------------------------
(in thousands, except per share amounts)

                                               For the year ended December 31,
                                               --------------------------------
                                                   1992     1991      1990
- --------------------------------------------------------------------------------
Interest income:
  Interest and fees on loans                      $49,146  $52,200   $52,035
- --------------------------------------------------------------------------------
  Interest on investment securities:
    U.S. Treasury and Federal Agency
      securities                                   20,290   20,466    20,394
    States and political subdivisions               5,656    5,758     5,995
    Other investments                                 984      791     1,192
- --------------------------------------------------------------------------------
        Total interest on investment securities    26,930   27,015    27,581
- --------------------------------------------------------------------------------
  Other interest income                             1,721    3,430     4,877
- --------------------------------------------------------------------------------
        Total interest income                      77,797   82,645    84,493

Interest expense:
  Interest-bearing demand deposits                  8,129    8,455     8,057
  Savings deposits                                  7,695    7,630     7,654
  Certificates of deposit                          20,833   27,975    31,589
- --------------------------------------------------------------------------------
        Total interest on deposits                 36,657   44,060    47,300
- --------------------------------------------------------------------------------
  Other borrowings                                  1,465    2,298     2,830
- --------------------------------------------------------------------------------
        Total interest expense                     38,122   46,358    50,130
- --------------------------------------------------------------------------------
Net interest income                                39,675   36,287    34,363
  Provision for possible loan losses (Note 8)       2,850    2,337     1,984
- --------------------------------------------------------------------------------
Net interest income after provision for
 possible loan losses                              36,825   33,950    32,379
- --------------------------------------------------------------------------------
Other income:
  Trust fees                                        3,653    3,527     3,221
  Charge card discounts and fees                      973      942       907
  Service charges and other income                  3,422    3,168     2,968
  Net investment securities transaction gains         402      173       151
- --------------------------------------------------------------------------------
        Total other income                          8,450    7,810     7,247
- --------------------------------------------------------------------------------
Other expenses:
  Salaries and wages                               11,930   11,419    11,135
  Pension and other employee benefits (Notes 14
   and 15)                                          2,649    2,487     2,319
  Net premises expense (Note 9)                     1,386    1,475     1,421
  Equipment expense                                 1,601    1,418     1,498
  Other operating expense (Note 16)                10,102   10,000     8,549
- --------------------------------------------------------------------------------
        Total other expenses                       27,668   26,799    24,922
- --------------------------------------------------------------------------------
Income before provision for income taxes and
 effect of the change in accounting for post
 retirement benefits                               17,607   14,961    14,704
  Provision for income taxes (Note 17)              4,683    3,723     3,424
- --------------------------------------------------------------------------------
Income before effect of the change in
 accounting for postretirement benefits            12,924   11,238    11,280
Effect of the change in accounting for post
 retirement benefits--net of tax effect (Note 15)    (592)      --        --
- --------------------------------------------------------------------------------
Net Income                                        $12,332  $11,238   $11,280
- --------------------------------------------------------------------------------
Earnings per share of common stock: (Note 1)
  Income before effect of the change in
   accounting for postretirement benefits           $3.91    $3.40     $3.41
  Effect of the change in accounting for
   postretirement benefits--net of tax effect        (.18)      --        --
- --------------------------------------------------------------------------------
Net Income                                        $  3.73  $  3.40     $3.41
- --------------------------------------------------------------------------------

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                WESBANCO,INC.
          CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
- --------------------------------------------------------------------------------
 (in Thousands)

                                                        For the years ended December 31, 1992, 1991 and l990
                                           -------------------------------------------------------------------------------
                                                                                                    Deferred
                                             Common     Capital     Capital   Retained   Treasury     ESOP
                                             Stock      Surplus     Reserves  Earnings   Stock      Benefit       Total
- -------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1989                  $13,818     $16,409     $2,139     $62,710    $  (1)     $(483)      $94,592
- -------------------------------------------------------------------------------------------------------------------------
Net Income                                                                      11,280                            11,280
  Cash dividends:
    Common ($1.30 per share)                                                    (3,119)                           (3,119)
    By pooled banks prior to acquisition                                          (614)                             (614)
  Treasury shares purchased                                                                (317)                    (317)
  Treasury shares sold                                                                       73                       73
  Retirement of treasury stock
    of pooled bank                               (9)        (56)                                                     (65)
  Principal payment                                                                                    161           161
  Change in market value of equity security                                         (9)                               (9)
- -------------------------------------------------------------------------------------------------------------------------
  Balance, December 31, 1990                 13,809        16,353    2,139       70,248    (245)      (322)      101,982
- -------------------------------------------------------------------------------------------------------------------------

  Net Income                                                                     11,238                           11,238
  Cash dividends:
    Common ($1.35 per share)                                                     (3,338)                          (3,338)
    By pooled banks prior to acquisition                                           (561)                            (561)
  Treasury shares purchased                                                                 (26)                     (26)
  Treasury shares sold                                         (1)                           83                       82
  Principal payment                                                                                    161           161
  Change in market value of equity security                                         182                              182
- -------------------------------------------------------------------------------------------------------------------------
   Balance, December 31, 1991                13,809        16,352    2,139       77,769    (188)      (161)      109,720
- -------------------------------------------------------------------------------------------------------------------------

  Net Income                                                                     12,332                           12,332
  Cash dividends:
    Common ($ 1.40 per share)                                                    (4,209)                          (4,209)
    By pooled banks prior to acquisition                                           (420)                            (420)
  Treasury shares purchased                                                                 (33)                     (33)
  ESOP borrowing                                                                                      (560)         (560)
  Principal payment                                                                                    161           161
- -------------------------------------------------------------------------------------------------------------------------
  Balance, December 31, 1992                $13,809        $16,352  $2,139      $85,472   $(221)     $(560)     $116,991
- -------------------------------------------------------------------------------------------------------------------------


The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

There was no activity or outstanding balances in Preferred Stock during the years ended December 31, 1992, 1991 and 1990.

                                WESBANCO, INC.
                     CONSOLIDATED STATEMENT OF CASH FLOWS

 Increase (Decrease) in Cash and Cash Equivalents (in thousands)

                                             For the year ended December 31

                                                1992        1991        1990
                                            ----------------------------------
- ------------------------------------------------------------------------------
  Cash flows from operating activities:
  Net Income                                 $12,332      $11,238      $11,280
  Adjustments to reconcile net income
   to net cash provided
    by operating activities:
      Effect of accounting change for
       postretirement benefits--
       net of tax effect                         592          --           --
      Depreciation                             1,222        1,249        1,229
      Provision for possible loan losses       2,850        2,337        1,984
      Investment amortization--net             3,236        1,618        1,121
      Gains on sales of investment
       securities                               (402)        (173)        (151)
      Deferred income taxes                     (842)        (645)        (507)
      Other--net                                (345)         218          229
       Increase or decrease in assets
       and liabilities:
       Interest receivable                      (224)         779         (491)
       Other assets                              182       (2,381)       2,330
       Interest payable                       (1,434)        (650)         797
       Other liabilities                        (192)          21          (27)
- ------------------------------------------------------------------------------
  Net cash provided by operating
   activities                                 16,975       13,611       17,794
- ------------------------------------------------------------------------------

  Investing activities:
    Proceeds from sales of investment
     securities                               25,844        9,517       22,145
    Proceeds from maturities and calls
     of investment securities                 97,191      100,407      112,602
    Purchases of investment securities      (203,510)    (102,200)    (164,030)
    Net increase in loans                    (24,980)     (28,008)     (21,587)
    Net increase in charge card loans           (378)        (918)      (2,035)
    Purchases of premises and
     equipment--net                           (1,412)      (1,081)        (795)
- ------------------------------------------------------------------------------
  Net cash used by investing activities     (107,245)     (22,283)     (53,700)
- ------------------------------------------------------------------------------

  Financing activities:
    Net increase (decrease) in
     certificates of deposit                 (43,367)     (24,093)      29,356
    Net increase in demand deposits and
     savings accounts                         80,522       36,069       14,191
    Increase in federal funds purchased
     and repurchase agreements                 1,283          887        3,789
    Increase (decrease) in short-term
     borrowings                               (1,427)         424        4,648
    Principal payments on ESOP related
     debt                                       (161)        (161)        (161)
    Proceeds from ESOP related borrowings        560          --           --
    Dividends paid                            (4,611)      (3,816)      (3,649)
    Other--net                                   (33)          56         (310)
- ------------------------------------------------------------------------------
  Net cash provided by financing
   activities                                 32,766        9,366       47,864
- ------------------------------------------------------------------------------

  Net increase (decrease) in cash and
   cash equivalents                          (57,504)         694       11,958

  Cash and cash equivalents at
   beginning of year                          99,313       98,619       86,661
- ------------------------------------------------------------------------------

  Cash and cash equivalents at end of year   $41,809      $99,313      $98,619
- ------------------------------------------------------------------------------


During 1992, 1991 and 1990, WesBanco paid $39,555, $47,008 and $49,333 in interest on deposits and other borrowings and $5,312,$4,378 and $3,975 for income taxes, respectively.

As of December 31, 1992, 1991 and 1990 the net change in in-substance foreclosures amounted to ($187), $2,936 and $0, respectively. During 1992, of the loans classified as in-substance foreclosures, approximately $340 were transferred from Loans to Other Assets and $527 of loans classified as in-substance foreclosures were either paid or transferred back to loans.

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                 WESBANCO, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

                          NOTE 1: ACCOUNTING POLICIES
- -------------------------------------------------------------------------------

  WesBanco, Inc. and its subsidiary banks provide banking services primarily in the West Virginia and Eastern Ohio markets. The significant accounting principles employed in the preparation of the accompanying consolidated financial statements are summarized below:

PRINCIPLES OF CONSOLIDATION:
  The Consolidated Financial Statements of WesBanco, Inc. (the Corporation) include the accounts of the Corporation and its wholly owned subsidiaries. Material intercompany transactions and accounts have been eliminated.

INVESTMENT SECURITIES:
Investments Held to Maturity:
  Investment securities consisting principally of debt securities, which are generally held to maturity, are stated at cost, adjusted for amortization of premiums and accretion of discounts. These securities are purchased with the intent and ability to hold until their maturity. Amortization of premiums and accretion of discounts are included in interest on investment securities in the Consolidated Statement of Income.

  Investments Available for Sale:
  As of December 31, 1992, U. S. Treasury and Agency debt securities with a maturity of one year or less, corporate securities, and marketable equity securities were reclassified as available for sale. These securities may be sold at any time based upon management's assessment of changes in economic or financial market conditions, interest rate or prepayment risks, liquidity considerations, and other factors. These securities are carried at the lower of aggregate amortized cost or market value, with changes being reported in the Consolidated Statement of Income. This reclassification had no effect on net income for the year ended December 31, 1992.

  Gains and Losses:
  Gains and losses on sale of investment securities represent the differences between net proceeds and carrying values determined by the specific identification method.

Loans:
  Interest is accrued as earned except where doubt exists as to collectability, in which case recognition of income is discontinued. Net loan fees and deferrable costs are not material.

RESERVE FOR POSSIBLE LOAN LOSSES:
  The reserve for possible loan losses is maintained at a level considered adequate by management to provide for potential loan losses. The reserve is increased by provisions charged to operating expenses and reduced by loan losses net of recoveries. The amount of reserve is based on management's evaluation of the loan portfolio, as well as prevailing and anticipated economic conditions, past loan loss experience, current delinquency factors, changes in the character of the loan portfolio, specific problem loans, and other relevant factors.

BANK PREMISES AND EQUIPMENT:
  Bank premises and equipment are stated at cost less accumulated depreciation. Bank premises and equipment are depreciated over their estimated useful lives using either the straight-line or an accelerated method. Useful lives are revised when a change in life expectancy becomes apparent.

  Maintenance and repairs are charged to expense and betterments are capitalized. Gains and losses on bank premises and equipment retired or otherwise disposed of, are charged to expense when incurred.

INCOME TAXES:
  The Corporation provides for deferred income taxes to give recognition to the tax effect of including items of income and expense in different years for financial reporting purposes rather than for income tax purposes. The principal timing differences relate to the reserve for possible loan losses, postretirement benefits including pension expense, and accretion of discounts on investment securities.

EARNINGS PER SHARE:
  Earnings per share are calculated based upon the weighted average number of shares of common stock outstanding during the year, retroactively adjusted to include the effects of acquisitions using the pooling-of-interests accounting method.

TRUST DEPARTMENT:
  Assets held by the banks in fiduciary or agency capacities for their customers are not included as assets in the accompanying Consolidated Balance Sheet. Trust fees are reported on the cash basis of accounting in accordance with customary banking practice. Reporting of trust income on an accrual basis would not materially affect net income. Certain trust assets are held on deposit at subsidiary banks.

STATEMENT OF CASH FLOWS:
  For the purpose of reporting cash flows, cash and cash equivalents include cash and due from banks, and federal funds sold. Generally, federal funds sold are sold for one day periods.

                        NOTE 2: ACQUISITIONS AND MERGERS
- -------------------------------------------------------------------------------

  On July 17, 1992, WesBanco, Inc. acquired First National Bank of Barnesville. In accordance with the terms of the merger, 600,000 shares of WesBanco common stock were issued for all of First National Bank of Barnesville's stock.

  The acquisition was accounted for using the pooling-of-interest method of accounting and accordingly, the consolidated financial statements include the accounts of First National Bank of Barnesville for all periods presented.

  The following information summarizes total assets, net interest income, and net income for First National Bank of Barnesville: (in thousands)

                                                           Net
                                         Total           Interest         Net
                                        Assets            Income         Income
- -------------------------------------------------------------------------------
For The Six Months
  Ended June 30, 1992
  (Unaudited)                          $143,706          $2,310          $  648
For the year ended
  December 31,
    1991                               $141,825          $4,663          $1,355
    1990 (unaudited)                    139,276           5,008           1,916

  On February 10, 1992, WesBanco Bank Wheeling, a subsidiary of WesBanco, Inc., acquired the Bank of Follansbee, Follansbee, West Virginia. The acquisition, which was not significant to WesBanco, was accounted for as a cash purchase of the net assets. The Bank of Follansbee had total assets of approximately $18,127,000 as of February 10, 1992. The purchase price of the Bank of Follansbee was $1,900,000. After adjustment of acquired assets to fair value, there was no significant goodwill recorded. Net income from the Bank of Follansbee is included in the Consolidated Statement of Income for the period subsequent to the acquisition date.


                       NOTE 3: RESTRICTED CASH BALANCES
- -------------------------------------------------------------------------------
  Federal Reserve regulations require depository institutions to maintain cash reserves with the Federal Reserve Bank. The average amounts of required reserve balances were approximately $4,876,000 and $6,617,000 during 1992 and 1991, respectively.

                                NOTE 4: LOANS
- -------------------------------------------------------------------------------

                                                          December 31,
                                                    ---------------------------
                                                        1992      1991
- -------------------------------------------------------------------------------
 Loans: (in thousands)
  Commercial                                          $135,119  $146,793
  Real estate--construction                             11,930     4,524
  Real estate--mortgage                                233,321   214,505
  Installment                                          154,082   145,585
- -------------------------------------------------------------------------------
                                                      $534,452  $511,407
- -------------------------------------------------------------------------------

  Most lending is with customers who are located within the state of West Virginia and Eastern Ohio. There is no significant concentration of credit risk by industry or by individual borrowers, no significant exposure to highly leveraged loan transactions, and no foreign loans. Loans aggregating $6,645,000, and $9,015,000 were classified as renegotiated or nonaccrual as of December 31, 1992 and 1991, respectively. Interest and fees on loans would have been increased by approximately $259,000 and $406,000 for the years 1992 and 1991, respectively, if these loans had earned their stated interest from the entire year. The amount of interest from renegotiated and nonaccrual loans included in net income is $410,000 and $550,000 for the years ended December 31, 1992 and 1991, respectively.

  The banks, in the ordinary course of business, grant loans to related parties at terms which do not vary from terms that would have been required if the transactions had been with unrelated parties. Indebtedness of related parties aggregated approximately $24,620,000, $33,315,000, and $24,409,000 as of
December 31, 1992, 1991, and 1990, respectively. Activity for the year ended December 31, 1992 is summarized as follows: (in thousands)

                                                                    1992
- -------------------------------------------------------------------------------
Balance, beginning of year                                         $33,315
Additions                                                           18,771
Reductions (primarily cash payments)                               (27,466)
- -------------------------------------------------------------------------------
Balance, end of year                                               $24,620
- -------------------------------------------------------------------------------

                        NOTE 5: INVESTMENT SECURITIES
- -------------------------------------------------------------------------------

  The amortized cost and estimated market values of investment securities are as follows: (in thousands)

                                                                              December 31,
                                  -----------------------------------------------------------------------------------------------
                                                       1992                                              1991
                                  -------------------------------------------------  --------------------------------------------
                                                Gross         Gross       Estimated               Gross        Gross    Estimated
                                   Amortized   Unrealized   Unrealized     Market    Amortized   Unrealized  Unrealized  Market
                                    Cost        Gains        Losses        Value       Cost        Gains      Losses     Value
- ----------------------------------------------------------------------------------------------------------------------------------

U.S. Treasury and Federal
  Agency securities                 $234,088     $7,127        $(784)     $240,431    $232,575    $11,423     $ (12)     $243,986

Obligations of states and
 political subdivisions              100,008      3,205         (357)      102,856      81,720      3,171      (112)       84,779

Corporate securities                      --         --           --            --       7,848         96      (189)        7,755

Mortgage-backed securities             4,247        116          (11)        4,352       6.203        185       (18)        6,370

Other securities                         875         --           --           875       3,569        120       (63)        3,626

Investments available for sale        71,836      1,336         (316)       72,856         --          --        --           --
- ----------------------------------------------------------------------------------------------------------------------------------

TOTAL                               $411,054    $11,784      $(1,468)     $421,370    $331,915    $14,995     $(394)     $346,516
- ----------------------------------------------------------------------------------------------------------------------------------


  The amortized cost and estimated market value of the total investment portfolio at December 31, 1992, by contractual maturity, is shown below. Expected maturities will differ from contractual maturities because certain borrowers have the right to call or prepay obligations: (in thousands)

                                                            December 31,
                                                       --------------------
                                                               1992
                                                                  Estimated
                                                       Amortized   Market
                                                         Cost       Value
- ---------------------------------------------------------------------------
Within one year                                         $ 66,805   $ 68,076
After one year, but within five                          231,696    239,494
After five years, but within ten                          95,449     96,400
After ten years                                           12,857     13,048
Mortgage-backed securities                                 4,247      4,352
- ---------------------------------------------------------------------------
Total investments                                       $411,054   $421,370
- ---------------------------------------------------------------------------

  Investment securities with par values aggregating $94,655,000 at December 31, 1992 and $90,426,000 at December 31, 1991 were pledged to secure public and trust funds. Gross gains from sales of investment securities of $412,000, $176,000, and $ 170,000 and gross losses of $10,000, $3,000, and $ 19,000 were realized on investment sales for the years ended December 31, 1992, 1991, and 1990, respectively.

  The Corporation did not maintain a trading portfolio during either of the two years ended December 31, 1992 and 1991.

                  NOTE 6: TRANSACTIONS WITH RELATED PARTIES
- -------------------------------------------------------------------------------

  Some officers and directors (including their affiliates, families, and entities in which they are principal owners) of the Corporation and banks are customers of the banks and have had, and are expected to have, transactions with the banks in the ordinary course of business. In addition, some officers and directors are also officers and directors of corporations which are customers of the banks and have had, and are expected to have, transactions with the banks in the ordinary course of business. In the opinion of management, such transactions are consistent with prudent banking practices and are within applicable banking regulations.

  The amount of transactions with related parties including loans and legal fees aggregated approximately $24,856,000 at December 31, 1992. These related party transactions equal 21 % of shareholders' equity at December 31, 1992.

          NOTE 7: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
- -------------------------------------------------------------------------------

  Individual banks within the Corporation incur off-balance-sheet risks in the normal course of business in order to meet financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements.

  In the normal course of business, there are outstanding various commitments to extend credit approximating $34,793,000 and standby letters of credit of $9,709,000 as of December 31, 1992.

  The banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The banks use the same credit and collateral policies in making commitments and conditional obligations as for all other lending. Collateral which secures these types of commitments is the same type as collateral for other types of lending, such as accounts receivable, inventory, and fixed assets.

  Commitments to extend credit are commitments to lend to a customer as long as there is no violation of any condition established in the loan agreement. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The banks evaluate each customer's credit worthiness on a case-by-case basis.

  Standby letters of credit written are conditional commitments issued by the banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including normal business activities, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral securing these types of transactions is similar to collateral securing the banks' commercial borrowings.

                   NOTE 8: RESERVE FOR POSSIBLE LOAN LOSSES
- -------------------------------------------------------------------------------
  The transactions in the reserve for possible loan losses were as follows: (in thousands)

                                               Year ended December 31,
                                      ---------------------------------------
                                       1992            1991          1990
- -----------------------------------------------------------------------------
Balance, beginning of year            $7,476          $7,120        $6,507
Reserves of purchased bank                62             --            --
  Provision                            2,850           2,337         1,984
  Loan recoveries                        652             288           707
  Loan losses                         (2,673)         (2,269)       (2,078)
- -----------------------------------------------------------------------------
Balance, end of year                  $8,367          $7,476        $7,120
- -----------------------------------------------------------------------------

                     NOTE 9: BANK PREMISES AND EQUIPMENT
- -------------------------------------------------------------------------------

Bank premises and equipment include: (in thousands)

                                                          December 31,
                                  Estimated useful    -----------------------
                                       life            1992          1991
- -----------------------------------------------------------------------------
Land and improvements               (3-lO years)       $ 3,261      $ 3,210
Buildings and improvements          (4-50 years)        16,989       16,346
Furniture and equipment             (2-25 years)         9,331        9,706
- -----------------------------------------------------------------------------
                                                        29,581       29,262

Less-Accumulated depreciation                          (15,148)     (14,981)
- -----------------------------------------------------------------------------
                                                       $14,433      $14,281
- -----------------------------------------------------------------------------

                            NOTE 10: OTHER ASSETS
- -------------------------------------------------------------------------------

  Real estate acquired in satisfaction of a loan and in-substance foreclosures are reported in other assets. Properties acquired by foreclosure or deed in lieu of foreclosure and properties classified as in-substance foreclosures are transferred to other assets and recorded at the lower of cost or fair market value based on appraisal value at the date actually or constructively received. Losses arising from acquisition of such property are charged against the allowance for loan losses.

  The total other real estate including in-substance foreclosures was $2,904,000 and $3,104,000 as of December 31, 1992 and 1991, respectively.

                       NOTE 11: CERTIFICATES OF DEPOSIT
- -------------------------------------------------------------------------------
Maturities of certificates of deposit in denominations of $100,000 or more are as follows: (in thousands)

                                                         December 31,
                                                   --------------------------
Maturity                                              1992             1991
- -------------------------------------------------------------------------------
Under three months                                  $18,127          $23,352
Three to six months                                   8,415            5,654
Six to twelve months                                  7,957            8,339
Over twelve months                                    6,684            7,911
- -------------------------------------------------------------------------------
                                                    $41,183          $45,256
- -------------------------------------------------------------------------------

  Interest expense on certificates of deposit of $ 100,000 or more was approximately $2,098,000 in 1992, $3,282,000 in 1991, and $5,166,000 in 1990.

                    NOTE 12: ESOP AND LONG-TERM BORROWINGS
- -------------------------------------------------------------------------------
  The Corporation has a qualified noncontributory Employee Stock Ownership Plan
(ESOP) and Trust Agreement for the purpose of investing in the common stock of WesBanco on behalf of its employees. Currently, the ESOP Trust holds 35,882 shares of WesBanco common stock. All employees, with the exception of Albright National Bank and First National Bank of Barnesville employees, are included in this plan. Albright and Barnesville employees elected to participate in this plan effective January 1, 1993. Approximately 23,171 shares of stock were allocated to specific employee accounts as of December 31, 1992.

  During September 1992, the WesBanco ESOP Trust entered into a revolving loan agreement with an independent financial institution providing for a line of credit in the aggregate amount of $1,000,000 to facilitate purchases of WesBanco common stock in the open market. Subsequently, the ESOP Trust purchased 12,900 shares of stock for $559,725 with funds provided under the revolving loan for the Employee Stock Ownership Plan (ESOP), pledging those shares as collateral. The loan bears interest at a rate equal to the lender's base rate and requires annual repayments of principal equal to 20% of the January 1 balance of each year. The loan has a final maturity date of five years from date of inception.

  Contributions to the ESOP during 1992, 1991, and 1990 were $180,000, $161,000, and $204,000, respectively, which approximated the required loan payments, including interest.

        NOTE 13: DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
- -------------------------------------------------------------------------------
  In accordance with the requirements of Statement of Financial Accounting Standards (FAS) No. 107, "Disclosure About Fair Value of Financial Instruments," fair value disclosure estimates are being made for like kinds of financial instruments. Fair value estimates are based on present values of expected future cash flows, quoted market prices of similar financial instruments, if available, and other valuation techniques. These valuations are significantly affected by the discount rates, cash flow assumptions, and risk assumptions used. Therefore, the fair value estimates may not be substantiated by comparison to independent markets and are not intended to reflect the proceeds that may be realizable in an immediate settlement of the instruments.

  FAS No. 107 excludes certain items from the disclosure requirements, and accordingly, the aggregate fair value of amounts presented do not represent the underlying value of the Corporation. Management does not have the intention to dispose of a significant portion of its financial instruments and, therefore, the unrealized gains or losses should not be interpreted as a forecast of future earnings and cash flows.

  The following table represents the estimates of fair value of financial instruments: (in thousands)

                                                 December 31, 1992
                                               --------------------
                                               Carrying      Fair
                                                Amount      Value
- ----------------------------------------------------------------------
Financial assets:
Cash and short-term investments                $ 41,909      $ 41,909
Investment securities                           411,054       421,370
Net loans                                       524,626       537,368

Financial liabilities:
Deposits                                        838,171       846,955
Short-term borrowings                            43,274        43,274
- ----------------------------------------------------------------------

  The following methods and assumptions are used to estimate the fair value of like kinds of financial instruments:

Cash and Short-Term Investments:
  The carrying amount for cash and short-term investments is a reasonable estimate of fair value. Short-term investments consist of federal funds sold.

Investment Securities:
  Fair values for investment securities are based on quoted market prices, if available. If market prices are not available, then quoted market prices of similar instruments are used.

Loans Receivable:
  Fair values for variable rate loans are based on carrying values. The fair values for residential mortgage loans are based on quoted market prices of securitized financial instruments, adjusted for differences in remaining maturity and in other loan characteristics. Commercial real estate, construction, and consumer loans are based on a discounted value of the estimated future cash flows expected to be received. The current interest rates applied in the discounted cash flow method reflect rates used to price new loans of similar type, adjusted for relative risk and remaining maturity. The fair value of credit cards is estimated based on the anticipated average cost of soliciting a new account and the present credit quality of the outstanding balances. For nonaccrual loans, fair value is estimated by discounting expected future principal cash flows only.

Deposit Liabilities:
  The fair value of interest bearing and non-interest bearing demand deposits and savings deposits is equal to the amount payable on demand (carrying amount). The fair value of fixed maturity certificates of deposit is estimated by a discounted cash flow method using the rates currently offered for deposits of similar remaining maturities.

Short-Term Borrowings:
  For short-term borrowings, which include federal funds purchased, repurchase agreements, and other short-term borrowings, the carrying amount is a reasonable approximation of fair value.

Off-Balance Sheet Instruments:
  The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit standing of the counterparties. The amount of fees currently charged on commitments are determined to be insignificant and therefore the fair value and carrying value of off-balance sheet instruments are not shown.

                          NOTE 14: PENSION BENEFITS
- -------------------------------------------------------------------------------

  Substantially all employees are participants in either the WesBanco or affiliate bank benefit plans. The benefits of the WesBanco defined benefit plan are generally based on the years of service and the employee's compensation during the last five years of employment. The WesBanco plan's funding policy has been to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

  Albright National Bank's defined benefit plan formula uses length of service and employee earnings during the last years of employment and funds its plan at the maximum allowable amount. Albright also has a defined contribution 401K plan covering substantially all of its employees. The employer matches employee deferrals at 50% of the deferral up to a maximum of 4% of the employee's salary.

  The First National Bank of Barnesville sponsored a defined benefit pension plan that covered all employees with six or more months of service and had attained the age of 20-1/2 and who worked more than 1,000 hours in a plan year. The plan called for benefits to be paid to eligible employees after retirement based primarily upon years of service with the bank and compensation rates near retirement. Contributions to the plan reflect benefits attributed to employees' services to date. Plan assets consist exclusively of insurance annuity contracts. Payment of retirement benefits is funded solely through these annuity contracts.

  Net periodic pension cost for the defined benefit plans in 1992, 1991, and 1990 include the following components: (in thousands)


                           1992         1991         1990
- ---------------------------------------------------------
Service cost--benefits
  earned during year       $500         $541         $522
Interest cost on
  projected benefit
  obligation                524          475          426
Actual return on
  plan assets              (387)        (784)        (222)
Net amortization
  and deferral             (190)         304         (220)
- ---------------------------------------------------------
Net periodic
  pension cost             $447         $536         $506
- ---------------------------------------------------------

  The following table sets forth for all defined benefit plans the funded status and the liability reflected in the Consolidated Balance Sheet at December 31, 1992 and 1991: (in thousands)

                                              December 31,
                                            1992       1991
- -------------------------------------------------------------
Actuarial present value of
  benefit obligation:
    Vested benefit obligation             $ 4,684     $ 3,949

    Accumulated benefit
      obligation                          $ 5,129     $ 4,417
- -------------------------------------------------------------
Projected benefit obligation              $(7,381)    $(6,724)
Plan assets at current market value,
 primarily listed stocks, bonds, and
 cash equivalents                           7,186       6,631
- -------------------------------------------------------------
Projected benefit obligation in excess
 of plan assets                              (195)        (93)
Unrecognized prior service cost               (78)        (86)
Unrecognized net gain                      (1,025)     (1,046)
Unrecognized obligation                        69         104
- -------------------------------------------------------------
Net pension liability                     $(1,229)    $(1,121)
- -------------------------------------------------------------

                                            December 31.
                                          1992       1991
- -------------------------------------------------------------
Assumptions used in the
  accounting were:
  Discount rates                         8.0%      8.0%
  Rates of increase in
    compensation levels                  5.0%      5.0%
Expected long-term return
on assets                                8.0%      8.0%

  Albright's pension plan uses the same interest rate assumptions as the WesBanco plan except for a 4.5% rate of increase in compensation levels for 1992 and 1991.

  As of January 1, 1993, all assets and liabilities of the Barnesville and Albright pension plans were merged into the WesBanco plan.

   NOTE 15: POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS OTHER THAN PENSIONS
- -------------------------------------------------------------------------------

  WesBanco, Inc. elected to adopt Statement of Financial Accounting Standard
(FAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," during December 1992. This statement generally requires accrual accounting for nonpension postretirement benefits. WesBanco currently provides a death benefit of $5,000 and a contributory health insurance plan for all retirees. WesBanco's contribution toward health insurance is a fixed amount which may be changed at its sole discretion.

  With the adoption of FAS No. 106 during 1992, the Corporation recognized a one time non-cash charge of $943,947 before the applicable income tax benefit of $351,453. The recognized charge to earnings has been accounted for as a change in accounting principle. Each quarter of 1992 has been restated to reflect the adoption of FAS No. 106 in the first quarter 1992.

  Net periodic postretirement benefit costs other than pension costs in 1992 include the following components:

(in thousands)
Service cost-benefits earned during year                         $ 35
Interest cost on projected benefit obligation                      74
- ---------------------------------------------------------------------
Net periodic postretirement benefit cost other than pensions     $109
- ---------------------------------------------------------------------

  The following table sets forth the liability reflected in the Consolidated Balance Sheet at December 31, 1992:

(in thousands)
Accumulated postretirement
  benefit obligation:
    Retirees                                                     $  394
    Fully eligible active plan participants                         610
- ------------------------------------------------------------------------
      Net benefit liability                                      $1,004
- ------------------------------------------------------------------------
Assumptions used in the
  accounting were:
    Discount rate                                                   8.0%

  Postretirement benefits are funded as incurred, resulting in cash payments of $48,000, $43,000, and $34,000 for the years ended December 31, 1992, 1991, and
1990, respectively.

  The Corporation's portion of the cost of health care benefits is expected to remain constant. An assumption of a 1% per year increase in the benefit level would increase the expense in health care benefits by $20,000 or 15% for the year ended December 31, 1992 and increase the accumulated postretirement benefit obligation by $174,000 or 13% as of December 31, 1992.

  FAS No. 112, "Employer's Accounting for Postemployment Benefits", requires employers who provide benefits to former or inactive employees after employment, but before retirement, to recognize the obligation during the periods employees provide services to earn those benefits and is effective for periods beginning after December 15, 1993. The adoption of FAS No. 112 is expected to be insignificant to the Corporation.

                      NOTE 16: OTHER OPERATING EXPENSES
- -------------------------------------------------------------------------------
Other operating expenses for the years 1992, 1991, and 1990 include: (in thousands)

                                            1992       1991      1990
- -------------------------------------------------------------------------------
Customer and office supplies              $ 1,049    $ 1,117    $  940
Legal and accounting fees                     896        833       719
Marketing media                               759        912       672
Miscellaneous taxes                         1,430      1,291     1,229
FDIC Insurance                              1,876      1,670       938
Other                                       4,092      4,177     4,051
- -------------------------------------------------------------------------------
                                          $10,102    $10,000    $8,549
- -------------------------------------------------------------------------------

                            NOTE 17: INCOME TAXES
- -------------------------------------------------------------------------------
A reconciliation of the federal statutory tax rate to the reported effective tax rate is as follows:

                                                    Year ended December 31,
                                                   ------------------------
                                                   1992      1991      1990
                                                   ----      ----      ----
Federal statutory tax rate                          34%        34%      34%
Tax-exempt interest income from
  securities of states and
  political subdivisions                           (12)       (14)     (15)
State income taxes                                   3          3        3
Other--net                                           1          2        1
- -----------------------------------------------------------------------------
Reported effective tax rate                         26%        25%      23%
- -----------------------------------------------------------------------------

The provision for income taxes in the Consolidated Statement of Income consists of the following: (in thousands)

                                                  Year ended December 31,
                                               ------------------------------
                                                1992          1991     1990
- -----------------------------------------------------------------------------
Current--Federal                               $4,391       $3,708    $3,295
         State                                    782          660       636
Deterred                                         (842)        (645)     (507)
- -----------------------------------------------------------------------------
                                               $4,331       $3,723    $3,424
- -----------------------------------------------------------------------------

  The Corporation's Federal and State income tax returns have been examined through 1990 with no significant adjustment proposed by the Internal Revenue Service or the State Tax Department.

  The approximate tax effects of the net investment securities transactions for the years ended December 31, 1992, 1991, and 1990 were $173,000, $75,000, and
$65,000, respectively.

  The deferred portion of the income tax provision consists of the following:
(in thousands)

                                                  Year ended December 31,
                                             ----------------------------------
                                                1992       1991      1990
- -------------------------------------------------------------------------------
Postretirement benefits                        $(383)       --      --
Accretion of discounts on investment
  securities--net                                (60)     $ (68)  $   2
Reserve for possible loan losses                (376)      (533)   (532)
Other--net                                       (23)       (44)     23
- -------------------------------------------------------------------------------
                                               $(842)     $(645)  $(507)
- -------------------------------------------------------------------------------

  The Financial Accounting Standards Board issued Statement 109, "Accounting for Income Taxes", in February 1992. FAS No. 109 requires, among other things, that an asset and liability approach be applied for income taxes and that recognition of deferred tax assets be evaluated using a more likely than not realizability criteria.

FAS No. 109 must be adopted for fiscal years beginning after December 15, 1992. Management believes implementation of FAS No. 109 during the first quarter 1993 will not result in a material effect upon the reported financial position or results of operations of the Corporation.

            NOTE 18: CONDENSED PARENT COMPANY FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------
   Presented below are the condensed Balance Sheet, Statement of Income, and Statement of Cash Flows for the Parent Company. (in thousands)

                                BALANCE SHEET
                                                            December 31,
                                                      -------------------------
                                                         1992        1991
- -------------------------------------------------------------------------------
ASSETS
Cash                                                   $    545    $    332
Investment in subsidiary banks (at equity in
  net assets)                                           115,152     107,658
Investment securities:
  Federal Agency securities (market values
   of $0 and $207, respectively)                             --         200
  States and political subdivisions
   (market values of $1,360 and $ 1,285,
   respectively)                                          1,353       1,253
  Other investments (market values of $0
   and $588, respectively)                                   --         485
  Investments available for sale (market
   values of $452 and $0, respectively)                     394          --
Other assets                                              1,463       1,083
- -------------------------------------------------------------------------------
    TOTAL ASSETS                                       $118,907    $111,011
- -------------------------------------------------------------------------------

LIABILITIES
Long-term borrowings (Note 12)                         $    560    $    161
Other liabilities                                         1,356       1,130
- -------------------------------------------------------------------------------
    TOTAL LIABILITIES                                     1,916       1,291
    TOTAL SHAREHOLDERS' EQUITY                          116,991     109,720
- -------------------------------------------------------------------------------
    TOTAL LIABILITIES AND SHAREHOLDERS'
     EQUITY                                            $118,907    $111,011
- -------------------------------------------------------------------------------

                             STATEMENT OF INCOME
                                               For the year ended December 31,
                                               -------------------------------
                                                  1992        1991        1990
- -------------------------------------------------------------------------------
Dividends from subsidiary banks                 $ 5,020     $ 3,560     $ 5,439
Interest income from investments                    109         129         103
Other income                                         53           6          24
- -------------------------------------------------------------------------------
    TOTAL INCOME                                  5,182       3,695       5,566
- -------------------------------------------------------------------------------
    TOTAL EXPENSES                                  531         553         410
- -------------------------------------------------------------------------------

Income before income tax benefit and
 equity in undistributed net income of
 subsidiary banks                                 4,651       3,142       5,156
Income tax benefit                                  188         196         161
- -------------------------------------------------------------------------------
Income before equity in undistributed net
 income of subsidiary banks                       4,839       3,338       5,317
Equity in undistributed net income of
 subsidiary banks                                 7,493       7,900       5,963
- -------------------------------------------------------------------------------
     NET INCOME                                $ 12,332    $ 11,238    $ 11,280
- -------------------------------------------------------------------------------

                           STATEMENT OF CASH FLOWS

                                                    For the year ended December 31,
                                                 ---------------------------------
                                                        1992      1991      1990
- ----------------------------------------------------------------------------------
Operating activities:
  Net Income                                          $12,332   $11,238    $11,280
  Undistributed earnings of subsidiary banks           (7,493)   (7,900)    (5,963)
  Other--net                                           (1,266)     (125)      (106)
- ----------------------------------------------------------------------------------
Net cash provided by operating activities               3,573     3,213      5,211
- ----------------------------------------------------------------------------------

Investing activities:
  Proceeds from maturities of investment securities     1,587     1,227        551
  Purchases of investment securities                   (1,347)   (1,360)    (2,115)
  Change in investment in subsidiary banks                 --        75        (10)
- ----------------------------------------------------------------------------------
Net cash provided (used) by investing activities          240       (58)    (1,574)
- ----------------------------------------------------------------------------------

Financing activities:
  Principal payments on ESOP related debt                (161)     (161)      (161)
  Proceeds from ESOP related borrowings                   560        --         --
  Change in treasury stock--net                           (33)       56       (244)
  Dividends paid                                       (3,966)   (3,203)    (3,060)
- ----------------------------------------------------------------------------------
Net cash used by financing activities                  (3,600)   (3,308)    (3,465)
- ----------------------------------------------------------------------------------

Net increase (decrease) in cash                           213      (153)       172
Cash at beginning of year                                 332       485        313
- ----------------------------------------------------------------------------------
Cash at end of year                                   $   545   $   332    $   485
- ----------------------------------------------------------------------------------


The operations of the banks are subject to federal and state statutes which limit the banks' ability to pay dividends or otherwise transfer funds to the Parent Company. At December 31, 1992, the banks, without prior approval from the regulators, could have distributed dividends of approximately $20,230,000.

              NOTE 19: SUBSEQUENT EVENTS--STOCK SPLIT (UNAUDITED)
- --------------------------------------------------------------------------------

At its February 1993 meeting, the Board of Directors of Corporation recommended to its shareholders a 2 for 1 common stock split. As a part of the split, the Board has recommended an increase in the authorized common shares from 10 million to 25 million shares, a change in common stock par value from $4.1666 to $2.083 per share and an increase in the authorized preferred stock from 100,000 shares to 1 million. Subject to stockholders approval at the annual meeting scheduled for April 21, 1993, the stock split will be effective on April 22, 1993 and will increase the number of shares of common stock currently outstanding to approximately 6,613,328 shares.

The proforma effect of the anticipated common stock split on earnings per share is as follows:

                                                For the year ended December 31,
                                                -------------------------------
                                                     1992       1991       1990
- -------------------------------------------------------------------------------
    Income before the change in
     accounting for postretirement
     benefits                                       $1.96      $1.70      $1.71
    Effect of the change in accounting
     for postretirement benefits--
     net of tax effect                               (.09)        --        --
- -------------------------------------------------------------------------------
    Net Income                                      $1.87      $1.70      $1.71
- -------------------------------------------------------------------------------

                                WESBANCO, INC.
                    CONDENSED QUARTERLY STATEMENT OF INCOME
- ------------------------------------------------------------------------------

(in thousands, except for earnings per share)

                                                                                     1992 Quarter ended
                                                              -------------------------------------------------------------------
                                                                                                                         Annual
                                                               March 31(1)   June 30(1)  September 30(1) December 31     Total
- ---------------------------------------------------------------------------------------------------------------------------------
Interest income                                                 $19,833      $19,617       $19,388        $18,959        $77,797
Interest expense                                                 10,291        9,845         9,393          8,593         38,122
- ---------------------------------------------------------------------------------------------------------------------------------
Net interest income                                               9,542        9,772         9,995         10,366         39,675
Provision for loan losses                                           415          556           607          1,272          2,850
- ---------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses               9,127        9,216         9,388          9,094         36,825
Other income                                                      2,349        2,086         1,982          2,033          8,450
Other expenses                                                    6,665        7,252         6,930          6,821         27,668
- ---------------------------------------------------------------------------------------------------------------------------------
Income before income taxes and effect of
  prior years' postretirement benefits                            4,811        4,050         4,440          4,306         17,607
Provision for income taxes                                        1,353        1,111         1,211          1,008          4,683
- ---------------------------------------------------------------------------------------------------------------------------------
Income before effect of prior years' post-
 retirement benefits                                              3,458        2,939         3,229          3,298         12,924
Effect of prior years' postretirement benefits--net of
 tax effect                                                        (592)          --            --             --           (592)
- ---------------------------------------------------------------------------------------------------------------------------------
Net lncome                                                      $ 2,866      $ 2,939       $ 3,229         $3,298        $12,332
- ---------------------------------------------------------------------------------------------------------------------------------
Per share:
Income before effect of prior years' post-
 retirement benefits                                            $  1.04      $   .89       $   .98         $ 1.00        $  3.91
Effect of prior years' postretirement benefits--net of
 tax effect                                                        (.18)          --            --             --           (.18)
- ---------------------------------------------------------------------------------------------------------------------------------
Net Income                                                      $   .86      $   .89       $   .98         $ 1.00        $  3.73
- ---------------------------------------------------------------------------------------------------------------------------------
The effect of First National Bank of
  Barnesville acquisition on the quarterly
  data previously reported is as follows:
      Net interest income                                       $ 1,085      $ 1,225
      Net Income                                                    361          287
      Earnings per share                                           (.10)        (.09)

                                                                                     1991 Quarter ended
                                                              -------------------------------------------------------------------
                                                                                                                         Annual
                                                               March 31      June 30     September 30    December 31     Total
- ---------------------------------------------------------------------------------------------------------------------------------
Interest income                                                $20,582       $20,728     $20,870         $20,465         $82,645
Interest expense                                               11,907         11,627      11,558          11,266          46,358
- ---------------------------------------------------------------------------------------------------------------------------------
Net interest income                                             8,675          9,101       9,312           9,199          36,287
Provision for loan losses                                         331            513         653             840           2,337
- ---------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses             8,344          8,588       8,659           8,359          33,950
Other income                                                    1,878          1,992       2,065           1,875           7,810
Other expenses                                                  6,286          6,407       6,913           7,193          26,799
- ---------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                      3,936          4,173       3,811           3,041          14,961
Provision for income taxes                                        937          1,183         988             615           3,723
- ---------------------------------------------------------------------------------------------------------------------------------
Net lncome                                                    $ 2,999        $ 2,990     $ 2,823         $ 2,426         $11,238
- ---------------------------------------------------------------------------------------------------------------------------------
Earnings per share:                                           $   .91        $   .90     $   .85         $   .74         $  3.40
- ---------------------------------------------------------------------------------------------------------------------------------
The effect of First National Bank of
  Barnesville acquisition on the quarterly
  data previously reported is as follows:
      Net interest income                                     $ 1,197        $ 1,116     $ 1,197         $ 1,153         $ 4,663
      Net Income                                                  436            354         390             175           1,355
    Earnings per share                                           (.04)          (.07)       (.05)           (.09)           (.25)

(1) Other expenses and the provision for income taxes were restated by $15 and $6, respectively, in each of the first three quarters of 1992 to adjust for the current year effect of postretirement benefits (see Note 15).

                                WESBANCO, INC.
                       CONSOLIDATED FINANCIAL SUMMARY(1)
- ------------------------------------------------------------------------------

                                                                            December 31,
                                      ---------------------------------------------------------------------
                                                     1992        1991         1990        1989        1988
- -----------------------------------------------------------------------------------------------------------
Cash dividends declared                               $1.40       $1.35        $1.30       $1.20      $1.15
Book value                                            35.38       33.17        30.85       28.54      26.17
Average common shares outstanding                 3,306,691   3,305,361    3,308,874   3,307,472  3,309,343

Selected Balance Sheet Information
  (in thousands):

Total Investments                                  $411,054    $331,915     $340,506    $311,098   $290,851
Net Loans                                           524,626     502,118      475,528     453,891    430,968
Total Assets                                      1,010,104     966,501      946,220     886,140    853,207
Total Deposits                                      838,171     801,016      789,040     745,492    722,451
Total Shareholders' Equity                          116,991     109,720      101,982      94,592     86,504

                                                               For the year ended December 31,
                                                 -----------------------------------------------------------
                                                   1992         1991         1990       1989       1988
- ------------------------------------------------------------------------------------------------------------
 Summary Statement of Income
  (in thousands, except per share amounts):
Interest income                                   $77,797     $82,645      $84,493     $80,218    $73,173
Interest expense                                   38,122      46,358       50,130      46,242     41,044
- ------------------------------------------------------------------------------------------------------------
Net interest income                                39,675      36,287       34,363      33,976     32,129
Provision for loan losses                           2,850       2,337        1,984       1,978      1,706
- ------------------------------------------------------------------------------------------------------------
Net interest income after provision for
 loan losses                                       36,825      33,950       32,379      31,998     30,423
Other income                                        8,450       7,810        7,247       6,830      6,587
Other expenses                                     27,668      26,799       24,922      23,784     23,775
- ------------------------------------------------------------------------------------------------------------
Income before income taxes and effect of
 prior years' postretirement benefits              17,607      14,961       14,704      15,044     13,235
Provision for income taxes                          4,683       3,723        3,424       3,790      3,106
- ------------------------------------------------------------------------------------------------------------
Income before effect of prior years'
 postretirement benefits                           12,924      11,238       11,280      11,254     10,129
Effect of prior years' postretirement
 benefits--net of tax effect                         (592)        --            --          --         --
- ------------------------------------------------------------------------------------------------------------
Net Income                                        $12,332     $11,238      $11,280     $11,254    $10,129
- ------------------------------------------------------------------------------------------------------------
Per Share:
Income before effect of prior years'
 postretirement benefits                          $  3.91     $  3.40      $  3.41     $  3.40    $  3.06
Effect of prior years' postretirement
 benefits--net of tax effect                         (.18)         --           --          --         --
- ------------------------------------------------------------------------------------------------------------
  Net Income                                      $  3.73     $  3.40      $  3.41     $  3.40    $  3.06
- ------------------------------------------------------------------------------------------------------------

(1) See Note 1 of the Notes to Consolidated Financial Statements

                                 WESBANCO, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                    OF THE CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

  Management's discussion and analysis represents an overview of the financial condition and results of operations of WesBanco, Inc. for the three year period ended December 31, 1992. This discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto.


                              INCOME AND EXPENSE
- ------------------------------------------------------------------------------

  Net income increased 9.7% to $12,332,000 between the years ended December
31, 1992 and 1991 and decreased $42,000, less than 1% between the years ended December 31, 1991 and 1990. The growth in net income during 1992 can be primarily attributed to increased net interest income. During 1992, WesBanco elected to change accounting for employee postretirement benefits, recognizing the cumulative effect of the accounting change as a charge to earnings. The effect on the consolidated income statement of this accounting change, net of the applicable income tax effect, was $592,000. Excluding the effect of postretirement benefits, net income increased 15.0% over 1991 results. Return on average assets, using income prior to the effect of the postretirement benefits, was 1.30% for the year ended December 31, 1992, compared to 1.19% for 1991. The return on average equity, using income excluding the effect of postretirement benefits, was 11.4% for the year ending December 31, 1992, compared to 10.6% for 1991. Net tax equivalent interest income expressed as a percentage of average earning assets improved to 4.5% for the year ended December 31, 1992, from 4.4% for the year 1991 and 1990.

  During the past three years, nationwide bank base lending rates were at a high of 10.5% during 1990 then dropped to a low of 6.0% as of year end 1992. Current period loan and deposit interest rates are generally below levels noted in the previously compared periods. During 1992, most nationwide banks' primary lending rates ranged between 6.0% to 6.5% while rates for 1991 ranged between 6.5% to 10%. This decline in market interest rates caused the average yield on WesBanco's interest earning assets to decrease to 8.3% from 9.3% during 1991. The average yield on earning assets was 9.8% for the year 1990. A corresponding decrease in rates paid on interest bearing liabilities caused a decrease in average rates paid to 4.8% during 1992 from 6.2% during 1991. The average rates paid on interest bearing liabilities was 6.9% during 1990.

  Total operating expenses increased $869,000 or 3.2% between 1992 and 1991. Approximately 77% of the increase or $673,000, was caused by an increase in personnel expenses. Personnel expenses were increased due to normal salary adjustments, increasing payroll taxes, increases in health insurance, and an increase in the number of full-time equivalent employees primarily associated with the acquisition of the Bank of Follansbee. Total operating expenses increased $1,877,000 or 7.5% between 1991 and 1990 with the largest single increase caused by FDIC insurance expense.

                               INVESTMENTS
- ------------------------------------------------------------------------------

  Investment securities increased by $79,139,000 in 1992 after declining by $8,591,000 in 1991. The increase in 1992 was attributable to the investment of federal funds and through deposit growth which exceeded loan growth. Our investment strategy for 1992 included maintaining low balances in federal funds sold in order to minimize the earnings penalty associated with holding excess liquidity. The decline of investments during 1991 was due to maturities in the investment portfolio and loan growth which was in excess of deposit growth.

  Securities with a total book value of $97,191,000 and $100,407,000 matured or were called and $25,844,000 and $9,517,000 were sold during 1992 and 1991, respectively. As a result, 30% of the portfolio repriced during 1992. Municipal securities increased by $18,288,000 after declining by $1,043,000 in 1991. Management expects to continue to take advantage of market opportunities to increase the municipal sector of the portfolio in the future. The taxable equivalent yields for municipal securities were relatively attractive throughout most of 1992. Corporate bonds increased by $2,765,000 in 1992 due to stronger economic trends and debt refinancing which has improved credit quality in this sector. U.S. Treasury and Federal Agency securities were used as an investment alternative to the sales of federal funds. Purchases of this type of investment with maturities in the three-year range resulted in an increase of $59,021,000 during 1992.

  As of December 31, 1992, the Corporation elected to designate certain types of investments as available for sale. Investments included in this category are; U.S. Treasury and Agency securities with remaining maturities of one year or less, and all corporate and marketable equity securities. These types of securities may be sold to adjust the bank's asset/liability position, and for purposes of providing liquidity. Sales of corporate and equity securities may be based upon changes in credit ratings and other market factors. Investments in this available for sale category represent approximately $71,836,000 or 17% of the total investment portfolio.

   Investment income declined by $85,000 in 1992 after declining by $566,000 in 1991. The impact of declining interest rates on those securities which repriced in 1992 was almost exactly offset by the increased volume by which investment securities increased during the year. The average yield on taxable securities was 7.3% for 1992 compared to 8.3% in 1991 and 8.5% in 1990. The average yield for non-taxable securities, not adjusted for tax equivalency, was 6.6% as compared to 7.1% in 1991 and 7.2% in 1990. Net realized securities gains amounted to $402,000 in 1992, $173,000 in 1991, and $151,000 in 1990. Our
investment strategy in 1992 included selling bonds with near term maturities and bonds expected to be called during the year, so as to reinvest the proceeds before interest rates declined further. Approximately $66,805,000 or 16% of the portfolio will mature or is expected to be called during 1993 providing excellent liquidity for the Corporation. The average maturity of the portfolio at year-end was 3.75 years as compared to 3.25 years at year-end 1991 and 3.17 years at year-end 1990. At year-end 1992, the market value of the portfolio exceeded book value by $10,316,000. The Corporation has no investment trading portfolio.


                                     LOANS
- ------------------------------------------------------------------------------

  Loans outstanding increased $23,045,000 or 4.5% during 1992. Approximately 57% of the overall increase in loan volume was at WesBanco Wheeling as a result of the purchase of the Bank of Follansbee in 1992. During 1992, overall commercial loan demand was weak due to the uncertainty of the economies in many of the serviced market areas. Mortgage and consumer loan volumes, exclusive of those acquired through the purchase of the Bank of Follansbee, increased approximately $19,595,000 and $6,254,000, respectively. Loans outstanding during 1991 increased $27,912,000 or 5.8% . A major portion of the increase in loan volume was attributable to a highly successful marketing program for new automobile loans, primarily in the Upper Ohio Valley.

  Interest and fees on loans declined $3,054,000 or 5.9% and increased $165,000 or less than 1% in 1992 and 1991, respectively. In spite of the increase in total loan volume, interest income decreased because of the continuing decline in commercial, mortgage, and consumer loan rates of 110 basis points or more during 1992. The majority of commercial and mortgage loans reprice monthly or annually in conjunction with changes in nationwide interest rates. The average yield earned on the total loan portfolio during 1992 was 9.6% as compared to 10.7% in 1991 and 11.2% in 1990.

  Loans classified as nonaccrual or renegotiated were $6,645,000 or 1.2% of total loans outstanding as of December 31, 1992 compared with $9,015,000 or 1.8% as of December 31, 1991. During 1992 nonaccrual loans declined $1,107,000 from $3,706,000 to $2,599,000. During this same period renegotiated loans declined $1,263,000 from $5,309,000 on December 31, 1991 to $4,046,000 On
December 31, 1992. Nonaccrual loans consist primarily of commercial real estate loans which are secured by properties believed to have adequate values to protect from loss. Renegotiated loans, consisting principally of one commercial real estate loan, which previously had its original interest rate lowered and is now at a current market interest rate, are considered to be well secured. The decline in non-performing loans was due to loan pay-downs, liquidation of collateral, and loan write-downs. Management continues to closely review these loans to ensure against deterioration in collateral values. Loans totaling $200,000 and $2,936,000 previously classified as renegotiated or nonaccrual were transferred to insubstance foreclosures during 1992 and 1991.

  In conjunction with a recent regulatory examination completed in February 1993, a loan totaling $3,863,000, which was included with the renegotiated loans at December 31, 1992, was placed on nonaccrual status. Also placed on nonaccrual were loans of a commercial customer totaling $1,451,000, which are on a current payment status.

  Net loan chargeoffs were $2,021,000 in 1992 compared to $1,981,000 in 1991 and $1,371,000 in 1990. A significant portion of net chargeoffs in 1992 were the result of write-downs on loans secured by commercial real estate with the largest single write-down approximating $500,000. Other losses on commercial real estate loans occurred at recently acquired institutions. Losses on consumer-type loans increased over previous years due to increases in personal bankruptcies.

  The provision for loan losses increased to $2,850,000 in 1992 from $2,337,000 in 1991 compared to $1,984,000 in 1990. The reserve for loan losses as of December 31, 1992 was $8,367,000, an increase of $891,000 over December
31, 1991. The reserve for loan losses as a percentage of total loans increased to 1.57% as of December 31,1992 compared to 1.47% as of December 31, 1991. Net loan chargeoffs were 24% of the reserve for loan losses as of December 31, 1992, as compared to 26% as of December 31, 1991. The reserve for loan losses is considered adequate to provide for future loan losses in the portfolio.

  Twenty-five percent (25%) of the loan portfolio is comprised of commercial loans, forty-six percent (46%) in real estate secured loans, and twenty-nine percent (29%) in consumer-type loans. The aggregate lending limits of all affiliate banks as of December 31, 1992 was $18,500,000.

                                DEPOSITS
- ------------------------------------------------------------------------------

  As of December 31,1992, total deposits increased $37,155,000 to $838,171,000, an increase of 4.6% over 1991 balances. Deposits increased $11,976,000 to $801,016,000 during 1991. The modest increase in 1992 levels was partially caused by the addition of approximately $16,000,000 in deposits resulting from the acquisition of the Bank of Follansbee. Deposit growth during 1992, as well as 1991, was again limited because of general economic conditions, lower interest rates, and increased pressure from nonbank competition.

  Certificates of deposit decreased $43,367,000 between 1992 and 1991, and by $24,093,000 between 1991 and 1990. Lower interest rates in both years have caused the continued outflow of certificate balances into interest bearing demand and savings products. Because of the current rate environment, the interest rate differential between certificates of deposit and passbook savings provides limited incentive for customers to reinvest in term accounts. Growth in certificate balances has been confined to modest increases in Individual Retirement Accounts (IRAs) and our Rising Rate Certificate product.

  Interest bearing demand accounts increased by $27,951,000 in 1992 and by $34,289,000 in 1991. Our traditional savings accounts increased by $49,562,000 in 1992 and by $11,123,000 in 1991. Growth in both interest bearing demand accounts and regular savings accounts was caused by the large transfer of deposit balances out of certificates into such accounts and by the continued acceptance of our Freedom Fifty and CheckMate account programs.

  Interest expense on deposits decreased $7,403,000 or 16.8% between 1992 and 1991 and $3,240,000 or 6.8% between 1991 and 1990. The decrease in interest expense, in spite of increased deposit balances, was jointly caused by the shift in balances from higher yielding certificates of deposit to demand accounts and by a substantial reduction in the interest rates paid on deposits. Average rates paid on all deposit accounts were 4.9% in 1992, 6.2% in 1991, and 6.9% in 1990.


                                 OPERATIONS
- ------------------------------------------------------------------------------

  Salaries, wages, and employee benefits increased $673,000 or 4.8% during 1992 and $452,000 or 3.4% in 1991. In 1992 employee expenses increased due to normal annual salary adjustments, as well as increases in overall staffing levels. Total employment increased to 568 at December 31, 1992, decreased slightly in 1991 to 546 employees, and totaled 552 at December 31, 1990. Increases in 1992 staffing levels were primarily caused by the addition of staff resulting from the acquisition of the Bank of Follansbee.

  Equipment and premises expenses totaled $2,987,000 in 1992, $2,893,000 in 1991, and $2,919,000 in 1990. Insignificant fluctuations in these expenses can be attributed to our success in monitoring the cost of all operational areas of the Corporation.

  Other operating expenses increased $102,000 to $10,102,000 or 1% in 1992 and $1,451,000 to $10,000,000 or 17% in 1991. During 1992, other operating expenses increased because of FDIC insurance expense and increased postage expense of $86,000, offset by lower marketing expenses. Lower marketing expenses reflect the completion of the WesBanco name change promotion, which took place in 1991. The large increase in 1991 was caused by a $732,000 increase in FDIC insurance premiums resulting from increased deposit balances and an increase in FDIC insurance rates. Increased marketing expenses of $240,000 was caused by the cost of marketing the name change of our affiliate banks to the common name of WesBanco.

                                 TRUSTS
- ------------------------------------------------------------------------------

  The market value of assets held by the Trust Department declined by $3,000,000 to $1,136,000,000 at year-end 1992 after increasing by $188,000,000 in 1991. The decline in the market value in 1992 was primarily caused by declining market prices for certain equity securities which was offset by the continuation of growth in the number of new trust accounts opened. The Trust Department increased the number of accounts under management by 187 after an increase of 270 accounts in 1991. The market value of new accounts obtained during 1992 was $54,000,000, as compared to $42,000,000 in 1991.

  Trust fees were $3,653,000 in 1992, which represented an increase of $126,000 from 1991. During 1991, trust fees increased $306,000 from 1990. Higher fee income in both years was the result of a larger number of trusts under administration.

                              INCOME TAXES
- ------------------------------------------------------------------------------

  Income tax expense for 1992 increased $960,000 to $4,683,000 and increased $299,000 between 1991 and 1990. The reported effective tax rates of 26% during 1992, 25% during 1991, and 23% during 1990 are representative of the change in the level of nontaxable income and, to a lesser extent, the changing state tax rates. The increases in the effective tax rates during 1992 and 1991 were caused by declines in nontaxable income during 1992 and 1991 from previous levels.

  WesBanco has been affected by the changes in the Federal and State tax regulations. The Corporation has been required to recapture the bad debt reserves for each acquired bank. Due to past changes in the tax laws, WesBanco has lost and will continue to lose certain investment opportunities which were previously available in tax-exempt investments. The ultimate impact of losing these investment opportunities depends upon the development of and availability of alternative types of investments. The alternative minimum tax will affect WesBanco only if a significant amount of nontaxable income exists when compared to taxable income. WesBanco could reduce nontaxable income through the sale of tax-exempt securities.

  The State of West Virginia has a corporate net income tax which is based upon federal taxable net income, adjusted for certain items not subject to state taxation. The average tax rate paid was 9.075% and will be by law reduced to 9.0% for 1993. State income taxes included in the Consolidated Statement of Income for the years ended December 31, 1992, 1991, and 1990 were $782,000, $660,000, and $636,000, respectively.

  The State of Ohio does not have a corporate income tax. Businesses are subject to an Ohio corporate franchise tax which is included in other operating expenses.

                            CAPITAL ADEQUACY
- ------------------------------------------------------------------------------

  Adequate levels of capital are required to sustain growth and absorb credit losses. The Corporation's primary capital to asset ratio was 12.3% as of December 31, 1992 and 12.0% as of December 31, 1991. The risk-based capital ratios are calculated under current regulatory guidelines. Tier 1 and Total Capital to Risk Adjusted Assets, which exceed minimum regulatory levels of 4% and 8%, respectively, are as follows:


                           As of December 31,
                           ------------------

                            1992         1991
- ---------------------------------------------
Tier 1 Capital to Risk
  Adjusted Assets           19.2%       19.0%
Total Capital to Risk
  Adjusted Assets           20.5%       20.2%

                          INTEREST RATE MANAGEMENT
- ------------------------------------------------------------------------------

  Interest rate management encompasses measuring the sensitivity of net interest earnings to changes in the level of interest rates. As interest rates change in the market, rates earned on interest-earning assets and rates paid on interest bearing liabilities do not necessarily move concurrently. Differing rate sensitivities may arise because fixed rate assets and liabilities may not have the same maturities or because variable rate assets and liabilities differ in the timing of rate changes.

  The affiliate banks review their interest rate sensitivity on a periodic basis. The Corporation's Asset/Liability Committee has projected, on a monthly basis, interest rate sensitivity for the next year. Summary information as of December 31, 1992 is supplied by the table below (in thousands):


                                      Under        Three         Six         Nine        Over
                                      Three        to Six        to Nine     Months to    One
                                      Months       Months        Months      One Year    Year      Total
- ----------------------------------------------------------------------------------------------------------
ASSETS
Due from banks/interest
 bearing                                   --              --   $     100          --         --  $    100
Loans                               $ 181,673       $  38,484      44,624   $  40,453   $227,759   532,993
Investment securities                  12,301          15,747      16,852      21,905    344,249   411,054
Federal funds sold                      4,970              --          --          --         --     4,970
- ---------------------------------------------------------------------------------------------------------------

Total selected assets                 198,944          54,231      61,576      62,358    572,008   949,117
- ---------------------------------------------------------------------------------------------------------------

LIABILITIES
Savings and NOW accounts              331,306              --          --          --         --   331,306
All other interest bearing
 deposits                             186,721          79,122      32,314      30,686     94,902   423,745
Short term and other
 borrowings                            43,024             250          --          --         --    43,274
- ----------------------------------------------------------------------------------------------------------
Total selected liabilities            561,051          79,372      32,314      30,686     94,902   798,325
- ---------------------------------------------------------------------------------------------------------------

Differences                         $(362,107)      $ (25,141)  $  29,262   $  31,672   $477,106  $150,792
- ----------------------------------------------------------------------------------------------------------
Cumulative differences              $(362,107)      $(387,248)  $(357,986)  $(326,314)  $150,792
- ----------------------------------------------------------------------------------------------------------

  The Asset/Liability Committee believes the Corporation's interest sensitivity position allows for a changing interest rate environment. During the next twelve months, the Corporation's net interest sensitivity position is $(362,107,000), $(25,141,000), $29,262,000, and $31,672,000 during the periods under three months, three to six months, six to nine months, and nine months to one year, respectively.

  Traditional savings and NOW deposits, which formerly had fixed interest rates are now subject to management's discretion. Rates on these types of deposits decreased to 3.50% during 1992 from 4.50% during 1991. Classifications of these types of accounts as interest rate sensitive have caused the Corporation to be liability sensitive in the under three month time period.

  The Corporation's short-term interest sensitivity position would suggest exposure of the net interest margin to changing interest rates. If interest rates continue to decline, the net interest margin may improve. The Corporation is in a position to extend asset maturities, primarily through Federal Funds and investment maturities. If interest rates rise, the net interest margin may decline, however, the decline could be mitigated by reinvesting maturing investments with short-term assets. In addition, management may emphasize attracting longer term deposits by holding the rates paid on savings and NOW accounts at a fixed level and increasing rates on term certificates of deposit.

                    FAIR VALUE OF FINANCIAL INSTRUMENTS
- ------------------------------------------------------------------------------

  As of December 31, 1992, the fair value of financial assets, which includes cash, investment securities, and loans, exceeded the carrying value, reflecting a premium of $23,058,000 or 2.4%. Premiums on investment securities and loans were $10,316,000 and $12,742,000, respectively. Mortgage and installment loans comprised the majority of the total loan premiums. Factors influencing the financial asset premiums include the interest rate environment as of December 31, 1992 in relation to average portfolio yields, repricing characteristics of each homogeneous group of assets, and credit quality.

  The fair value of financial liabilities exceeded carrying value at December 31, 1992 by $8,784,000 or 1.0%. Like financial assets, the variance between carrying value and fair value is the result of the current interest rate environment and the repricing characteristics or maturity structure of the financial instruments. Because of their immediate repricing features, fair values for demand deposits, savings deposits, and short-term borrowings were based on carrying value. However, with certificates of deposit, the fixed maturity structure coupled with market interest rates as of December 31, 1992 at a lower level than the average rates paid on these deposits produced a fair value in excess of carrying value.

                                 LIQUIDITY
- ------------------------------------------------------------------------------

  The Corporation manages its liquidity position to ensure that sufficient funds are available to meet customer needs for borrowing and deposit withdrawals. Short-term liquidity is maintained through the use of federal funds sold, which represent one day investments, and cash balances. As of December 31, 1992, federal funds sold and cash balances were $41,809,000 or 4.1% of total assets as compared to $99,313,000 or 10.3% of total assets as of December 31, 1991. The large balance in federal funds sold was due to the excessive liquidity position held by The First National Bank of Barnesville as of December 31, 1991. Upon merger with WesBanco, Barnesville's federal funds were used to purchase investment securities, thus decreasing the December 31, 1992 balance. Additional short term liquidity is maintained through the investments with maturities of less than one year. Investments with maturities of less than one year approximate $66,805,000 or 6.6% of total assets. During 1992, investment maturities and calls of $97,191,000, along with deposit growth of $37,155,000 became available for reinvestment.

  Deposit growth is the primary source of funds for the Corporation. The growth in deposits is somewhat dependent upon interest rates of competitive financial instruments.

  The percentage of loans to deposits was 63% as of December 31, 1992 and December 31, 1991. This ratio reflects the ability of the Corporation to change its mix of assets to higher yielding loans as credit and economic conditions improve.

  As of December 31, 1992 the Corporation had outstanding commitments to extend credit in the ordinary course of business approximating $34,793,000. On a historical basis, only a small portion of these commitments result in expended funds.

  The Corporation had adequate sources of liquidity to fund the purchase of the Bank of Follansbee without any borrowed funds. The acquisition of the First National Bank of Barnesville was accounted for as a pooling-of-interests. The Corporation has no significant borrowed funds and has no present plans to issue any debt securities. Commitments for the planned additions to fixed assets of approximately $500,000 consist of building remodeling and equipment purchases.

                                ACQUISITIONS
- ------------------------------------------------------------------------------

  During 1992 the Corporation acquired all of the outstanding stock of The First National Bank of Barnesville. The acquisition was accounted for using the pooling-of-interest method of accounting, which requires that all amounts included in the financial statements be restated as if the acquisition had occurred on the first day of each year presented. The following information summarizes the WesBanco financial data as previously presented and the contribution to the Consolidated Income Statement of the acquired bank (in thousands, except for per share amounts).



                                 As previously    First National Bank
Year                               presented         of Barnesville     Combined
- --------------------------------------------------------------------------------
     Net interest income after the
     provision for loan losses

1991                                $29,569              $4,381         $33,950
1990                                 27,416               4,963          32,379
1989                                 27,200               4,798          31,998
1988                                 26,328               4,095          30,423

      Net Income

1991                                  9,883               1,355          11,238
1990                                  9,364               1,916          11,280
1989                                  9,414               1,840          11,254
1988                                  8,644               1,485          10,129

                                  As previously          Adjusted
                                    presented         for Acquisition
- --------------------------------------------------------------------------------
      Earnings per share
1991                                  $3.65               $3.40
1990                                   3.46                3.41
1989                                   3.48                3.40
1988                                   3.19                3.06

  The acquisition of The First National Bank of Barnesville caused dilution in earnings per share of $.25, $.05, $.08, and $.13 for the years ended December 31, 1991, 1990, 1989, and 1988, respectively. Book value was diluted by $.94, $.75, $.76, and $.76 for 1991, 1990, 1989, and 1988, respectively. The dilution is less than 3% of the preacquisition book value.

  Improved future earnings of the acquired institution are expected to recapture the dilution in both the book value per share and earnings per share.


                    MARKET PRICES AND DIVIDENDS DECLARED
- ------------------------------------------------------------------------------

  Since May 1987, WesBanco's common stock has been quoted on the National Association of Security Dealers Automated Quotations (NASDAQ) system, with a trading symbol of WSBC. As reported by NASDAQ, the price information reflects high and low sales prices.

  The following represents reported high and low trading prices and dividends declared during the respective quarter.

                                  Dividend
                High      Low     Declared
- ------------------------------------------
1992
4th quarter    $46.00    $42.50   $ .35
3rd quarter     45.00     41.25     .35
2nd quarter     41.50     35.00     .35
1st quarter     36.75     31.50     .35


1991
4th quarter    $33.50    $31.50   .3375
3rd quarter     33.00     29.50   .3375
2nd quarter     30.00     27.00   .3375
1st quarter     29.50     27.00   .3375

  During December 1992, the Board of Directors of the Corporation authorized an increased first quarter 1993 dividend to $.385 per share, representing a 10% increase in the annualized dividend to $1.54 per share.

                    Letterhead of of Price Waterhouse

Price Waterhouse                                Logo of Price Waterhouse

                      Report of Independent Accountants
                      ---------------------------------

November 5, 1993

To the Board of Directors and
Shareholders of WesBanco, Inc.

We have reviewed the consolidated balance sheet and the related consolidated statements of income, changes in shareholders' equity and cash flows of WesBanco, Inc., and its subsidiaries (the Company) as of September 30, 1993 and 1992, and for the 3-month and 9-month periods then ended (the consolidated interim financial information) as presented in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993. This consolidated interim financial information is the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated interim financial information for it to be in conformity with generally accepted accounting principles.

We previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1992, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended (not presented herein), and in our report dated January 28, 1993, we expressed our unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet information as of December 31, 1992, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

Signature of Price Waterhouse

   Consolidated Balance Sheets at September 30, 1993 (unaudited) and December 31, 1992, Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and Consolidated Statements of Cash Flows for the three months and nine months ended September 30, 1993 and 1992 (unaudited) are set forth on the following pages. In the opinion of management of the Registrant, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial information referred to above for such periods, have been made. The results of operations for the nine months ended September 30, 1993 are not necessarily indicative of what results will be for the entire year. For further information refer to the Annual Report to Shareholders which includes consolidated financial statements and footnotes thereto and WesBanco, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992.

   Earnings per share was computed by dividing net income by the weighted average number of shares outstanding during the period, retroactively adjusted for the two-for-one stock split (see Note 5).

                                WESBANCO, INC.
                          CONSOLIDATED BALANCE SHEET
                            (dollars in thousands)

                                                    September 30,  December 31,
                                                         1993         1992
                                                    -------------  ------------
                                                     (Unaudited)
      ASSETS
Cash and due from banks                               $   30,563   $   36,839
Due from banks - interest bearing                            297          100
Federal funds sold                                        19,020        4,970
Investment securities (Note 1)                           413,816      411,054
Loans-net (Notes 2 and 3)                                539,465      524,626
Bank premises and equipment - net                         14,700       14,433
Accrued interest receivable                               10,578       10,596
Other assets                                               9,646        7,486
                                                      ----------   ----------
    TOTAL ASSETS                                      $1,038,085   $1,010,104
                                                      ==========   ==========

    LIABILITIES

Deposits:
  Non-interest bearing demand                         $   82,505   $   83,120
  Interest bearing demand                                223,555      211,504
  Savings deposits                                       221,716      204,400
  Certificates of deposit                                325,744      339,147
                                                      ----------   ----------
    Total deposits                                       853,520      838,171
                                                      ----------   ----------
Federal funds purchased and securities sold under
 agreements to repurchase                                 41,380       37,075
Short-term borrowings                                      8,015        6,199
Dividends payable                                          1,323        1,157
Accrued interest payable                                   4,503        5,222
Other liabilities                                          6,506        5,289
                                                      ----------   ----------
    TOTAL LIABILITIES                                    915,247      893,113
                                                      ----------   ----------

      SHAREHOLDERS' EQUITY (NOTE 5)

Preferred stock, no par value; 1,000,000 shares
 authorized; none outstanding                                 --           --
Common stock, $2.0833 par value; 25,000,000
 shares authorized; 6,628,288 shares issued               13,809       13,809
Capital surplus                                           16,352       16,352
Capital reserves                                           2,139        2,139
Retained earnings                                         92,843       85,472
Less: Treasury stock at cost (49,960
         and 14,960 shares, respectively)                 (1,323)        (221)
                                                      ----------   ----------
                                                         123,820      117,551
Deferred employee benefit related to ESOP                   (982)        (560)
                                                      ----------   ----------
    TOTAL SHAREHOLDERS' EQUITY                           122,838      116,991
                                                      ----------   ----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $1,038,085   $1,010,104
                                                      ==========   ==========

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                WESBANCO, INC.
                       CONSOLIDATED STATEMENT OF INCOME
                                 (Unaudited)
              (in thousands, except share and per share amounts)

                                                                        For the three months   For the nine months
                                                                        ended September 30,    ended September 30,
                                                                        --------------------   -------------------
                                                                         1993          1992      1993       1992
                                                                         ----          ----      ----       ----
INTEREST INCOME:
    Interest and fees on loans                                         $   12,298  $   12,244 $   35,988 $   37,155
    Interest on investment securities                                       6,422       6,793     19,695     19,985
    Other interest income                                                      60         351        178      1,698
                                                                       ----------  ---------- ---------- ----------
      Total interest income                                                18,780      19,388     55,861     58,838
                                                                       ----------  ---------- ---------- ----------
INTEREST EXPENSE:
    Interest on deposits                                                    7,372       9,037     22,870     28,410
    Interest on other borrowings                                              384         356      1,064      1,119
                                                                       ----------  ---------- ---------- ----------
      Total interest expense                                                7,756       9,393     23,934     29,529
                                                                       ----------  ---------- ---------- ----------
      NET INTEREST INCOME                                                  11,024       9,995     31,927     29,309
  Provision for possible loan losses                                          473         607      1,700      1,578
                                                                       ----------  ---------- ---------- ----------
      NET INTEREST INCOME AFTER PROVISION
      FOR POSSIBLE LOAN LOSSES                                             10,551       9,388     30,227     27,731
                                                                       ----------  ---------- ---------- ----------
OTHER INCOME:
  Trust fees                                                                  829         800      2,896      2,743
  Service charges and other income                                          1,173       1,111      3,483      3,301
  Net securities transaction gains (losses)                                    (4)         71        125        373
                                                                       ----------  ---------- ---------- ----------
      Total other income                                                    1,998       1,982      6,504      6,417
                                                                       ----------  ---------- ---------- ----------
OTHER EXPENSES:
  Salaries, wages and fringe benefits                                       3,816       3,717     11,510     11,136
  Premises and equipment - net                                                759         733      2,251      2,204
  Other operating                                                           2,596       2,480      7,592      7,507
                                                                       ----------  ---------- ---------- ----------
      Total other expenses                                                  7,171       6,930     21,353     20,847
                                                                       ----------  ---------- ---------- ----------

Income before income taxes and effect of the change in
  accounting for postretirement benefits                                    5,378       4,440     15,378     13,301
  Provision for income taxes (Note 4)                                       1,448       1,211      4,137      3,675
                                                                       ----------  ---------- ---------- ----------
Income before effect of the change in accounting for
 postretirement benefits                                                    3,930       3,229     11,241      9,626
Effect of the change in accounting for postretirement
 benefits-net of tax effect                                                    --          --         --       (592)
                                                                       ----------  ---------- ---------- ----------

        NET INCOME                                                     $    3,930  $    3,229 $   11,241 $    9,034
                                                                       ==========  ========== ========== ==========
Earnings per share of common stock: (Note 5)

Income before effect of the change in accounting for
 postretirement benefits-net of tax effect                             $      .60  $      .49 $     1.70 $     1.46

Effect of the change in accounting for post-
  retirement benefits - net of tax effect                                      --          --         --       (.09)
                                                                       ----------  ---------- ---------- ----------
     NET INCOME                                                        $      .60  S      .49  $    1.70 $     1.37
                                                                       ==========  ========== ========== ==========
Average outstanding shares of common stock (Note 5)                     6,586,317   6,613,328  6,601,533  6,613,400
                                                                       ==========  ========== ========== ==========
Dividends declared per share (Note 5)                                  $      .20        .175 $     .585 $     .525
                                                                       ==========  ========== ========== ==========

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                WESBANCO, INC.
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                  (Unaudited)
                                (in thousands)

                                                      For the nine months ended
                                                             September 30,
                                                       ------------------------
                                                            1993       1992
                                                            ----       ----
Total Shareholders' Equity
Balance, beginning of period                              $116,991   $109,720
                                                          --------   --------
Net Income                                                  11,241      9,034

Cash dividends:
  Common                                                    (3,870)    (3,053)
  By pooled banks prior to acquisition                         ---       (420)

Net purchases of treasury shares                            (1,102)       (33)

Change in deferred ESOP benefit                               (422)      (519)
                                                          --------   --------

Net change in Shareholders' Equity                           5,847      5,009
                                                          --------   --------

Total Shareholders' Equity
Balance, end of period                                    $122,838   $114,729
                                                          ========   ========

The accompanying Notes to Consolidated Financial Statements are an integral Part of these financial statements.

                                WESBANCO, INC.
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                          (Unaudited) (in thousands)

                                                      For the nine months ended
                                                             September 30,
                                                      -------------------------
                                                           1993          1992
                                                           ----          ----
Cash flows from operating activities:
Net Income                                              $ 11,241       $  9,034
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Effect of accounting change for postretirement
     benefits - net of tax effect                           ---            592
    Depreciation                                             915            908
    Provision for possible loan losses                     1,700          1,578
    Investment amortization - net                          3,311          2,192
    Gain on sales of investment securities                  (125)          (373)
    Deferred income taxes                                    (29)          (265)
    Other - net                                               63             43
    Proceeds from maturities of securities
     available for sale                                   67,080            ---
    Proceeds from the sales of securities
     available for sale                                   24,420            ---
    Purchases of securities available for sale           (28,285)           ---
    Increase or decrease in assets and liabilities:
      Interest receivable                                     18         (1,000)
      Other assets                                        (2,281)          (592)
      Interest payable                                      (719)        (1,296)
      Other liabilities                                      518            419
                                                        --------       --------
Net cash provided by operating activities                 77,827         11,240
                                                        --------       --------
Investing activities:
    Net increase in investment securities excluding
     investments available for sale                      (69,360)       (83,667)
    Net increase in loans                                (16,539)       (16,387)
    Purchases of premises and equipment - net             (1,241)        (1,148)
                                                        --------       --------

Net cash used by investing activities                    (87,140)      (101,202)
                                                        --------       --------
Financing activities:
    Net decrease in certificates of deposit              (13,403)       (33,103)
    Net increase in demand and savings accounts           28,752         65,419
    Increase (decrease) in federal funds purchased
     and repurchase agreements                             4,305         (2,805)
    Proceeds from ESOP related borrowings                    422            ---
    Increase in short-term borrowings                      1,816            721
    Dividends paid                                        (3,703)        (3,454)
    Purchases of treasury stock                           (1,102)           (33)
                                                        --------       --------
Net cash provided by financing activities                 17,087         26,745
                                                        --------       --------
Net increase (decrease) in cash and cash equivalents       7,774        (63,217)
Cash and cash equivalents at beginning of year            41,809         99,313
                                                        --------       --------
Cash and cash equivalents at end of period              $ 49,583       $ 36,096
                                                        ========       ========

For the nine months ended September 30, 1993 and 1992, WesBanco paid $24,653 and $30,825 in interest on deposits and other borrowings and $4,250 and $3,768 for income taxes, respectively.

As of September 30, 1993 and 1992, the net change in in-substance foreclosure loans and other real estate owned amounted to $(781) and $(275), respectively.

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                WESBANCO, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (in thousands)

NOTE 1 - INVESTMENT SECURITIES:
- -------------------------------
                                                September 30,    December 31,
                                                    1993            1992
                                                -------------    -----------
Securities:
  U.S. Treasury and Federal
    Agency Securities                              $215,113       $234,088
  Obligations of States and political
   subdivisions                                     114,729        100,008
  Mortgage-backed securities                          2,336          4,247
  Other securities                                      836            875
  Investments available for sale                     80,802         71,836
                                                   --------       --------
    Total                                          $413,816       $411,054
                                                   ========       ========
NOTE 2 - LOANS:
- ---------------
                                                September 30,    December 31,
                                                    1993            1992
                                                -------------    -----------
Loans:
  Commercial                                       $135,714       $135,119
  Real Estate-Construction                     .     17,075         11,930
  Real Estate-Mortgage                              239,994        233,321
  Installment                                       157,293        154,082
                                                   --------       --------
                                                    550,076        534,452
                                                   --------       --------

Deduct:
  Unearned income                                    (1,567)        (1,459)
  Reserve for possible loan losses (Note 3)          (9,044)        (8,367)
                                                   --------       --------
                                                    (10,611)        (9,826)
                                                   --------       --------
                                                   $539,465       $524,626
                                                   ========       ========

NOTE 3 - RESERVE FOR POSSIBLE LOAN LOSSES:
- ------------------------------------------
                                           For nine months ended September 30,
                                           -----------------------------------
                                                     1993        1992
                                                     ----        ----
Balance at beginning of period                      $ 8,367    $ 7,476

Reserves of purchased bank                              ---         62

Recoveries credited to reserve                          402        503

Provision for loan losses                             1,700      1,578

Losses charged to reserve                            (1,425)    (1,440)
                                                    -------    -------
Balance at end of period                            $ 9,044    $ 8,179
                                                    =======    =======

NOTE 4 - INCOME TAXES:
- ---------------------

  In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes." The company adopted the provisions of the new standard in its financial statements as of January 1, 1993. There was no material cumulative effect as of January 1, 1993 of adopting Statement
109. Under Statement 109, the liability method is used in accounting for income taxes. This method requires deferred tax assets and liabilities to be determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the current enacted tax regulations. Prior to the adoption of Statement 109, deferred tax assets and liabilities were measured at the tax rate in effect in the year the difference originated. As permitted under the new rules, prior years' financial statements have not been restated. Disclosures for 1992 have been prepared under the guidelines set forth in Accounting Principles Board Opinion No.
11. For additional disclosures on the implementation of FAS No. 109, see the March 31, 1993 Form 10-Q.

  Recent legislation passed by Congress and signed by President Clinton increased certain corporate income tax rates retroactive to January 1, 1993. Due to the timing of this legislation, the retroactive effect was included in the third quarter 1993. The effect of this rate change on the beginning-of-year deferred tax balances and the tax provision was not significant.

  A reconciliation of the average federal statutory tax rate to the reported effective tax rate attributable to income from operations follows:
(in thousands)

                                            For the nine months
                                            ended September 30,
                                           --------------------
                                           1993             1992
                                      -------------    -------------
Federal statutory tax rate            $ 5,229   34%     $ 4,522   34%
Tax-exempt interest income from
 securities of states and
 political subdivisions                (1,562) (10)      (1,449) (11)
State income tax - net of
 federal tax effect                       415    3          399    3
All other - net (including
 retroactive effect of tax rate
 increase)                                 55    0          203    2
                                      ------------      ------------
Effective tax rates                   $ 4,137   27%     $ 3,675   28%
                                      ============      ============


NOTE 5 - TWO-FOR-ONE STOCK SPLIT
- --------------------------------
  At the Annual Meeting held on April 21, 1993, the shareholders of the Corporation approved a two-for-one stock split which was payable on April
22, 1993, an increase in the authorized common shares from 10 million to 25 million shares, a change in common stock par value from $4.1666 to $2.0833 per share and an increase in the authorized preferred stock from 100,000 shares to 1 million with no par value. The stock split increased the number of shares of common stock outstanding at April 22, 1993, to approximately 6,613,328 shares. All shares and per share amounts have been retroactively adjusted for the stock split.

NOTE 6 - ACQUISITIONS AND MERGERS
- ---------------------------------
  On August 26, 1993, WesBanco and First Fidelity Bancorp, Inc., a multi-bank holding company headquartered in Fairmont, West Virginia, jointly announced the execution of a definitive Agreement and Plan of Merger providing for the merger of First Fidelity with and into a wholly owned subsidiary of WesBanco, FFB Corporation, to be formed for the purpose of effecting the merger. The merger is subject to a number of conditions including approval by regulatory authorities and shareholders. Subject to such conditions, it is anticipated that the merger could be consummated in the first quarter of 1994. The acquisition will be accounted for using the pooling of interest method of accounting. Upon consummation, each share of First Fidelity Bancorp, Inc. common stock will be converted into .9 share of WesBanco common stock resulting in the issuance of approximately 2,090,954 shares of WesBanco common stock. The outstanding Series A, 8% cumulative preferred stock of First Fidelity will be converted into 10,000 shares of 1.25 par value Series A, 8% cumulative preferred stock of WesBanco. First Fidelity had total assets as of September 30, 1993 approximating $310,083,000 and net income for the nine months ending September 30, 1993 of $2,625,000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
- --------------------------------------------------------------------------
OPERATIONS
- ----------

Comparison of the nine months ended September 30, 1993 and 1992
- ---------------------------------------------------------------
     Net income for the nine months ended September 30, 1993 was $11,241,000, a 24% increase over the same period in 1992. Earnings per share for the nine months ended September 30, 1993 and 1992 were $1.70 and $1.37 respectively. Income before effect of the change in accounting for postretirement benefits for the nine months ended September 30, 1993 was $11,241,000 a 17% increase over the same period in 1992. Earnings per share before the effect of the change in accounting for postretirement benefits for the nine months ended September 30, 1993 and 1992, were $1.70 and $1.46, respectively. During 1992, WesBanco elected to adopt Statement of Financial Accounting Standards (FAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The effect of this election was a one time non-cash charge, net of the applicable income tax effect, of $592,000 against the first quarter 1992 earnings. The improvement in operating income can be attributed to increased net interest income for the nine months ended September 30, 1993 as compared to the same period during 1992.

     Return on average assets (ROA), using income before the effect of the change in accounting for postretirement benefits, increased to 1.47% from 1.30% for the nine months ended September 30, 1993 and 1992, respectively. Return on average equity (ROE) was 12.5% compared to 11.41% for the nine months ended September 30, 1993 and 1992, respectively.

     Current period loan and deposit interest rates are generally below levels noted in the previous comparative period. During the first nine months of 1993, most banks' primary lending rates were at 6.0% while the rates for the first nine months of 1992 were between 6.0% and 6.5%. The decline in market interest rates caused the average yield on WesBanco's interest earning assets to decrease to 7.7% during the first nine months of 1993 from 8.4% during the first nine months of 1992. A corresponding decrease in deposit rates paid on interest bearing liabilities caused a decrease in average rates paid to 4.0% during the first nine months of 1993 from 5.0% during the first nine months of 1992. Net tax equivalent interest income expressed as a percentage of average earning assets improved to 4.8% for the nine months ended September 30, 1993 from 4.5% for the same time period ended September 30, 1992.

     Total interest income decreased $2,977,000 or 5% between the nine month periods ended September 30, 1993 and 1992. Interest and fees on loans decreased $1,167,000 or 3% primarily due to the decrease in the average rates earned on loans outstanding partially offset by an increase in the average balance of loans outstanding. Average rates earned on loans decreased by approximately .8%. Average balances of loans increased due to increases in refinancing of residential mortgage loans throughout 1993. Interest on investments in U. S. Treasury and Agencies decreased $884,000 or 6%. Average yields decreased by approximately 1.1% while average outstanding balances of this type of investment increased approximately $29,924,000 between the nine months ending September 30, 1993 and 1992. Interest earned on investments in states and political subdivisions increased $553,000 or 13%. There was an increase in the average balance of this type of investment of approximately $22,435,000 offset by a decrease in the average yield of approximately .7%. Other interest income, primarily interest on federal funds sold, decreased $1,520,000 or 90%. There was a decrease in the average rate earned of approximately .7% along with a significant decrease in the average balance outstanding of approximately $52,576,000. The decrease in the average balance outstanding of federal funds sold was due to the decrease in the large balances being carried by WesBanco Bank Barnesville (formerly First National Bank of Barnesville) through most of 1992. These federal funds were used to purchase U. S. Treasury and State and political subdivision investment securities.

     Total interest expense decreased $5,595,000 or 19% between the nine month period ended September 30, 1993 and 1992.  Interest paid on deposits
decreased $5,540,000 or 20%.   Average total deposit volumes increased
approximately $14,113,000 between the periods ended September 30, 1993 and 1992 offset by a decrease in average rates paid on all deposits of approximately 1.1%. The growth in the average total deposit volumes have been slow due to the lack of economic growth in our major market areas and the lower interest rates being offered. The deposits grew by approximately 2% between September 30, 1993 and 1992 as compared to 6% for the previous year. Interest expense on interest-bearing demand deposits decreased $1,206,000 or 19% primarily due to the decrease in the average rates paid by 1.1% partially offset by the increase in the average balances. The interest rate paid on NOW and Money Market accounts was 2.75% during the third quarter 1993 down from 3.75% during the majority of the third quarter 1992. Traditional savings account interest expense decreased $425,000 or 7% due to the decrease in the average rate paid of approximately .9% offset by an increase in the average balance outstanding of approximately $34,276,000. The interest rate paid on traditional savings accounts decreased from 4.5% during the first quarter 1992 to 3.25% throughout the second quarter 1993 and was further decreased to 3.00% on July 1, 1993.
Certificates of deposit interest expense decreased S3,909,000 or 24%.   The
average outstanding
balances decreased by $35,104,000 due to declining rates offered on certificates of deposit during 1992 and into 1993. Lower interest rates in 1993 caused the continued outflow of certificate balances into other deposit products. Due to the deposit rate environment, the interest rate differential between certificates of deposit and passbook savings provides limited incentive for customers to reinvest in term accounts. Average rates paid on certificates of deposit decreased approximately .9% due to the decline in rates paid on new and rollover deposits. Interest on other borrowings, which primarily includes securities sold under agreements to repurchase, decreased $55,000 or 5% primarily due to the decrease in average rates paid of .8% offset by an increase in the average balances outstanding. Rates paid on repurchase agreements closely follow rates earned in the federal funds market.

     Other income increased $87,000 or 1%. Trust fee income increased $153,000 primarily due to the number of new trust accounts and increases in fees during the first nine months of 1993. During the second quarter 1993, advisor services for one significant trust customer were not renewed. This customer generated approximately $136,000 of fee income annually. Trust assets remain in excess of $1 billion as of September 30, 1993. Service charges and other income increased $182,000 between the nine months ended September 30, 1993 and 1992. Service charges and other income increased due to the growth in the number of deposit accounts and the increase in the fees associated with deposit accounts. Net securities transaction gains decreased $248,000 between the nine months ended September 30, 1993 and 1992. This decrease was partially due to the loss of $57,000 on the sale of an equity security held by an affiliate bank.

  Total other expenses increased $506,000 or 2%. Salary expense increased $374,000 due to normal salary adjustments, increased payroll taxes, increased cost of health insurance and the increase in the number of full time equivalent employees to 578 at September 30, 1993 from 562 at September 30, 1992. Other operating expenses increased $85,000, primarily due to the increase in marketing expenses of approximately $106,000 associated with the name change of two affiliate banks during the first nine months of 1993. All WesBanco banks now operate under the principal name WesBanco.

  The provision for loan losses increased due to the increase in net charge-offs and management's evaluation of the loan portfolio in the current business environment. Net charge-offs increased to $1,023,000 as of September 30, 1993 from $937,000 as of September 30, 1992. The reserve for loan loss was 1.65% of total loans as of September 30, 1993 and 1.57% as of December 31, 1992. Nonaccrual loans, renegotiated loans, in-substance foreclosures and other real estate owned increased by $427,000 between December 31, 1992 and September 30, 1993. Total nonaccrual and renegotiated loans, in-substance foreclosures and other real estate owned totaled $9,976,000 or 1.8% of loans as of September 30, 1993 as compared to $9,549,000 or 2.3% as of December 31, 1992. The decline in the percentages of nonperforming assets was caused by an increase in loans outstanding. The level of non-performing assets continues to be a result of the depressed commercial real estate market and the lack of industrial growth in the primary market areas.

  Loans past due 90 days or more have decreased to $1,234,000 or .2% of total loans as of September 30, 1993 from $2,664,000 or .5% of total loans as of December 31, 1992. Many commercial loans are made on demand notes and a number of these loans do not require principal payments so that past due classifications might not be indicative of repayment risks.

  The provision for income taxes increased consistent with the increase in operating income. The provision was not materially affected by the implementation of FAS No. 109. The effect of the recent tax law change in certain corporate income tax rates has increased the reported September 30, 1993 tax provision by approximately $31,000.

  FAS No. 114, "Accounting by Creditors for Impairment of a Loan," requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. FAS No. 114 is effective for periods beginning after December 15, 1994 and management is unable to determine the effect of adopting FAS No. 114 at this time. FAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities.
FAS No. 115 is effective for periods beginning after December 15, 1993 and is expected to be insignificant to the Corporation.

  Lending by WesBanco banks is guided by lending policies which allow for various types of lending. Normal lending practices do not include the acquisition of high yield non-investment grade loans or "highly leveraged transactions" ("HLT") from out of the primary market areas as described by uniform interagency definition of an "HLT" for supervisory purposes, jointly issued by the Federal Reserve Bank, the Comptroller of Currency and the Federal Deposit Insurance Corporation.

Comparison of the three months ended September 30, 1993 and 1992
- ----------------------------------------------------------------

  Total interest income decreased $608,000 between the three month periods ending September 30, 1993 and 1992. Interest and fees on loans decreased $54,000 due to a decrease in average rates earned partially offset by an increase in the average volume of loans outstanding. Interest on investments in U.S. Treasury and Agencies decreased $588,000. Average balances outstanding increased but were offset by a decrease in the average rates earned. Interest on investments in states and political subdivisions increased $200,000. Average balances outstanding increased while there was a decrease in the average rates earned. Other interest income, primarily interest on federal funds sold, decreased by $291,000. Average balances outstanding decreased as well as average rates earned on federal funds sold.

  Total interest expense decreased $1,637,000 between the three month periods ended September 30, 1993 and 1992. Interest paid on deposits decreased $1,665,000 primarily due to the decrease in the average balances outstanding for certificates of deposit and the decrease in average rates paid on deposits. Interest on other borrowings increased $28,000 between the nine months ended September 30, 1993 and 1992.

  Total other income increased by $16,000 primarily due to the increase in service charges and other income of $62,000 and trust fees of $29,000. Net securities transaction gains decreased by $75,000.

  Total other expenses increased by $241,000. Salaries and employee benefits increased $99,000 due to normal salary adjustments. Other operating expenses increased $116,000 primarily due to increased marketing expenses.

INTEREST RATE MANAGEMENT AS OF SEPTEMBER 30, 1993
- -------------------------------------------------

  Interest rate management encompasses measuring the sensitivity of net interest earnings to changes in the level of interest rates. As interest rates change in the market, rates earned on interest bearing liabilities do not necessarily move concurrently. Differing rate sensitivities may arise because fixed rate assets and liabilities may not have the same maturities or because variable rate assets and liabilities differ in the timing of rate changes.

  The affiliate banks review their interest rate sensitivity on a periodic basis. The Corporation's Asset/Liability Committee has projected, on a monthly basis, interest rate sensitivity for the next twelve month period. Summary information as of September 30, 1993 is supplied by the table below (in thousands):


                                    Under        Three        Six         Nine       Over
                                    Three        to Six     to Nine     Months to     One
                                   Months        Months     Months      One Year     Year       Total
                                   ------        ------     -------     --------    -----       -----
ASSETS
Due from banks/interest
 bearing                                                               $     100   $     197   $    297
Loans                              $ 162,000    $ 45,728   $  36,655      36,811     267,315    548,509
Investment securities                 19,418      14,252      16,533      14,337     349,276    413,816
Federal funds sold                    19,020                                                     19,020
                                   ---------    --------   ---------   ---------    --------   --------
Total selected assets                200,438      59,980      53,188      51,248     616,788    981,642
                                   ---------    --------   ---------   ---------    --------   --------

LIABILITIES
Savings and NOW accounts             355,281                                                    355,281
All other interest bearing
 deposits                            189,640      78,098      26,018      26,851      95,127    415,734
Short term  and other
 borrowings                           49,395                                                     49,395
                                   ---------    --------   ---------   ---------    --------   --------
Total selected  liabilities          594,316      78,098      26,018      26,851      95,127    820,410
                                   ---------    --------   ---------   ---------    --------   --------
Differences                        $(393,878)   $(18,118)  $  27,170   $  24,397    $521,661   $161,232
                                   =========    ========   =========   =========    ========   ========
Cumulative differences             $(393,878)  $(411,996)  $(384,826)  $(360,429)   $161,232
                                   =========    ========   =========   =========    ========   ========

  The Asset/Liability Committee believes the Corporation's interest sensitivity position allows for a changing interest rate environment. During the next twelve months, the Corporation's net interest sensitivity position is $(393,878,000), $(18,118,000), $27,170,000 and $24,397,000 during the periods under three months, three to six months, six to nine months, and nine months to one year, respectively.

  Traditional savings and NOW deposits, which formerly had fixed interest rates are now subject to management's discretion. Rates on these types of deposit decreased to 3.00% during 1993 from 3.25% at December 31, 1992. Classifications of these types of accounts as interest rate sensitive have caused the Corporation to be liability sensitive in the under three month time period.

  The Corporation's short-term interest sensitivity position would suggest exposure of the net interest margin to changing interest rates. If interest rates continue to decline, the net interest margin may improve. The Corporation is in a position to extend asset maturities, primarily through Federal Funds and investment maturities. If interest rates rise, the net interest margin may decline, however, the decline could be mitigated by reinvesting maturing investments with short-term assets. In addition, management may emphasize attracting longer-term deposits by holding the rates paid on savings and NOW accounts at a fixed level and increasing rates on term certificates of deposit.

Certain Statistical Information
- -------------------------------

         Distribution of Assets, Liabilities and Shareholders' Equity:
         -------------------------------------------------------------
                   Interest Rates and Interest Differential
                   ----------------------------------------

The following table presents an average balance sheet, interest rates and interest differentials (in thousands):

                                                    For the nine months ended                   For the year ended
                                                 -------------------------------------  -----------------------------------
                                                        September 30, 1993                       December 31, 1992
                                                 -------------------------------------  -----------------------------------
                                                                            Annualized
                                                 Average                     Average      Average                    Average
                                                 Volume        Interest       Rate         Volume      Interest       Rate
                                                 -------------------------------------  -----------------------------------
ASSETS
- -----------------------------------------------

Loans                                             $  534,119       $35,988         8.98%  $512,969     $ 49,146       9.58%
Taxable investment securities                        298,437        14,249         6.37    278,111       20,312       7.30
Non-taxable investment securities                    104,800         4,678         5.95     85,959        5,634       6.55
Federal funds sold                                     7,885           178         3.01     45,752        1,721       3.76
Other investments                                     17,397           768         5.89     14,543          984       6.77
                                                 --------------------------------------   ---------------------------------
  Total interest earning assets                      962,638       $55,861         7.74%   937,334      $77,797       8.30%
                                                 ------------------====================   --------------==================
Cash and due from banks                               27,315                                27,099
Other assets                                          30,624                                29,520
                                                  ----------                              --------
  Total Assets                                    $1,020,577                              $993,953
                                                  ==========                              ========

LIABILITIES AND SHAREHOLDERS' EQUITY
- -----------------------------------------------

Interest bearing demand                           $  212,439       $ 5,092         3.20%  $200,551     $  8,129       4.05%
Savings deposits                                     216,462         5,453         3.36    187,477        7,695       4.10
Certificates of deposit                              332,313        12,325         4.95    361,157       20,833       5.77
Federal funds purchased and repurchase
 agreements                                           38,954           951         3.26     32,460        1,282       3.95
Other borrowings                                       6,320           113         2.38      5,746          183       3.18
                                                 --------------------------------------   ---------------------------------
  Total interest bearing liabilities                 806,488       $23,934         3.96%   787,391      $38,122       4.84%
                                                 ------------------====================   --------------==================
Demand deposits                                       83,430                                79,501
Other liabilities                                     10,744                                13,706
                                                  ----------                              --------
  Total Liabilities                                  900,662                               880,598
                                                  ----------                              --------
Shareholders' Equity                                 119,915                               113,355
                                                  ----------                              --------
  Total Liabilities and
    Shareholders' Equity                          $1,020,577                              $993,953
                                                  ==========                              ========
Net interest revenue as a percentage of
 average earning assets                                            $31,927         4.42%                 $39,675      4.23%
                                                                   =======         ====                  =======      ====

  The net interest revenue as a percentage of average earning assets, adjusted for the taxable equivalent basis of non-taxable investment securities, is shown below. A tax rate of 34% was used for 1993 and 1992, respectively. Certain corporate income tax rates have increased due to a recent tax law change during 1993. The effect of this change was not significant to the corporation at September 30, 1993.

Fully taxable equivalent basis                                     $34,337         4.76%                 $42,577      4.54%
                                                                   =======         ====                  =======      ====

  Nonaccrual loans were included in the average volume for the entire year. Except for interest actually received, no interest subsequent to the nonaccrual status determination was included in interest income. Loan fees included with interest on loans are not material.

  The effect on annualized interest income and interest expense for the periods ended September 30, 1993 and December 31, 1992, due to changes in average volume and rate from the prior year, is presented below. The effect of a change in average volume has been determined by applying the average rate in the earlier year by the change in volume. The change in rate has been determined by applying the average volume in the earlier year by the change in rate. The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of change in each. (in thousands)



                                   1993 (Annualized) Compared to 1992
                                   -----------------------------------
                                                               Net
                                                             increase
                                        Volume       Rate   (decrease)
                                     ------------  -------   ---------
Loans                                  $ 1,976     $(3,138)   $(1,162)
Taxable investment securities            1,415      (2,728)    (1,313)
Non-taxable investment securities        1,155        (552)       603
Federal funds sold                      (1,197)       (286)    (1,483)
Other investments                          178        (139)        39
                                      --------    --------   --------
  Total interest earned                  3,527      (6,843)    (3,316)
                                      --------    --------   --------
Interest bearing demand                    460      (1,799)    (1,339)
Savings deposits                         1,090      (1,515)      (425)
Certificates of deposit                 (1,579)     (2,820)    (4,399)
Federal funds purchased and
 repurchase agreements                     232        (246)       (14)
Other borrowings                            17         (50)       (33)
                                      --------    --------   --------
  Total interest paid                      220      (6,430)    (6,210)
                                      --------    --------   --------
Net Interest differential             $  3,307    $   (413)   $ 2,894
                                      ========    ========   ========

Investment Portfolio

  The maturity distribution using book value including accretion of discounts and the amortization of premiums and approximate yield of investment securities at September 30, 1993 is presented in the following table. Tax equivalent yield basis was not used. Approximate yield was calculated using a weighted average of yield to maturities (in thousands):


                                                                       After One But        After Five But
                                                Within One Year      Within Five Years     Within Ten Years      After Ten Years
                                                ---------------     -----------------      ----------------     ---------------
                                                Amount    Yield       Amount     Yield       Amount   Yield      Amount   Yield
                                                ------    -----       ------     -----       ------   -----      ------   -----
U.S. Treasury and other U.S.
Government Agencies                            $   ---      ---%     $173,982   5.99%     $ 41,131    6.78%     $  ---      ---%
States & Political Subdivisions                  9,796     6.67        42,456   6.13        55,693    5.23        6,784    5.36
Mortgage-Backed Securities                         242     7.55           882   7.64           660    7.76          552    7.59
Other Investments                                  ---      ---           ---    ---           ---     ---          836(1) 5.31
Investments Available for Sale                  54,502     6.74        18,344   6.26         6,196    6.94        1,760    5.62
                                               ----------------     ----------------      ----------------      ---------------
                                               $64,540     6.73%     $235,664   6.04%      $103,680   5.97%     $9,932     5.52%
                                               ----------------     ----------------      ----------------      ---------------


(1) Represents investments with no stated maturity dates.

- --------------------------------

  Book values of investment securities are as follows (in thousands):


                                  September 30,   December 31,
                                     1993            1992
                                  ------------   ------------

U.S. Treasury and other
  U.S. Government Agencies         $215,113        $234,088
States and political
 subdivisions                       114,729         100,008
Mortgage-Backed Securities            2,336           4,247
Other investments                       836             875
Investments Available for Sale       80,802          71,836
                                   -------------------------
  Total Investment Securities      $413,816        $411,054
                                   -------------------------

  Other investments include a depository trust and stock of the Federal Reserve Bank.

  Except for U. S. Treasury and Government Agencies, there are no issues included in the above investment securities categories which individually or in the aggregate exceed ten percent of shareholders' equity as of September 30, 1993.

Loan Portfolio
- --------------

  Loans outstanding are as follows (in thousands):


                              September 30,    December 31,
                                  1993             1992
                              -------------    ------------

Loans:
  Commercial                       $135,714     $135,119
  Real Estate--Construction          17,075       11,930
  Real Estate--Mortgage             239,994      233,321
  Installment                       157,293      154,082
                                   ---------------------
      Total loans                  $550,076     $534,452
                                   ---------------------

  Each bank within the Corporation has its own renewal policies regarding commercial and real estate-construction loans, however real estate-construction loans are generally not renewed at any bank. Depending on the size of each institution, commercial loans above certain pre-approved dollar limits must be reviewed by the respective credit review committee or senior management prior to extension of maturity dates or rollover of the loan into a new loan. Renewals of commercial loans below specified lending limitations may be approved by the respective bank loan officer. During 1993, a Loan Review Department was established for the corporation which is independent of the credit review committee. This new department monitors existing loans over a specified dollar amount on an ongoing basis.

- --------------------------

  The following table presents the approximate maturities of loans other than installment loans and residential mortgages for all affiliate banks as of September 30, 1993 (in thousands):

                                    After one
                      In one year  year through  After five
                        or less     five years     years
                      -----------  ------------  ----------
Commercial                $84,018       $22,753     $28,943
Real estate:
  Construction              2,948         2,572      10,195
  Other real estate         2,170         7,258      40,401
                          -------       -------     -------
    Total                 $89,136       $32,583     $79,539
                         ========       =======     ========

  The following is an analysis as of September 30, 1993 of loans other than installment loans and residential mortgages, with fixed and variable rates for all banks (in thousands):

                                    After one
                      In one year  year through  After five
                        or less     five years     years
                      -----------  ------------  ----------
  Fixed rates             $30,004       $17,628     $16,747
  Variable rates           59,132        14,955      62,792
                          -------       -------     -------
                          $89,136       $32,583     $79,539
                          =======       =======     =======

  WesBanco Bank Wheeling and WesBanco Bank Elm Grove, which have approximately 54% of consolidated gross loans have a practice of originating most commercial loans and real estate construction loans on a demand basis. Most of these loans do not require formal repayment terms other than monthly interest payments. There is no significant impact on cash flows since these loans are monitored on a regular basis and principal repayments, if not made by borrowers, are requested.

  All affiliate banks generally recognize interest income on the accrual basis, except for certain loans which are placed on a nonaccrual status, when in the opinion of management, doubt exists as to collectability. All banks must conform to the Board of Governors of the Federal Reserve System and the Office of the Comptroller of Currency Policy which states that banks may not accrue interest on any loan on which either the principal or interest is past due 90 days or more unless the loan is both well secured and in the process of collection. When a loan is placed on a nonaccrual status, interest income is recognized as cash payments are received. Interest payments of approximately $482,000 were received on nonaccrual loans through September 30, 1993 and included in interest income.

- --------------------------

     Secured loans which are in the process of collection, but are contractually past due 90 days or more as to interest or principal, renegotiated, nonaccrual loans and other non-performing assets, are as follows (in thousands):

                                 September 30,   December 31,
                                 --------------  -------------
                                      1993           1992
                                 --------------  -------------
Past Due 90 Days or More:
  Installment                          $   407        $   627
  Commercial                               125          1,593
  Real Estate                              702            444
                                       -------        -------
                                         1,234          2,664
                                       -------        -------
Renegotiated:
  Installment                                0              0
  Commercial                                83          3,938
  Mortgage                                  90            108
                                       -------        -------
                                           173          4,046
                                       -------        -------
Nonaccrual:
  Installment                              100            137
  Commercial                             6,001          1,901
  Mortgage                               1,380            561
                                       -------        -------
                                         7,481          2,599
                                       -------        -------
Other Real Estate
  Owned: (Including
   in-substance foreclosures)            2,322          2,904
                                       -------        -------
    Total non-performing assets        $11,210        $12,213
                                       -------        -------

  Percentage of non-performing
   assets to loans outstanding             2.0%           2.3%
                                       =======        =======

     In conjunction with a 1993 regulatory examination, a commercial loan totaling $3,863,000 which was included as a renegotiated loan at December 31, 1992 was placed on a nonaccrual status. Also placed on nonaccrual status during 1993 was a commercial customer whose loans total $1,451,000. Both of these loans were current as to their respective interest payments as of December 31, 1992. As of September 30, 1993, these loans have made their respective interest payments thru September, 1993. The effect of these 1993 classifications in relation to December 31, 1992 balances decreased renegotiated loans to $173,000 and increased nonaccrual loans to $7,481,000 as of September 30, 1993. The decrease in loans past due 90 days or more was caused by one borrower who was 90 days past due as of December 31, 1992, making extra payments during 1993, which reduced the number of days delinquent as of September 30, 1993. The corporation cannot determine if this borrower will return to a delinquent status in the future.

     The total amount of non-performing assets declined to 2.0% from 2.3% during 1993. The decline of $1,003,000 was through payments by borrowers and realization of collateral which secured these loans.

Summary of Loan Loss Experience
- -------------------------------

     The historical relationship between average loans, loan losses and recoveries and the provision for possible loan losses is presented in the following table (in thousands):

                                             For the Nine      For the
                                             Months Ended    Year Ended
                                             September 30,   December 31,
                                             -------------- -------------
                                                  1993           1992
                                                  ----           ----
Beginning balance -
  Reserve for possible loan losses              $8,367         $7,476
  Reserve for purchased affiliate                    0             62
Loans charged off:
  Commercial                                       465          1,436
  Real Estate - Construction                         0              0
  Real Estate - Mortgage                           153            242
  Installment                                      807            995
                                                ---------------------
    Total loans charged off                      1,425          2,673
                                                ---------------------
Recovery of previously charged off:
  Commercial                                        78            428
  Real Estate - Construction                         0              0
  Real Estate - Mortgage                            35             33
  Installment                                      289            191
                                                ---------------------
    Total recoveries                               402            652
                                                ---------------------
    Net loans charged off                        1,023          2,021
                                                ---------------------
Additions to reserve charged to operating
 expense                                         1,700          2,850
                                                ---------------------
Ending balance -
  Reserve for possible loan losses              $9,044         $8,367
                                                ---------------------
Ratio of net loans charged off to average
 loans outstanding for the period                  .19%           .39%
                                                ---------------------
Ratio of the reserve for loan losses to
 loans outstanding at the end of the
 period                                           1.64%          1.57%
                                                ======================

     The amount charged to earnings is based on periodic management evaluation of the loan portfolio as well as prevailing and anticipated economic conditions, net loans charged off, past loan experience, current delinquency factors, changes in the character of the loan portfolio, specific problem loans and other factors.

Allocation of the Allowance for Loan Losses
- -------------------------------------------

     The following represents the allocation of the allowance for possible loan losses as of September 30, 1993 and December 31, 1992 (dollars in thousands):

                                           September 30,        December 31,
                                      -------------------  --------------------
                                               1993                1992
                                      -------------------  --------------------
                                      Amount   % of Loans  Amount    % of Loans
                                      ------   ----------  ------    ----------
Specific Reserves:
  Commercial                          $3,837      25%      $3,436        25%
  Real Estate - Construction               0       3            0         2
  Real Estate - Mortgage                 640      44          783        44
  Installment                          1,256      28        1,211        29
Unallocated                            3,311      --        2,937        --
                                      ------     ---       ------       ---
  Total                               $9,044     100%      $8,367       100%
                                      ------     ---       ------       ---

     WesBanco has allocated the allowance for loan losses to specific portfolio segments based upon historical net charge-off experience, changes in the level of non-performing assets, local economic conditions and management experience.

     The allowance for loan losses increased by $677,000 or 8% between September 30, 1993 and December 31, 1992. The allocated portion of the reserve increased 6% while the unallocated portion increased 13%. The unallocated portion is maintained to provide reserves against unanticipated losses in the loan portfolio.

     Management deems the allowance for loan losses at September 30, 1993 to be adequate.

Risk Elements
- -------------

     The Corporation has historically maintained a reserve for possible loan losses which is greater than actual charge-offs. Charge-offs for the year 1993 are anticipated to be within the historical ranges as detailed in the summary of loan loss experience.

     Management maintains loan quality through monthly reviews of past due loans, and a quarterly review with the Board of Directors of significant loans which are considered by affiliate bank personnel to be potential problem loans. Periodic reviews of significant loans are completed by personnel not supervised by the loan function.

     The loan portfolio is weighted towards consumer lending with approximately 75% of loans consisting of residential mortgage, installment and credit card lending. The remaining portfolio of commercial loans is represented by a wide variety of industries. There are no significant loans made to customers outside the general market area of each affiliate bank. At times, in order to maintain loan volumes, loans are purchased from correspondent banks. These loans aggregate less than $7,000,000 as of September 30, 1993. Each bank within the Corporation follows its usual loan analysis procedures before a determination is made to purchase this type of loan.

     Management's review of the loan portfolio has not indicated any material amount of loans, not disclosed in the accompanying tables and related discussions which are known to have possible credit problems which cause management to have serious doubts as to the ability of each borrower to comply with their present loan repayment terms. There were no loan concentrations in excess of 10% of total consolidated loans.

     General business activity in the Upper Ohio Valley has lagged behind the national economy. Real estate market values have generally remained steady over the past several years. Non-performing loans are concentrated within a certain segment of the local economy, namely loans secured by commercial real estate.

Certificates of Deposit
- -----------------------

     Maturities of certificates of deposit in denominations of $100,000 or more are as follows (in thousands):

                                        September 30,       December 31,
                                        -------------       ------------
                                            1993               1992
                                            ----               ----
Maturity
- --------
Under three months                        $21,478             $18,127
Three to six months                         8,430               8,415
Six to twelve months                        4,406               7,957
Over twelve months                          8,544               6,684
                                          -------             -------
                                          $42,858             $41,183
                                          =======             =======

Short-Term Borrowings
- -----------------------------

     Securities sold under agreement to repurchase have maturities which range between one day and one year. The following table presents short-term liabilities for the period ended September 30, 1993 and December 31, 1992 (dollars in thousands):

                                        September 30,       December 31,
                                        -------------       ------------
                                            1993               1992
                                            ----               ----
Securities sold under agreement
  to repurchase:
Outstanding at period end                  $38,937            $30,365
Average daily outstanding                   35,242             30,278
Maximum outstanding at any month end        48,777             33,263
Average interest rate:
    During year                               3.24%              3.85%
    At period end                             3.14%              3.59%


Return on Equity and Assets
- ---------------------------

The following financial ratios are presented:

                                         Annualized for the
                                          Nine Months Ended
                                            September 30,     December 31,
                                         -------------------  -------------
                                                1993              1992
                                                ----              ----
Income before effect of change in
  accounting for postretirement
  benefits to:
    Average total assets                       1.47%               1.30%
    Average shareholders' equity              12.50%              11.40%
Net income to:
  Average total assets                         1.47%               1.24%
  Average shareholders' equity                12.50%              10.88%
Dividend payout percentage
  (cash dividends, including those of
   pooled banks, divided by net
   income)                                       34%                 38%

Equity to assets (average equity
 divided by average assets)                   11.75%              11.40%

Regulations (Risk-Based Capital)
- --------------------------------

     During 1988, the Federal Reserve Board adopted guidelines which make capital requirements sensitive to assets having more risk of ultimate realization and considers off-balance sheet exposure. These guidelines, which became effective March 15, 1989, require a phase-in compliance with minimum capital ratios by December 31, 1992. Using the 1992 fully phased-in capital requirements, the Tier I and Tier II capital to risk adjusted assets for the four largest banks, which represents approximately 72% of consolidated assets, and consolidated WesBanco, Inc. is as follows as of September 30, 1993 and December 31, 1992.

                                                  September 30,   December 31,
                                                       1993           1992
                                                  -------------   ------------
Tier I capital to risk-adjusted assets/ratio:

WesBanco, Inc. (Consolidated)                         19.8%          19.2%
WesBanco Bank Wheeling                                17.6%          16.6%
WesBanco Bank Elm Grove                               18.3%          17.3%
WesBanco Bank Barnesville                             26.0%          28.7%
WesBanco Bank Kingwood                                19.8%          18.8%

Minimum regulatory Tier I capital ratio                4.0%           4.0%

Tier I and Tier II capital to risk-adjusted assets/ratio:

WesBanco, Inc. (Consolidated)                         21.0%          20.5%
WesBanco Bank Wheeling                                18.8%          17.8%
WesBanco Bank Elm Grove                               19.5%          18.5%
WesBanco Bank Barnesville                             27.1%          30.2%
WesBanco Bank Kingwood                                20.9%          20.0%

Minimum regulatory total capital ratio                 8.0%           8.0%

     Tier I and Tier II capital to risk-adjusted asset ratios for WesBanco affiliate banks, not presented above, are in excess of the Federal Reserve requirements.

Report of Ernst & Young, Independent Auditors
- -------------------------------------------------------------------------------



  Logo of
ERNST & YOUNG                           2000 Pittsburgh       Phone 412 644 7800
                                        National Building
                                        Pittsburgh, Pennsylvania 15222



                        REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
First Fidelity Bancorp, Inc.

We have audited the accompanying consolidated statements of condition of First Fidelity Bancorp, Inc. and subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Fidelity Bancorp, Inc. and subsidiaries at December 31, 1992 and 1991, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1992 in conformity with generally accepted accounting principles.

                                                      Ernst & Young
February 4, 1993

Consolidated Statements of Condition
- ------------------------------------------------------------------------------

December 31, 1992 and 1991


                                                       1992          1991

- ------------------------------------------------------------------------------
ASSETS
- ------------------------------------------------------------------------------
Cash and due from banks                            $ 13,911,652   $ 13,793,896
Interest-bearing deposits                                19,980            -0-
Federal funds sold                                   18,303,000     25,659,000
Investment securities (market value for
 1992--$89,153,000 for 1991--$80,740,000)            87,306,710     78,267,159
Loans                                               181,874,477    181,119,234
Less:
  Unearned interest                                   4,217,705      5,232,408
  Allowance for loan losses                           2,270,818      2,317,914
- ------------------------------------------------------------------------------
NET LOANS                                           175,385,954    173,568,912
- ------------------------------------------------------------------------------
Bank premises and equipment                           7,912,352      7,575,480
Other assets                                          3,352,240      3,953,202
- ------------------------------------------------------------------------------
TOTAL ASSETS                                       $306,191,888   $302,817,649
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
LIABILITIES
- ------------------------------------------------------------------------------
Deposits:
  Non-interest bearing                             $ 31,114,819   $ 30,445,784
  Interest-bearing                                  226,536,363    225,780,919
- ------------------------------------------------------------------------------
TOTAL DEPOSITS                                      257,651,182    256,226,703
- ------------------------------------------------------------------------------

Securities sold under repurchase agreements          13,430,945     13,576,996
Other liabilities                                     2,822,537      3,093,576
- ------------------------------------------------------------------------------
TOTAL LIABILITIES                                   273,904,664    272,897,275
- ------------------------------------------------------------------------------

Redeemable Preferred Stock ($1.25 par value,
 10,000 shares issued and outstanding of Series
 A 8% Cumulative)                                     1,809,342      1,777,338
- ------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
- ------------------------------------------------------------------------------
Common stock ($1.25 par value, 4,000,000
  shares authorized: 2,327,113 issued and
   outstanding - 1992; 2,106,345 issued
   and outstanding - 1991)                            2,908,891      2,632,931
Additional paid-in capital                           12,887,685      9,691,410
Retained earnings                                    14,817,846     15,955,235
- ------------------------------------------------------------------------------
                                                     30,614,422     28,279,576
  Treasury stock at cost (12,656 shares)               (136,540)      (136,540)
- ------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                           30,477,882     28,143,036
- ------------------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $306,191,888   $302,817,649
- ------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Income
- -------------------------------------------------------------------------------

For Years Ended December 31, 1992, 1991 and 1990

                                         1992            1991          1990
- -------------------------------------------------------------------------------
INTEREST INCOME
- -------------------------------------------------------------------------------
Interest and fees on loans             $17,242,473    $17,753,301   $14,027,574
Interest on investment securities:
  Taxable                                5,674,086      6,567,771     5,061,605
  Tax-exempt                               355,214        487,789       457,139
Interest on federal funds sold             701,137      1,530,606     1,735,962
Interest on deposits in other banks            844            -0-           -0-
- -------------------------------------------------------------------------------
TOTAL INTEREST INCOME                   23,973,754     26,339,467    21,282,280
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
INTEREST EXPENSE
- -------------------------------------------------------------------------------
Interest on deposits                     9,363,682     12,138,271    10,013,826
Interest on short-term borrowings          596,902        789,336     1,168,588
Interest on note payable                       -0-         36,600        12,200
- -------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                   9,960,584     12,964,207    11,194,614
- -------------------------------------------------------------------------------

NET INTEREST INCOME                     14,013,170     13,375,260    10,087,666
Provision for loan losses                  428,500        626,000       384,000
- -------------------------------------------------------------------------------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES             13,584,670     12,749,260     9,703,666

- -------------------------------------------------------------------------------
OTHER INCOME
- -------------------------------------------------------------------------------
Trust income                               283,765        212,295       276,260
Service charges on deposit accounts        780,215        760,830       468,014
Other service charges,
 commissions, and fees                     201,706        238,894       145,403
Other operating income                     144,503        257,558       109,648
Net gains (losses) on investment
 securities                                  2,104       (112,543)          -0-
- -------------------------------------------------------------------------------
TOTAL OTHER INCOME                       1,412,293      1,357,034       999,325
- -------------------------------------------------------------------------------
OTHER EXPENSES
- -------------------------------------------------------------------------------
Salaries and employee benefits           4,992,579      4,789,796     3,576,833
Bank premises and occupancy
 expense (net)                             695,960        682,585       517,429
Furniture and equipment expense            775,328        785,813       696,902
Business taxes                             134,312        150,436       155,928
Data processing fees                       378,064        451,396       533,523
Federal Deposit Insurance                  593,930        536,809       224,922
Other operating expenses                 2,038,859      2,029,013     1,472,969
- -------------------------------------------------------------------------------
TOTAL OTHER EXPENSES                     9,609,032      9,425,848     7,178,506
- -------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES               5,387,931      4,680,446     3,524,485
Applicable income taxes                  1,840,900      1,515,900     1,063,225
- -------------------------------------------------------------------------------
NET INCOME                             $ 3,547,031    $ 3,164,546   $ 2,461,260
- -------------------------------------------------------------------------------

Preferred stock dividends and
 discount accretion                    $   184,004    $   184,004   $    18,000
Net income to common shareholders      $ 3,363,027    $ 2,980,542   $ 2,443,260
Earnings per average common share*           $1.46          $1.30         $1.25

*Years 1991 and 1990 have been restated to reflect a 10% stock dividend declared in 1992.

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Changes in Shareholders' Equity
- ------------------------------------------------------------------------------

For Years Ended December 31, 1992, 1991 and 1990

                                                                               Additional                                 Total
                                                                 Common         Paid-in       Retained     Treasury   Shareholders'
                                                Shares           Stock          Capital       Earnings      Stock        Equity
                                              -------------------------------------------------------------------------------------
Balance, January 1,  1990                       1,730,745      $ 2,163,431    $ 7,019,907   $12,611,224  $  (105,000)  $21,689,562
Net income                                                                                    2,461,260                  2,461,260
Cash dividends declared on common
  stock--$.49 per share                                                                        (952,974)                  (952,974)

Cash dividends declared on preferred stock                                                      (12,666)                   (12,666)

Accretion of preferred stock                                                                     (5,334)                    (5,334)

Common stock issued in a
  business combination                            352,464          440,580      2,467,248                                2,907,828
Common stock issued through
  a dividend reinvestment plan                     11,372           14,215         88,745                                  102,960
- -----------------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1990                     2,094,581        2,618,226      9,575,900    14,101,510     (105,000)   26,190,636
- -----------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                    3,164,546                  3,164,546
Cash dividends declared on common
  stock--$.49 per share                                                                      (1,126,817)                (1,126,817)

Cash dividends declared on preferred
  stock                                                                                        (152,000)                  (152,000)

Accretion of preferred stock                                                                    (32,004)                   (32,004)

Purchase of treasury stock                                                                                   (31,540)      (31,540)

Common stock issued through
  a dividend reinvestment plan                     11,764           14,705        115,510                                  130,215
- -----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1991                      2,106,345        2,632,931      9,691,410    15,955,235     (136,540)   28,143,036
- -----------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                    3,547,031                  3,547,031
Cash dividends declared--
  $.52 per share                                                                             (1,202,113)                (1,202,113)

Stock dividend declared--
  10% per share                                   209,416          261,770      3,036,533    (3,298,303)                       -0-
Cash dividend declared on
  preferred stock                                                                              (152,000)                  (152,000)

Accretion of preferred stock                                                                    (32,004)                   (32,004)

Common stock issued through
  a dividend reinvestment plan                     11,352           14,190        159,742                                  173,932

- -----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1992                      2,327,113       $2,908,891    $12,887,685   $14,817,846    $(136,540)  $30,477,882
- -----------------------------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Cash Flows
- -------------------------------------------------------------------------------

For Years Ended December 31, 1992, 1991 and 1990

                                        1992           1991           1990
- -------------------------------------------------------------------------------
OPERATING ACTIVITIES
- -------------------------------------------------------------------------------
Net income                          $  3,547,031   $  3,164,546   $  2,461,260
Adjustments to reconcile net
  income to net cash provided by
  operating activities:
    Provision for loan losses            428,500        626,000        384,000
    Provision for depreciation
     and amortization                    651,098        696,796        625,121
    Net amortization of security
     premiums                            711,199         99,120        (58,531)
    Net amortization of loan
     discounts                           (54,696)       (99,280)       (23,238)
    (Gain)/loss on sale of fixed
     assets                              (17,279)        (2,345)           (50)
    (Gain)/loss on investment
     securities                           (2,104)       112,543            -0-
    (Gain)/loss on sale of other
     real estate                          55,552         (9,255)           -0-
    Net amortization of other
     assets                               74,292         92,964         25,257
    Net decrease in accrued
     interest receivable                 233,176        125,866         43,363
    Net decrease in accrued
     interest payable                   (284,022)      (150,708)       (88,132)
    Deferred income taxes                 85,075       (161,937)      (150,309)
    Other                               (173,140)        69,014        (21,679)
- -------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING
 ACTIVITIES                            5,254,682      4,563,324      3,197,062
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
INVESTING ACTIVITIES
- -------------------------------------------------------------------------------

Purchase of investment securities    (42,886,540)   (15,238,159)   (15,668,813)
Maturities of investment
 securities                           31,643,609     24,028,554     13,721,166
Proceeds from sale of investment
 securities                            1,494,286        981,250            -0-
Net (increase)/decrease in loans      (2,190,844)   (11,190,950)    (5,926,215)
Purchases of premises and
 equipment                              (994,958)      (384,787)      (273,679)
Proceeds from sale of fixed assets        24,268          3,925         10,486
Net decrease/(increase) in other
 assets                                  171,991         10,998       (139,476)
Cash received from acquisition of
 FirstBank Shinnston                         -0-            -0-      7,423,012
- -------------------------------------------------------------------------------
NET CASH (USED)/PROVIDED BY
 INVESTING ACTIVITIES                (12,738,188)    (1,789,169)      (853,519)
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
FINANCING ACTIVITIES
- -------------------------------------------------------------------------------

Net increase/(decrease) in demand
 deposits, NOW accounts, and
 savings accounts                     16,998,835      8,441,910      2,810,653
Net (decrease)/increase in
 certificates of deposit             (15,574,355)    (3,790,135)     2,944,133
Net (decrease)/increase in
 repurchase agreements                  (146,051)    (2,374,787)     5,586,101
Net increase/(decrease) in
 treasury notes purchased                166,994         24,770        228,662
Cash dividends paid (net of
 dividend reinvestment)               (1,180,181)    (1,148,601)      (862,681)
Acquisition of treasury stock                -0-        (31,540)           -0-
Payment of note payable                      -0-       (750,000)           -0-
- -------------------------------------------------------------------------------
NET CASH PROVIDED/(USED) BY
 FINANCING ACTIVITIES                    265,242        371,617     10,706,868
- -------------------------------------------------------------------------------
(Decrease)/increase in cash/cash
 equivalents                          (7,218,264)     3,145,772     13,050,411
 Cash/cash equivalents at
 beginning of year                    39,452,896     36,307,124     23,256,713
- -------------------------------------------------------------------------------
CASH/CASH EQUIVALENTS AT END OF
 YEAR                               $ 32,234,632   $ 39,452,896   $ 36,307,124
- -------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements / December 31, 1992
- -------------------------------------------------------------------------------

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The accompanying consolidated financial statements include First Fidelity Bancorp, Inc. (Corporation or First Fidelity) and its wholly-owned subsidiaries, First National Bank in Fairmont, Central National Bank, Bridgeport Bank, and FirstBank Shinnston. All significant inter-company balances and transactions have been eliminated. Investments in subsidiaries are carried at the parent company's equity in the underlying net assets.

Statement of Cash Flows: Cash and cash equivalents for purposes of this statement include cash and due from banks, interest-bearing deposits in other banks, and federal funds sold. First Fidelity Bancorp and its subsidiaries paid interest of approximately $10,245,000, $13,115,000 and $11,282,000 on deposits and other contractual debt obligations and $1,821,000, $1,622,000, and $1,220,000 of applicable income taxes during 1992, 1991, and 1990, respectively.

Investment Securities: Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Corporation has the ability at the time of purchase to hold securities until maturity or on a long-term basis, they are classified as investments and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as held for sale and carried at the lower of cost or market value. Gains or losses on disposition are computed by the specific identification method. At December 31, 1992 and 1991, there are no securities classified as held for sale.

Loans: Interest on commercial and real estate loans is credited to operating income in the period in which it is earned based upon the principal amount outstanding. Interest on installment loans is credited to operating income based on the sum-of-the-months' digits and actuarial methods, depending on the original length of the contract. First Fidelity Bancorp adheres to the policy of the Office of the Comptroller of the Currency and the Federal Reserve that banks may not accrue interest on any loan when principal or interest is due and has remained unpaid for 90 days or more unless the loan is both well secured and in the process of collection. Any interest accrued in the current year but not yet collected is charged against current income; any income accrued in a prior year hut not yet collected is charged against allowance for loan losses.

Loan Fees and Costs: Loan origination and commitment fees and direct loan origination costs are being recognized as collected and incurred. The use of this method of recognition does not produce results that are materially different from results which would have been produced if such costs and fees were deferred and amortized as an adjustment of loan yield.

Allowance for Loan Losses: An allowance is maintained and provisions are made to absorb possible loan losses. The provision for loan losses is largely resultant from management's review of the quality of the loan portfolio, supplemented by historical loan loss experience. The allowance is maintained at a level which, in management's judgment, is sufficient to absorb potential loan losses.

Bank Premises and Equipment: Bank premises and equipment are stated at cost less accumulated depreciation. For financial reporting purposes, depreciation is computed primarily on the straight-line method over the estimated life of each asset. For income tax purposes depreciable assets placed in service after 1980 are depreciated using accelerated methods. Expenditures for maintenance and repairs are expensed as incurred.

Income Taxes: Deferred income taxes result from timing differences in recognizing certain income and expense items on the accrual basis for reporting purposes and the cash basis for tax purposes such as bond discount accretion, deductions for loan losses, and depreciation. The Corporation and subsidiaries file a consolidated federal income tax return. In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Based upon the Bank's study and review of implementation issues, the standard will not have a material impact on Results of Operations or Financial Condition when adopted in the first quarter of 1993.

Trust Assets and Income: Assets held in a fiduciary or agency capacity for bank customers are not included in the financial statements because such items are not assets of the Bank. Trust Department income is credited to operating income upon receipt .

Income Per Common Share: Income per common share was calculated using a weighted average common shares outstanding (2,307,195 shares for 1992, 2,295,623 shares for 1991, and 1,961,686 shares for 1990). Years 1991 and 1990 have been restated to reflect a 10% stock dividend occurring in 1992.

Pensions: The provision for pension expense for the Bank's defined pension plan was actuarially determined using the projected unit credit actuarial cost method. The Corporation's funding policy for the plan is to contribute amounts sufficient to meet the minimum funding requirements of ERISA, plus such additional amounts as may be appropriate, subject to federal income tax limitations.

Other Real Estate: Real estate acquired in satisfaction of a loan is reported in other assets. Properties acquired by foreclosure or deed in lieu of foreclosure are transferred to other real estate and recorded at the lower of cost or fair market value based on appraised value at the dates actually received. Loan losses arising from the acquisition of such property are charged against the allowance for loan losses. Other real estate is stated at the lower of cost or market.

- ------------------------------------------------------------------------------

NOTE B--FAIR VALUE OF FINANCIAL INSTRUMENTS

In December 1991, the Financial Accounting Standards Board issued FASB Statement No. 107 "Disclosures about Fair Value of Financial Instruments."

FASB Statement No. 107 requires disclosure of fair value information about financial instruments whether or not recognized in the statement of condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of First Fidelity.

The following schedule displays at December 31, 1992, the carrying values and related estimated fair values for financial instruments:

                                                       Carrying     Estimated
                                                        Amount      Fair Value
                                                       --------     ----------
Financial Assets:
  Cash/Due from banks                                $ 13,911,652  $ 13,911,652
  Interest bearing deposits                                19,980        19,980
  Federal funds                                        18,303,000    18,303,000
  Investment securities                                87,306,710    89,153,000
  Loans, net of allowance and unearned interest       175,385,954   177,735,888
                                                     ------------  ------------
Total Financial Assets                                294,927,296  $299,123,520
                                                                   ============
  Bank premises and equipment                           7,912,352
  Other assets                                          3,352,240
                                                     ------------
Total Assets                                         $306,191,888
                                                     ============
Financial Liabilities
  Time deposits                                      $ 85,924,062  $ 86,590,051
  Other deposits                                      171,727,120   171,727,120
  Securities sold under repurchase agreements          13,430,945    13,430,945
  Redeemable preferred stock                            1,809,342     2,732,600
                                                     ------------  ------------
Total Financial Liabilities                           272,891,469  $274,480,716
                                                                   ============
  Other liabilities                                     2,822,537
                                                     ------------
Total Liabilities and Redeemable Preferred Stock     $275,714,006
                                                     ============

The following methods and assumptions were used to estimate fair market value disclosures for financial instruments:

   Cash and due from banks: The carrying amounts reported in the balance sheet for cash and due from banks approximate those assets' fair values.

   Interest bearing deposits: The carrying amounts of interest bearing deposits approximate their fair values.

   Federal funds sold: The carrying amounts of federal funds sold approximate their fair values.

   Investment securities: Fair values for investment securities are based on quoted market prices (see Note D).

   Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

   Deposits: The fair values disclosed for demand deposits (e.g., interest and noninterest checking, savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date. The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair market value at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

   Securities sold under repurchase agreements: The carrying amounts of securities sold under repurchase agreements, approximate their fair value.

Notes to Consolidated Financial Statements / December 31, 1992
- ------------------------------------------------------------------------------

Redeemable preferred stock: The fair value for First Fidelity's redeemable preferred stock is estimated using discounted cash flow analyses based on estimated incremental borrowing rates for similar types of borrowing arrangements, assuming the option to convert the stock into shares of First Fidelity common stock is elected (see Note P). The conversion factor used in the analysis is based on December 31, 1992 market value and book value of First Fidelity common stock.

Off-balance-sheet instruments: Fair values for First Fidelity's off-balance sheet instruments (principally lending commitments and letters of credit) are equal to their carrying values based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

NOTE C--RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

The Banks are required to maintain average reserve balances with the Federal Reserve Bank either indirectly through vault cash or directly with the Federal Reserve. The average daily combined amount of the required reserve balances for the year ended December 31, 1992, was approximately $2,473,000.

NOTE D--INVESTMENT SECURITIES

Maturity distribution of investment securities and a comparison of values are as follows:

                                                                      (In Thousands)
                                                      December 31. 1992             December 31, 1991
                                                 ---------------------------  -----------------------------
                                                   Par     Book     Market       Par       Book     Market
                                                  Value    Value     Value      Value     Value      Value
                                                 ---------------------------  -----------------------------
U.S. Treasury and agency securities:
  U.S. Treasury securities:
    Within one year                              $18,000  $18,097    $18,270   $18,600   $18,628   $ 18,928
    One to five years                             18,600   19,140     19,483    13,650    13,772     14,352
  U.S. agency securities:
    Within one year                               12,500   12,573     12,799     6,000     6,003      6,135
    One to five years                             23,050   23,690     24,278    21,500    21,688     22,641
    Five to ten years                              4,178    4,210      4,370     2,620     2,621      2,769
    After ten years                                  576      576        596     1,273     1,271      1,329
- -----------------------------------------------------------------------------------------------------------
Total U.S. Treasury and Agency Securities         76,904   78,286     79,796    63,643    63,983     66,154
- -----------------------------------------------------------------------------------------------------------
Obligations of state and political
  subdivisions:
    Within one year                                  870      870        887       740       739        750
    One to five years                              3,170    3,167      3,353     3,920     3,916      4,081
    Five to ten years                                480      480        529       635       634        690
    After ten years                                  295      296        330       600       502        538
- -----------------------------------------------------------------------------------------------------------
Total Obligations of State and Political
 Subdivisions                                      4,815    4,813      5,099     5,895     5,791      6,059
- -----------------------------------------------------------------------------------------------------------
Other securities:
  Within one year                                      5        5          5       500       500        500
  One to five years                                   10       10         10        10        10         10
  Five to ten years                                  -0-      -0-        -0-         5         5          5
  After ten years                                  1,892    1,892      1,942     4,471     4,475      4,509
- -----------------------------------------------------------------------------------------------------------
Total Other Securities                             1,907    1,907      1,957     4,986     4,990      5,024
- -----------------------------------------------------------------------------------------------------------
Other investments:
  Other                                            1,367    1,367      1,367     3,359     3,359      3,359
  Equity securities                                  934      934        934       144       144        144
- -----------------------------------------------------------------------------------------------------------
Total Other Investments                            2,301    2,301      2,301     3,503     3,503      3,503
- -----------------------------------------------------------------------------------------------------------
Total Investment Securities                      $85,927  $87,307    $89,153   $78,027   $78,267    $80,740
- -----------------------------------------------------------------------------------------------------------

Investment securities with a book value of $29,876,000 at December 31, 1992 and $31,923,000 at December 31, 1991 were pledged to secure public deposits, securities sold under repurchase agreements, and for other purposes required or permitted by law.

- ------------------------------------------------------------------------------

Investment Securities Unrealized Gains/Losses
(In Thousands)
                                                    December 31, 1992                                   December 31, 1991
                                        ------------------------------------------------------------------------------------------
                                                       Gross         Gross    Estimated            Gross      Gross      Estimated
                                        Amortized    Unrealized    Unrealized  Market   Amortized  Unrealized Unrealized Market
                                         Cost         Gains         Losses     Value     Cost      Gains      Losses     Value
                                        ------------------------------------------------------------------------------------------

U.S. Treasury securities                $37,237       $  562        $ 46      $37,753   $32,400   $  880      $-0-        $33,280
U.S. Agency securities                   41,049        1,029          35       42,043    31,583    1,292        1          32,874
Obligations of states and political
 subdivisions                             4,813          286         -0-        5,099     5,791      268       -0-          6,059
Other securities                          1,907           50         -0-        1,957     4,990       39        5           5,024
Other investments:
  Other                                   1,367          -0-         -0-        1,367     3,359      -0-       -0-          3,359
  Equity securities                         934          -0-         -0-          934       144      -0-       -0-            144
- -----------------------------------------------------------------------------------------------------------------------------------

Total                                   $87,307       $1,927         $81      $89,153   $78,267   $2,479      $  6        $80,740
- -----------------------------------------------------------------------------------------------------------------------------------


Gross realized gains and losses in 1992 were approximately $15,000 and $13,000, respectively, while 1991 gross realized losses were $113,000. There were no gross realized gains or losses in 1990.

Securities Maturities
(In Thousands)
                                       December 31, 1992    December 31, 1991
                                     ------------------------------------------
                                                Estimated               Estimated
                                     Amortized   Market  Amortized      Market
                                       Cost      Value      Cost        Value
                                     ------------------------------------------
Due in one year or less               $31,545  $ 31,961   $ 25,870      $26,313
Due after one year through five
 years                                 46,007    47,124     39,386       41,084
Due after five years through
 ten years                              4,690     4,899      3,260        3,464
Due after ten years                     2,764     2,868      6,248        6,376
Other                                   2,301     2,301      3,503        3,503
- -------------------------------------------------------------------------------
Total                                 $87,307  $ 89,153   $ 78,267      $80,740
- -------------------------------------------------------------------------------

  NOTE E--LOANS

The major categories comprising the loan portfolio are as follows:

                                               (Table In Thousands)
                                                   December 31
                                                 1992      1991
                                             ----------------------
Commercial and agricultural
 loans                                         $ 30,760   $ 32,267
Installment loans                                49,717     57,863
Residential real estate                          76,830     67,903
Commercial real estate                           24,471     23,008
All other loans                                      97         78
- ------------------------------------------------------------------
Total Loans--Gross                              181,875    181,119
- ------------------------------------------------------------------
Less unearned interest                            4,218      5,232
Less allowance for loan losses                    2,271      2,318
- ------------------------------------------------------------------
Total Loans--Net                               $175,386   $173,569
- ------------------------------------------------------------------

The Corporation extends credit to customers and requires collateral based upon management's evaluation of each customer's financial condition and ability to satisfy completely the terms of the agreement.

The Corporation attempts to limit its exposure to concentrations of credit risk by diversifying its loan portfolio. No significant concentrations of credit risk to specific industries or groups exists at December 31, 1992. Additionally, substantially all extensions of credit are to individuals and corporations in the Corporation's defined market area in north central West Virginia.

Certain directors and executive officers of the Corporation and the subsidiary banks, including their associates and companies in which they are principal owners, are loan customers of the subsidiary banks. Such loans are made in the ordinary course of business at the respective banks' normal credit terms including interest rate and collateralization and do not represent more than a normal risk of collection. At December 31, 1991, the Corporation had $8,366,000 of these loans outstanding. During all of 1992 new loans totaled $3,542,000, while payments totaled $4,174,000, leaving an ending balance of $7,734,000 on December 31. 1992.

Notes to Consolidated Financial Statements / December 31, 1992
- ------------------------------------------------------------------------------

NOTE F--ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the three years ended December 31, 1992, were as follows:

                                                         (Table In Thousands)
                                                        1992     1991     1990
                                                   ----------------------------
Balance beginning January 1                           $2,318   $2,000   $1,306
Losses charged to allowance                             (595)    (506)    (243)
Recoveries credited to allowance                         119      198       35
                                                   ---------------------------
Net (charge-offs) recoveries                            (476)    (308)    (208)
Provision for possible loan losses                       429      626      384
Additional allowance from business combination           -0-      -0-      518
- ------------------------------------------------------------------------------
Balance Ending December 31                            $2,271   $2,318   $2,000
- ------------------------------------------------------------------------------

Non-accrual loans totaled $2,224,000 and $3,445,000 at December 31, 1992 and 1991, respectively. Interest income recorded on these loans approximated $41,000 and $99,000 for the years ending December 31, 1992 and 1991, respectively. If interest income for 1992 and 1991 would have been accrued under the original terms, such income for 1992 and 1991 would have been approximately $178,000 and $332,000, respectively.

NOTE G--BANK PREMISES AND EQUIPMENT

The following is a summary of bank premises and equipment:

                                                   (Table In Thousands)
                                                       December 31
                                                 1992               1991
                                              -----------------------------
Land                                           $ 2,388             $ 2,388
Bank premises                                    6,682               6,177
Equipment                                        5,217               4,748
- ------------------------------------------------------------------------------
Total                                           14,287              13,313
- ------------------------------------------------------------------------------
Less accumulated depreciation                   (6,375)             (5,738)
- ------------------------------------------------------------------------------
Bank Premises and Equipment--Net               $ 7,912             $ 7,575
- ------------------------------------------------------------------------------

The amount shown as occupancy expense on the statement of income is net of rental income. Rental income amounted to $85,000 in 1992, $86,000 in 1991, and $68,000 in 1990.

NOTE H--DEPOSITS

A summary of deposits follows:

                                                                (In Thousands)
                                      ----------------------------------------------------------------
                                            December 31, 1992                   December 31, 1991
                                      --------------------------------       -------------------------
                                      Non-Interest        Interest           Non-Interest     Interest
                                        Bearing            Bearing             Bearing         Bearing
                                      --------------------------------       -------------------------
Individuals, partnerships and
 corporations                              $21,623        $225,436                $22,675     $224,713
United States Government                       117             -0-                    223          -0-
State and political subdivisions             7,875           1,030                  6,045          797
Depository institutions                        892              70                    603          271
Certified and official checks                  608             -0-                    900          -0-
- ------------------------------------------------------------------------------------------------------
Total Deposits                             $31,115        $226,536                $30,446     $225,781
- ------------------------------------------------------------------------------------------------------

NOTE I--DIVIDEND AND LOAN RESTRICTIONS

Federal law prevents the Corporation from borrowing from the banks unless the loans are secured by specified obligations. Further, such loans are limited in amount to ten percent (10%) of the banks' total capital. In addition, the Comptroller of the Currency must approve a dividend if the total for the year exceeds net profits for the year combined with net profits less dividends for the two preceding calendar years. In 1993 the banks would have $3,599,000 available for dividends plus any 1993 net profits retained up to the date of the dividend.

At December 31, 1992, the maximum amount available for transfer from the Banks to the Corporation in the form of loans and dividends approximated 22.04% of consolidated net assets.

NOTE J--INCOME TAXES

Current and deferred income tax provisions consisted of the following for each of the three years ended December 31:

                                                                                              1992        1991         1990
                                                                                           --------------------------------------
Currently payable
  Federal                                                                                   $1,518,114   $1,432,697   $1,025,189
  State                                                                                        237,711      245,140      188,345
Deferred tax expense (Credit)                                                                   85,075     (161,937)    (150,309)
- ----------------------------------------------------------------------------------------------------------------------------------
Total Income Tax Provisions                                                                 $1,840,900   $1,515,900   $1,063,225
- ----------------------------------------------------------------------------------------------------------------------------------

A reconciliation of the federal statutory income tax rate to the effective tax rate is as follows:

                                                                    1992                  1991                      1990
                                                            ----------------------------------------------------------------------
Provision on pre-tax income at statutory rates               34.0%  $1,831,897       34.0%  $1,591,352         34.0%  $1,198,325
Effect of tax-exempt income                                  (3.6)    (194,345)      (5.4)    (254,066)        (7.9)    (278,554)
State income taxes, net of federal benefit                    3.3      177,331        3.5      165,715          3.7      130,500
Other                                                          .5       26,017        0.3       12,899          0.4       12,954
- ----------------------------------------------------------------------------------------------------------------------------------
Applicable Tax Expense                                       34.2%  $1,840,900       32.4%  $1,515,900         30.2%  $1,063,225
- ----------------------------------------------------------------------------------------------------------------------------------

Timing differences in the recognition of revenue and expense for tax and financial reporting purposes resulted in deferred income taxes as follows:

                                                                                              1992        1991         1990
                                                                                           --------------------------------------
Valuation reserve                                                                          $ 34,000     $ (34,000)   $     -0-
Cash basis accounting                                                                           -0-           -0-      (39,35l)
Provision for loan losses                                                                    16,013      (108,363)     (59,714)
Interest income                                                                              (8,673)      (47,408)     (35,646)
Depreciation                                                                                (24,461)       39,510        3,513
All other differences                                                                        68,196       (11,676)     (19,111)
- ----------------------------------------------------------------------------------------------------------------------------------
Deferred Tax Expense (Credit)                                                               $85,075     $(161,937)   $(150,309)
- ----------------------------------------------------------------------------------------------------------------------------------

Included in other liabilities are income taxes currently payable of $43,723 and $145,250 and in other assets are deferred income taxes of $47,200 and $132,275 at December 31, 1992 and 1991, respectively.


NOTE K--SHORT-TERM BORROWINGS

Short-term borrowings of the Banks are limited to securities sold under repurchase agreements and treasury, tax, and loan notes purchased, which consist of funds received as treasury tax payments. Repurchase agreements are written on a demand basis with specific rates determined periodically by management based upon the dollar amounts invested. Interest on treasury, tax and loan notes purchased is determined by the federal government. Two of First Fidelity's subsidiaries have become members of the Federal Home Loan Bank of Pittsburgh. A Flexline Line of Credit was established up to a maximum of 10% of total assets secured by the assets of the bank. Neither subsidiary has drawn on these lines of credit.

Following is a summary of short-term borrowings for the three years ended December 31:

                                                         (In Thousands)
                                                     1992      1991     1990
                                                  -----------------------------
Securities sold under repurchase agreements        $13,431   $13,577   $15,952
Treasury, tax and loan notes purchased
  (included in other liabilities)                    1,692     1,525     1,500
- -------------------------------------------------------------------------------
  Total Short-Term Borrowings                      $15,123   $15,102   $17,452
- -------------------------------------------------------------------------------
Average interest rate at December 31                  3.61%     4.00%     5.97%
Maximum outstanding at any month-end                18,654    17,955    18,103
Monthly average amount outstanding                  16,077    16,152    16,283
Weighted average interest rate
  (actual interest expense on borrowings divided
   by average borrowings outstanding)                 3.71%     4.89%     7.17%

Notes to Consolidated Financial Statements /December 31, 1992
- -------------------------------------------------------------------------------

NOTE L--PENSIONS

The Corporation maintained one defined benefit pension plan in 1992 covering substantially all employees. Plan benefits are based upon years of service and the employee's compensation. Contributions are intended to provide for benefits attributed to employee service to date and for those benefits expected to be earned in the future. Prior to 1992 two pension plans were maintained. One covered employees at First National Bank, Central National Bank, and Bridgeport Bank while the other covered Firstbank Shinnston. The plans were combined effective January 1, 1992.

A summary of the components of net periodic pension expense for the Corporation's defined benefit plan is as follows:

                                                   YEAR ENDED DECEMBER 31
                                                1992        1991        1990
                                            ----------------------------------
Service cost - benefits earned during the
 period                                      $ 222,019   $ 161,688   $ 149,432
Interest on projected benefit obligation       235,881     174,338     178,269
Actual return on plan assets                  (148,131)   (356,775)   (189,435)
Net amortization and deferral                 (180,711)    102,110     (88,586)
                                             ----------  ---------   ---------
Net periodic pension expense                 $ 129,058   $  81,361   $  49,680
                                             ----------  ---------   ---------

The following table sets forth the plan's funded status and amounts recognized in the consolidated financial statements at December 31, 1992 and 1991.

                                                        1992          1991
                                                   ---------------------------
Actuarial present value of the accumulated benefit
   obligation, including vested benefits of
   $2,146,580 and $1,298,581 in 1992 and 1991,
   respectively                                      $(2,180,672)  $(1,360,678)
                                                   ===========================
 Actuarial present value of projected benefit
 obligation for service rendered to date              (3,229,394)   (2,361,043)
Plan assets at fair value                              3,522,586     2,885,312
                                                   ---------------------------
Plan assets in excess of Projected Benefit
 Obligation                                              293,192       524,269
Unrecognized net loss (gain) from past experience
 different from that assumed and effects of
 changes in assumptions                                 (290,643)     (371,153)
Prior service cost                                       161,553           -0-
Balance of net asset not recognized at transition       (258,940)     (255,478)
                                                   ---------------------------
Accrued pension cost                                 $   (94,838)  $  (102,362)
                                                   ---------------------------
Actuarial assumptions used in the determination of
 the projected benefit obligation were as follows:

                                                        1992          1991
                                                   ---------------------------
Weighted-average discount rate                          7.8%          8.0%
Rate of increase in future compensation levels          5.0%          5.5%
Expected long-term rate of return on plan assets        8.5%          9.0%

The unrecognized net asset at transition is amortized over the expected service life of eligible employees, which approximates 16 years. Trusteed pension plan assets consist primarily of fixed income securities, equity securities, and short-term investments.

A summary of the components of net periodic pension expense for FirstBank Shinnston's defined benefit plan prior to being combined in 1992 is as follows:

                                                    Year Ended December 31
                                                       1991        1990
                                                  --------------------------
Service cost - benefits earned during the period     $ 34,085   $ 35,278
Interest on projected benefit obligation               34,461     32,422
Actual return on plan assets                          (68,141)   (24,993)
Net amortization and deferral                          35,539     (7,645)
                                                     --------   --------
Net period pension expense                           $ 35,944   $ 35,062
                                                     --------   --------

The following is a summary of the change in the accumulated benefit obligation during 1992:

                                                   First
                                                  Fidelity          Firstbank
                                                  --------          ---------
Accumulated benefit obligation as
 of December 31, 1991                            $1,360,678         $  299,636
Gain/loss                                            80,894            (18,761)
Changes in plan                                     169,015            130,427
Transfers of liabilities                            411,302           (411,302)
- -------------------------------------------------------------------------------
Combined plans at January 1, 1992                 2,021,889         $      -0-
                                                                    ===========
Expected growth in accrued
 liabilities                                        136,991
Benefit disbursements                              (209,411)
Decrease in the discount period                     158,783
Changes in economic assumption                       72,420
- -------------------------------------------------------------
Accumulated benefit obligation as
 of December 31, 1992                            $2,180,672
===============================================================================

NOTE M--COMMITMENTS

In the normal course of business, there are outstanding various commitments to extend credit which are not reflected in the accompanying financial statements.

Below is a summary of commitments for the two years ended December 31.

                                                             (In Thousands)
                                                           1992         1991
                                                       ------------------------
Loan commitments                                         $12,189        $9,186
Standby letters of credit                                    581           391
Commercial letters of credit                                 100           173
- -------------------------------------------------------------------------------
Total                                                    $12,870        $9,750
- -------------------------------------------------------------------------------

NOTE N--LEASES

Total rental expenses for all leased bank premises amounted to approximately
$80,500 for 1992 and $75,000 for 1991 and 1990, respectively. The rental commitments under noncancelable leases for bank premises for years subsequent to 1992 are shown below.

The leases include renewable options for three and five five-year periods and provide for the payment of property taxes, insurance premiums, and maintenance costs by the Corporation.

                                (In Thousands)

       1993                                                   $84
       1994                                                    84
       1995                                                    50
       1996                                                    46
       Thereafter                                              81
       ----------------------------------------------------------
       Total                                                 $381
       ----------------------------------------------------------


NOTE O--FIRST FIDELITY BANCORP, INC. (PARENT COMPANY ONLY) FINANCIAL
        INFORMATION


Statement of Condition
                                                        (In Thousands)
Assets                                                   December 31
                                                   1992              1991
                                            --------------------------------
Cash                                             $    100           $     46
Investment in subsidiary banks                     32,182             29,869
Other assets                                            9                  9
- ----------------------------------------------------------------------------
Total Assets                                     $ 32,291           $ 29,924
- ----------------------------------------------------------------------------
Liabilities
Other liabilities                                $      4           $      4
- ----------------------------------------------------------------------------
Total Liabilities                                       4                  4
- ----------------------------------------------------------------------------
Preferred stock on ($1.25 par value
 10,000 shares issued and outstanding of
  Series A 8% Cumulative)                           1,809              1,777
- ----------------------------------------------------------------------------
Shareholders' Equity
  Common stock ($1.25 par value, 4,000,000
   authorized: 2,327,113 issued and
   outstanding-1992: 2,106,345 issued and
   outstanding-1991):                               2,909              2,633
  Additional paid in capital                       12,887              9,691
  Retained earnings                                14,818             15,955
- ----------------------------------------------------------------------------
  Treasury stock at cost (12,656 shares)             (136)              (136)
- ----------------------------------------------------------------------------
Total Shareholders' Equity                         30,478             28,143
- ----------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity       $ 32,291           $ 29,924
- ----------------------------------------------------------------------------

Notes to Consolidated Financial Statements / December 31, 1992
- -------------------------------------------------------------------------------

Statement of Income
                                                    (In Thousands)
                                               Year Ended December 31:
                                               1992          1991      1990
                                           ------------------------------------
Dividends from subsidiary banks             $ 1,348       $ 2,060   $ 1,766
Equity in undistributed earnings of
 subsidiaries                                 2,319         1,241       856
- -------------------------------------------------------------------------------
Total Income                                  3,667         3,301     2,622
- -------------------------------------------------------------------------------
Interest on note payable                        -0-           (36)      (12)
Miscellaneous expense                          (191)         (171)     (235)
- -------------------------------------------------------------------------------
Net Income before Federal Income Tax          3,476         3,094     2,375
- -------------------------------------------------------------------------------
Applicable Federal Income Tax (Credit)          (71)          (71)      (86)
- -------------------------------------------------------------------------------
Net Income                                  $ 3,547       $ 3,165   $ 2,461
- -------------------------------------------------------------------------------

Statement of Cash Flows
                                               Year Ended December 31:
                                           ------------------------------------
                                               1992          1991      1990
Operating Activities
  Net income                                $ 3,547       $ 3,165   $ 2,461
  Adjustment to reconcile net income to
   net cash provided by operating
   activities:
   Increase in undistributed earnings       (2,313)       (1,225)     (816)
   Other                                       -0-           (45)       30
- -------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING
ACTIVITIES                                    1,234         1,895     1,675
- -------------------------------------------------------------------------------
Investing Activities
  Acquisition of subsidiary                     -0-           -0-    (1,675)
  Other assets                                  -0-           -0-        10
- -------------------------------------------------------------------------------
NET CASH USED BY INVESTING
ACTIVITIES                                      -0-           -0-    (1,665)
- -------------------------------------------------------------------------------
Financing Activities
  Cash dividends                             (1,180)       (1,149)     (863)
  Acquisition of treasury stock                 -0-           (32)      -0-
  Note payable                                  -0-           -0-       750
  Repayment of note payable                     -0-          (750)      -0-
- -------------------------------------------------------------------------------
NET CASH (USED) BY FINANCING
ACTIVITIES                                   (1,180)       (1,931)     (113)
- -------------------------------------------------------------------------------
Increase in cash/cash equivalents                54           (36)     (103)
Cash/cash equivalents at beginning of year       46            82       185
- -------------------------------------------------------------------------------
Cash/cash equivalents at year end           $   100       $    46   $    82
- -------------------------------------------------------------------------------
Supplemental Disclosure of other cash
 investing and financing activity
  Interest paid                             $   -0-       $    36   $    12
  Taxes credited                                (71)          (71)      (86)
- -------------------------------------------------------------------------------

NOTE P--PREFERRED STOCK

First Fidelity's 10,000 shares of 8% cumulative preferred stock with a par value of $1.25 per share were recorded at the fair market value of $174 per share when issued. Periodic accretion using the straight line method which approximates the interest method will increase the stock's carrying value to $190 per share by the redemption date. The accretion is charged against retained earnings. Five years after issuance and for a 30 day period (the redemption period) the cumulative preferred stock may be redeemed by the Corporation at a redemption price of $190. The holder of the cumulative preferred stock has the option to convert the stock into shares of First Fidelity common stock based on the quotient of $190 divided by the book value per share of the common stock on the redemption date. Holders of the cumulative preferred stock who do not surrender their shares by the redemption date will have their shares automatically converted into shares of First Fidelity common stock based on the formula previously described.

Management's Discussion and Analysis
- -------------------------------------------------------------------------------

Management's Discussion and Analysis of Financial Condition and Results of Operations

TABLE 1

Average Balances and Interest Rates
On a Fully Taxable-Equivalent Basis
(Dollar Amounts in Thousands)                              1992                      1991                          1990
                                           ---------------------------------------------------------------------------------------
                                            Balance        Int.   Yield       Balance   Int.    Yield     Balance    Int.   Yield
                                           ---------------------------------------------------------------------------------------
ASSETS
Interest earning assets:
  Loans, net of unearned income             $178,383   $ 17,389    9.75%     $169,184  $17,943    10.61%  $130,800  $14,273  lO.91%

  Investment securities:
    U.S. Treasury securities                  35,142      2,456    6.99        39,040    3,204     8.21     32,609    2,767   8.49
    U.S. Government agencies securities       39,281      2,765    7.04        30,278    2,579     8.52     24,781    2,139   8.63
    State and municipal obligations            5,257        538   10.23         7,140      739    10.35      6,853      692  10.10
    Other securities                           3,192        252    7.89         5,718      462     8.08      1,070       87   8.13
    Other investments                          1,932        183    9.47         3,597      314     8.73        659       59   8.95
                                            --------   --------              --------  -------            --------  -------
      Total investment securities             84,804      6,194    7.30        85,773    7,298     8.51     65,972    5,744   8.71
  Equity Securities                              440         18    4.09           144        9     6.25        144        9   6.25
  Federal funds sold                          18,376        701    3.81        24,535    1,531     6.24     19,487    1,736   8.91
  Due from banks                                   8          1   12.50
                                            --------   --------              --------  -------            --------  -------
      Total Interest-Earning
        Assets                               282,011   $ 24,303    8.61%      279,636  $26,781    9.58%    216,403  $21,762  10.06%

Non-interest-earning assets:
  Cash and due from banks                     13,917                           12,378                        9,431
  Bank premises and equipment, net             7,665                            7,636                        5,716
  Other assets                                 3,999                            4,083                        2,974
  Less allowance for loan losses              (2,304)                          (2,145)                      (1,437)
                                            --------                         --------                     --------
       Total Assets                         $305,288                         $301,588                     $233,087
==================================================================================================================================


                                                        1992                          1991                        1990
                                           ---------------------------------------------------------------------------------------
                                            Balance    Int.         Yield   Balance   Int.       Yield  Balance    Int.     Yield
                                           ---------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS EQUITY
Interest-bearing Liabilities:
  Savings/NOW accounts/
    Insured Earnings                        $133,155   $  4,781       3.59%  $120,374  $ 5,464     4.54%  $ 89,764  $ 4,439   4.95%

  Time deposits                               92,652      4,583       4.95    104,051    6,674     6.41     79,700    5,576   7.00
  Note payable                                   -0-        -0-        -0-        375       37     9.87        125       12   9.60
  Short-term borrowings                       16,077        597       3.71     16,152      789     4.88     16,283    1,168   7.17
                                            --------   --------              --------  -------            --------  -------
      Total Interest-Bearing
        Liabilities                          241,884   $  9,961       4.12%   240,952  $12,964     5.38%   185,872  $11,195   6.02%

NON-INTEREST-BEARING LIABILITIES:
  Demand deposits                             30,428                           29,509                       22,113
  Other                                        1,596                            1,916                        1,608
PREFERRED STOCK                                1,795                            1,763                          291
SHAREHOLDERS' EQUITY                          29,585                           27,448                       23,203
                                            --------                         --------                     --------
      Total Liabilities and
        Shareholders' Equity                $305,288                         $301,588                     $233,087
==================================================================================================================================
Net interest earnings                                  $ 14,342                        $ 13,817                     $ 10,567
==================================================================================================================================
Net yield on interest earning assets (1)                              5.09%                        4.94%                      4.88%

==================================================================================================================================

(1) Net yield is calculated by dividing net interest earnings by total interest-earning assets.

The table above includes non-performing loans in average loan amounts outstanding.

Management's Discussion and Analysis
- -------------------------------------------------------------------------------

Introduction:

First Fidelity Bancorp, Inc. (FFBC or First Fidelity) is a multi-bank holding company headquartered in Fairmont, West Virginia. As of December 31, 1992 it had $306 million in assets, $175 million in net loans, and $258 million in deposits. Its four subsidiaries include First National Bank in Fairmont, (FNB), Central National Bank, Morgantown, (CNB), Bridgeport Bank, Bridgeport, (BB) and FirstBank Shinnston, (FB). First National and Central National operate as national banks while Bridgeport Bank and FirstBank operate as state-chartered banks. Located in north central West Virginia, these subsidiaries are engaged in commercial banking activities which provide financial services to both individual and commercial customers. The national banks are subject to the supervision, examination, and regulation of the Comptroller of the Currency while the state chartered banks are subject to state examination. All subsidiary banks are members of the Federal Deposit Insurance Corporation (FDIC), an agency that insures customers deposits. Selected financial data on the subsidiaries' condition and operations is filed quarterly with the FDIC.

The following discussion is intended to focus on and highlight certain financial information regarding FFBC and should be read in conjunction with the Consolidated Financial Statements and related notes which have been prepared by the management of First Fidelity in conformity with generally accepted accounting principles. The audit committee of the Board of Directors engaged Ernst and Young, independent auditors, to audit the consolidated financial statements, and their report is included on page 7 of this report. To assist in understanding and evaluating major changes in First Fidelity's financial position and results of operations, two, three, and five year comparisons are provided in tabular form for ease of comparison.

The three major areas of discussion that follow are analyses of (a) assets and liabilities including liquidity and interest rate sensitivity, (b) shareholders' equity including dividends and risk-based capital, and (c) 1992 results of operations.

TABLE 2

                                                     1992                         1991                   1990
                                      ---------------------------------------------------------------------------
                                                      Increase                          Increase
Funding Uses and Sources                Average       (Decrease)           Average     (Decrease)       Average
(Dollar Amounts in Thousands)           Balance     Amount          %      Balance    Amount       %    Balance
                                      ---------------------------------------------------------------------------
FUNDING USES:
  Loans                                 $176,079   $  9,040        5.4    $167,039    $37,676    29.1   $129,363
  Taxable investment securities           79,547        914        1.2      78,633     19,514    33.0     59,119
  Nontaxable investment securities         5,257     (1,883)     (26.4)      7,140        287     4.2      6,853
  Federal funds sold                      18,376     (6,159)     (25.1)     24,535      5,048    25.9     19,487
  Equity securities                          440        296      205.6         144        -0-     -0-        144
  Interest bearing deposits                    8          8      100.0         -0-        -0-     -0-        -0-
  Other                                   25,581      1,484        6.2      24,097      5,976    33.0     18,121
- -----------------------------------------------------------------------------------------------------------------
  Total Uses                            $305,288   $  3,700        1.2    $301,588    $68,501    29.4   $233,087
=================================================================================================================

FUNDING SOURCES:
  Demand deposits                       $ 30,428   $    919        3.1    $ 29,509    $ 7,396    33.5   $ 22,113
  Saving deposits                        133,155     12,781       10.6     120,374     30,610    34.1     89,764
  Time deposits                           92,652    (11,399)     (11.0)    104,051     24,351    30.6     79,700
  Note payable                               -0-       (375)    (100.0)        375        250   200.0        125
  Short-term borrowings                   16,077        (75)       (.5)     16,152       (132)    (.8)    16,284
  Other                                   32,976      1,849        5.9      31,127      6,026    24.0     25,101
- -----------------------------------------------------------------------------------------------------------------
  Total Sources                         $305,288   $  3,700        1.2    $301,588    $68,501    29.4   $233,087
=================================================================================================================

Financial Condition

Loan Portfolio

Loans represent the largest component of earning assets and are the primary use of financial resources. The Corporation offers a wide variety of loans including commercial, consumer, and both residential and commercial real estate in its primary marketing area of northern West Virginia. At December 31, 1992 the Corporation did not have any loan concentrations which exceeded 10% of total loans, foreign loans or significant amounts of loans for agricultural purposes.

Average loans increased 5% in 1992 to represent 63% of average interest earning assets compared to 61% in 1991 and 60% in 1990. Year-end total real estate loans increased 11% over 1991 which had increased 9% over 1990, particularly from residential real estate. Commercial and installment loans to individuals declined 5% and 14% respectively in 1992 after increases of 1% and 6% respectively in 1991. Table 3 provides a five year loan history.

- -------------------------------------------------------------------------------

In addition to the loans reported in Table 3 are certain off-balance sheet products such as letters of credit and loan commitments which are offered under the same credit standards as the loan portfolio. Since the possibility of a liability exits, generally accepted accounting principles require that these financial instruments be disclosed but treated as contingent liabilities and thus, not reflected in the accompanying consolidated financial statements. Management closely monitors the financial condition of potential creditors throughout the terms of the instrument to assure that they maintain certain credit standards. Refer to Note M for additional information on off-balance sheet financial instruments.

TABLE 3

Loan Portfolio
(Dollar Amounts in Thousands)
                                                     December 31
                               -------------------------------------------------
                                   1992      1991      1990    1989      1988
                               -------------------------------------------------
Commercial                     $ 30,760  $ 32,267  $ 31,816  $ 23,814  $ 24,147
Installment loans to
 individuals                     49,717    57,863    54,551    39,790    42,749
Residential/commercial real
 estate mortgages               101,301    90,911    83,658    64,035    63,881
All other                            97        78       158        58       111
                               -------------------------------------------------
Total Gross Loans              $181,875  $181,119  $170,183  $127,697  $130,888
================================================================================

The following table shows the scheduled repricing of principal categorized by type of loan. All variable rate loans are included in the within one year category.

                                                      Repricing
                                   ---------------------------------------------
                                                 After One
                                                    But
                                                  Within      After
                                        Within     Five       Five
                                       One Year    Years      Years     Total
                                   ---------------------------------------------
Commercial                              $19,699    $ 8,425    $ 2,636  $ 30,760
Installment loans to individuals         15,835     32,150      1,732    49,717
Residential/commercial real estate
 mortgages                               31,078     39,888     30,335   101,301
Other                                        97        -0-        -0-        97
                                   ---------------------------------------------
  Total                                 $66,709    $80,463    $34,703  $181,875
================================================================================

TABLE 4

Non-Performing Loans

The following table shows information regarding past-due, non-accrual loans, and renegotiated troubled debt.


(Dollar Amounts In Thousands)
                                                     December 31
                               -------------------------------------------------
                                   1992      1991      1990    1989      1988
                               -------------------------------------------------
Loans accounted for on a
 non-accrual basis              $2,224       $3,445   $2,739   $2,369   $2,919
Accruing loans which are
 contractually past due 90
 days or more as to principal
 or interest payments           $  547       $1,306   $1,621   $  981   $  848
Renegotiated troubled debt      $   41       $   94   $  735   $  750   $  -0-
Other real estate               $  474       $  694   $  579   $  290   $  310
================================================================================
Non-performing assets to:
  Total Assets                     1.1%         1.8%     1.9%     2.1%     1.9%
  Total Loans and Other Real
   Estate                          1.8%         3.1%     3.4%     3.6%     3.2%


Management's Discussion and Analysis
- -------------------------------------------------------------------------------
TABLE 5

Analysis of the Allowance for Loan Losses
(Dollar Amounts in Thousands)
                                             Year Ended December 31
                             -------------------------------------------------
                                 1992      1991      1990      1989      1988
                             -------------------------------------------------
Allowance for loan losses at
 beginning of year             $2,318    $2,000    $1,306    $1,175    $1,062
Loans charged off:
  Commercial, financial and
   agricultural                   349        41        86        32        13
  Installment loans to
   individuals                    222       321       147       100        90
  Residential/Commercial
   Real Estate                     24       144        10       203        66
- ------------------------------------------------------------------------------
    Total Charge-offs             595       506       243       335       169
- ------------------------------------------------------------------------------
Recovery of loans charged off:
  Commercial, financial and
   agricultural                     8        18         5       -0-       -0-
  Installment loans to
   individuals                    106        62        27        17        15
  Residential/Commercial
   Real Estate                      5       118         3        91        95
- ------------------------------------------------------------------------------
    Total Recoveries              119       198        35       108       110
- ------------------------------------------------------------------------------
Net (charge-offs) recoveries     (476)     (308)     (208)     (227)      (59)
Additional allowance from
 business combination             -0-       -0-       518       -0-       -0-
Provisions charged to
 operations                       429       626       384       358       172
- ------------------------------------------------------------------------------
Balance at end of period       $2,271    $2,318    $2,000    $1,306    $1,175
==============================================================================
Ratio of net (charge-offs)
 recoveries during the
 period to average loans
 outstanding during that
 period                          (.27%)    (.18%)    (.16%)    (.18%)    (.05%)
Average allowance to average
 loans outstanding               1.29%     1.27%     1.10%      .95%      .91%

Non-Performing Assets

Table 4 provides a five year summary of non-performing assets which are defined as loans accounted for on a non-accrual basis, accruing loans that are contractually past due 90 days or more as to principal or interest payments, renegotiated troubled debt, and other real estate obtained through loan foreclosures.

A loan is placed on non-accrual when the payment terms have been seriously violated and stays on non-accrual until the loan is brought current as to principal and interest. The classification of a loan or other asset as nonaccruing does not indicate that loan principal and interest will be uncollectable. The Banks adhere to the policy of the Office of the Comptroller of the Currency and the Federal Reserve that banks may not accrue interest on any loan when the principal or interest is due and has remained unpaid for 90 days or more unless the loan is both well secured and in the process of collection.

A loan is considered restructured or renegotiated when either the rate is reduced below current market rate for that type of risk, principal or interest is forgiven, or the term is extended beyond that which the Corporation would accept for loans with comparable risk. Property obtained from foreclosing on loans secured by real estate are adjusted to market value prior to being capitalized in an "Other Real Estate" account for possible resale. Regulatory provisions on other real estate are such that after five years, or ten years under special circumstances, property must be charged-off. This period gives the Corporation adequate time to make provisions for disposing of any real estate property.

Loans accounted for on a non-accrual basis declined $1,221,000 or 35% as of year-end 1992. Of the $2,224,000 outstanding non-accrual loans at year-end 1992, $1,517,000 or 68% relates to investors with a franchise from a major motel chain who constructed a motel in the area in 1986. Since September of 1990 all payments received have been applied to the principal balance. Negotiations with motel management were conducted in late spring of 1991 and starting in June of that year a new repayment schedule was drafted with First Fidelity Bancorp receiving approximately $11,300 monthly. In September of 1992 a new repayment schedule was drafted whereby the Corporation would receive approximately $12,000 monthly from October 1, 1992 through March 1993 and $12,500 monthly beginning in April 1993 and extending thru September 1993 at which time a review of the repayment schedule would occur. The repayment schedule was adhered to in 1992. Construction in the area in 1992 helped maintain the occupancy rate which should continue to improve as the surrounding area becomes more established.

- -------------------------------------------------------------------------------

A $210,000 loan to a coal contractor who declared bankruptcy was placed on non-accrual in the third quarter of 1992. Subsequent to year-end $100,000 of the loan was transferred to other real estate while $63,000 was charged to the allowance for loan loss and $47,000 of equipment placed in a repossession account pending a sale. The remaining non-accrual balance consists of small loans, none of which exceeded $75,000. Non-accrual loans at year-end 1992 would have accrued total income of $178,000 in 1992. Actual income reported on non-accrual loans in 1992 amounted to $41,000.

Accruing loans that are past due 90 days or more as to principal or interest payments decreased $759,000 or 58% from 1991. As of year-end 1992, installment loans constituted the largest percentage of past due loans at 81% while real estate loans accounted for 19%. As of year-end 1991 past due installment, real estate, and commercial loans were 37%, 32% and 31% respectively.

At December 31, 1992, the Company had one $41,000 loan which was classified as restructured when the term was extended beyond the normal maturity for that particular type of loan.

Other real estate was $474,000 at year-end 1992, down $220,000 or 32% from year-end 1991.

At December 31, 1992 the Company had approximately $578,000 of loans which were not included in the past due, non-accrual or restructured categories but where the borrowers may not be able to comply with present payment terms.

Analysis of the Allowance/Provision for Loan Loss

The allowance for loan losses was established and is maintained by periodic charges to the provision for loan loss, an operating expense, in order to provide for losses inherent in any loan portfolio. Loan losses and recoveries are charged or credited respectively to the allowance for loan losses as they occur. See Table 5 for a five-year summary.

The allowance/provision for loan losses is determined by management by considering such factors as the size and character of the loan portfolio, loan loss experience, problem loans, and economic conditions in its market area. The risk associated with the lending operation can be minimized by evaluating each loan independently based on criteria which includes, but is not limited to, (a) the purpose of the loan, (b) the credit history of the borrower, (c) the market value of the collateral involved, and (d) the down payment made.

Approximately 97% of First Fidelity's total gross loans are either secured by deeds of trust on real property, security agreements on personal property, insurance contracts from independent insurance companies or through the full faith and credit of government agencies. The Corporation's lending policies require substantial down payments along with current market appraisals on the collateral when the loans are originated, thus reducing the risk of any potential losses.

To further minimize the risks of lending, quarterly reviews of the loan portfolio are made to identify problem loans and to determine the course of action. Collection policies have been developed to monitor the status of all loans and are activated when a loan becomes past due.

The entire allowance for loan losses is available to absorb any particular loan loss. However, for analytical purposes, the allowance could be allocated based on net historical charge-offs of each loan type for the last five years. If applied, installment (consumer) loans would require 51% of the reserve while real estate and commercial loans would require 11% and 38% respectively. The volatility of the market value of the collateral of a consumer loan is the primary reason for the larger percentage allocation of the allowance to this loan type.

Management believes significant factors affecting the allowance are reviewed regularly and that the allowance is adequate to cover potentially uncollectable loans. First Fidelity has no exposure from troubled debts to lesser developed countries nor from significant amounts of agricultural, real estate or energy related loans.

The average allowance to average loans outstanding ratio increased to 1.29% in 1992 from 1.27% and 1.10% in 1991 and 1990 respectively. The allowance for loan losses to loan balances at year-end was 1.28%, 1.32% and 1.21% for years, 1992, 1991, and 1990 respectively.

Net charge-offs in 1992 of $476,000 increased 55% from $308,000 in 1991. Of the $595,000 gross charge-offs in 1992, $324,000 resulted from two charge-offs of $161,000 and $163,000 respectively. A loan made to an insurance company who used a savings passbook as collateral declared bankruptcy. The bankruptcy court has frozen the passbook and has not allowed the subsidiary bank access to the funds. Legal counsel has been retained in order to have the passbook released. The loan was charged-off pending the outcome of these proceedings but management expects a full recovery.

Beginning in 1991 one of the Corporation's subsidiaries that finances heavily in the retail automobile business changed its policy regarding losses recognized on repossessions. The automobile is now written to current market value upon repossession as opposed to recording the loss at the time of resale. Any additional loss or recovery on the subsequent resale is applied to the allowance. This has the potential of resulting in higher installment loan charge-offs and recoveries.

Management's Discussion and Analysis
- -------------------------------------------------------------------------------

TABLE 6

Securities Maturities and Yields
(Dollar Amounts in Thousands)                                               Maturity Schedule
                                                                      After One             After Five
                                                 Within               But Within            But Within            After
                                                 One Year             Five Years            Ten Years           Ten Years
                                         ------------------------------------------------------------------------------------
                                             PAR                     PAR                   PAR                 PAR
                                            VALUE        YIELD      VALUE       YIELD     VALUE      YIELD    VALUE     YIELD
- -----------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury securities                    $18,000      6.38%     $18,600       5.99%    $  -0-      -0-%    $  -0-      -0-%
U.S. Government agency securities            12,500      7.07%      23,050       6.20%     4,178     8.26%       576     9.19%
State and municipal obligations                 870      9.44%       3,170       9.81%       480    11.36%       295    13.08%
Other securities                                  5      5.50%          10       5.53%       -0-      -0-%     1,892     7.91%
Other investments                                -0-      -0-%          -0-       -0-%       -0-      -0-%     1,367     9.48%
Equity securities                                -0-      -0-%          -0-       -0-%       -0-      -0-%       934     6.42%
- -----------------------------------------------------------------------------------------------------------------------------------
  Total                                     $31,375                $44,830                $4,658              $5,064
===================================================================================================================================
Tax equivalent
 adjustment for calculation  for yield*     $    28                $   106                $   19              $   13
===================================================================================================================================

*Weighted average yields on tax-exempt obligations have been computed on a fully tax-equivalent basis assuming a tax rate of 34 % .

Investments

Investments represent the second largest user of financial resources. The investment portfolio, shown in Table 6, includes United States securities, state and municipal obligations, other securities consisting of collateralized mortgage obligations (CMO), investments in mortgage-backed securities, and equity securities of the Federal Reserve Bank and the Federal Home Loan Bank.

The Company does not maintain a trading account and it is management's intent to hold securities until their maturity. First Fidelity has historically not been dependent upon its investment portfolio as a source of liquidity which has been met in the form of cash and federal funds sold. Because the Corporation does not anticipate selling securities to meet its liquidity needs, nor have they in the past, future effects on net income, portfolio yields, and capital adequacy from such sales are not expected to be material.

During 1992 First Fidelity realized a net gain of $2,000 from the sale of two securities. In the fourth quarter of 1991 the Corporation reduced a $300,000 housing project municipal bond to its current market value of $200,000 after the guarantor of the security, an insurance company, came under strict supervision of the state insurance commission. Even though the security paid interest regularly and was not in default, uncertainty surrounded its disposition. In 1992 the security was sold for $215,000, resulting in a $15,000 gain.

Included in "Other investments" at year-end 1991 was a mortgage-backed security with a book value of $208,000 which was in default of both principal and interest. In 1992 the servicing bank purchased the security resulting in a $13,000 loss.

Investment securities by year-end 1992 increased $9,040,000 or 12% over year-end 1991 while federal funds sold decreased $7,356,000 or 29% during the same period. Federal funds sold are consistently maintained at levels that will cover short-term borrowings related to securities sold under repurchase agreements. Because of declining interest rates and the bank's ability to borrow funds from the Federal Home Loan Bank, excess federal funds sold were transferred to U.S. Government Securities which produce higher rates without significantly sacrificing liquidity.

Two of First Fidelity's subsidiaries became members of the Federal Home Loan Bank through the purchase of $790,000 of equity securities to provide additional liquidity if the need should arise. The Corporation has limited foreign debt securities of $15,000 and other equity securities of Federal Reserve Bank stock of $144,000. While concentrations of credit risk are not defined in absolute terms for disclosure purposes, the Corporation has $2,740,000 of municipal school district bonds outstanding at December 31, 1992. With declining rates on investments in 1992, the market value of the Corporation's securities, as shown in Note D to the Consolidated Financial Statements, increased to $89,153,000 or $1,846,000 above the book value of $87,307,000. This represents an approximate 2% increase of market over book value.

The Corporation employs an outside investment firm to analyze, evaluate, and make investment recommendations to management based on such criteria as security ratings, yields, and terms. First Fidelity does not invest in any one type of security over another. Funds allocated to the investment portfolio are constantly monitored by management to ensure that a proper ratio of liquidity and earnings is maintained.

- -------------------------------------------------------------------------------

First Fidelity will continue to use conservatism in its future security purchases. The acquisition of a subsidiary in 1990 resulted in two types of investments, collateralized mortgage obligations (CMO) and mortgage-backed securities being obtained that were not consistent with the Corporation's conservative policy. Future investments in these types of securities is not expected.

Deposits

Table 7 highlights average deposits and interest rates during the last three years. Average deposits in 1992 have increased approximately $2,300,000 or 1% over 1991 which had increased approximately $62,300,000 or 33% over 1990. The November 1990 acquisition of FirstBank Shinnston resulted in an average of $11,000,000 in total deposits for a two-month period in 1990 and $69,000,000 for the twelve month period in 1991.

Competition for deposits in First Fidelity's market area is intensive and has occurred from both inside and outside the banking industry through stocks, bonds, government securities, and mutual funds. The Corporation has not in the past engaged in the practice of purchasing deposits through higher than market rates. Interest margins are managed and maintained at levels to provide an average return on our investment.

One way the Corporation competes effectively is through strategic placement of banking facilities. In 1992 one subsidiary completed and opened a full-service banking facility in order to better serve its customers.

TABLE 7

DEPOSITS
The monthly average amount of deposits are summarized below:

 (Dollar Amounts in Thousands)
                                                                                     Year Ended December 31
                                                  ------------------------------------------------------------------------------
                                                                  1992                       1991                        1990
                                                  ------------------------------------------------------------------------------
                                                                 Cost of                    Cost of                    Cost of
                                                    Amount        Funds     Amount          Funds         Amount       Funds
                                                  ------------------------------------------------------------------------------
Non-interest-bearing demand deposits               $ 30,428         0%     $ 29,509            0%       $ 22,113          0%
Interest-bearing demand deposits                     52,429      3.29%       48,750         4.35%         36,329       4.76%
Savings deposits                                     80,726      3.78%       71,624         4.67%         53,435       5.00%
Time deposits                                        92,652      4.95%      104,051         6.41%         79,700       7.00%
                                                   -----------------------------------------------------------------------------
                                                   $256,235      4.15%     $253,934         5.41%       $191,577       5.89%
                                                   =============================================================================

Maturities of time deposits of $100,000 or more (in thousands) outstanding at December 31, 1991 are summarized as follows:

3 months or less                                  $2,769
Over 3 through 6 months                            2,034
Over 6 through 12 months                           1,458
Over 12 months                                     1,818
                                                  ------
                                                  $8,079
                                                  ======

SHORT-TERM BORROWINGS

Short-term borrowings are presented in tabular form in Note K to the Consolidated Financial Statements. These borrowings consist of securities sold under repurchase agreements and treasury tax and loan notes purchased.

Securities sold under repurchase agreements are offered to customers for terms as short as one day with interest rates based on the federal funds rate for that day. Customers who want the advantage of liquidity combined with a competitive interest rate take advantage of these agreements which are secured by both United States Treasury and Agency securities, pledged from the Bank's investment portfolio.

Treasury tax and loan notes consists of funds deposited by customers for payment of their federal taxes. The balance in the bank's note account is limited to $1,500,000 with any excess called by the Treasury Department on a daily basis. Interest rates are determined by the federal government.

Management's Discussion and Analysis
- -------------------------------------------------------------------------------
TABLE 8

CAPITAL RESOURCES
                                            1992    1991    1990
                                         --------------------------

Return on average assets                    1.16%   1.05%   1.06%
Dividend payout ratio                       38.5%   40.8%   39.3%
Average equity to average assets ratio       9.7%    9.1%   10.0%

Return on average equity                    12.0%   11.5%   10.6%
  Times
Earnings retained                           61.5%   59.2%   60.7%
  Equals
Internal capital growth                      7.4%    6.8%    6.4%

Shareholders' Equity

Maintaining a strong capital position in order to absorb inherent risk is one of management's top priorities. Selected capital ratios for the last three years, presented in Table 8, "Capital Resources", reveals that the Corporation is enjoying favorable capital growth. The return on average assets and the return on average equity have increased 11 and 50 basis points respectively in 1992. Average equity to average assets increased 60 basis points in 1992 after a 90 basis point decline in 1991 as a result of the acquisition of FirstBank Shinnston. Assets for FirstBank were averaged in for a full twelve month period in 1991 as opposed to two months in 1990. For the three years presented, the internal capital growth ratio has increased over the period from 6.4% in 1990 to 7.4% in 1992. Earnings retained of 61.5% is the result of increased earnings in 1992 as opposed to any decrease in dividends. Earnings retained declined in 1991 primarily as a result of the 352,464 shares of additional common stock and 10,000 shares of Series A 8% cumulative convertible preferred stock which were issued for the acquisition of FirstBank Shinnston. Cash dividends of $1,202,113 or $.52 per average common share and $152,000 or 8% on preferred stock were paid in 1992. Company paid dividends are dependent on dividends received from the subsidiary banks. There are certain regulatory restrictions regarding the amount subsidiaries are able to transfer in dividends or loans to the Company. See Note C for further information.

Discount accretion of $32,004 on preferred stock for 1992 was charged to retained earnings to increase the book value of the stock to the redemption/conversion amount by the redemption date. First Fidelity's 10,000 shares of 8% cumulative preferred stock with a par value of $1.25 per share were recorded at the fair market value of $174 per share when issued. Periodic accretion using the straight line method which approximates the interest method will increase the stock to $190 per share by the redemption date. Five years after issuance and for a 30-day period (the redemption period) the cumulative preferred stock may be redeemed by the Corporation at a redemption price of $190. The holder of the cumulative preferred stock has the option to convert the stock into shares of First Fidelity common stock based on the quotient of $190 divided by the book value per share of the common stock on the redemption date. Holders of the cumulative preferred stock who do not surrender their shares by the redemption date will have their shares automatically converted into shares of First Fidelity common stock based on the formula previously described.

First Fidelity's dividend reinvestment plan issued 11,352 additional shares of common stock and added $14,190 to common stock and $159,742 to additional paid in capital in 1992.

The Corporation's 12,656 shares of treasury stock, valued at cost of $136,540, are deducted from shareholders' equity. There are no plans to retire the stock.

Banking regulations in 1989 established minimum capital ratios for banks and bank holding companies to be met by year-end 1992. The primary purpose of these requirements is to assess the riskiness of a financial institution's balance sheet and off balance sheet financial instruments in relation to adjusted capital. The two year period up to December 31, 1992 is considered a transition period. A minimum total qualifying capital ratio of at least 8% with at least 4% of capital composed of Tier I (core) capital must be met by year-end 1992. Tier I capital includes common equity, noncumulative perpetual preferred stock and minority interest less goodwill and other disallowed intangibles. Tier II (supplementary) capital includes subordinate debt intermediate term preferred stock, the allowance for loan losses and preferred stock not qualifying for Tier I capital. Tier II capital is limited to lOO% of Tier I capital. At December 31, 1992 First Fidelity's consolidated risk-based capital ratio for Tier I and Tier II capital is 18.2% and 19.9% respectively, thus meeting the required 4% and 8% for Tier I and Tier II capital. Table 9 is a summary of both the Company's risk-based capital and leverage components and ratios.

TABLE 9

RISK BASED CAPITAL
  (Dollar Amounts in Thousands)
                                                            December 31
                                                           1992       1991
                                                         -------------------

Tier I Capital:
  Shareholders' equity                                   $ 30,478   $ 28,143
  Less disallowed intangibles                                 162        236
                                                         --------   --------
Total Tier I Capital                                     $ 30,316   $ 27,907
                                                         --------   --------
  Eligible amount of the allowance for loan losses       $  2,080   $  2,137
  Eligible amount of intermediate term preferred stock        724      1,066
                                                         --------   --------
Total Tier II Capital                                    $ 33,120   $ 31,110
                                                         ========   ========
Risk adjusted assets                                     $166,245   $170,771
Average assets                                           $305,288   $301,588

Risk-based capital ratios:
  Tier I                                                   18.24%     16.34%
  Tier II                                                  19.92%     18.22%
                                                         ========   ========

Tier I leverage ratio                                       9.93%      9.25%

Common Stock and Dividends

The following tables show the highs and lows of First Fidelity Bancorp's stock each quarter as reported to the Corporation along with the quarterly dividends. Corporation common stock is traded on the NASDAQ exchange under the symbol "FFWV" (listed in Wall Street Journal as "Fst Fdlty WVa") through outside brokers. First Fidelity's stock is transferred at Corporate headquarters.

TABLE 10

                          1992              1991
                   ----------------------------------
                     HIGH     LOW      HIGH     LOW
                   ----------------------------------
First Quarter        $13.28  $10.35    $ 9.00  $ 6.63
Second Quarter        14.63   12.60      9.68    7.88
Third Quarter         17.25   13.87     11.03    9.23
Fourth Quarter        19.50   16.25     11.93   10.58

                          1992              1991
                   ----------------------------------
                   DECLARED    PAID  DECLARED  PAID
                   ----------------------------------
First Quarter          $.11   $ .11     $ .11   $ .11
Second Quarter          .11     .11       .11     .11
Third Quarter           .12     .12       .11     .11
Fourth Quarter          .18     .18       .16     .16
                   ----------------------------------
                       $.52   $ .52     $ .49   $ .49
=====================================================

Year 1991 and the first half of 1992 have been restated to reflect a 10% stock dividend declared in July 1992. The weighted average number of shares outstanding was 2,307,195 in 1992 and 2,295,623 in 1991.

The Corporation's subsidiary banks' ability to pay dividends are restricted to the net profits for the year combined with the net profits less dividends for the two preceding calendar years.

As of January 31, 1993, the Corporation had 1,088 shareholders of record.

Management's Discussion and Analysis
- ------------------------------------------------------------------------------

Results of Operations

Net Interest Income (Taxable-Equivalent Basis)

Net interest income, the income received on investments in loans, securities, due from banks, and federal funds less the interest paid to depository and short-term creditors to fund these investments, is First Fidelity's primary source of revenue. The following discussion and analysis of the Corporation's net interest income is based primarily on Table 1, "Average Balances and Interest Rates," Table 13, ''Net Interest Income," Table 14, "Rate/Volume Analysis of Changes in Interest Income and Interest Expense'' and on Table 17, "Interest Sensitive Assets and Liabilities'' for all years presented using the Federal statutory rate of 34%. Tables 1, 13 and 14 have been prepared on a tax-equivalent basis. The stated (pre-tax) yield on tax-exempt loans and securities is lower than the yield on taxable assets of similar risk and maturity. The average balances were calculated on a monthly basis. Since FirstBank Shinnston was acquired November 1, 1990, the tables and consequently the following discussions use FirstBank average balances and earnings for a two month period in 1990.

The net yield on interest-earning assets has increased for all years presented to 5.09% in 1992 from 4.94% and 4.88% in 1991 and 1990 respectively. Net interest earnings increased $525,000 or 4% in 1992 while 1991 earnings increased $3,250,000 or 31% from $10,567,000 in 1990. FirstBank Shinnston contributed a full twelve months of net interest income in 1991 resulting in a higher dollar volume of net interest earnings for that year. Table 14 analyzes the reason for the changes in interest income by applying either volume or rate changes to interest sensitive assets and liabilities. Both asset and liability volumes in 1992 were volatile but resulted in increased earnings of $653,000 while rates declined for each asset and liability and resulted in a net reduction of $128,000 in net interest income.

Tax-equivalent loan income decreased $554,000 or 3% in 1992 while 1991 net loan income increased $3,670,000 or 26% over the prior year primarily as a result of the increased volume resulting from the FirstBank acquisition. In 1992 volume increased loan income by $976,000 while interest rates decreased loan income by $1,530,000. Average loan yields have decreased 86 basis points in 1992 after a 30 basis point decline in 1991. As interest rates for loans continued to decline and with approximately $68,000,000 of the loan portfolio maturing in 1992, loan income declined. As of year-end 1992 approximately $66,000,000 or 37% of loans mature within the next year. Variable rates and short-term maturities are two tools management is using to achieve greater flexibility in a changing rate environment.

Interest rates on investment securities have declined 121 basis points in 1992 resulting in a $1,001,000 decline in taxable equivalent income due to rates. Added to this is a $94,000 decrease in income due to lower volume with the result that investment income declined by a total of $1,095,000 or 15%. Approximately $26,000,000 of securities matured in 1992. Reinvestment yields on the approximately $31,500,000 of maturing securities in 1993 will be used to determine appropriate maturities or alternative investments.

Federal funds sold income decreased $830,000 or 54%, in 1992 after a $205,000 or 12% decrease in 1991. Volume increased earnings $450,000 in 1991 when it became appropriate to remain liquid in anticipation of rates on longer term investments rising in the future. When federal fund rates continued to decline in 1992 from 6.24% in 1991 to 3.81%, management chose alternative investments such as loans and taxable securities without sacrificing liquidity, earnings, or a well balanced portfolio. Two of First Fidelity's subsidiaries have become members of the Federal Home Loan Bank which provides members with preestablished methods in providing for emergency liquidity needs and eliminated the need to carry excess funds in anticipation of liquidity requirements. First Fidelity will continue to diversify its investments by allocating funds to loans which yield higher interest rates while at the same time investing in federal funds to achieve proper liquidity levels.

Interest-bearing deposit expense decreased $2,774,000 or approximately 23% in 1992 after a $2,123,000 or 21% increase in 1991 resulting from $50,000,000 in additional average interest-bearing deposits of FirstBank Shinnston. A volume decrease caused interest expense to decline $151,000 while declining rates caused a $2,623,000 reduction in interest expense in 1992. Rates paid on savings/NOW accounts/insured earnings and time deposits decreased 95 and 146 basis points respectively in 1992 which had decreased 41 and 59 basis points respectively in 1991. A shifting of funds from time deposits to savings has occurred as a result of the narrowing of the spread between these two types of deposits and the short term nature of the savings deposit. As the Corporation's higher yielding investment opportunities declined in 1992, deposit rates were reduced in order to maintain a proper net interest margin. As of year-end 1992 approximately $212,000,000 of interest-bearing deposits are repriceable in one year. Interest rates paid on deposits will have a direct effect on investment rates required to maintain proper margins.

A $750,000 note payable was executed with Pittsburgh National Bank in November of 1990 in conjunction with the acquisition of FirstBank Shinnston. Interest of $37,000 was paid in 1991 and the note was satisfied in July of 1991.

Short-term borrowings expense, consisting of securities sold under repurchase agreements and treasury tax and loan notes expense, decreased $192,000 or 24% in 1992 which had decreased $379,000 or 32% in 1991. Volume decreases resulted in $4,000 of lower expense while lower interest rates paid decreased interest expense by $188,000.

In summary, the increase in net interest income of $525,000 between years 1992 and 1991, as shown in Table 14, was primarily the result of increases in asset volume resulting in $498,000 of additional earnings while decreases in liability volume increased earnings by $155,000. Interest rates declined further on the asset rather than on the liability accounts resulting in $2,976,000 of lower asset earnings while lower liability rates reduced interest expense by only $2,848,000. This resulted in a net of $128,000 of lower net interest income. The change in net interest income of $3,250,000 between years 1991 and 1990 was the result of net asset volume resulting in $3,102,000 of additional earnings while net declining liability rates increased

- -------------------------------------------------------------------------------

earnings $148,000. The acquisition of FirstBank Shinnston provided the asset growth in 1991 while careful monitoring of market conditions provided the lower rate. In 1992 liability rates, due to market conditions, did not decline to a point where the decline in asset rates would provide the offset. First Fidelity's subsidiary banks employ simulation models to facilitate the evaluation and control of funding and investment strategies. Committees meet regularly to evaluate the Bank's current position and analyze and plan for future interest rate sensitivity positions and product enhancements.

TABLE 11


Five Year Comparative Financial Information
(In thousands, except per share data)

SUMMARY OF OPERATIONS                          1992        1991        1990        1989       1988
- ----------------------------------------------------------------------------------------------------
Interest income:
Interest and fees on loans                  $ 17,243    $ 17,753    $ 14,027    $ 13,267    $ 12,041
Interest on investment securities
  Taxable                                      5,674       6,567       5,062       4,611       4,103
  Tax-exempt                                     355         488         457         273         285
Interest on federal funds sold                   701       1,531       1,736       1,146         869
Interest on deposits at other banks                1         -0-         -0-         -0-           1
- ----------------------------------------------------------------------------------------------------
Total Interest Income                         23,974      26,339      21,282      19,297      17,299
- ----------------------------------------------------------------------------------------------------

Interest expense:
Interest on deposits                           9,364      12,138      10,014       9,540       8,859
Interest on short-term borrowings                597         790       1,168         827         322
Interest on notes payable                        -0-          36          12         -0-           8
- ----------------------------------------------------------------------------------------------------
Total interest expense                         9,961      12,964      11,194      10,367       9,189
- ----------------------------------------------------------------------------------------------------
Net interest income                           14,013      13,375      10,088       8,930       8,110
- ----------------------------------------------------------------------------------------------------
Provision for loan losses                        429         626         384         358         172
- ----------------------------------------------------------------------------------------------------
Net interest income after provision
  for loan losses                             13,584      12,749       9,704       8,572       7,938
Other income                                   1,412       1,357         999         779         743
Other expense                                  9,609       9,426       7,179       6,456       6,548
Applicable income taxes                        1,840       1,515       1,063         843         508
- ----------------------------------------------------------------------------------------------------
Net income                                  $  3,547    $  3,165    $  2,461    $  2,052    $  1,625
====================================================================================================

Per share data:*
  Net income                                $   1.46    $   1.30    $   1.25    $   1.09    $    .86
  Dividends declared                        $   .521    $   .491    $   .486    $   .454    $   .454
  Shareholders' equity, end of year         $  13.21    $  12.26    $  13.35    $  11.49    $  10.81

FINANCIAL HIGHLIGHTS
Total assets                                $306,192    $302,818    $299,526    $211,342    $209,330
Total deposits                              $257,651    $256,227    $251,575    $176,566    $179,722
Total long-term debt                        $    -0-    $    -0-    $    750    $    -0-    $    -0-
Redeemable preferred stock                  $  1,809    $  1,777    $  1,745    $    -0-    $    -0-
Total shareholders- equity                  $ 30,478    $ 28,143    $ 26,191    $ 21,690    $ 20,424
Return on average assets                        1.16%       1.05%       1.06%        .97%        .80
Return on average shareholders' equity         11.99%      11.53%      10.61%       9.68%       8.04
Dividend-payment ratio on common stock         35.74%      37.81%      39.00%      41.83%      52.78
Average equity to average assets ratio          9.69%       9.10%       9.95%      10.00%      10.00

*Per share data was calculated using a weighted average of 2,307,195 in 1992. 2,295,623 in 1991, 1,96l,686 shares in 1990. 1,888,176 shares in 1989, and
1,889,875 in 1988. Years 1988 through 1991 were restated to reflect a 10% stock dividend declared in July 1992.

Management's Discussion and Analysis
- ------------------------------------------------------------------------------

TABLE 12

Quarterly Earnings Summary

The following is a summary of the quarterly results of operations for the years ended December 31, 1992 and 1991:

(In Thousands, except per share amounts)

                                             March 31                 June 30             September 30           December 31
                                     -----------------------------------------------------------------------------------------
                                       1992          1991          1992      1991        1992      1991        1992      1991
                                     -----------------------------------------------------------------------------------------
Interest income:
  Interest and fees on loans          $4,389        $4,355        $4,325    $4,366      $4,314    $4,469      $4,215    $4,563
  Interest on investment
    securities:
    Taxable                            1,443         1,694         1,474     1,704       1,394     1,651       1,363     1,518
    Tax-exempt                            97           137            92       128          85       119          81       104
  Interest on federal funds sold         263           430           171       417         134       347         133       337
  Interest on deposits in other
   banks                                 -0-           -0-           -0-       -0-         -0-       -0-           1       -0-
                                     -----------------------------------------------------------------------------------------
    Total Interest Income              6,192         6,616         6,062     6,615       5,927     6,586       5,793     6,522

Interest expense:
  Interest on deposits                 2,603         3,158         2,417     3,084       2,244     3,003       2,100     2,893
  Interest on short-term
   borrowings                            130           217           155       206         146       174         166       193
  Interest on notes payable              -0-            18           -0-        18         -0-       -0-         -0-       -0-
                                     -----------------------------------------------------------------------------------------
    Total Interest Expense             2,733         3,393         2,572     3,308       2,390     3,177       2,266     3,086

Net interest income                    3,459         3,223         3,490     3,307       3,537     3,409       3,527     3,436
Provision for loan losses                109           122            92       121         114       104         114       279
Net interest income after
 provision for loan losses             3,350         3,101         3,398     3,186       3,423     3,305       3,413     3,157
Net gains/(losses) on investment
  securities                               2           (13)          -0-       -0-         -0-       -0-         -0-      (100)

Other income                             407           472           305     343           334       341         364       201
Other expense                          2,335         2,309         2,423   2,416         2,361     2,304       2,490     2,284

Income before income taxes             1,424         1,251         1,280   1,113         1,396     1,342       1,287       974

Applicable income tax                    492           404           433     352           480       441         435       318
                                     -----------------------------------------------------------------------------------------
Net Income                            $  932        $  847        $  847  $  761        $  916    $  901      $  852    $  656

Per share:
  Net income                             .38           .35           .35     .31           .38       .37         .35       .27
  Dividends declared                     .11           .11           .11     .11           .12       .11         .18       .16

Per common share data for 1991 and the first half of 1992 has been adjusted to reflect a 10% stock dividend declared in July 1992.

TABLE 13

NET INTEREST INCOME
 (TAXABLE-EQUIVALENT BASIS)
  (In Thousands)                         Year Ended December 31
                                -----------------------------------------------
                                 1992       1991       1990       1989     1988
                                -----------------------------------------------

Interest income per summary
 of operations                  $23,974    $26,339    $21,282  $19,297  $17,299
Adjustment to fully taxable
 basis                              329        442        480      412      494
- -------------------------------------------------------------------------------
Adjusted interest income         24,303     26,781     21,762   19,709   17,793
Interest expense                  9,961     12,964     11,195   10,367    9,188
- -------------------------------------------------------------------------------
Net interest income adjusted
 to a fully
 taxable-equivalent basis*      $14,342    $13,817    $10,567  $ 9,342  $ 8,605
===============================================================================

*The adjustment to fully taxable basis for income on tax-exempt obligations has been computed assuming a federal tax rate of 34% for the years 1988 through 1992.

TABLE 14

Rate/Volume Analysis of Changes in Interest Income and Interest Expense On A Fully Taxable-Equivalent Basis

  (In Thousands)

                                                                  1992 COMPARED TO 1991         1991 COMPARED TO 1990
- ------------------------------------------------------------------------------------------  --------------------------------------
                                                           VOLUME       RATE         NET     VOLUME           RATE             NET
- ------------------------------------------------------------------------------------------  --------------------------------------
 Income earned on:
  Loans                                                     $ 976      $(1,530)    $  (554)   $4,188       $  (518)         $3,670
  Investment securities:
    Taxable                                                   101         (995)       (894)    1,668          (161)          1,507
    Tax-exempt                                               (195)          (6)       (201)       29            18              47
  Federal funds sold                                         (384)        (446)       (830)      450          (655)           (205)

  Interest-bearing deposits with other banks                  -0-            1           1       -0-           -0-             -0-
- ------------------------------------------------------------------------------------------  --------------------------------------
  Total Interest-Earning Assets                               498       (2,976)     (2,478)    6,335        (1,316)          5,019
- ------------------------------------------------------------------------------------------  --------------------------------------
Interest paid on:
  Savings and NOW accounts                                    580       (1,263)       (683)    1,514          (489)          1,025
  Time deposits                                              (731)      (1,360)     (2,091)    1,704          (606)          1,098
  Short-term borrowings                                        (4)        (188)       (192)       (9)         (370)           (379)

  Note payable                                                -0-          (37)        (37)       24             1              25
- ------------------------------------------------------------------------------------------  --------------------------------------
  Total Interest-Bearing Liabilities                         (155)      (2,848)     (3,003)    3,233        (1,464)          1,769
- ------------------------------------------------------------------------------------------  --------------------------------------
  Change in Net Interest Income                              $653    + $  (128)  = $   525     $ 3,102  +  $   148     =    $3,250
=========================================================================================== ======================================


The analysis of year-to-year changes in net interest income is segregated into amounts attributable to both volume and rate variances. In calculating the variances, the changes are first segregated into (1) changes in volume (change in volume times old rate), (2) changes in rates (change in rate times new volume) and (3) changes in rate/volume (change in rate times the change in volume). The latter change in rate/volume has been allocated 100% to the change in rate variances.

Table 15

The major sources of per share earnings increases and decreases are shown below:

Changes in:                      1992/1991             1991/1990
- ------------------------------------------------------------------------
Net interest income             $      .36           $     1.32
Salaries and benefits                 (.09)                (.53)
Occupancy expense                      -0-                 (.11)
Other income                           .02                  .16
Other expense                          .01                 (.34)
Applicable income tax                 (.14)                (.20)
Other                                  -0-                 (.25)
                                -----------         ------------
Net Income                      $      .16           $      .05
                                ===========         ============

Changes in years 1991/1990 have been restated to reflect a 10% stock dividend declared in July 1992.

Other Income and Other Expenses

An analysis of other income and other expense is presented in Table 16. FirstBank Shinnston contributed two months of income and expense in 1990 and twelve months in 1991.

Fiduciary income is accounted for under the cash basis of accounting which results in fluctuating earnings from year to year. Trust income increased $72,000 or 34% in 1992 after a decline of $64,000 or 23% in 1991. Service charges on deposit accounts increased $19,000 or 2% in 1992 as compared to $293,000 or 63% in 1991. FirstBank Shinnston recorded $276,000 of service charge income in 1991 and contributed approximately $50,000 for two months in 1990. Other service charges, commissions and fees decreased $37,000 or 15% in 1992 while 1991 fees increased $94,000 or 65% primarily as a result of $54,000 in fees from FirstBank Shinnston. Investment gains of $2,000 in 1992 resulted from the disposal of two securities. In the fourth quarter of 1991 a $300,000 municipal bond to finance a housing project was reduced to the current market value of $200,000 after the guarantor of the security, an insurance company, came under strict supervision by the state insurance commission. The security was paying interest regularly but because of the uncertainty of the situation the security was reduced to market. The bond subsequently was sold for $215,000, resulting in a gain of $15,000 recorded in 1992. A mortgage-backed security with a book value of $208,000 which was in default of both principal and interest was purchased by the servicing bank result-

Management's Discussion and Analysis
- -------------------------------------------------------------------------------

ing in a $13,000 loss in 1992. A pension settlement gain in 1991 resulted from the lump-sum settlement of pension benefits with several retiring employees. Other income decreased $46,000 or 58% in 1992 after a $38,000 or 90% increase in 1991. FirstBank Shinnston contributed an additional $44,000 of other income in 1991 while other income at First Fidelity's three other subsidiaries declined approximately $6,000.

Total other expenses increased $183,000 or approximately 2% in 1992 after a $2,247,000 or 31% increase in 1991 resulting from one full year of FirstBank expense. Salary and benefit expense increased $203,000 or 4% in 1992 resulting from salary increases. Salary and benefits increased $1,213,000 or 34% in 1991 with FirstBank contributing $1,095,000 of this increase leaving a remaining salary increase of approximately 3%. Bank premises and occupancy expense increased $2,000 over 1991 which had increased $255,000 or 21% in 1991. FirstBank incurred an additional $393,000 of premises and occupancy expense in 1991 offset by an approximate $108,000 decline in purchase accounting amortization and a $30,000 decline in premises and occupancy expense at First Fidelity's three other subsidiaries. Business taxes include all taxes that are not generated from net income such as franchise tax, business and occupation tax, purchases use tax, and sales tax. Franchise tax is paid based on capital, business and occupation tax is based on gross income, and use and sales taxes are based on purchases. Business taxes have declined for all years presented with a $16,000 or 11% reduction in 1992 and a $6,000 or 4% reduction in 1991. FirstBank incurred an additional $14,000 of business taxes in 1991 while the remaining subsidiaries experienced an approximate $20,000 decline. Data processing fees declined $73,000 or 16% in 1992 after an $83,000 or 16% decline in 1991 due primarily to the renegotiation of a contract with the vendor. Three of First Fidelity's subsidiaries are under this contract while the fourth processes in-house. Federal Deposit Insurance Corporation (FDIC) insurance increased $57,000 or 11% in 1992 after a $312,000 or 139% increase in 1991. Other expenses, each less than 1% of total income, remained relatively consistent with 1991. FirstBank contributed $631,000 of additional expenses in 1991.

TABLE 16

Other Income and Other Expenses
A summary of items included in other income and other expenses is listed below. (In Thousands)

Other Income:                                           1992    1991     1990
                                                       -----------------------
  Fiduciary activities (trust income)                  $  284  $  212   $  276
  Service charges on deposit accounts                     780     761      468
  Other service charges, commissions, fees                202     239      145
  Safe deposit fees                                        93      93       68
  Net gains (losses) on investment securities               2    (113)     -0-
  Pension settlement gain                                 -0-      74      -0-
  Gain on sale of fixed assets                             17       2      -0-
  Gain on sale of other real estate                       -0-       9      -0-
  Other income                                             34      80       42
                                                       -----------------------
                                                       $1,412  $1,357   $  999
- ------------------------------------------------------------------------------
Other Expenses:                                          1992    1991     1990
                                                       -----------------------
  Salaries and employee benefits                       $4,993  $4,790   $3,577
  Bank premises and occupancy expense (net)             1,471   1,469    1,214
  Business taxes                                          134     150      156
  Data processing fees                                    378     451      534
  Loss on sale of other real estate                        56     -0-      -0-
  Federal deposit insurance                               594     537      225
  Other expenses (each less than 1% of total income)    1,983   2,029    1,473
                                                       -----------------------
                                                       $9,609  $9,426   $7,179
===============================================================================

Income Taxes

Applicable income taxes of $1,840,900 in 1992 consist of both federal and state taxes amounting to $1,571,400 and $269,500 respectively. For the last three reported years the federal tax rate was 34%. The state income tax rate was initially 9.75% on July 1, 1987 when the state business and occupation tax on banks was repealed and credit could no longer be applied against state income tax liability. Reductions in the tax rate of .15% per year occurred beginning July 1, 1988 and will continue to be reduced .15% on July 1 for the next four years. For the period January 1, 1992 through June 30, 1992 the rate was 9.15%, while the rate for the period July 1, 1992 through December 31, 1992 was 9.00%.

The Corporation acquired through the recent acquisition of FirstBank Shinnston an alternative minimum tax (AMT) credit of $134,000. This has reduced cash tax payments through 1992.

Impacting the tax provisions for the three years covered in this report is the level of tax-exempt income on loans and securities which was $640,000, $857,000 and $933,000 for years 1992, 1991, and 1990 respectively. Pursuant to the Tax Reform Act of 1986, investment in these tax-exempt assets has become less attractive. The effect on applicable tax expense of these tax-exempt investments can be seen in Note J.

- -------------------------------------------------------------------------------

The Financial Accounting Standard Board issued FASB No. 109 "Accounting for Income Taxes" in February 1992. This statement, effective for fiscal years beginning after December 15, 1992, amends or supersedes existing pronouncements relating to the accounting for income taxes. The Corporation will adopt the statement in January 1993. FASB No. 109 requires a liability approach to accounting for income taxes as opposed to a deferred approach. The liability approach places emphasis on the accuracy of the balance sheet while the deferred approach emphasizes the correctness of the income statement. Under the liability approach, deferred taxes are computed based on the tax rates in effect for the periods in which temporary differences are expected to reverse. An annual adjustment of the deferred tax liability or asset is made for any subsequent change in tax rates. The effect of implementation on the Company's results of operations is not expected to have a material effect.

Effects of Inflation/Changing Prices

The effects of inflation on operations of First Fidelity occurs through increased operating costs which can be recovered through increased prices for services. Virtually all of the banks assets and liabilities are monetary in nature and can be repriced on a more frequent basis than in other industries. Every effort is being made through interest sensitivity management to monitor products and interest rates and their impact on future earnings.

Liquidity and Interest Rate Sensitivity Management

The Corporation's subsidiary banks use a simulation model as a tool to ensure that sufficient liquid funds are available to satisfy the normal loan and deposit needs of its customers while taking advantage of investment opportunities as they arise in order to maintain consistent growth of net interest income. Cash and due from banks, marketable investment securities with maximum one year maturities, and federal funds are the principal components of asset liquidity. Referring to Table 17, the Corporation is in a liability sensitive position up to one year which is more beneficial in our current period of declining interest rates since liabilities can be repriced at lower rates. In periods of rising interest rates, interest sensitive assets are more favorable since they allow the adjustment of interest-sensitive assets prior to maturing interest sensitive liabilities. The three month category of interest sensitive liabilities includes approximately $140,612,000 consisting of savings, NOW accounts, and insured earnings which can be adjusted in any one category at any time to offset any positive gap in a declining rate environment.

Management utilizes variable rate loans, balloon real estate mortgages, and adjustable rate deposits to maintain desired net interest margins. A procedural process has been developed to monitor changes in market rates on interest-sensitive assets and liabilities with appropriate action being taken when warranted.

TABLE 17

INTEREST-SENSITIVE ASSETS AND
 LIABILITIES
  (In Thousands)

                                                Over Three
                                       Within      Through       Over
                                        Three       Twelve        One
                                       Months       Months       Year     Total
                                    -------------------------------------------
Interest-Earning Assets:
  Due from banks/interest-bearing   $      20    $     -0-   $    -0-  $     20
  Loans                                42,682       23,645    113,324   179,651
  Investment securities:
    Taxable                             8,368       22,808     50,384    81,560
    Non-taxable                           170          200      4,443     4,813
  Federal funds sold                   18,303                            18,303
                                    -------------------------------------------
Total Interest-Earning Assets       $  69,543    $  46,653   $168,151  $284,347
                                    ===========================================
Interest-Bearing Liabilities:
  Interest-bearing demand deposits  $  54,683    $     -0-   $    -0-  $ 54,683
  Savings deposits                     85,929                            85,929
  Time deposits                        33,921       37,650     14,353    85,924
Short-term borrowings                  15,123                            15,123
                                    -------------------------------------------
Total Interest-Bearing Liabilities  $ 189,656    $  37,650   $ 14,353  $241,659
                                    ===========================================
Interest Sensitivity Gap             (120,113)       9,003    153,798    42,688
Cumulative Interest Sensitivity Gap  (120,113)    (111,110)    42,688
Cumulative Gap Ratio                      .37          .51       1.18

                                    Part I
                         Item 1. Financial Statements
                         First Fidelity Bancorp, Inc.
                          Consolidated Balance Sheet
                            (Dollars in Thousands)

                                                           (Unaudited)
Assets:                                         September 30, 1993   December 31, 1992
- -------                                         ------------------   -----------------
  Cash and due from banks                       $ 14,623             $ 13,912
  Interest-bearing deposits                          142                   20
  Federal funds sold                              16,935               18,303
  Investment securities (market value
      at September 30, 1993-$88,240; at
      December 31, 1992-$89,153)                  86,135               87,307

Loans:                                           189,119              181,874
      Less unearned interest                       5,819                4,217
      Allowance for loan loss                      2,337                2,271
                                                --------             --------
Net loans                                        180,963              175,386

Bank premises and equipment                        7,881                7,912
Other assets                                       3,404                3,352
                                                --------             --------

Total Assets                                    $310,083             $306,192
                                                ========             =========
Liabilities:
- ------------
Deposits:
    Non-interest bearing                        $ 31,317             $ 31,115
    Interest bearing                             227,893              226,536
                                                --------             --------
Total deposits                                   259,210              257,651

Securities sold under repurchase agreements       14,206               13,431
Other liabilities                                  2,590                2,823
                                                --------             --------

Total Liabilities                                276,006              273,905
                                                --------             --------

Redeemable Preferred Stock ($1.25                  1,833                1,809
    par value, 10,000 shares issued and
    outstanding of Series A 8% Cumulative)

Shareholders' Equity:

Common stock ($1.25 par value 4,000,000
 shares authorized: 2,335,938 issued and
 outstanding-September 30, 1993; 2,327, 113
 issued and outstanding-December 31, 1992)         2,920                2,909
Additional paid in capital                        13,059               12,887
Retained earnings                                 16,401               14,818
                                                --------             --------
                                                  32,380               30,614
Treasury stock at cost (12,656 shares)              (136)                (136)
                                                --------             --------

Total Shareholders' Equity                        32,244               30,478
                                                --------             --------

Total Liabilities and Shareholders' Equity      $310,083             $306,192
                                                ========             ========

                         First Fidelity Bancorp, Inc.
                       Consolidated Statements of Income
                            (Dollars in Thousands)

                                                            (Unaudited)

                                               For Three Months Ending September 30

                                                     1993          1992
                                                     ----          ----
  Interest Income:
- ------------------
      Interest and fees on loans                     $ 4,004   $ 4,314
      Interest on investment securities:
        Taxable                                        1,205     1,394
        Tax-exempt                                        75        85
      Interest on federal funds sold                     135       134
                                                      ------    ------
Total Interest Income                                  5,419     5,927

Interest Expense:
- -----------------
    Interest on deposits                               1,756     2,244
    Interest on short-term borrowings                    137       146
                                                      ------    ------
Total Interest Expense                                 1,893     2,390
                                                      ------    ------

Net Interest Income                                    3,526     3,537
Provision for loan losses                                (90)     (114)
                                                      ------    ------

Net Interest Income After
    Provision For Loan Losses                          3,436     3,423

Other Income:
- ------------
    Fiduciary income                                      64        70
    Service charges on deposit accounts                  206       199
    Other operating income                                61        65
                                                      ------    ------
Total Other Income                                       331       334

Other Expenses:
- --------------
    Salaries and employee benefits                     1,244     1,177
    Net occupancy expense                                368       374
    Business taxes                                        33        33
    Data processing fees                                 100        98
    Federal deposit insurance                            148       149
    Other operating expenses                             498       530
                                                      ------    ------
Total Other Expenses                                   2,391     2,361
                                                      ------    ------

Income Before Income Taxes                             1,376     1,396
Applicable income taxes:
    Federal                                              413       410
    State                                                 62        70
                                                      ------    ------
Net Income                                             $ 901  $    916

Preferred stock dividends and discount accretion        $ 46      $ 46

Net income available to common shareholders           $  855     $ 870

Earnings per average common share                      $ .37     $ .38


                         First Fidelity Bancorp, Inc.
                       Consolidated Statements of Income
                            (Dollars in Thousands)

                                                            (Unaudited)

                                                For Nine Months Ending September 30

                                                       1993      1992
                                                     --------  --------
  Interest Income:
- ------------------
      Interest and fees on loans                     $12,064   $13,028
      Interest on investment securities:
        Taxable                                        3,769     4,311
        Tax-exempt                                       223       274
      Interest on federal funds sold                     387       568
      Interest due from banks                              1       -0-
                                                     -------   -------
Total Interest Income                                 16,444    18,181

  Interest Expense:
- -------------------
      Interest on deposits                             5,603     7,264
      Interest on short-term borrowings                  399       431
                                                     -------   -------
Total Interest Expense                                 6,002     7,695
                                                     -------   -------
Net Interest Income                                   10,442    10,486
Provision for loan losses                               (255)     (315)
                                                     -------   -------
Net Interest Income After
    Provision For Loan Losses                         10,187    10,171

Other Income:
- -------------
    Fiduciary income                                     211       233
    Service charges on deposit accounts                  582       577
    Net gains/(losses) on investment securities            4         2
    Other operating income                               231       236
                                                     -------   -------
Total Other Income                                     1,028     1,048

Other Expenses:
- ---------------
    Salaries and employee benefits                     3,819     3,662
    Net occupancy expense                              1,125     1,095
    Business taxes                                       101       105
    Data processing fees                                 297       284
    Federal deposit insurance                            442       445
    Other operating expenses                           1,433     1,528
                                                     -------   -------
Total Other Expenses                                   7,217     7,119
                                                     -------   -------

Income Before Income Taxes                             3,998     4,100
Applicable income taxes:
    Federal                                            1,200     1,199
    State                                                173       206
                                                     -------   -------
Net Income                                           $ 2,625   $ 2,695

Preferred stock dividends and discount accretion     $   138   $   138

Net income available to common shareholders          $ 2,487   $ 2,557

Earnings per average common share                      $1.07   $  1.11


                         First Fidelity Bancorp, Inc.
                     Consolidated Statement of Cash Flows
                            (Dollars in Thousands)

                                                                (Unaudited)

                                                       For Period Ended September 30

                                                                 1993      1992
                                                             --------  --------
  OPERATING ACTIVITIES
Net income                                                   $  2,625   $ 2,695
Adjustments to reconcile net income to net cash
provided by operating activities:
      Provision for loan losses                                   255       315
      Provision for depreciation and amortization                 498       484
      Net amortization/(accretion) of security
       premiums/discounts                                         848       473
    Net amortization/(accretion) of loan premiums/discounts       (33)      (41)
      (Gain)/loss on sale of securities                            (4)       (2)
      (Gain)/loss on sale of other real estate                      4        52
      (Gain)/loss on sale of fixed assets                          (8)      (17)
      (Gain)/loss on sale of repossessions                        (11)      -0-
    Net amortization/(accretion) of other assets                   42        56
Net (increase)/decrease in accrued interest receivable             38       170
    Net increase/(decrease) in accrued interest payable          (206)     (277)
    Deferred income tax asset                                     121       (23)
    Deferred income tax liability                                 (29)      -0-
    Other                                                        (274)     (113)
                                                              -------   -------
NET CASH PROVIDED BY OPERATING ACTIVITIES                       3,866     3,772

INVESTING ACTIVITIES
Purchase of investment securities                             (29,250)  (33,851)
Maturities of investment securities                            29,578    26,180
Proceeds from sale of investment securities                       -0-     1,494
Net (increase)/decrease in loans                               (5,798)   (3,660)
Purchases of premises and equipment                              (467)     (666)
Proceeds from sale of fixed assets                                  7        24
Net (increase)/decrease in other assets                             1        45
                                                              -------   -------
NET CASH PROVIDED/(USED) BY INVESTING ACTIVITIES               (5,929)  (10,434)

FINANCING ACTIVITIES
Net increase/(decrease) in demand deposits, NOW accounts,
 and savings accounts                                           9,971    10,075
Net increase/(decrease) in certificates of deposit             (8,412)  (13,453)
Net increase/(decrease) in repurchase agreements                  775     1,867
Net increase/(decrease) in treasury notes purchased              (153)       10
Cash dividends paid (net of dividend reinvestment)               (835)     (793)
Increase/(decrease) in other liabilities                          182       -0-
                                                              -------   -------
NET CASH PROVIDED/(USED) BY FINANCING ACTIVITIES                1,528    (2,294)

Net increase/(decrease) in cash/cash equivalents                 (535)   (8,956)
Cash/cash equivalents at beginning of year                     32,235    39,453
                                                              -------   -------
CASH/CASH EQUIVALENTS AT END OF QUARTER                       $31,700   $30,497


                                    Part I

                   Note To Consolidated Financial Statements

                       Quarter Ended September 30, 1993

                                  (Unaudited)

NOTE A--BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results through September 30 of 1993 are not necessarily indicative of the results that may be expected for the year-ended December 31, 1993. For further information, refer to the consolidated financial statements and footnotes thereto included in the Corporation's annual report on Form 10-K for the year-ended December 31, 1992.

               Managements Discussion And Analysis Of Financial
               ------------------------------------------------
                      Condition And Results Of Operations
                      -----------------------------------

Financial Condition
- -------------------

First Fidelity's increase in loans continued during the third quarter as a result of a special installment loan program initiated in the first quarter of this year which offered a very competitive interest rate for automobile financing. The program has been very successful in creating an investment with a higher rate of return without sacrificing significant liquidity or risk. A $5,600,000 or 3% increase in net loans this year was funded in part by a $1,600,000 or .6% increase in deposits, a $800,000 or 6% increase in repurchase agreements and a $1,800,000 or 6% increase in internal capital. The need for $1,400,000 of additional loan funds resulted in a 7% decline in federal funds sold. Competitive pricing of deposits and repurchase agreements have helped maintain a consistent availability of funds.

Total consolidated assets of First Fidelity have increased approximately $3,900,000 or 1% as of September 30, 1993. The investment portfolio has remained relatively stable since year-end 1992 declining approximately $1,200,000 or 1%. All other assets and liabilities have remained relatively stable.

Other real estate is included on the balance sheet in other assets and consists of real estate acquired in satisfaction of debts previously contracted. At September 30, 1993 other real estate had increased approximately $54,000 or 11% since year-end 1992. In the first quarter of 1993, $100,000 of a $210,000 loan to a local coal contractor who declared bankruptcy in 1992 was placed in other real estate while $63,000 was charged to the allowance for loan loss with the remaining $47,000 of equipment placed in a repossession account pending a sale. In the second quarter of 1993 a determination was made that the $100,000 classified as other real estate "in substance" be reclassified as a non-accrual loan. A loan with an original balance of $56,000 to finance repossessed real estate was placed in other real estate in 1993 since a downpayment of at least 10% of the selling price was not received. It will be transferred to loan status when principal payments reduce the outstanding balance to 90% of the amount financed. One other currently owned significant addition to other real estate consists of a one to four family dwelling with a current outstanding balance of $73,000. Sales on existing real estate property for 1993 have totaled approximately $75,000.

Shareholders' equity has increased $1,766,000 or approximately 6% since year-end 1992 as a result of $2,625,000 of earnings and $183,000 of dividend reinvestment funds decreased by $1,018,000 of dividends and $24,000 of preferred stock accretion. At September 30, 1993 First Fidelity's capital to asset ratio was 10.40%, up 45 basis points from 9.95% at December 31, 1992.

Proper liquidity levels will ensure that sufficient funds are available to satisfy the normal loan and deposit needs of bank customers while at the same time taking advantage of longer term investment opportunities in order to maximize profits. Cash and due from banks, interest-bearing deposits, marketable investment securities, and federal funds sold are the principal components of asset liquidity. Each subsidiary maintains individual liquidity ratios for regulatory purposes of between 29% and 41% while consolidated liquidity at quarter-end was approximately 36%.

Risk based capital ratio calculations for banks and their holding companies evaluate both on and off balance sheet assets as to both risk and conversion factors before being applied to adjusted capital. A minimum total qualifying capital ratio of at least 8% with 4% being Tier I (core) capital must be maintained. For regulatory reporting each subsidiary maintains separate risk based calculations which range from 16% to 19% for Tier I capital and 19% to 20% for Tier II capital. On a consolidated basis Tier I and Tier II capital were 19% and 20% respectively as of September 30, 1993. Based on ending assets, First Fidelity's Tier I leverage ratio at September 30, 199 was 10.36% compared to 9.90% at December 31, 1992.

The allowance for loan loss was 1.27% of total loans at September 30, 1993 compared to 1.28% at December 31, 1992. A provision of $255,000 has been made through September 30 while net charge-offs of approximately $189,000 have been made. The single most significant charge-off was the $63,000 to a local contractor previously discussed. Approximately $92,000 of installment loans have been charged-off through September 30, 1993. As growth in installment loans continues, management recognizes the need to closely monitor the allowance for possible losses. At 1.27% of total loans at September 30, 1993, the reserve is adequate given the collateral maintained.

Non-accrual loans at September 30, 1993 totaled $1,860,000 of which $1,431,000 belongs to investors with a franchise from a major motel chain which constructed a motel in the area in 1986. Since September of 1990 all payments received have been applied to the principal balance. Negotiations in late spring of 1991 conducted with motel management resulted in a new repayment schedule starting in June of that year where First Fidelity would receive approximately $11,300 monthly. In September of 1992 a new repayment schedule was drafted whereby the Corporation would receive approximately $12,000 monthly beginning October 1, 1992. This is the current repayment schedule which is likely to continue.

On August 26, 1993, First Fidelity Bancorp, WesBanco, Inc. and FFB Corporation, a wholly owned subsidiary of WesBanco, entered into an Agreement and Plan of Merger which provides for, among other things, the merger of First Fidelity with and into FFB. Under the terms of the Merger Agreement, each share of common stock, par value $1.25 per share of First Fidelity issued and outstanding immediately prior to the effective time of the Merger will be converted into .9 (nine-tenths) share of common stock, par value $2.0833 per share of WesBanco common stock.

Each share of Series A 8% Cumulative Preferred Stock of First Fidelity issued and outstanding immediately prior to the Merger will be converted into one share of Series A 8% Cumulative Preferred Stock of WesBanco convertible into WesBanco Common Stock in 1995 at the same conversion ratio as if such First Fidelity preferred stock had been converted into First Fidelity Common Stock immediately prior to the Merger. Shares of First Fidelity Common Stock held in the treasury of First Fidelity, held by FFB or WesBanco (other than shares held in a fiduciary capacity for others) and shares as to which dissenters' rights have been perfected will not be converted into WesBanco Common Stock.

In connection with the Merger Agreement, First Fidelity and WesBanco entered into the Stock option Agreement which granted WesBanco the right to purchase up to 19.9% or 464,405 shares of First Fidelity Common Stock at an exercise price of S26.00 per share payable in cash. The Option is exercisable by WesBanco upon the occurrence of certain events.

First Fidelity operates four banks in north central West Virginia with thirteen offices. WesBanco presently operates ten banks in West Virginia with twenty offices and one bank in Ohio with five offices.

The transaction, which is subject to regulatory and stockholder approval, among other terms, is expected to be completed during the first quarter of 1994.


Results of Operations
- ---------------------

Net interest income has declined less than 1% or approximately $44,000 when compared to the same period in 1992. Although net income available to common shareholders is $70,000 or.3% below 1992, it continues to exceed 1% of ending consolidated assets at September 30, 1993. With some stability returning to interest rates it is likely that these trends will remain through year-end. Each subsidiary utilizes asset/liability management and budgeting techniques in order to closely monitor changing interest rates and makes changes to interest spreads and maturities as needed. The effect of some changes will take time to be realized.

Total other income has declined approximately $20,000 or 2% when compared to the same period in 1992 primarily because of a $22,000 or 9% decline in fiduciary income which is recorded using the cash basis of accounting. This decline as of the third quarter may not be indicative of year-end fiduciary earnings. The $4,000 investment gain reported in 1993 is the result of securities called as opposed to any sale.

Total other operating expense for 1993 continues to exceed 1992 expense by-approximately 1% or $98,000 primarily from salary and occupancy expense increases of $157,000 or 4% and $30,000 or 3% respectively. The only other major change in total other expenses was a $95,000 or 6% decline in other operating expenses. All other components of other expenses have remained relatively constant.

First Fidelity is subject to both federal and state income taxes, state franchise taxes, local business and occupation taxes, personal and real estate taxes, and sales/use taxes. Consolidated returns are filed for federal and state income and state franchise taxes while each of First Fidelity's subsidiaries file individual returns for the remaining.

The adoption of FASB #109, "Accounting for income taxes," was completed in the first quarter of 1993 with no resulting material impact on current year financial statements. No prior year financial information required adjustment nor did the adoption require a valuation allowance. The federal income tax rate is 34% for both 1993 and 1992 while the state tax rate is 9.00% and 9.075% for Years 1993 and 1992 respectively.

                                   APPENDIX I

                     W.VA. CODE ANNOT. SECTION (S) 31-1-123

  (a) Any shareholder electing to exercise his right to dissent, pursuant to section one hundred twenty-two ((S)31-1-122) of this article, shall file with the Corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action. If such proposed corporate action be approved by the required vote and such shareholder shall not have voted in favor thereof, such shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within fifteen days after the plan of such merger shall have been mailed to such shareholders, make written demand on the Corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, or payment of the fair value of such shareholder's shares, and, if such proposed corporate action is effected, such corporation shall pay to such shareholder, upon surrender of the certificate or certificates representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of such corporate action. Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

  (b) No such demand may be withdrawn unless the Corporation shall consent thereto. If, however, such demand shall be withdrawn upon consent, or if the proposed corporate action shall be abandoned or rescinded or the shareholders shall revoke the authority to effect such action, or if, in the case of a merger, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the Merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction have been made or filed within the time provided in subsection (e) of this section, or if a court of general civil jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

  (c) Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as herein provided, and shall make a written offer to each shareholder to pay for such shares at a specified price deemed by such Corporation to be fair value thereof. Such notice and offer shall be accompanied by a balance sheet of the Corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement of such corporation for the twelve months' period ended on the date of such balance sheet.

  (d) If within thirty days after the date on which such corporate action is effected the fair value of such shares is agreed upon between any such dissenting shareholder and the Corporation, payment therefor shall be made within ninety days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

  (e) If within such period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation shall within thirty days after receipt of written demand from any dissenting shareholder, which written demand must be given within sixty days after the date on which such corporate action was effected, file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined, or the corporation may file such complaint at any time within such sixty-day period at its own election. Such complaint shall be filed in any court of general civil jurisdiction in the county in which the principal office of the corporation is situated, or, if there be no such office in this State, in the county in which any dissenting shareholder resides or is found or in which the property of such corporation, or any part of it, may be. If the corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of the Corporation. All dissenting shareholders wherever residing, may be made parties to the proceedings as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State in the same manner as in other civil actions. Dissenting shareholders who are nonresidents of this State shall be served a copy of the complaint by registered or certified mail, return receipt requested. In addition, service upon such nonresident shareholders shall be made by publication, as provided in Rule 4(e)(2) of the West Virginia Rules of Civil Procedures. All shareholders who are parties to the proceeding shall be entitled to judgment against the Corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or any subsequent appointment. The judgment shall be payable only upon and concurrently with the surrender to the Corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

  The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

  The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the Corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the Corporation shall have made an offer to pay for the shares if the Court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for any experts employed by any part; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefore, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding. Any party to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

  (f) Within twenty days after demanding payment for his shares, each shareholder demanding payment shall submit the certificates representing his shares to the Corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the Corporation, terminate his rights under this section unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the Corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

  (g) Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                                  APPENDIX II

                          Agreement and Plan of Merger

  THIS AGREEMENT AND PLAN OF MERGER (hereinafter called "Agreement"), made and entered into as of the 26th day of August, 1993, by and between WESBANCO, INC., a West Virginia corporation, with its principal place of business located at Bank Plaza, Wheeling, West Virginia (hereinafter called "Wesbanco"), party of the first part, and FIRST FIDELITY BANCORP, INC., a West Virginia corporation, with its principal place of business located at 301 Adams Street, Fairmont, West Virginia, 26555, (hereinafter called "First Fidelity") party of the second part, and FFB CORPORATION (hereinafter called "FFB"), a corporation to be formed under the laws of the State of West Virginia by Wesbanco as its wholly-owned subsidiary solely for the purpose of effecting the acquisition contemplated by this Agreement, party of the third part, (effective as of its organization and execution of this Agreement).

  WHEREAS, Wesbanco is a West Virginia corporation duly organized and validly existing under the laws of the State of West Virginia, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and

  WHEREAS, First Fidelity is a West Virginia corporation duly organized and validly existing under the laws of the State of West Virginia, and is a registered bank holding company under the Bank holding Company Act of 1956, as amended, which owns four subsidiaries, namely, First National Bank in Fairmont, FirstBank Shinnston, Bridgeport Bank, and Central National Bank, Morgantown, West Virginia, (hereinafter collectively called "Subsidiaries"), and

  WHEREAS, FFB will be a corporation duly organized and validly existing under the laws of the State of West Virginia which corporation shall be organized to effect the terms and conditions of this Agreement, and

  WHEREAS, the Board of Directors of Nesbanco, by a majority vote of all the members thereof, has approved this Agreement and has authorized the execution hereof in counterparts and subject to the terms hereof will direct that it be submitted to its shareholders; the Board of Directors of FFB shall, prior to the execution hereof by FFB, have by a majority vote of all of the members and shareholders thereof, approved this Agreement and authorized the execution hereof in counterparts, all upon the issuance of FFB's charter as hereinafter provided, and

  WHEREAS, Wesbanco desires to acquire First Fidelity and the Board of Directors of First Fidelity has determined that, subject to all of the conditions of this Agreement, including but not limited to the requirement that certain tax rulings and fairness opinions be obtained, it would be in the best interests of First Fidelity and its shareholders for First Fidelity to enter into this Agreement to become affiliated with Wesbanco, and

  WHEREAS, it is proposed that Wesbanco, First Fidelity and FFB enter into this Agreement whereby First Fidelity will merge with and into FFB and the outstanding shares of common stock of First Fidelity ("First Fidelity Common Stock") will be converted into shares of common stock of Wesbanco ("Wesbanco Common Stock"), and the outstanding Series A 8% Cumulative Preferred Stock of First Fidelity ("First Fidelity Preferred Stock") will be converted into shares of Series A 8% Cumulative Preferred Stock of Wesbanco ("Wesbanco Preferred Stock");

  NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth, and in accordance with the provisions of applicable law, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                   SECTION 1

                                      FFB

  1.1 Formation. Wesbanco shall promptly cause FFB to be duly organized as a business corporation under the laws of the State of West Virginia. FFB will be wholly-owned by Wesbanco at all times through the closing of the transactions contemplated by this Agreement.

  1.2 Conduct of Business. Wesbanco shall not permit FFB to conduct any business operations other than such activities which are necessary to consummate the merger contemplated in the Agreement (the "Merger").

  1.3 Execution of Agreement. Promptly after the organization of FFB, Wesbanco shall cause FFB to take all necessary and proper action to ratify, approve, adopt and execute the Agreement and to undertake the performance of all of the terms and conditions of the Agreement to be performed by FFB.

  1.4 Voting of FFB Shares. Promptly after the organization of FFB, Wesbanco, as sole shareholder of FFB, shall vote all of the shares of FFB in favor of the Merger.

                                   SECTION 2

                                   The Merger

  2.1 The Merger. At the Effective Time (as defined in Section 2.5), subject to the provisions of this Agreement, FFB shall merge with First Fidelity (the "Merger"), under the charter of FFB. FFB shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation").

  2.2 Effect of Merger. At the Effective Time, the corporate existence of FFB, with all of its purposes, powers and objects, and all of its rights, assets, liabilities and obligations, shall continue unaffected and unimpaired by the Merger, and FFB as the Surviving Corporation shall continue to be governed by the laws of the State of West Virginia. FFB as the Surviving Corporation shall also succeed to all of the rights, assets, liabilities and obligations of First Fidelity in accordance with the West Virginia Corporation Act ("WVCA"). Upon the Effective Date, (as defined in Section 11.5 hereof), the separate existence and corporate organization of First Fidelity shall cease.

  2.3 Closing. Wesbanco, First Fidelity and FFB will jointly request the Secretary of State of West Virginia to issue a Certificate of Merger on the date of the closing described in Section 11.4 hereof (the "Closing" and the "Closing Date").

  2.4 First Fidelity's Obligations. First Fidelity shall at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds, or other instruments, and shall take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting or devolution of any property, right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Agreement and otherwise to carry out the intent and purposes hereof, all at the expense of the Surviving Corporation.

  2.5 Articles of Merger. Subject to the terms and conditions herein provided, Articles of Merger, incorporating this Agreement, shall be executed to comply with the applicable filing requirements of the WVCA at the Closing and on the Closing Date. On the Closing Date, such Articles of Merger shall be filed with the Secretary of State of the State of West Virginia, who will duly issue a Certificate of Merger. The Surviving Corporation shall record said Certificate of Merger in the office of the Clerk of the County Commission of Marion County. The Merger shall become effective on the date (the "Effective Date") and at the time (which time is hereinafter called the "Effective Time") when such Certificate of Merger is issued by the Secretary of State.

                                   SECTION 3

       Articles of Incorporation; Bylaws: Board of Directors and Officers

  3.1 FFB Corporation. The Articles of Incorporation of FFB, as organized, shall constitute the Articles of Incorporation of the Surviving Corporation. The Bylaws of FFB as in effect on the Effective Date shall constitute the Bylaws of the Surviving Corporation. The directors and officers of FFB on the Effective Date shall become the directors and officers of the Surviving Corporation. Any vacancy in the Board of Directors or officers may be filled in the manner provided in the Bylaws of the Surviving Corporation. The directors and officers shall hold office as prescribed in the Bylaws.

  3.2 Subsidiaries of First Fidelity. The Articles of Association or Incorporation of the Subsidiaries and the Bylaws of the Subsidiaries, as in effect on the Effective Date, shall continue respectively as the Articles of Association or Incorporation and Bylaws of the Subsidiaries until the same shall thereafter be altered, amended or repealed in accordance with law, such Articles of Association or Incorporation or said Bylaws. The directors and officers of the Subsidiaries on the Effective Date shall continue as the directors and officers of the Subsidiaries after the Merger and shall hold office as prescribed in the Bylaws of such Subsidiaries and applicable law, until their successors shall have been elected and shall qualify.

  3.3 Wesbanco Directors. Wesbanco covenants and agrees that as of the Effective Date it will appoint as directors of Wesbanco Robert H. Martin, Patrick L. Schulte, Frank R. Abruzzino and Earl C. Atkins, or, if one or more of them should be unwilling or unable to serve, a person or persons to be designated by First Fidelity ("Substituted Person"), and acceptable to Wesbanco. If Patrick L. Schulte is unable or unwilling to serve, the parties hereto agree that Frank R. Rerekes shall be the Substituted Person. If Frank R. Abruzzino is unable or unwilling to serve, the parties hereto agree that Dean
C. Ramsey shall be the Substituted Person. Such individuals shall serve until the next annual meeting of shareholders, and Wesbanco shall include such persons on the list of nominees for the position of director presented by the Wesbanco Board of Directors and for which said Board shall solicit proxies at its next annual meeting of shareholders, with such persons to be nominated for such terms as are available under Wesbanco's Bylaws, except that such Directors shall be elected to separate classes of Wesbanco's classified Board of Directors to the extent feasible; and provided that in the event that one or more of the First Fidelity nominees are nominated as set forth above by the Wesbanco Board of Directors for less than full three year terms, upon the expiration of any such lesser term, Wesbanco covenants and agrees that it will again include such person or persons on the list of nominees for the position of Wesbanco director presented by its Board of Directors for a full three year term and shall solicit proxies for said person or persons for the annual meeting or meetings of shareholders at which such election or elections shall be held.

  Wesbanco also covenants and agrees that as of the Effective Date it will appoint Robert H. Martin and Patrick L. Schulte as members of the Executive Committee of the Board of Directors of Wesbanco, and covenants and agrees that it will continue to appoint or elect Robert H. Martin and Patrick L. Schulte (or the designated Substituted Person for the said Patrick L. Schulte if he should be unable to serve) for so long as at least one person serves as a Director of Wesbanco pursuant to the requirements of this Section 3.3. If either of the foregoing named individuals or their Substituted Person should be unwilling or unable to serve as such, then Wesbanco shall appoint the next Substituted Person as designated pursuant to this Section 3.3, to such Executive Committee.

                                   SECTION 4

                             Shareholder Approvals

  4.1 First Fidelity Shareholders' Meeting. Subject to the receipt by First Fidelity of the fairness opinion described in Section 11.3(c) hereof, First Fidelity shall submit the Agreement to its shareholders in accordance with the WVCA at a meeting duly called, properly noticed and held at the earliest practicable date (considering the regulatory approvals required to be obtained) after the receipt of such opinion. In connection with such meeting, First Fidelity shall send to its shareholders the Proxy Statement referred to in
Section 13.1 hereof. Subject to the fiduciary duties of the Board of Directors of First Fidelity to First Fidelity and its shareholders, the Board of Directors of First Fidelity shall recommend a vote in favor of the Merger and shall use its best efforts to obtain at such meeting the affirmative vote of the First Fidelity shareholders required to effectuate the transactions contemplated by the Agreement.

  4.2 FFB Shareholder Meeting or Consent. FFB shall promptly submit the Agreement to its shareholder, Wesbanco, for approval in accordance with the WVCA.

  4.3 Wesbanco Shareholder Meeting. Wesbanco shall submit the Agreement to its shareholders in accordance with the WVCA at a meeting duly called, properly noticed and held at the earliest practicable date (considering the regulatory approvals required to be obtained). In connection with such meeting, Wesbanco shall send to its shareholders the Proxy Statement referred to in Section 13.1 hereof. Subject to the fiduciary duties of the Board of Directors of Wesbanco to Wesbanco and its shareholders, the board of Directors of Wesbanco shall recommend a vote in favor of the Merger and shall use its best efforts to obtain at such meeting the affirmative vote of the Wesbanco shareholders required to effectuate the transactions contemplated by the Agreement.

                                   SECTION 5

                              Conversion of Shares

  5.1 Conversion, Ratio and Option. The manner of converting or exchanging the shares of FFB and First Fidelity shall be as follows:

    (a) Each share of Preferred Stock of First Fidelity issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, become one issued and outstanding share of Wesbanco Preferred Stock, subject to the same terms, provisions and conversion rights of the First Fidelity Preferred Stock as existed immediately prior to the Effective Time, except that the common stock into which such stock may be converted shall be Wesbanco Common Stock and the conversion ratio shall be the same as that set forth in subparagraph (b) hereof for First Fidelity Common Stock, and as calculated in Appendix A, attached hereto.

    (b) Each share of First Fidelity Common Stock issued and outstanding immediately prior to the Effective Time, except shares of First Fidelity Common Stock issued and held in treasury of First Fidelity or beneficially owned by FFB or Wesbanco, other than in a fiduciary capacity by Wesbanco for others, and shares as to which dissenters' rights are exercised pursuant to W.Va. Code Annot. Section 31-1-122, shall by virtue of the Merger and at the Effective Time of the Merger:

      (i) Be exchanged for and become, without action on the part of the holder thereof, .9 (Nine Tenths) shares of the Common Stock of Wesbanco, having equal rights and privileges with respect to all other Common Stock of Wesbanco issued and outstanding as of the Effective Time of the Merger.

      (ii) No fractional shares of Wesbanco Common Stock will be issued in connection with the Merger. In lieu thereof each stockholder of First Fidelity otherwise entitled to a fractional share of Wesbanco will receive cash therefore in an amount based on a value of $32.00 per whole share of

    Wesbanco stock, at the time of the exchange, or at the election of such holder, shall be entitled to purchase the remaining fraction of such share from Wesbanco based on such price.

      (iii) In the event of any change in Wesbanco Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares to be issued pursuant to Section 5.1(b)(i) and (ii) hereof shall be adjusted proportionately.

  5.2 Shares Owned by First Fidelitv Wesbanco or FFB. Each share of First Fidelity Common Stock issued and held in the treasury of First Fidelity or beneficially owned by Wesbanco or FFB, other than in a fiduciary capacity, at the Effective Time of the Merger shall be canceled and retired, and no shares of stock or the securities of Wesbanco shall be issuable with respect thereto.

  5.3 Exchange for Stock. On and after the Effective Date of the Merger, each holder of First Fidelity Common Stock or First Fidelity Preferred Stock, upon presentation and surrender of a certificate or certificates therefore to the Exchange Agent (Wesbanco Bank Wheeling), shall be entitled to receive in exchange therefore a certificate or certificates representing the number of shares of Wesbanco Common Stock or Wesbanco Preferred Stock to which he or she is entitled as provided herein, and payment in cash for any fractional share of common stock which he is entitled to receive, without interest, should such shareholder not elect to purchase the remaining fraction of such share of common stock at the price above set forth. Until so presented and surrendered in exchange for a certificate representing Wesbanco Common Stock or Wesbanco Preferred Stock, each certificate which represented issued and outstanding shares of First Fidelity Common Stock or First Fidelity Preferred Stock immediately prior to the Effective Time shall be deemed for all purposes to evidence ownership of the number of shares of Wesbanco Common Stock or Wesbanco Preferred Stock into which such shares of stock have been converted pursuant to the Merger. Until surrender of such certificates in exchange for certificates representing the converted stock, the holder thereof shall not receive any dividend or other distribution payable to holders of shares of such stock; provided, however, that upon surrender of such certificates representing such converted stock in exchange for certificates representing the stock into which it has been converted, there shall be paid to the record holder of the certificate representing Wesbanco Common Stock or Wesbanco Preferred Stock issued upon such surrender, the amount of dividends or other distributions (without interest) which theretofore became payable with respect to the number of shares of such stock represented by the certificate or certificates to be issued upon such surrender, together with payment of cash for any fractional share to which such holder is entitled, as above set forth.

  5.4 Closing of Stock Transfer Books. On the Effective Date, the stock transfer books of First Fidelity shall be closed, and no shares of Common Stock or Preferred Stock of First Fidelity outstanding the day prior to the Effective Date shall thereafter be transferred.

  5.5 Directors' Qualifying Shares. Immediately upon completion of the conversion provided for above, the continuing Directors of First Fidelity shall maintain at least the minimum number of shares of common stock of Wesbanco as are required to be held as directors' qualifying shares under applicable law for continued membership on the Board of Directors of any of the First Fidelity Subsidiaries.

                                   SECTION 6

                               Dissenters Rights

  6.1 Subject to the rights of Wesbanco and First Fidelity, as permitted by Section ll.l(i) of the Agreement, to terminate the Agreement and abandon the Merger in the event that the number of Objecting Shares (as hereinafter defined) shall exceed 10% of the shares of First Fidelity issued and outstanding on the date of the shareholders' meeting described in Sections 4.1 and 13.1 of this Agreement and entitled to vote on this Agreement (hereinafter, "Voting Shares"), the rights and remedies of a dissenting shareholder under the WVCA shall be afforded to any shareholder of First Fidelity who objects to the Merger in a timely manner in accordance with the WVCA, and who takes the necessary steps in a timely manner in accordance with the WVCA to perfect such shareholder's rights as a dissenting shareholder (such shareholder being hereafter referred to as a "Dissenting Shareholder"). The Surviving Corporation will make such payments as are required to be made to Dissenting Shareholders in the exercise of such rights. The term "Objecting Shares" shall mean the shares of those holders of First Fidelity stock who shall file written objections with respect to such shares, in a timely manner in accordance with the WVCA, to the Agreement, shall not vote in favor of the Agreement, and have made written demand for the fair value of such shares within ten days, in accordance with WVCA Section 31-1-123. The Objecting Shares held by shareholders who do not become Dissenting Shareholders shall be converted into Wesbanco Common Stock, or to extent applicable Wesbanco Preferred Stock, in accordance with Section 5 hereof.

                                   SECTION 7

          Representations, Warranties and Covenants of First Fidelity

  First Fidelity represents and warrants to and covenants with Wesbanco and FFB, in its own right and with respect to its wholly owned Subsidiaries, that:

  7.1 Organization and Qualification of First Fidelity. First Fidelity is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia and has the full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and neither the ownership of its property nor the conduct of its business requires it or its Subsidiaries to be qualified to do business in any other jurisdiction, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of First Fidelity and its Subsidiaries taken as a whole.

  7.2 Authorization of Agreement. The Board of Directors of First Fidelity has authorized the execution of this Agreement as set forth herein, and subject to the approval of this Agreement by the shareholders of First Fidelity as provided in the Articles of Incorporation and Bylaws of First Fidelity and West Virginia Code 31-1-117, First Fidelity has the corporate power and is duly authorized to merge with FFB pursuant to this Agreement, and this Agreement is a valid and binding agreement of First Fidelity enforceable in accordance with its terms, except as enforceability may be subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder.

  7.3 No Violation of Other Instruments. Subject to obtaining any required consent (which consents will be obtained by First Fidelity prior to Closing), the execution and delivery of this Agreement do not, and the consummation of the Merger and the transactions contemplated hereby will not, violate any provisions of First Fidelity's Articles of Incorporation or Bylaws, or any provision of, or result in the acceleration of any obligation under, any material mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, law, order, arbitration award, judgment or decree or in the termination of any material license, franchise, lease or permit to which First Fidelity or its Subsidiaries (as defined in Section 7.5) are a party or by which it is bound. After the approval of this Agreement by the shareholders of the common stock of First Fidelity, the Board of Directors and the shareholders of First Fidelity will have taken all corporate action required by applicable law, the Articles of Incorporation of First Fidelity, its Bylaws or otherwise to authorize the execution and delivery of this Agreement and to authorize the Merger of First Fidelity and FFB pursuant to this Agreement.

  7.4 Financial Statements. First Fidelity has delivered to Wesbanco copies of its consolidated statements of condition as of December 31, 1992, 1991, and 1990, and its consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of changes in financial position for the three year period ended December 31, 1992, together with the notes thereto, accompanied by audit reports relating to the financial statements for each of the three years ended December 31, 1992, 1991, and 1990, of Ernst & Young, independent auditors, and its unaudited consolidated statement of condition, consolidated statement of income, consolidated statement of changes in shareholders' equity and consolidated statement of changes in financial condition for the interim period ended June 30, 1993. Such statements, together with the related notes to all of said financial statements, present fairly the consolidated financial position of First Fidelity and its Subsidiaries and the consolidated results of their operations as of the dates and for the periods ended on the dates specified in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, except as may be specifically disclosed in those financial statements, including the notes to the financial statements attached thereto and subject to normal recurring year end adjustments.

  7.5 Subsidiaries of First Fidelity. The Subsidiaries of First Fidelity are First National Bank in Fairmont and Central National Bank, Morgantown, both national banking associations, and FirstBank Shinnston and Bridgeport Bank, both West Virginia banking corporations. Such corporations and associations are duly organized, validly existing, and in good standing under the laws of the United States or of the State of West Virginia, as the case may be, and have the requisite corporate power and authority to own and lease their properties and to conduct their business as they are now being conducted and are currently contemplated to be conducted. First Fidelity owns 100% of the issued and outstanding stock of such corporations and associations. All issued and outstanding shares of stock of the Subsidiaries have been fully paid, were validly issued and are nonassessable, except as provided under 12 U.S.C.
Section 55, with respect to the national associations, and neither First Fidelity nor its Subsidiaries have any knowledge that the Comptroller of the Currency has threatened or considered any assessment under 12 U.S.C. Section 55 against the shareholders of the Subsidiaries which are national associations.

  7.6 No Action, Etc. Except as disclosed in the Disclosure Schedule of First Fidelity dated not more than 60 days from the date hereof (the "First Fidelity Disclosure Schedule"), and as supplemented on the Effective Date, there are no suits, actions, proceedings, claims or investigations (formal or informal) pending, or to the knowledge of First Fidelity, threatened against or relating to First Fidelity, its Subsidiaries, their business or any of their properties or against any of their officers or directors (in their capacity as such) in law or in equity or before any governmental agency. There are no suits, actions, proceedings, claims or investigations against First Fidelity, its Subsidiaries, properties or against any of their officers or directors (in their capacity as such) in law or in equity or before any governmental agency which, individually or in the aggregate, would, or is reasonably likely to, if determined adversely to such party, materially adversely affect the financial condition (present or prospective), businesses, properties or operations of First Fidelity or its Subsidiaries or the ability of First Fidelity or its Subsidiaries to conduct their business as presently conducted or to consummate the transaction contemplated hereby, and First Fidelity does not know of any basis for any such action or proceeding. Except as disclosed in the First Fidelity Disclosure Schedule, First Fidelity and its Subsidiaries are not parties or subject to any cease and desist order, agreement or similar arrangement with a regulatory authority which restricts their operations or requires any action, and neither First Fidelity nor its Subsidiaries are transacting business in material violation of any applicable law, ordinance, requirement, rule, regulation or order.

  7.7 Capitalization. The authorized capital stock of First Fidelity consists of 4,000,000 shares of common stock, par value of $1.25 per share, of which 2,333,698 shares are duly authorized, validly issued and outstanding and are fully paid and nonassessable as of the date hereof, and 1,000,000 shares of preferred stock with a par value of $1.25 per share, of which 10,000 shares of 8% cumulative convertible preferred stock are issued and outstanding as of the date hereof, and which are convertible into common stock. There are no other options, warrants, calls or commitments of any kind entitling any person to acquire, or securities convertible into, First Fidelity Common Stock, except as provided in the Option Agreement dated the date hereof to be issued in accordance with this Agreement. First Fidelity shall have insufficient authorized common stock if the Option Agreement dated the date hereof is exercised at the time that the First Fidelity Preferred Stock is convertible into First Fidelity Common Stock if at such time the book value of such common stock is less than approximately $1.60 per share.

  7.8 Copies of All Contracts Leases Etc. First Fidelity has furnished to Wesbanco true and complete copies of all material contracts, leases and other agreements to which First Fidelity is a party or by which it is bound and of all employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance or similar plan with respect to any of the directors, officers or other employees of First Fidelity and its Subsidiaries. A list of all such documents is set forth in the First Fidelity Disclosure Schedule, and as updated on the Effective Date.

  7.9 Materially Adverse Contracts. Neither First Fidelity nor its Subsidiaries are a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which is materially adverse, materially onerous or materially harmful to First Fidelity and its Subsidiaries taken as a whole. There is no breach or default by any party of or with respect to any material provision of any material contract to which First Fidelity or its Subsidiaries are a party that would have a material adverse effect upon the consolidated financial condition, operations, results of operations, business or prospects of First Fidelity and its Subsidiaries taken as a whole.

  7.10 Undisclosed Liabilities. First Fidelity and its Subsidiaries have no material liabilities other than those liabilities disclosed on or provided for in the financial statements delivered pursuant to Section 7.4 hereof, or as disclosed in the First Fidelity Disclosure Schedule attached hereto and made a part hereof.

  7.11 Title to Properties. Except for capitalized leases, liens and encumbrances not material to the property and liens and encumbrances on property acquired by First Fidelity and its Subsidiaries in foreclosure of loans and existing at the time of foreclosure, First Fidelity and its Subsidiaries have good and marketable title to all of the property, interest in properties and other assets, real and personal, set forth in their consolidated balance sheet as of December 31, 1992, and applicable interim period balance sheets or acquired since the date thereof, other than property disposed of since such dates, subject to no material liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said balance sheets or set forth in the financial statements delivered pursuant to Section
7.4 hereof, and all of their material leases are in full force and effect and neither First Fidelity nor its Subsidiaries are in material default thereunder. No asset included in the financial statements referred to above has been valued in such statements in excess of its cost less depreciation or, in the case of investment securities, in excess of cost, adjusted for amortization of premiums or accretion of discounts. All material real and tangible personal property owned by First Fidelity or its Subsidiaries and used or leased by First Fidelity or its Subsidiaries in their business is in good condition, normal wear and tear excepted, and is in good operating order. All of such property is insured against loss for at least 80% of the full replacement value thereof (less applicable deductibles) by reputable insurance companies authorized to transact business in the State of West Virginia.

  7.12 Proxy Statement. The Proxy Statement referred to in Section 13 or any amendment or supplement thereto mailed to the holders of the common stock of First Fidelity will not contain any untrue statement of a material fact concerning First Fidelity or omit to state a material fact concerning First Fidelity required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading with respect to First Fidelity, and will comply, as to form in all material respects, with the requirements of federal and West Virginia securities laws and any other applicable Blue Sky Laws.

  7.13 ERISA. Except as disclosed in the First Fidelity Disclosure Schedule,
(i) each employee benefit plan subject to Titles I and/or IV of ERISA and established or maintained for persons including employees or former employees of First Fidelity, or its Subsidiaries, (hereinafter referred to as "Plan") has been maintained, operated, administered and funded in accordance with its terms and with all material provisions of ERISA and the Internal Revenue Code ("IRC") applicable thereto; (ii) no event reportable under Section

4043 of ERISA has occurred and is continuing with respect to any Plan; (iii) no liability to PBGC has been incurred with respect to any Plan, other than for premiums due and payable, and all premiums required to have been paid to PBGC as of the date hereof have and as of the Effective Date will have been paid;
(iv) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any Plan; (v) no Plan is a multi-employer Plan; (vi) there has been no cessation of, and no decision has been made to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under any plan; (vii) each Plan which is an employee pension plan meets the requirements of "qualified plans" under Section 401(a) of the IRC; (viii) no accumulated funding deficiency within the meaning of Section 412 of the IRC or Section 302 of ERISA has been incurred with respect to any Plan subject to the funding standards of those provisions; (ix) with respect to each Plan, there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the IRC, and there are no actions, suits or claims with respect to the assets thereof (other than routine claims for benefits) pending or threatened; and (x) all required reports, descriptions and notices (including, but not limited to, Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been appropriately filed or distributed with respect to each Plan.

  7.14 Exchange Act Reports. First Fidelity has delivered to Wesbanco true and correct copies of its Form 10-K (Annual Report) for the year ended December 31, 1992, its Form 10-Q (Quarterly Report) for the quarters ended March 31, 1993, and June 30, 1993, as filed with the SEC, all of which were prepared and filed in accordance with the applicable requirements and regulations of the SEC, and all other documents and reports filed by First Fidelity with the Securities & Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934 (the "Act") since January 1, 1993 (the "Reports"). First Fidelity has filed and will continue to file all reports and other documents required to be filed with the SEC pursuant to the Act in a timely manner. All of the Reports complied in all material respects with the Act and did not contain, as of their respective dates, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

  7.15 Labor Disputes. Except as disclosed in the First Fidelity Disclosure Schedule, neither First Fidelity nor its Subsidiaries are directly or indirectly involved in or threatened with any labor dispute, including, without limitation, matters regarding discrimination by reason of race, creed, sex, handicap or national origin, which would materially and adversely affect their financial condition, assets, businesses or operations taken as a whole. No collective bargaining representatives represent any employees of First Fidelity or the employees of its Subsidiaries, and no petition for election of any collective bargaining representative has been filed and to the knowledge of First Fidelity and its Subsidiaries no organizational campaign on behalf of any collective bargaining unit has been undertaken by or on behalf of the employees of First Fidelity or its Subsidiaries.

  7.16 Reserve for Possible Loan Losses. The reserve for possible loan losses shown on the consolidated balance sheet of First Fidelity and its Subsidiaries as of December 31, 1992, delivered pursuant to this Agreement is adequate in all material respects as of the respective date thereof.

  7.17 Taxes. Except as disclosed in the First Fidelity Disclosure Schedule:

    (a) First Fidelity and its Subsidiaries have timely and properly filed all Federal Income Tax Returns and all other federal, state, municipal and other tax returns which they are required to file, either on their own behalf or on behalf of their employees or other persons or entities, all such returns and reports being true and correct and complete in all material respects, and have paid all taxes, including penalties and interest, if any, which have become due pursuant to such returns or reports or forms or pursuant to assessments received by them;

    (b) Neither the Internal Revenue Service nor any other taxing authority is now asserting against First Fidelity or its Subsidiaries, or, to its knowledge, threatening to assert against them, or any of them, any material deficiency or claim for additional taxes, interest or penalty;

    (c) There is no pending or, to its knowledge, threatened examination of the Federal Income Tax Returns of First Fidelity or its Subsidiaries, and, except for tax years still subject to the assessment and collection of additional Federal income taxes under the three year period of limitations prescribed in IRC Section 6501(a), no tax year of First Fidelity or its Subsidiaries remains open to the assessment and collection of additional material Federal Income Taxes; and

    (d) There is no pending or, to its knowledge, threatened examination of the West Virginia Business Franchise Tax Returns of First Fidelity or its Subsidiaries, and, except for tax years still subject to the assessment and collection of additional Business Franchise Taxes under the three year period of limitations prescribed in W.Va. Code Annot. Section 11-10-15, no tax year of First Fidelity or its Subsidiaries remains open to the assessment and collection of additional Business Franchise Taxes.

    (e) First Fidelity, and its Subsidiaries, have properly accrued and reflected on their December 31, 1992, consolidated balance sheet, delivered pursuant to Section 7.4 hereof, and have thereafter to the date hereof properly accrued, and will from the date hereof through the Closing Date properly accrue, all liabilities for taxes and assessments, and will timely and properly file all such federal, state, local and foreign tax returns and reports and forms which they are required to file, either on their own behalf or on behalf of their employees or other persons or entities, all such returns and reports and forms to be true and correct and complete in all respects, and will pay or cause to be paid when due all taxes, including penalties and interest, if any, which have become due pursuant to such returns or reports or forms or pursuant to assessments received by them, all such accruals being in the aggregate sufficient for payment of all such taxes and assessments.

  7.18 Absence of Certain Changes. Except as may be disclosed in the First Fidelity Disclosure Schedule, or except in connection with the transactions contemplated by this Agreement, since December 31, 1992:

    (a) There has been no change in the material assets, financial condition or liabilities (contingent or otherwise), business, or results of operations of First Fidelity and its Subsidiaries which has had, or changes which in the aggregate have had, a materially adverse effect on such material assets, financial condition or results of operations of First Fidelity and its Subsidiaries taken as a whole, nor to their knowledge, has any event or condition occurred which may result in such change or changes;

    (b) There has not been any material damage, destruction or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the assets, financial condition, business or operations of First Fidelity or its Subsidiaries taken as a whole;

    (c) Other than in the ordinary course of business, neither First Fidelity nor its Subsidiaries have disposed of, or agreed to dispose of, any of their material properties or assets, nor have they leased to others, or agreed to so lease, any of such material properties or assets;

    (d) There has not been any change in the authorized, issued or outstanding capital stock of First Fidelity except as provided for in this Agreement, or any material change in the outstanding debt of First Fidelity or its Subsidiaries, other than changes due to payments in accordance with the terms of such debt or changes in deposits, Federal funds purchased, repurchase agreements or other short-term borrowings in the ordinary course of business;

    (e) Except as otherwise disclosed in this Agreement, First Fidelity has not granted any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever;

    (f) First Fidelity and its Subsidiaries have, and shall have at Closing, personnel sufficient to adequately staff all key positions within their respective operations. There has not been any material increase in the compensation or fees payable by First Fidelity or its Subsidiaries to their respective directors or officers for services in their capacities as such, other than increases in the regular course of business in accordance with past practices or the personnel policies of First Fidelity or its Subsidiaries, respectively, nor any material increase in expenditures for any bonus, insurance, pension or other employee benefit plan, payment or arrangement for or with any of such directors or officers other than increases in the regular course of business in accordance with past practices or the personnel policies of First Fidelity or its Subsidiaries;

    (g) Neither First Fidelity nor its Subsidiaries have made any material loan or advance other than in the ordinary course of business;

    (h) Neither First Fidelity nor its Subsidiaries have made any expenditure or major commitment for the purchase, acquisition, construction or improvement of any material asset or assets which in the aggregate would be material other than in the ordinary course of business;

    (i) Neither First Fidelity nor its Subsidiaries have entered into any other material transaction, contract or lease or incurred any other material obligation or liability other than in the ordinary course of business; and

    (j) There has not been any other event, condition or development of any kind which materially and adversely affects the material assets, financial condition or results of operations of First Fidelity or its Subsidiaries, taken as a whole, and neither First Fidelity nor its Subsidiaries have knowledge of any such event, condition or development which may materially and adversely affect the assets, financial condition or results of operations of First Fidelity and its Subsidiaries, taken as a whole.

  7.19 Fidelity Bonds. The Subsidiaries have continuously maintained fidelity bonds insuring them against acts of dishonesty by each of their officers and employees in such amounts as are required by law and as are customary, usual and prudent for banks of their size. Since January 1, 1993, there have been no claims under such bonds and, except as disclosed in the First Fidelity Disclosure Schedule, neither First Fidelity nor its Subsidiaries are aware of any facts which would form the basis of a claim under such bonds. Neither First Fidelity nor its Subsidiaries have any reason to believe that their fidelity coverage will not be renewed by the applicable carrier on substantially the same terms as its existing coverage.

  7.20 Negative Covenants. Except as otherwise contemplated hereby, between the date hereof and the Effective Date, or the time when this Agreement terminates as provided herein, First Fidelity will not, except as contemplated by this Agreement, without the prior written approval of Wesbanco:

    (a) Make any change in its authorized capital stock;

    (b) Issue any shares of its common stock, securities convertible into its common stock, or any long term debt securities, except for shares of its common stock issued pursuant to its Dividend Reinvestment Plan;

    (c) Issue or grant any options, warrants other rights to purchase shares of its common stock;

    (d) Declare or pay any dividends or other distributions on any shares of common stock other than cash dividends which do not in the aggregate exceed the lesser of $0.60 cents per share per year (to be paid on a quarterly basis in such proportions as are consistent with past practices) or 45% of the after- tax income of First Fidelity for the tax years in which paid;

    (e) Purchase or otherwise acquire, or agree to acquire, for a consideration any share of its capital stock (other than in a fiduciary capacity);

    (f) Except as otherwise contemplated by this Agreement or as disclosed in or permitted by or under the conditions set forth in Section 7.18(f) above and except for any amendments required by law, enter into or amend any employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance or similar plan in respect of any of its directors, officers or other employees for services in their capacities as such or materially increase its contribution to any pension plan, except as disclosed in the First Fidelity Disclosure Schedule, regarding pension or retirement plans or increases in accordance with past practices;

    (g) Take any action materially and adversely affecting the financial condition (present or prospective), businesses, properties or operations of First Fidelity or its Subsidiaries, taken as a whole;

    (h) Acquire or merge with any other company or acquire any branch or, other than in the ordinary course of business, any assets of any other company;

    (i) Except in the ordinary course of business as heretofore conducted, and except as hereinabove provided, mortgage, pledge or subject to a lien or any other encumbrance any of its material assets, dispose of any of its material assets, incur or cancel any material debts or claims, or increase any compensation or benefits payable to its officers or employees (other than as permitted in Sections 7.18(f) and 7.20(f) hereof), except in the ordinary course of business as heretofore conducted, or take any other action not in the ordinary course of its business as heretofore conducted or incur any material obligation or enter into any material contract; or

    (j) Amend its Articles of Incorporation or Bylaws, except as may be necessary to carry out this Agreement or as required by law.

  7.21. Additional Covenants. Except as otherwise contemplated by this Agreement, First Fidelity covenants and agrees:

    (a) That it will promptly advise Wesbanco in writing of the name and address of, and the number of shares of First Fidelity stock held by, each stockholder who elects to exercise his or her right to dissent to the Merger pursuant to West Virginia Code Annot. Sections 31-1-122 and 123;

    (b) Subsequent to the date of this Agreement and prior to the Effective Date, that it will operate its business only in the ordinary course and in a manner consistent with past practice;

    (c) To the extent consistent with the fiduciary duties of the Board of Directors to First Fidelity and its shareholders and in compliance with applicable law, that it will use its best efforts to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the Merger at the earliest possible date and to cooperate fully with the other parties to that end;

    (d) First Fidelity will not, and will not permit any person acting on behalf of First Fidelity or its Subsidiaries to, directly or indirectly, initiate or solicit any acquisition proposal by any person, corporation or entity. For the purposes of this subsection, "acquisition proposal" means any proposal to merge or consolidate with, or acquire all or any substantial portion of the assets of, First Fidelity or its Subsidiaries, or any tender or exchange offer (or proposal to make any tender or exchange offer) for any shares of stock of First Fidelity, or any proposal to acquire more than 5% of the outstanding shares of stock of First Fidelity or any options, warrants or rights to acquire, or securities convertible into or exchangeable for, more than 5% of the outstanding shares of stock of First Fidelity. First Fidelity will give Wesbanco notice by telephone, promptly after receipt thereof, of all material facts relating to any acquisition proposal or any inquiry with respect to any acquisition proposal and shall confirm such notice in writing immediately thereafter;

    (e) To deliver to Wesbanco all Forms filed with the SEC for periods ending after the date of this Agreement within seven (7) days after the filing of each such report with the SEC;

    (f) To promptly advise Wesbanco of any material adverse change in the financial condition, assets, businesses or operations of First Fidelity or its Subsidiaries, taken as a whole, or any material changes or inaccuracies in data provided to Wesbanco pursuant to this Agreement;

    (g) To maintain in full force and effect its and its Subsidiaries' present fire, casualty, public liability, employee fidelity and other insurance coverages or replacement insurance coverage at substantially the same premium and insurance levels;

    (h) To cooperate with Wesbanco in furnishing such information concerning the business and affairs of First Fidelity, its Subsidiaries and their respective directors and officers as is reasonably necessary or requested in order to prepare and file any application for regulatory or governmental approvals, including, but not limited to, an application to the Federal Reserve Board and the West Virginia Department of Banking for prior approval of the acquisition of First Fidelity by Wesbanco as contemplated hereunder. Consistent with its fiduciary duties, First Fidelity will use its best efforts to obtain the approval or consent of any federal, state or other regulatory agency having jurisdiction and of any other party to the extent that such approvals or consents are required to effect the Merger and the transactions contemplated hereby or are required with respect to the documents described in Section 7.3 hereof; and

    (i) To cooperate with Wesbanco in furnishing such information concerning the business of First Fidelity and its Subsidiaries as is reasonably necessary or requested in order to prepare and file any Registration Statement to be prepared in connection with the issuance of Wesbanco Common Stock and Wesbanco Preferred Stock as provided in Section 13 hereof.

                                   SECTION 8

         Representations, Warranties and Covenants of Wesbanco and FFB

  Wesbanco and FFB represent and warrant to First Fidelity and covenant with First Fidelity that:

  8.1 Corporate Organization of Wesbanco and Subsidiaries. Wesbanco is, and upon execution hereof FFB will be, a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia, with full corporate power and authority to carry on its business as it is now being conducted and as contemplated by the Agreement and to own the properties and assets which it owns, and neither the ownership of its property nor the conduct of its business requires it, or any of its subsidiaries, to be qualified to do business in any other jurisdiction except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of Wesbanco and its subsidiaries taken as a whole. Each of Wesbanco's subsidiaries ("Wesbanco Subs"), other than FFB, is a West Virginia or Ohio banking corporation, duly organized and validly existing in good standing under the laws of Ohio or West Virginia, as the case may be, with full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets which it owns. All issued and outstanding shares of stock of FFB and Wesbanco Subs are held, beneficially and of record, by Wesbanco and have been or, as to FFB, on the date of its execution hereof, will have been, fully paid, were validly issued and are nonassessable. There are no options, warrants to purchase or contracts to issue, or contracts or any other rights entitling anyone to acquire, any other stock of FFB or any of the Wesbanco Subs or securities convertible into shares of stock of FFB or any of the Wesbanco Subs.

  8.2 Corporate Power and Action. The Board of Directors of Wesbanco has authorized the execution of this Agreement as set forth herein, and subject to the approval of this Agreement by the shareholders of Wesbanco as provided in its Articles of Incorporation, its Bylaws and the WVCA, Wesbanco has the corporate power and is duly authorized to merge with First Fidelity, pursuant to this Agreement, and this Agreement is a valid and binding agreement of Wesbanco enforceable in accordance with its terms, except as enforceability may be subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder. Upon execution hereof by FFB and subject to the approval hereof by Wesbanco as its sole shareholder, FFB has the corporate power to execute and deliver this Agreement and has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize and approve such execution and delivery, the performance of the Agreement, the Merger and the consummation of the transactions contemplated hereby; and this Agreement is a valid and binding agreement of FFB enforceable in accordance with its terms, except as enforceability may be subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder.

  8.3 Transfer of Securities to Exchanqe Agent Prior to, or as of the Closing Date. Prior to, or at the Closing Date, Wesbanco will deliver to the Exchange Agent, Wesbanco Bank Wheeling, for the benefit of the holders of the common stock or preferred stock of First Fidelity, an amount of common stock of Wesbanco and preferred stock of Wesbanco and cash sufficient to meet the necessary amount of securities and cash required pursuant to Section 5.

  8.4 No Violation of Other Instruments. Subject to obtaining any required consents (which consents will be obtained by Wesbanco prior to the Closing), the execution and delivery of this Agreement do not, and the consummation of the Merger and the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or Bylaws of Wesbanco or any of the Wesbanco Subs or any provision of, or result in the acceleration of any obligation under, any material mortgage, Deed of Trust, note, lien, lease, franchise, license, permit, agreement, instrument, law, order, arbitration award, judgment or decree, or in the termination of any material license, franchise, lease or permit, to which Wesbanco or any of the Wesbanco Subs, is a party or by which it is bound.

  8.5 Application for FFB. Wesbanco shall cause to be filed with the West Virginia Secretary of State an application to organize and incorporate FFB as a West Virginia corporation, in accordance with the provisions of the West Virginia Code, and upon the approval of such application and the issuance of a Certificate of Incorporation for FFB by the Secretary of State of West Virginia, Wesbanco shall cause FFB to execute and enter into this Agreement and cause FFB to take such action as is provided in this Agreement on FFB's part to be taken.

  8.6 Good Faith. Wesbanco shall use its best efforts in good faith to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date and cooperate fully with the other parties to that end.

  8.7 Exchange Act Reports. Wesbanco has delivered to First Fidelity true and correct copies of its Form 10-K (Annual Report) for the year ended December 31, 1992, and its Forms 10-Q (Quarterly Report) for the quarters ended March 31, 1993, and June 30, 1993, as filed with the SEC, all of which were prepared and filed in accordance with the applicable requirements and regulations of the SEC. Wesbanco has also delivered to First Fidelity true and correct copies of all documents and reports filed by Wesbanco with the SEC pursuant to the Exchange Act since January 1, 1993 (the "Wesbanco Reports"). Wesbanco has filed and will continue to file all reports and other documents required to be filed with the SEC pursuant to the Exchange Act in a timely manner. All of the Wesbanco Reports complied in all material respects with the Act and did not contain, as of their respective dates, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

  8.8 Subsidiaries of Wesbanco. In addition to FFB, the subsidiaries of Wesbanco are Wesbanco Bank Wheeling, a West Virginia banking corporation, Wesbanco Bank Wellsburg, a West Virginia banking corporation, Wesbanco Bank New Martinsville, a West Virginia banking corporation, Wesbanco Bank Sistersville, a West Virginia banking corporation, Wesbanco Bank Elizabeth, a West Virginia banking corporation, Wesbanco Bank South Hills, a West Virginia banking corporation, Wesbanco Bank Sissonville, a West Virginia banking corporation, Wesbanco Bank Elm Grove, a West Virginia banking corporation, Wesbanco Bank Parkersburg, a West Virginia banking corporation, Wesbanco Bank Kingwood, a West Virginia corporation, and Wesbanco Bank Barnesville, an Ohio banking corporation. All have the requisite corporate power and authority to own and lease their respective properties and to conduct their respective businesses as they are now being conducted and are currently contemplated to be conducted. Wesbanco owns 100% of the issued and outstanding stock of all such corporations.

  8.9 Registered Bank Holding Company. Wesbanco is a duly registered bank holding company under the Bank holding Company Act of 1956, as amended.

  8.10 Authority to Issue Shares. The shares of common and preferred stock of Wesbanco to be issued pursuant to this Agreement will be duly authorized at the time the Merger is consummated. When issued upon the terms and conditions specified in this Agreement, such shares shall be validly issued, fully paid, and nonassessable. The shareholders of Wesbanco have, and will have, no preemptive rights with respect to the issuance of the shares of Wesbanco to be authorized and issued in the transaction contemplated in this Agreement.

  8.11 Financial Statements. Wesbanco has delivered to First Fidelity copies of its consolidated balance sheets as of December 31, 1992, 1991 and 1990 and the interim period ended June 30, 1993, and its consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of changes in financial position for the three year period ended December 31, 1992, and the interim period ended June 30, 1993, together with the notes thereto, accompanied by an audit report of Price Waterhouse, independent auditors. Such statements and the related notes to all of said financial statements, present fairly the consolidated financial position of Wesbanco and its consolidated subsidiaries and the consolidated results of their operations as of the dates and for the periods ended on the dates specified in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, except as may be specifically disclosed in those financial statements, including the notes to the financial statements attached thereto, and subject to normal recurring year end adjustments.

  8.12 No Action, Etc. Except as disclosed in the Wesbanco Disclosure Schedule, dated not more than 60 days from the date hereof (the "Wesbanco Disclosure Schedule"), and as supplemented on the Effective Date, there are no suits, actions, proceedings, claims or investigations (formal or informal) pending, or to the knowledge of Wesbanco pending or threatened, against or relating to Wesbanco, its subsidiaries, its businesses or any of its properties or against any of their officers or directors (in their capacity as such) in law or in equity or before any governmental agency. There are no suits, actions, proceedings, claims or investigations against or relating to Wesbanco, its subsidiaries, its businesses, its properties or against any of their officers or directors (in their capacity as such) in law or in equity or before any governmental agency, which, individually or in the aggregate, would, or is reasonably likely to, if determined adversely to such party, materially adversely affect the financial condition (present or prospective), businesses, properties or operations of Wesbanco or its subsidiaries or the ability of Wesbanco or its subsidiaries to conduct its business as presently conducted or consummate the transaction contemplated hereby, and Wesbanco does not know of any basis for any such action or proceeding. Neither Wesbanco nor any of its subsidiaries are a party or subject to any cease and desist order, agreement or similar arrangement with a regulatory authority which restricts its operations or requires any action and neither Wesbanco nor any of its subsidiaries are transacting business in material violation of any applicable law, ordinance, requirement, rule, order or regulation.

  8.13 Capitalization. The authorized capital stock of Wesbanco consists of 25,000,000 shares of common stock, par value of $2.0833 per share, of which 6,613,328 shares are duly authorized, validly issued and outstanding (as of June 30, 1993) and are fully paid and nonassessable, and 1,000,000 shares of preferred stock, without par value, none of which are issued or outstanding. There are no options, warrants, calls or commitments of any kind entitling any person to acquire, or securities convertible into, Wesbanco Common Stock, except as herein provided. At June 30, 1993, Wesbanco held 14,960 shares of its common stock as treasury stock. Wesbanco has no other reserve commitments with respect to its common stock.

  Upon execution hereof by FFB, the authorized capital stock of FFB consists of 100 shares of common stock, par value of $25.00 per share, of which all such shares will be duly authorized and validly issued and outstanding and will be fully paid and nonassessable. There are no options, warrants, calls or commitments of any kind relating to, or securities convertible into FFB common stock.

  8.14 Copies of All Contracts, Leases, Etc. Wesbanco has furnished to First Fidelity true and complete copies of all material contracts, leases and other agreements to which Wesbanco is a party or by which it is bound and of all employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance and similar plans with respect to any of the directors, officers or other employees of Wesbanco. A list of all such documents is set forth in the Wesbanco Disclosure Schedule, and as supplemented on the Effective Date.

  8.15 Materially Adverse Contracts. Neither Wesbanco nor any of its subsidiaries are a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking, which is materially adverse, materially onerous, or materially harmful to Wesbanco or its subsidiaries taken as a whole. There is no breach or default by any party of or with respect to any material provision of any material contract to which Wesbanco or its subsidiaries is a party that would have a material adverse effect upon the financial condition, operations, results of operations, business or prospects of Wesbanco or its subsidiaries taken as a whole.

  8.16 Undisclosed Liabilities. Wesbanco and the Wesbanco Subs have no material liabilities other than those liabilities disclosed on or provided for in the financial statements delivered pursuant to Section 8.11 of this Agreement, or on the Wesbanco Disclosure Schedule.

  8.17 Title to Properties. Except for capitalized leases and liens and encumbrances not material to the property and liens and encumbrances on property acquired by Wesbanco Subs in foreclosure of loans and existing at the time of foreclosure, Wesbanco and its subsidiaries have good and marketable title to all of the property, interest in properties and other assets, real or personal, set forth in its consolidated balance sheet as of December 31, 1992, and applicable interim periods, or acquired since that date, subject to no material liens, mortgages, pledges, encumbrances, or charges of any kind except liens reflected on said balance sheets, and all of its leases are in full force and effect and neither Wesbanco nor any of its subsidiaries is in material default thereunder.

  No asset included in the financial statements referred to above has been valued in such statements in excess of cost less depreciation or, in the case of investment securities, in excess of cost, adjusted for amortization of premiums or accretion of discounts. All real and tangible personal property owned by Wesbanco or its subsidiaries and used or leased by Wesbanco or its subsidiaries, or for its business is in good condition, normal wear and tear excepted, and is in good operating order. All of such property is insured against loss for at least 80% of the full replacement value thereof (less applicable deductibles) by reputable insurance companies authorized to transact business in the State of West Virginia.

  8.18 Registration Statement. The Registration Statement referred to in
Section 13.2 of this Agreement or any amendment or supplement thereto mailed to the holders of the common stock of First Fidelity will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading with respect to Wesbanco, and will comply as to form in all material respects with the requirements of federal and West Virginia securities laws and any other applicable Blue Sky laws.

  8.19 Taxes. Except as disclosed in the Wesbanco Disclosure Schedule:

    (a) Wesbanco and its subsidiaries have timely and properly filed all Federal Income Tax Returns and all other federal, state, municipal and other tax returns which they are required to file, either on their own behalf or on behalf of their employees or other persons or entities, all such returns and reports being true and correct and complete in all material respects, and have paid all taxes, including penalties and interest, if any, which have become due pursuant to such returns or reports or forms or pursuant to assessments received by them;

    (b) Neither the Internal Revenue Service nor any other taxing authority is now asserting against Wesbanco or any of its subsidiaries, or, to its knowledge, threatening to assert against them, or any of them, any material deficiency or claim for additional taxes, interest or penalty;

    (c) There is no pending or, to its knowledge, threatened examination of the Federal Income Tax Returns of Wesbanco or any of its subsidiaries, and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three-year period of limitations prescribed in

  IRC Section 6501(a), no tax year of Wesbanco or any of its subsidiaries remains open to the assessment and collection of additional material Federal Income Taxes; and

    (d) There is no pending or, to its knowledge, threatened examination of the West Virginia Business Franchise Tax Returns of Wesbanco or any of its subsidiaries, and, except for tax years still subject to the assessment and collection of additional Business Franchise Taxes under the three-year period of limitations prescribed in W.Va. Code Annot. Section 11-10-15, no tax year of Wesbanco or any of its subsidiaries remains open to the assessment and collection of additional Business Franchise Taxes.

    (e) Wesbanco, and its subsidiaries, have properly accrued and reflected on their December 31, 1992, consolidated balance sheet, delivered pursuant to Section 8.11 hereof, and have thereafter to the date hereof properly accrued, and will, from the date hereof, through the Closing Date, properly accrue all liabilities for taxes and assessments, and will timely and properly file all such federal, state, local and foreign tax returns and reports and forms which they are required to file, either on their own behalf or on behalf of their employees or other persons or entities, all such returns and reports and forms to be true and correct and complete in all respects, and will pay or cause to be paid when due all taxes, including penalties and interest, if any, which have become due pursuant to such returns or reports or forms or pursuant to assessments received by them, all such accruals being in the aggregate sufficient for payment of all such taxes and assessments.

  8.20 Absence of Certain Changes. Except as may be disclosed in the Wesbanco Disclosure Schedule, or except in connection with the transactions contemplated by this Agreement, since December 31, 1992:

    (a) There has been no change in the material assets, financial condition, liabilities (contingent or otherwise), business or results of operation of Wesbanco and its subsidiaries which has had, or changes in the aggregate which have had, a materially adverse effect on the material assets, financial condition or results of operations of Wesbanco, nor, to its knowledge, has any event or condition occurred which may result in such change or changes;

    (b) There has not been any material damage, destruction, or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the assets, financial condition, business or operations of Wesbanco or any of its subsidiaries taken as a whole;

    (c) Other than in the ordinary course of business, neither Wesbanco nor any of its subsidiaries have disposed of, or agreed to dispose of, any of their material properties or assets, nor have they leased to others, or agreed to so lease, any of such material properties or assets;

    (d) There has not been any change in the authorized, issued or outstanding capital stock of Wesbanco, except as provided for in this Agreement, or any material change in the outstanding debt of Wesbanco or any of its subsidiaries, other than changes due to payments in accordance with the terms of such debt or changes in deposits, federal funds purchased, repurchase agreements or other short-term borrowings in the ordinary course of business;

    (e) Except as otherwise disclosed in this Agreement, Wesbanco has not granted any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever;

    (f) Neither Wesbanco nor any of its subsidiaries have made any material loan or advance other than in the ordinary course of business;

    (g) Neither Wesbanco nor any of its subsidiaries has entered into any other material transaction, contract or lease or incurred any other material obligation or liabilities other than in the ordinary course of business;

    (h) Neither Wesbanco nor any of its subsidiaries have made any expenditure or major commitment for the purchase, acquisition, construction or improvement of any material asset or assets which in the aggregate would be material other than in the ordinary course of business;

    (i) There have not been any dividends or other distributions declared or paid on any shares of Wesbanco Common Stock or preferred stock of Wesbanco which, taken in the aggregate with all other such distributions declared or paid in the same tax year, exceed 45% of the after-tax income of Wesbanco for the tax year in which paid;

    (j) Business has been conducted by Wesbanco in the ordinary course and in a manner consistent with past practice;

    (k) There has been no change in the Articles of Incorporation or Bylaws of Wesbanco which would in the reasonable opinion of First Fidelity have a material adverse effect on the rights of holders of Wesbanco Common Stock; and

    (l) There has not been any other event, condition or development of any kind which materially and adversely affects the material assets, financial condition or results of operations of Wesbanco or any of its subsidiaries, and neither Wesbanco nor any of its subsidiaries have knowledge of any such event, condition or development which may materially and adversely affect the material assets, financial condition or results of operations of Wesbanco and its subsidiaries.

  8.21 Fidelity Bonds. Each of the Wesbanco Subs has continuously maintained fidelity bonds insuring it against acts of dishonesty by each of its officers and employees in such amounts as are required by law and as are customary, usual and prudent for a bank of its size. Since January 1, 1993, there have been no claims under such bonds (except as disclosed in the Wesbanco Disclosure Schedule) and, except as disclosed in writing to First Fidelity, neither Wesbanco nor any Wesbanco Subs are aware of any facts which would form the basis of a claim under such bonds. Neither Wesbanco nor any Wesbanco Subs have any reason to believe that any fidelity coverage will not be renewed by their carriers on substantially the same terms as the existing coverage.

  8.22 ERISA. Except as disclosed in the Wesbanco Disclosure Schedule (i) each employee benefit plan subject to Titles I and/or IV of ERISA and established or maintained for persons including employees or former employees of Wesbanco, or any of its subsidiaries, (hereinafter referred to as "Plan") has been maintained, operated, administered and funded in accordance with its terms and with all material provisions of ERISA and the IRC applicable thereto; (ii) no event reportable under Section 4043 of ERISA has occurred and is continuing with respect to any Plan; (iii) no liability to PBGC has been incurred with respect to any Plan, other than for premiums due and payable and all premiums required to have been paid to PBGC as of the date hereof have been and as of the Effective Date will have been paid; (iv) other than the termination of the defined benefit pension plans of Wheeling Dollar Bank, First National Bank and Trust Company, Wirt County Bank, First-Tyler Bank & Trust Company, Brooke National Bank, First National Bank of Barnesville and Albright National Bank, no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any Plan; (v) with respect to the termination of the defined benefit pension plans of Wheeling Dollar Bank, First National Bank and Trust Company, Wirt County Bank, First-Tyler Bank & Trust Company, Brooke National Bank, First National Bank of Barnesville and Albright National Bank, all required governmental and regulatory approvals of such terminations have been obtained, all participants in such Plans or their beneficiaries have received single premium annuity contracts or other benefits which will provide those participants or beneficiaries with the retirement income calculated under the terms and conditions of such Plans, all liabilities of such Plans have been paid, released, discharged or merged, and any surplus assets remaining in such Plans after satisfaction of all of its liabilities have been recovered by Wesbanco or its subsidiaries; (vi) neither Wesbanco nor any of its subsidiaries currently are a participating employer in any multiemployer or multiple employer employee benefit pension plan (including any multiemployer plans as defined in Section 3(37) of ERISA) and, with respect to any multiemployer or multiple employer plan in which Wesbanco or any of its subsidiaries was a participating employer, all contributions due from Wesbanco or any of its subsidiaries to any such multiemployer or multiple employer plan have been timely paid and any additional contributions due on or before the Effective Date shall have been paid; (vii) with respect to any multiemployer pension plan subject to the Multiemployer Pension Plan Amendments Act of 1980 in which Wesbanco or any of its subsidiaries was a participating employer, neither Wesbanco nor any of its subsidiaries have incurred or will incur any withdrawal liability, complete or partial, under Section 4201, 4203, or 4205 of ERISA, as a consequence of discontinuing participating in such multiemployer pension plan; (viii) there has been no cessation of, and no decision has been made to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under any Plan; (ix) each Plan which is an employee pension plan meets the requirements of "qualified plans" under Section 401(a) of the IRC; (x) no accumulated funding deficiency within the meaning of
Section 412 of the IRC or Section 302 of ERISA has been incurred with respect to any Plan subject to the funding standards of those provisions; (xi) with respect to each Plan, there have been no prohibited transactions as defined in
Section 406 of ERISA or Section 4975 of the IRC, and there are no actions, suits or claims with respect to the assets thereof (other than routine claims for benefits) pending or threatened; and (xii) all required reports, descriptions and notices (including, but not limited to, Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been appropriately filed with the government or distributed to participants with respect to each Plan.

  8.23 Labor Disputes. Except as disclosed in the Wesbanco Disclosure Schedule, neither Wesbanco nor any of its subsidiaries are directly or indirectly involved in or threatened with any labor dispute, including, without limitation, matters regarding discrimination by reason of race, creed, sex, handicap or national origin, which would materially and adversely effect their financial condition, assets, businesses or operations taken as a whole. No collective bargaining representatives represent any Wesbanco, FFB or Wesbanco Subs employees and no petition for election of any collective bargaining representative has been filed and, to the knowledge of Wesbanco and its subsidiaries, no organizational campaign on behalf of any collective bargaining unit has been undertaken by or on behalf of any Wesbanco, FFB or Wesbanco Subs employees.

  8.24 Reserve for Possible Loan Losses. The reserve for possible loan losses shown on the consolidated balance sheet of Wesbanco and its subsidiaries as of December 31, 1992, delivered pursuant to this Agreement is adequate in all material respects as of the date thereof.

  8.25 Additional Covenants. Except as otherwise contemplated by this Agreement, Wesbanco covenants and agrees:

    (a) That it will use its best efforts in good faith to take, or cause to be taken all action required under this Agreement on its part, or FFB's part, to be taken as promptly as practicable so as to permit the consummation of the Merger at the earliest possible date and to cooperate fully with the other parties to that end, and that it will, in all such efforts, give priority to this acquisition of First Fidelity;

    (b) To deliver to First Fidelity all Forms 10-K, 10-Q and 8-K filed for periods ending after the date of this Agreement within seven (7) days after the filing of each such report with the SEC;

    (c) To promptly advise First Fidelity of any material adverse change in the financial condition, assets, businesses or operations of Wesbanco or any of its subsidiaries, or any material changes or inaccuracies in data provided to First Fidelity pursuant to this Agreement or any "acquisition proposal" with respect to Wesbanco received by Wesbanco;

    (d) To cooperate with First Fidelity in furnishing such information concerning the business and affairs of Wesbanco and its subsidiaries and its directors and officers as is reasonably necessary or requested in order to prepare and file any application for regulatory or governmental approvals, including but not limited to an application to the Federal Reserve Board and the West Virginia Department of Banking for prior approval of the acquisition of First Fidelity by Wesbanco as contemplated hereunder. Wesbanco will use its best efforts to obtain the approval or consent of any federal, state or other regulatory agency having jurisdiction and of any other party to the extent that such approvals or consents are required to effect the Merger and the transactions contemplated hereby or are required with respect to the documents described in Section 8.4 hereof; and

    (e) To cooperate with First Fidelity in furnishing such information concerning the business of Wesbanco and its subsidiaries as is reasonably necessary or requested in order to prepare any Proxy Statement to be prepared in connection with the Merger.

                                   SECTION 9

                                 Investigation

  Subject to the conditions set forth in this Section 9, prior to the Effective Time, Wesbanco and First Fidelity may directly and through their representatives, make such investigation of the assets and business of Wesbanco and First Fidelity and their subsidiaries as each deems necessary or advisable. Wesbanco and First Fidelity and their representatives, including their accountants, shall have, at reasonable times after the date of execution by Wesbanco and First Fidelity hereof, full access to the premises and to all the property, documents, material contracts, books and records of each, and its subsidiaries, and to all documents, information and working papers concerning each held by such party's accountants, without interfering in the ordinary course of business of such entity, and the officers of each will furnish to the other such financial and operating data and other information with respect to the business and properties of each other and their subsidiaries as each shall from time to time reasonably request; provided, however, that neither party shall be required to give such access or information to the other party to the extent that it is prohibited therefrom by rule, regulation, or order of any regulatory body, and further provided that confidential information of individual banking customers shall not be photocopied or removed from the premises of such institution. All data and information received by Wesbanco and its authorized representatives from First Fidelity and by First Fidelity and its authorized representatives from Wesbanco shall be held in strict confidence by such party and its authorized representatives, and neither party nor its authorized representatives will use such data or information or disclose the same to others except with the written permission of the other party. For a period of 60 days after the date of execution hereof, or prior completion of the investigation herein provided, this Agreement may be terminated by each such corporation if such investigation reveals to the other any information concerning the other which in the opinion of such corporation would have a material adverse effect on the present or future value of the other such corporation and its subsidiaries' assets, net worth, business or income taken as a whole. Each such corporation shall provide prompt written notice to the other of such decision and the matters relied on therefore.

                                   SECTION 10

                 Non-Survival of Representations and Warranties

  The representations and warranties included or provided herein shall not survive the Effective Date.

                                   SECTION 11

             Conditions Precedent: Closing Date and Effective Date

  11.1 Conditions Precedent of Wesbanco and First Fidelity. The consummation of this Agreement by Wesbanco and First Fidelity and the Merger is conditioned upon the following:

    (a) The shareholders of First Fidelity, FFB and Wesbanco shall have approved this Agreement by such vote as required by law, and if required under applicable law, the preferred shareholders of First Fidelity shall have approved this Agreement by such vote as required by law;

    (b) The West Virginia Banking Board (i) shall have granted its final approval of the incorporation and organization of FFB as a West Virginia corporation and the Merger and (ii) shall not, within 120 days from the date of Wesbanco's submission to the Banking Board pursuant to West Virginia Code Section 31A-8A-4(a), have entered an order disapproving, the acquisition of First Fidelity by Wesbanco pursuant to this Agreement;

    (c) The Secretary of State of West Virginia shall have issued a Certificate of Incorporation for FFB;

    (d) The Board of Governors of the Federal Reserve System shall have approved the application of Wesbanco to acquire First Fidelity; and of FFB to become a bank holding company pursuant to this Agreement;

    (e) The Registration Statement of Wesbanco shall still be effective on the date of the Closing and all post-effective amendments filed shall have been declared effective or shall have been withdrawn by that date. No stop orders suspending the effectiveness thereof shall have been issued which remain in effect on the date of the Closing or shall have been threatened, and no proceedings for that purpose shall, before the Closing, have been initiated or, to the knowledge of Wesbanco, threatened by the SEC. All state securities and "Blue Sky" permits or approvals required (in the opinion of Wesbanco and First Fidelity to carry out the transaction contemplated in this Agreement) shall have been received.

    (f) No order to restrain, enjoin or otherwise prevent the consummation of the transaction contemplated in this Agreement shall have been entered by any court or administrative body which remains in effect on the date of the Closing.

    (g) Wesbanco, First Fidelity and FFB shall have received, in form and substance satisfactory to Wesbanco's and First Fidelity's counsel, all consents, federal, state, governmental, regulatory and other approvals and permissions and the satisfaction of all the requirements prescribed by law which are necessary to the carrying out of the transactions contemplated hereby shall have been procured, including the filing of an effective Registration Statement with the Securities and Exchange Commission and the West Virginia Securities Commissioner, and in addition, Wesbanco and First Fidelity shall have received any and all consents required with respect to the documents described pursuant to Section 7:3 and Section 8.4 hereof;

    (h) All delay periods and all periods for review, objection or appeal of or to any of the consents, approvals or permissions required with respect to the consummation of the Merger and this Agreement shall have expired;

    (i) Unless waived by Wesbanco and First Fidelity, the holders of not more than ten percent (10%) of the Voting Shares (as defined in Section 6.1 hereof) shall have filed written objections to the Agreement in accordance with the WVCA, not have voted in favor of the Agreement at the special meeting of First Fidelity shareholders referred to in Section 13.1 hereof and have made written demand for the fair value of such Voting Shares within ten days;

    (j) On or before the Closing Date, there shall have been received from the Internal Revenue Service a ruling or rulings, or, at the option of First Fidelity, in lieu thereof an opinion from counsel for First Fidelity substantially to the effect that for Federal Income Tax purposes:

      (i) The statutory merger of First Fidelity with FFB will constitute a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986 ("IRC"), and Wesbanco, First Fidelity and FFB will each be a "party to the reorganization" as defined in IRC Section 368(b);

      (ii) No gain or loss will be recognized by Wesbanco, First Fidelity or FFB as a result of the transactions contemplated in the Agreement;

      (iii) No gain or loss will be recognized by the shareholders of First Fidelity as a result of their exchange of First Fidelity's Common Stock or Preferred Stock for Wesbanco's Common Stock or Wesbanco's Preferred Stock, except to the extent any shareholder receives cash in lieu of a fractional share or as a dissenting shareholder;

      (iv) The holding period of the Wesbanco Common Stock and Wesbanco Preferred Stock received by each holder of First Fidelity's Common Stock or Preferred Stock will include the period during which the stock of First Fidelity surrendered in exchange therefor was held, provided such stock was a capital asset in the hands of the holder on the date of exchange; and

      (v) The Federal Income Tax Basis of the Wesbanco Common Stock and Wesbanco Preferred Stock received by each holder of First Fidelity's Common Stock and Preferred Stock will be the same as the basis of the stock exchanged therefore.

    (k) No action, proceeding, regulation or legislation shall have been instituted before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages with respect to, the Agreement or the consummation of the transactions contemplated hereby, which, in the reasonable judgment of Wesbanco or First Fidelity, would make it inadvisable to consummate such transactions (it being understood and agreed that a written request by governmental authorities for information with respect to the Merger may not be deemed by either party to be a threat of material litigation or proceeding, regardless of whether such request is received before or after execution of the Agreement).

    (l) The approvals referred to in subparagraphs (b), (c) and (d) of Subsection 11.1 herein shall not have required the divestiture or cessation of any significant part of the present operations conducted by Wesbanco, First Fidelity or any of their subsidiaries, and shall not have imposed any other condition, which divestiture, cessation or condition Wesbanco reasonably deems to be materially disadvantageous or burdensome.

  11.2 Conditions Precedent of Wesbanco. The consummation of this Agreement by Wesbanco and the Merger is also conditioned upon the following:

    (a) Unless waived by Wesbanco, the representations and warranties of First Fidelity contained in this Agreement shall be correct on and as of the Effective Date with the same effect as though made on and as of such date, except for representations and warranties expressly made only as of a particular date and except for changes which have been consented to by Wesbanco or which are not, in the aggregate, material and adverse, to the financial condition, businesses, properties or operations of First Fidelity and its Subsidiaries taken as a whole, or which are the result of expenses or transactions contemplated or permitted by the Agreement, and First Fidelity shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it; and Wesbanco and FFB shall have received on the Effective Date an appropriate certificate (in affidavit form) dated the Effective Date and executed on behalf of First Fidelity by one or more appropriate executive officers of First Fidelity to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition;

    (b) Opinion of First Fidelity Counsel. An opinion of J. Scott Tharp, Esq. of the law firm of Tharp, Liotta & Janes, counsel for First Fidelity, shall have been delivered to Wesbanco, dated the Closing Date, and in form and substance satisfactory to Wesbanco and its counsel, to the effect that:

      (i) First Fidelity is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia and has the full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and neither the ownership of its property nor the conduct of its business requires it, or its Subsidiaries, to be qualified to do business in any other jurisdiction except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of First Fidelity and its Subsidiaries, taken as a whole.

      (ii) First Fidelity has the full corporate power to execute and deliver the Agreement and Plan of Merger. All corporate action of First Fidelity required to duly authorize the Agreement and Plan of Merger and the actions contemplated thereby has been taken, and the Agreement and Plan of Merger is valid and binding on First Fidelity in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder.

      (iii) No action to approve the transaction is required by the holders of the First Fidelity Series A 8% Cumulative Preferred Stock.

      (iv) All shares of common stock and preferred stock of First Fidelity issued and outstanding as of the Effective Date are duly authorized, validly issued, fully paid and nonassessable.

      (v) The consummation of the merger contemplated by the Agreement and Plan of Merger will not violate any provision of First Fidelity's Articles of Incorporation or Bylaws, or violate any provision of, or result in the acceleration of any material obligation under, any material mortgage, loan agreement, order, judgment, law or decree known to such counsel to which First Fidelity is a party or by which it is bound and will not violate or conflict with any other material restriction of any kind or character known to such counsel to which First Fidelity is subject, which would have a materially adverse effect on the assets, business or operations of First Fidelity, taken as a whole.

      (vi) First Fidelity's Subsidiaries are national banking associations and West Virginia banking corporations and are duly organized, validly existing and in good standing under the laws of the United States or the State of West Virginia and have the requisite corporate power and authority to own and lease their properties and to conduct their businesses as they are now being conducted. To the best of such counsel's knowledge, First Fidelity owns 100% of the issued and outstanding stock of such corporations.

      (vii) To the best of such counsel's knowledge, as of the date hereof neither First Fidelity nor its Subsidiaries were involved in any litigation against them (with possible exposure of $100,000.00 or more), pending or threatened, that has not been disclosed to Wesbanco.

    (c) Unless waived by Wesbanco, on or before the Effective Date, Price Waterhouse, the independent public accountants for Wesbanco, shall have rendered an opinion to Wesbanco that the Merger will be treated as a "pooling of interest" for accounting purposes.

    (d) First Fidelity shall have delivered to Wesbanco a schedule identifying all persons who may be deemed to be "affiliates" of First Fidelity under Rule 145 of the Securities Act of 1933, as amended, and shall use its best efforts to cause each affiliate to deliver to Wesbanco prior to the Effective Date a letter substantially in the form attached hereto as Exhibit A.

    (e) Patrick L. Schulte, Robert A. Martin, Frank R. Kerekes, Robert E. Moran and Frank K. Abruzzino shall have duly executed and delivered employment agreements with First Fidelity and/or its Subsidiaries, dated as of the Closing Date, in substantially the form attached hereto as Exhibits B, C, D, E and F.

    (f) First Fidelity shall have furnished Wesbanco with a certified copy of resolutions duly adopted by the Board of Directors and the shareholders of First Fidelity approving the Agreement and authorizing the Merger and the transactions contemplated hereby.

    (g) Unless waived by Wesbanco, on the Closing Date, there shall not be pending against First Fidelity or its Subsidiaries or the officers or directors of First Fidelity or its Subsidiaries in their capacity as such, any suit, action or proceeding which, in the reasonable judgment of Wesbanco, if successful, would have material adverse effect on the financial condition or operations of First Fidelity or its Subsidiaries.

    (h) First Fidelity shall have executed and delivered to Wesbanco an Option Agreement, substantially in the form attached hereto as Exhibit G, dated the date of this Agreement, and incorporated herein by reference.

  11.3 Conditions Precedent of First Fidelity. The consummation of this Agreement by First Fidelity and the Merger is also conditioned upon the following:

    (a) Unless waived by First Fidelity the representations and warranties of Wesbanco and FFB contained in this Agreement shall be correct on and as of the Effective Date with the same effect as though made on and as of such date, except for representations and warranties expressly made only as of a particular date and except for changes which have been consented to by First Fidelity or which are not in the aggregate material and adverse to the financial condition, businesses, properties or operations of Wesbanco and FFB or which are the result of expenses or transactions contemplated or permitted by this Agreement, and Wesbanco and FFB shall have performed in all material respects all of their obligations and agreements hereunder theretofore to be performed by them; and First Fidelity shall have received on the Effective Date an appropriate certificate (in affidavit form) dated the Effective Date and executed on behalf of Wesbanco and FFB by one or more appropriate executive officers of each of them to the effect that such officers have no knowledge of the nonfulfillment of the foregoing conditions;

    (b) Opinion of Wesbanco Counsel. An opinion of Phillips, Gardill, Kaiser, Boos & Altmeyer, counsel for Wesbanco, shall have been delivered to First Fidelity, dated the Closing Date, and in form and substance satisfactory to First Fidelity and its counsel, to the effect that:

      (i) Wesbanco and FFB are corporations duly organized, validly existing and in good standing under the laws of the State of West Virginia and have the full corporate power and authority to own all of their properties and assets and to carry on their businesses as they are now being conducted, and neither the ownership of their property nor the conduct of their businesses require them, or any of their subsidiaries, to be qualified to do business in any other jurisdiction except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of Wesbanco, FFB and the Wesbanco Subs, taken as a whole.

      (ii) Wesbanco and FFB have the full corporate power to execute and deliver the Agreement and Plan of Merger. All corporate action of Wesbanco and FFB required to duly authorize the Agreement and Plan of Merger and the actions contemplated thereby has been taken, and the Agreement and Plan of Merger is valid and binding on Wesbanco and FFB in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder.

      (iii) The shares of common stock and preferred stock of Wesbanco into which shares of common stock and preferred stock of First Fidelity shall be converted pursuant to the terms of the Agreement and Plan of Merger have been duly authorized, and when delivered pursuant to the terms of the Agreement and Plan of Merqer, will have been legally and validly issued, and will be fully paid and nonassessable.

      (iv) The consummation of the merger contemplated by the Agreement and Plan of Merger will not violate any provision of Wesbanco's or FFB's Articles of Incorporation or Bylaws, or violate any provision of, or result in the acceleration of any material obligation under, any material mortgage, loan agreement, order, judgment, law or decree known to such counsel to which Wesbanco or FFB are a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character known to such counsel to which Wesbanco or FFB are subject which would have a material adverse effect on the assets, business or operations of Wesbanco and FFB, taken as a whole.

      (v) Each of Wesbanco's subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its organization and has the requisite corporate power and authority to own and lease its properties and to conduct its business as it is now being conducted. To the best of such counsel's knowledge, Wesbanco owns 100% of the issued and outstanding stock of each such corporation.

      (vi) To the best of such counsel's knowledge, as of the date hereof, neither Wesbanco nor any of its subsidiaries were involved in any litigation against them (with possible exposure of $100,000.00 or more), pending or threatened, that has not been disclosed to First Fidelity.

      (vii) The Registration Statement for the stock to be delivered pursuant to the Agreement and Plan of Merger has become effective under the Securities Act of 1933, and such counsel is not aware of any stop orders in effect with regard to such Registration Statement.

    (c) LSC Financial Services, Inc., financial advisors to First Fidelity, shall have furnished to First Fidelity an opinion, or an updating of any opinion rendered after the date of the Agreement, dated on or prior to the distribution date of the Proxy Statement described in Section 13.1 of this Agreement, and at the election of First Fidelity, updated as of the Closing if the Closing is held more than five (5) days after the First Fidelity meeting of shareholders, to the effect that the Merger and transactions contemplated by this Agreement are fair, from a financial point of view, to First Fidelity and its shareholders.

    (d) Wesbanco and FFB shall have furnished First Fidelity with certified copies of resolutions duly adopted by the Boards of Directors of Wesbanco and FFB and the shareholders of FFB approving the Agreement and authorizing the Merger and transactions contemplated hereby.

    (e) Unless waived by First Fidelity, on the Closing Date, there shall not be pending against Wesbanco or any of its subsidiaries or the officers or directors of Wesbanco or any of its subsidiaries in their capacity as such, any suit, action or proceeding which, in the reasonable judgment of First Fidelity, if successful, would have a material adverse effect on the financial condition or operations of Wesbanco or any of its subsidiaries.

    (f) Unless waived by First Fidelity, there shall not have been any change in control of Wesbanco since July 1, 1993.

  11.4 Closing Date. The Closing shall be effected as soon as practicable after all of the conditions contained herein shall have been satisfied on the Closing Date as defined in Section 2.3 hereof, which Closing Date shall be the latest of:

    (a) The day of the meetings of the shareholders of First Fidelity or Wesbanco, whichever is later, at which the Agreement is approved;

    (b) The thirtieth (30th) day after the approval of the acquisition of First Fidelity by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board");

    (c) The day after any stay of the Federal Reserve Board's approval of the acquisition of First Fidelity shall be vacated or shall have expired or the day after any injunction against the closing of the Merger shall be lifted, discharged or dismissed;

    (d) The day after the approval of the acquisition of First Fidelity by the West Virginia Department of Banking is received by Wesbanco;

    (e) The date on which the conditions set forth in Section 11 are satisfied or waived;

    (f) Such other date as shall be mutually agreed to by Wesbanco and First Fidelity.

The Closing shall be held in Fairmont, West Virginia, at such time and place as the parties may agree upon. The date and time of closing are herein called the "Closing Date". Promptly after the Closing, the Articles of Merger with respect to the Merger shall be filed with the Secretary of State of West Virginia.

  11.5 Effective Date. The Merger shall become effective (the "Effective Date") on the date on which the Certificate of Merger approving the Merger is issued by the Secretary of State of West Virginia. The Surviving Corporation shall record said Certificate of Merger in the office of the Clerk of the County Commission of Marion County.

                                   SECTION 12

                            Termination of Agreement

  12.1 Grounds for Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date either before or after the meeting of the shareholders of First Fidelity:

    (a) By mutual consent of First Fidelity and Wesbanco;

    (b) By either First Fidelity or Wesbanco if any of the conditions hereto to such party's obligations to close have not been met as of the Closing Date and the same has not been waived by the party adversely affected thereby;

    (c) By either First Fidelity or Wesbanco if the Merger shall violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

    (d) By First Fidelity or Wesbanco, if the Closing Date has not occurred by the first anniversary of the date of execution of this Agreement;

    (e) By First Fidelity, unless waived by First Fidelity, if the Market Value of Wesbanco stock shall fall below Twenty-Eight Dollars ($28.00) per share as of the Closing Date. Market Value, for purposes of this paragraph, shall mean the average bid price of Wesbanco Common Stock (as quoted on NASDAQ) for the 30 calendar days preceding five business days before the Closing.

    (f) By either party in the event that the shareholders of First Fidelity or the shareholders of Wesbanco vote against consummation of the Merger.

    (g) By Wesbanco or First Fidelity within 60 days of the date hereof pursuant to the provisions of Section 9 of this Agreement.

  12.2 Effect of Terminating; Right to Proceed. In the event this Agreement shall be terminated pursuant to Section 12.1, all further obligations of Wesbanco and First Fidelity under this Agreement, except Sections 9, 12.1, 12.2, and 19 hereof, shall terminate without further liability of Wesbanco and FFB to First Fidelity or of First Fidelity to Wesbanco and FFB.

  12.3 Return of Documents in Event of Termination. In the event of termination of this Agreement for any reason, Wesbanco and First Fidelity shall each promptly deliver to the other all documents, work papers and other material obtained from each other relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, including information obtained pursuant to Section 9 hereof, and will take all practicable steps to have any information so obtained kept confidential, and thereafter, except for any breach of the continuing sections of the Agreement, each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith.

                                   SECTION 13

                   Meeting of Shareholders of First Fidelity

  13.1 Subject to receipt by First Fidelity of the fairness opinion described in Section 11.3(c) hereof, First Fidelity shall take all steps necessary to call and hold a special meeting of its shareholders, in accordance with applicable law and the Articles of Incorporation and Bylaws of First Fidelity as soon as practicable (considering the regulatory approvals required to be obtained) for the purpose of submitting this Agreement to its shareholders for their consideration and approval and will send to its shareholders for purposes of such meeting a Proxy Statement which will not contain any untrue statement of a material fact with respect to First Fidelity or omit to state a material fact with respect to First Fidelity required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and which otherwise materially complies as to form with all applicable laws, rules and regulations.

  13.2 It is understood that as an integral part of the transaction contemplated by this Agreement, Wesbanco shall file a Registration Statement with respect to the offering of its common shares to be issued in the Merger. The term "Registration Statement" as used in this Agreement includes all preliminary filings, post-effective amendments and any Proxy Statement of First Fidelity. Accordingly, Wesbanco and First Fidelity agree to assist and cooperate fully with each other in the preparation of the Registration Statement. Both First Fidelity and Wesbanco further agree to deliver to each other, both as of the Effective Date of the Registration Statement and as of the Closing, a letter, in form and substance satisfactory to the other party and its counsel, stating that, to the best of their knowledge and belief, all of the facts with respect to either Wesbanco or First Fidelity, as the case may be, set forth in the Registration Statement, are true and correct in all material respects, and that the Registration Statement does not omit any material fact necessary to make the facts stated therein with respect to such party not misleading in light of the circumstances under which they were made.

                                   SECTION 14

                                    Brokers

  First Fidelity represents and warrants to Wesbanco and Wesbanco represents and warrants to First Fidelity that no broker or finder has been employed, or is entitled to a fee, commission or other compensation, with respect to this Agreement or the transactions contemplated hereby, other than fees due from First Fidelity to LSC Financial Services, Inc., its financial advisor.

                                   SECTION 15

      Governing Law; Successors andAssigns; Counterparts; Entire Agreement

  This Agreement (a) shall be governed by and construed under and in accordance with the laws of the State of West Virginia; (b) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties hereto;
(c) may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective and binding as to Wesbanco and First Fidelity when one or more counterparts shall have been signed and delivered by Wesbanco and First Fidelity and shall become effective and binding as to FFB when FFB receives its Certificate of Incorporation and its officers execute the Agreement; and (d) embodies the entire Agreement and understanding of the parties with respect to the subject matter hereof; and (e) supersedes all prior agreements and understandings, written or oral, between First Fidelity and Wesbanco relating to the subject matter hereof.

                                   SECTION 16

                               Effect of Captions

  The captions of this Agreement are included for convenience only and shall not in any way affect the interpretation or construction of any of the provisions hereof.

                                   SECTION 17

                                    Notices

  Except as specifically provided in Section 7.21(d) hereof, any notices or other communication required or permitted hereunder shall be sufficiently given if delivered personally or sent by first class, registered or certified mail postage prepaid, with return receipt requested addressed as follows:

  To First Fidelity:

    First Fidelity Bancorp, Inc.301 Adams Street Fairmont, WV
    26555ATTENTION: Patrick L. Schulte, President

  With a copy to:

    Kirkpatrick & Lockhart1500 Oliver BuildingPittsburgh, PA
    15222ATTENTION: J. Robert Van Rirk, Esq.

  To Wesbanco:

    Wesbanco, Inc.One Bank PlazaWheeling, WV 26003ATTENTION: Edward M. George, President

  With a copy to:

    Phillips, Gardill, Kaiser, Boos & Altmeyer61 Fourteenth StreetWheeling, WV 26003ATTENTION: James C. Gardill, Esq.

or such other addresses as shall be furnished in writing by either party to the other party. Any such notice or communication shall be deemed to have been given as of the date so mailed.

                                   SECTION 18

                                   Amendments

  Any of the terms or conditions of the Agreement may be waived at any time by the party which is, or the shareholders of which are, entitled to the benefit thereof, by action taken by the Board of Directors of such party, or any of such terms or conditions may be amended or modified in whole or in part at any time as follows. This Agreement may be amended in writing (signed by all parties hereto) before or after the meeting of First Fidelity shareholders at any time prior to the Closing Date with respect to any of the terms contained herein, provided, however, that if amended after such meeting of shareholders, the conversion ratio per share at which each share of common stock of First Fidelity shall be converted in the Merger and any other material terms of the Merger shall not be amended after the meeting of First Fidelity shareholders unless the amended terms are resubmitted to the shareholders for approval. Neither the Agreement nor any provisions hereof, may be changed, waived, discharged or terminated orally, or by the passage of time, except by a statement in writing signed by the party against which the enforcement of such change, waiver, discharge or termination is sought.

                                   SECTION 19

                                    Expenses

  Each party to this Agreement shall pay its own legal and accounting fees and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                                   SECTION 20

                                 Miscellaneous

  20.1 Publicity. The parties will not publicly release any information about the transactions contemplated hereby except as they may mutually agree or as may be required by law.

  20.2 Incorporation by Reference. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference as though fully set forth at the point referred to in the Agreement.

  20.3 Material Adverse Change. In determining whether there has been a material adverse change for purposes of this Agreement, costs and expenses of the transactions contemplated hereby shall not be taken into account provided, however, that only the first $50,000 of such expenses shall be so excluded.

  20.4 Binding Date This Agreement is effective and binding as to Wesbanco and First Fidelity upon the date first above written and effective and binding as to FFB upon execution hereof by FFB.

  In Witness Whereof, Wesbanco and First Fidelity have each caused this Agreement to be executed on its behalf by its officers thereunto duly authorized all as of the day and year first above written and FFB has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized as of the date set forth below.

                                          Wesbanco, Inc., a West Virginia
                                           corporation

                                                   /s/ E. M. George
                                          By___________________________________
                                                       Its President
(SEAL)

Attest:

      /s/ Shirley A. Bucan
_____________________________________
              Secretary

                                          First Fidelity Bancorp, Inc., a West
                                           Virginia corporation

                                                /s/ Patrick L. Schulte
                                          By___________________________________
                                                       Its President
(SEAL)

Attest:

      /s/ Frank R. Kerekes
_____________________________________
              Secretary

                                          FFB Corporation, a West Virginia
                                           corporation as of the 28th day of
                                           October, 1993.

                                                   /s/ E. M. George
                                          By___________________________________
                                                       Its President
(SEAL)

Attest:

      /s/ James C. Gardill
_____________________________________
              Secretary

                                  APPENDIX III

                             Stock Option Agreement

  This STOCK OPTION AGREEMENT ("Option Agreement") dated as of August 26, 1993 by and between Wesbanco, Inc., a West Virginia corporation ("Wesbanco") and First Fidelity Bancorp, Inc., a West Virginia corporation ("First Fidelity").

                                   Witnesseth

  WHEREAS, the Boards of Directors of Wesbanco and First Fidelity have approved an Agreement and Plan of Merger ("Merger Agreement"), which contemplates the merger of First Fidelity with and into FFB Corporation, a West Virginia corporation and wholly-owned subsidiary of Wesbanco ("FFB"), with FFB continuing as the surviving corporation;

  WHEREAS, as a condition to Wesbanco's entry into the Merger Agreement and to induce such entry, First Fidelity has agreed to grant to Wesbanco the option set forth herein to purchase authorized but unissued shares of common stock, par value $1.25 per share of First Fidelity ("First Fidelity Common Stock");

  NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

  1. Definitions. Capitalized terms defined in the Merger Agreement and used herein shall have the same meanings as in the Merger Agreement.

  2. Grant of Option. Subject to the terms and conditions set forth herein, First Fidelity hereby grants to Wesbanco an option ("Option") to purchase up to 464,405 shares of First Fidelity Common Stock, at a price of $26.00 per share (the "Option Price") payable in cash as provided in Section 4 hereof; provided, however, that in the event First Fidelity issues or agrees to issue any shares of First Fidelity Common Stock (other than as permitted under the Merger Agreement) at a price less than $26.00 per share (as adjusted pursuant to
Section 6 hereof), the exercise price shall be equal to such lesser price.

  3. Exercise of Option.

    a. Provided that Wesbanco is not in material breach of the agreements and covenants contained in the Merger Agreement, Wesbanco may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred and be continuing; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect (i) on the Effective Date of the Merger or (ii) upon termination of the Merger Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by First Fidelity of Section 7.21(d) of the Merger Agreement or, following the occurrence of a Purchase Event, failure of First Fidelity's shareholders to approve the Merger Agreement by the vote required under applicable law), or (iii) six months after termination of the Merger Agreement due to a willful breach by First Fidelity of Section 7.21(d) of the Merger Agreement or, following the occurrence of a Purchase Event, failure of First Fidelity's shareholders to approve the Merger Agreement by the vote required under applicable law; and provided further that any such exercise shall be subject to compliance with applicable provisions of law.

    b. As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

      (i) any person (other than First Fidelity, any First Fidelity Subsidiary, Wesbanco or any affiliate of Wesbanco) shall have commenced a bona fide tender or exchange offer to purchase shares of First Fidelity Common Stock such that upon consummation of such offer such person would own or control 15% or more of the outstanding shares of First Fidelity Common Stock;

      (ii) any person (other than First Fidelity or any First Fidelity Subsidiary), other than in connection with a transaction to which Wesbanco has given its prior written consent, shall have filed an application or notice with any federal or state regulatory agency for clearance or approval, to (x) merge or consolidate, or enter into any similar transaction, with First Fidelity or any First Fidelity Subsidiary, (y) purchase, lease or otherwise acquire all or substantially all of the assets of First Fidelity or any First Fidelity Subsidiary or (z) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 51% or more of the voting power of First Fidelity or any First Fidelity Subsidiary;

      (iii) any person (other than First Fidelity, any First Fidelity Subsidiary, the First Fidelity Subsidiaries in a fiduciary capacity, Wesbanco, affiliates of Wesbanco or subsidiaries of Wesbanco in a fiduciary capacity) shall have acquired after the date hereof beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of First Fidelity Common Stock (the term "beneficial ownership" for purposes of this option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the regulations promulgated thereunder);

      (iv) any person (other than First Fidelity or any First Fidelity Subsidiary) shall have made a bona fide proposal to First Fidelity by public announcement or written communication that is or becomes the subject of public disclosure to (x) acquire First Fidelity or any First Fidelity Subsidiary by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, or
    (y) make an offer described in clause (i) above; or

      (v) First Fidelity shall have willfully breached Section 7.21(d) of the Merger Agreement, which breach would entitle Wesbanco to terminate such Merger Agreement and such breach shall not have been cured prior to the Notice Date (as defined below).

If more than one of the transactions giving rise to a Purchase Event under this
Section 3(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    c. In the event Wesbanco wishes to exercise the Option, it shall send to First Fidelity a written notice (the date of which being herein referred to as "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase ("Closing Date"); provided that if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, Wesbanco shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

  4. Payment and Delivery of Certificates.

    a. At the closing referred to in Section 3(c) hereof, Wesbanco shall pay to First Fidelity the aggregate purchase price for the shares of First Fidelity Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by First Fidelity.

    b. At such closing, simultaneously with the delivery of cash as provided in subsection (a), First Fidelity shall deliver to Wesbanco a certificate or certificates representing the number of shares of First Fidelity Common Stock purchased by Wesbanco, and Wesbanco shall deliver to First Fidelity a letter agreeing that Wesbanco will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

    c. Certificates for First Fidelity Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend which shall read substantially as follows:

       "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and First Fidelity Bancorp, Inc. and to resale restrictions arising under the Securities Act of 1933, as amended, a copy of which agreement is on file at the principal office of First Fidelity Bancorp, Inc. A copy of such agreement will be provided to the holder hereof without charge upon receipt by First Fidelity Bancorp, Inc. of a written request."

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Wesbanco shall have delivered to First Fidelity a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to First Fidelity, to the effect that such legend is not required for purposes of the Securities Act.

  5. Representations. First Fidelity hereby represents, warrants and covenants to Wesbanco as follows:

    a. First Fidelity shall at all times maintain sufficient authorized but unissued shares of First Fidelity Common Stock so that the Option may be exercised without authorization of additional shares of First Fidelity Common Stock; provided, however, that if the Option is exercised at the time that the book value of First Fidelity Common Stock is less than approximately $1.60 per share, First Fidelity may have insufficient authorized but unissued shares of First Fidelity Common Stock.

    b. The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable.

  6. Adjustment Upon Changes in Capitalization. In the event of any change in First Fidelity Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of First Fidelity Common Stock are issued or otherwise become outstanding after the date of this Option Agreement (other than pursuant to this Option Agreement), the number of shares of First Fidelity Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of First Fidelity Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize First Fidelity to breach any provision of the Merger Agreement.

  7. Registration Rights. First Fidelity shall, if requested by Wesbanco, as expeditiously as possible file a registration statement on a form of general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of First Fidelity Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by Wesbanco. Wesbanco shall provide all information reasonably requested by First Fidelity for inclusion in any registration statement to be filed hereunder. First Fidelity will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 270 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. In no event shall First Fidelity be required to effect more than two registrations hereunder. All expenses of registrations hereunder shall be borne equally by First Fidelity and Wesbanco. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by First Fidelity of First Fidelity Common Stock. If requested by Wesbanco, in connection with any such registration, First Fidelity will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Upon receiving any request from Wesbanco or assignee thereof under this Section 7, First Fidelity agrees to send a copy thereof to Wesbanco and to any assignee thereof known to First Fidelity, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

  8. Severability. If any term, provision, covenant or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of First Fidelity Common Stock provided in
Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of First Fidelity to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

  9. Put-Back Rights.

    a. Upon the consummation of any Purchase Event described in Section 3(b)(ii) or (v) hereof such that (i) a merger, consolidation, purchase, lease or acquisition of all or substantially all of the assets of First Fidelity, purchase or other acquisition of securities representing 51% or more of the voting power of First Fidelity or any First Fidelity Subsidiary has been consummated, or (ii) a willful breach under Section 7.21(d) of the Merger Agreement has occurred so that Wesbanco would be entitled to terminate the Merger Agreement, and prior to the expiration of the Option in accordance with the terms hereof, at the request of Wesbanco, First Fidelity shall repurchase the Option from Wesbanco at a price (the "Repurchase Price") equal to the difference between the market/offer price (as defined below) for shares of First Fidelity Common Stock and the Option Price, multiplied by the number of shares for which the Option being surrendered hereunder may then be exercised but only if the market/offer price is greater than the Option Price (the market/offer price is defined as the higher of the price per share at which a tender offer or exchange offer for 51% or more of the voting securities of First Fidelity has been made and consummated, the price per share actually paid by any third party pursuant to an agreement that has been consummated whereby First Fidelity has been merged, consolidated with or otherwise acquired by a third party, and the highest closing price for First Fidelity Common Stock within the four-month period immediately preceding the date Wesbanco gives written notice of the required repurchase of the Option pursuant to this Section
  9). In the event that an exchange offer is made or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for First Fidelity Common shall be determined by a nationally recognized investment banking firm mutually acceptable to the parties hereto.

    b. Wesbanco may exercise its right to require First Fidelity to repurchase the Option pursuant to this Section 9 by giving First Fidelity written notice of its exercise of its repurchase right in accordance with the provisions of this Section 9. Subject to the last proviso of paragraph 9(c) below, as promptly as practicable, and in any event within five business days after the receipt of such notice or notices relating thereto, First Fidelity shall deliver or cause to be delivered to Wesbanco the Repurchase Price for the Option or the portion thereof which First Fidelity is not then prohibited under applicable law and regulation from so delivering.

    c. To the extent that First Fidelity is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Option in full, First Fidelity shall immediately so notify Wesbanco and thereafter deliver or cause to be delivered, from time to time, to Wesbanco, as appropriate, the portion of the Repurchase Price which it is no longer prohibited from delivering, within five business days after the date on which First Fidelity is no longer so prohibited, provided, however, that to the extent that First Fidelity is at the time and after the expiration of 12 months, so prohibited from delivering to Wesbanco, the Repurchase Price, in full (and First Fidelity hereby undertakes to use its best efforts to receive all required regulatory and legal approvals as promptly as practicable), First Fidelity shall deliver to Wesbanco a new Option evidencing the right of Wesbanco to purchase that number of shares of First Fidelity Common Stock obtained by multiplying the number of shares of First Fidelity Common Stock for which the Option may at such time be exercised by a fraction, the numerator of which is the Repurchase Price less the portion thereof (if any) theretofore delivered to the Holder and the denominator of which is the Repurchase Price, and First Fidelity shall have no further obligation to repurchase such new Option; and provided, further, that upon receipt of such notice and until five days thereafter Wesbanco may revoke its notice of repurchase of the Option by written notice to First Fidelity at its principal office stating that Wesbanco elects to revoke its election to exercise its right to require First Fidelity to repurchase the Option, whereupon First Fidelity will promptly deliver to Wesbanco the Option and First Fidelity shall have no further obligation to repurchase such Option.

  10. First Refusal. If at any time during the eighteen months immediately following the first purchase of shares of First Fidelity Common Stock pursuant to the Option Wesbanco shall desire to sell, assign, transfer or otherwise dispose of all or any of the shares of First Fidelity Common Stock acquired by it pursuant to the Option other than in accordance with the put-back rights in
Section 9 hereof, it shall give First Fidelity written notice of the proposed transaction ("Offeror's Notice"), identifying the proposed transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Wesbanco to First Fidelity, which may be accepted within ten business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Wesbanco is proposing to transfer such shares to a third party. Settlement for any shares purchased by First Fidelity shall be within 15 business days of the date of the acceptance of the offer and the purchase price shall be paid to Wesbanco in immediately available funds; provided that if prior notification to or approval of any federal or state regulatory authority is required in connection with such purchase, First Fidelity shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed. In the event of the failure or refusal of First Fidelity to purchase all of the shares covered by the Offeror's Notice or any applicable regulatory authority shall disapprove First Fidelity's proposed purchase of such shares, Wesbanco may sell all, but not less than all, of such shares to such third party at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice. The requirements of this Section 9 shall not apply to any disposition (i) as a result of which the proposed transferee would own not more than five percent of the then outstanding shares of First Fidelity Common Stock, (ii) of First Fidelity Common Stock by a person to which Wesbanco has assigned its rights under the Option in accordance with Section 11(c) hereof or (iii) pursuant to a registration under Section 7 hereof.

  11. Miscellaneous.

    a. Expense. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    b. Entire Agreement. Except as otherwise expressly provided herein, this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

    c. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

    d. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in the manner and to the addresses provided for in or pursuant to Section 17 of the Merger Agreement.

    e. Counterparts. This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

    f. Specific Performance. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

    g. Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

  IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first written above.

                                          Wesbanco, Inc.


                                                 /s/ E. M. George
                                          By: _________________________________

                                          First Fidelity Bancorp. Inc.


                                                 /s/ Patrick L. Schulte
                                          By: _________________________________

                                WESBANCO, INC.
                        Wheeling, West Virginia 26003

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  To Be Held
                                April 21, 1993
                              -------------------

To the Stockholders
of Wesbanco, Inc.:

  Notice is hereby given that the Annual Meeting of the Stockholders of Wesbanco Inc. will be held in the Directors Room of Wesbanco Bank Wheeling, Bank Plaza, Wheeling, West Virginia 26003, on Wednesday, April 21, 1993, at 2:00 p.m.

  The purposes of the meeting are as follows:

      (1) To elect nine persons to the Board of Directors, seven to serve for a term of three years, and two to serve for a term of two years.

      (2) To consider and act upon a proposed amendment to the Articles of Incorporation of the Corporation, as set forth in the Proxy Statement, for the purpose of increasing the authorized capital stock of the Corporation to 26,000,000 shares, consisting of 25,000,000 shares of common stock of the par value of $2.0833 per share and 1,000,000 shares of preferred stock without par value.

      (3) To consider and act upon a proposed amendment to the Articles of Incorporation to convert the outstanding shares of common stock of the par value of $4.1666 per share into, and the reclassification of such shares as, two shares of the common stock of the Corporation of the par value of $2.0833 per share.

      (4) To consider and act upon such other matters as properly may come before the meeting or any adjournment thereof.

  The holders of the common stock of the Corporation as of the close of business on March 12, 1993, are entitled to vote at the meeting.

  You are requested to sign and date the enclosed form of Proxy and return it in the enclosed envelope at your earliest convenience. As indicated in the accompanying Proxy Statement, proxies may be revoked at any time prior to the voting thereof.

  By order of the Board of Directors.
                                                             SHIRLEY A. BUCAN
                                                            Assistant Secretary
Wheeling, West Virginia
March 29, 1993

                               PROXY STATEMENT
                                      OF
                                WESBANCO, INC.
                                  Bank Plaza
                        Wheeling, West Virginia 26003

                        ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 21, 1993
                           -----------------------

  This statement is furnished to the stockholders of Wesbanco, Inc. in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Corporation, which will be held in the Directors Room of Wesbanco Bank Wheeling, Bank Plaza, Wheeling, West Virginia 26003, at 2:00 p.m. on Wednesday, April 21, 1993. This statement is being mailed to the stockholders on or about March 29, 1993.

  Wesbanco, Inc. is the parent company and the holder of all of the outstanding shares of the capital stock of Wesbanco Bank Wheeling, Wheeling, West Virginia, Wesbanco Bank New Martinsville, New Martinsville, West Virginia, Wesbanco Bank Sistersville, Sistersville, West Virginia, Wesbanco Bank Wellsburg, Wellsburg, West Virginia, Wesbanco Bank Elizabeth, Elizabeth, West Virginia, Wesbanco Bank South Hills, Charleston, West Virginia, Wesbanco Bank Sissonville, Sissonville, West Virginia, Wesbanco Bank Elm Grove, Wheeling, West Virginia, Wesbanco Bank Parkersburg, Parkersburg, West Virginia, The First National Bank of Barnesville, Barnesville, Ohio, and Albright National Bank of Kingwood, Kingwood, West Virginia (through ABI Corporation).

  James C. Gardill is Chairman of the Board of Wesbanco, Inc. Executive Officers of Wesbanco, Inc. include Edward M. George, President and Chief Executive Officer; Paul M. Limbert, Executive Vice President and Chief Financial Officer; Dennis P. Yaeger, Executive Vice President and Chief Operating Officer; John W. Moore, Jr., Senior Vice President-Personnel; Jerome
B. Schmitt, Senior Vice President-Investments; Edward G. Sloane, Vice President-Data Processing; Larry L. Dawson, Vice President; Jerry A. Halverson, Vice President; and Albert A. Pietz, Jr., Vice President and Compliance Officer.

                                   Proxies
                                   -------

  The proxies are solicited by the Board of Directors of the Corporation, and the cost thereof is being borne by the Corporation. Proxies may be revoked, by the stockholders who execute them, at any time prior to the exercise thereof, by written notice to the Corporation, or by announcement at the stockholders meeting. Unless so revoked, the shares represented by all proxies will be voted, by the persons named in the proxies, at the stockholders meeting and all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the judgment of the holders of such proxies.

                     Stock Outstanding and Voting Rights
                     -----------------------------------

  The authorized capital stock of the Corporation consists of 10,000,000 shares of common stock of the par value of $4.1666 per share, and 100,000 shares of preferred stock without par value. Of the 10,000,000 shares of authorized common stock, 3,306,665 shares presently are issued and outstanding. There are no shares of preferred stock issued and outstanding.

  Stockholders of record as of the close of business on March 12, 1993, will be entitled to vote at the stockholders meeting. Each stockholder will be entitled to one vote for each share of common stock held, as shown by the records of the Corporation, at that time. Cumulative voting, in the election of Directors, is permitted by State statute, and the exercise of that right is not subject to any condition precedent. Each stockholder is entitled to as many votes as shall equal the number of his shares of common stock multiplied by the number of Directors to be elected within each class, and he may cast all of such votes for a single Director or he may distribute them among the number to be voted for as he may see fit.

  To the best of management's knowledge, the Trust Department of Wesbanco Bank Wheeling, Bank Plaza, Wheeling, West Virginia 26003, is the only holder or beneficial owner of more than 5% of the common stock of the Corporation. As of February 12, 1993, 392,019 shares of the common stock of the Corporation, representing 11.86% of the shares outstanding, were held in various capacities in the Trust Department. Of these shares, the Bank does not have voting control of 223,178 shares, representing 6.75% of the shares outstanding, has partial voting control of 6,621 shares, representing .20% of the shares outstanding, and sole voting control of 162,220 shares, representing 4.91% of the shares outstanding. In accordance with its general practice, shares of the common stock of the Corporation over which the Bank has sole voting control will be voted in accordance with the recommendations of management. Shares over which the Bank has partial voting control will be similarly voted if the Bank has the concurrence of the co-fiduciary or co-fiduciaries.

  The following table lists each stockholder known to Wesbanco to be the beneficial owner of more than 5% of Wesbanco's common stock as of February 12, 1993, as more fully described above:

                                  Principal Holders
                                  -----------------

                   Name &
                  Address of                Amount and Nature
Title of          Beneficial                  of Beneficial         Percent
Class               Owner                       Ownership           of Class
- --------         ------------              --------------------   -------------
Common           Wesbanco Bank
                 Wheeling Trust Dept.
                 Bank Plaza
                 Wheeling, WV 26003                392,019*          11.86%

*Nature of beneficial ownership more fully described in text immediately preceding table.

                            Election Of Directors
                            ---------------------

  The Board of Directors of the Corporation is divided into three classes, as nearly equal in number as the numerical membership of the Board will permit, the members of such classes to serve staggered terms of three years each. In accordance with the Bylaws, the Board of Directors has determined that the Board shall consist of twenty-five (25) members, and has fixed the number of Directors to be elected at the forthcoming meeting at nine (9), seven (7) to be elected for a term of three years expiring at the annual stockholders meeting in 1996, and two (2) to be elected for a term of two years expiring at the annual stockholders meeting in 1995. Since one vacancy exists in the Class of Directors to be elected for a three-year term expiring in 1996 (See Note (1) under heading "Nominees"), proxies may not be voted for a greater number of persons than are named.

  Accordingly, the following persons have been nominated for election to the
Board:

                                 Nominees (1)
                                 ------------

A. For the three-year term expiring at the Annual Stockholders Meeting in 1996:

Name                      Age  Principal Occupation (2)          Director Since
- -----------------------  ----  ------------------------------    --------------
Gilbert S. Bachmann        74  Lawyer; Partner, Bachmann,           7/28/76
                               Hess, Bachmann & Garden

H. Thomas Corrie           67  President, Atlantic                  3/28/84
                               Development Corporation, Inc.
                               (Real estate development
                               company, Charleston, WV)

John W. Kepner             60  Mortician; President,                7/28/76
                               Kepner Funeral Homes

John D. Kirk               75  Retired; former owner,               7/17/92
                               Kirk's Furniture

Walter W. Knauss, Jr.      72  Former Vice President                3/6/75
                               & Secretary, Wesbanco,
                               Inc. & Wesbanco Bank Wheeling,
                               former Assistant to the
                               President & Secretary,
                               Chairman of the Board,
                               Wesbanco Bank Wheeling

Melvin C. Snyder, Jr.      64  Lawyer; Partner,                    12/2/91
                               Snyder & Hopkins

John A. Welty              65  Secretary-Treasurer,                7/28/76
                               Welty Buick, Pontiac,
                               GMC Truck, former President,
                               Welty Buick, Inc.

(1) One vacancy exists in this class, the Board having fixed the membership of the class at eight. The vacancy was created by the untimely death of Thomas G. Dove, former President and CEO of the Corporation. The Board of Directors has determined to leave the position open for the present. The Bylaws of the Corporation would permit the Board to fill the vacancy during the ensuing year, but any such appointment would be effective only until the next annual meeting of shareholders.

(2)   Principal occupation during the past five years.

B. For a two-year term expiring at the Annual Stockholders Meeting in 1995:

Name                      Age  Principal Occupation (1)          Director Since
- -----------------------  ----  ------------------------------    --------------
Christopher V. Criss       37  President & Chief                    7/17/92
                               Executive Officer,
                               Atlas Towing Company

Charles J. Bradfield       59  President & Chief                    7/17/92
                               Executive Officer,
                               The First National
                               Bank of Barnesville

(1)   Principal occupation during the past five years.

  In the absence of instructions to the contrary, the enclosed form of proxy, if executed and returned to the Corporation, will be voted in the manner determined by the holder or holders thereof. Discretionary authority to cumulate votes in the election of Directors is solicited, and unless otherwise directed, the holder or holders of such proxies shall have the authority to cumulate votes represented thereby and to distribute the same among the nominees in such manner and numbers as such holder or holders, in his or their discretion, may determine. This authority will be exercised by the holder or holders of the proxies in the event that any person or persons, other than the nominees named above, should be nominated for election to the Board of Directors.

  All of the foregoing nominees presently are serving as members of the Board. In the event that at any time prior to the stockholders meeting, any of the foregoing nominees should become unavailable for election to the Board of Directors, the shares of stock represented by the proxies will be voted for such other nominee or nominees as the holders of the proxies, in their judgment, may determine.

                             Continuing Directors
                             --------------------

  In addition to the foregoing nominees, the following persons presently are serving as members of the Board of Directors:

                  Directors Whose Term of Office Will Expire
                at the Annual Stockholders Meeting in 1995 (1)
                ----------------------------------------------

Name                  Age  Principal Occupation (2)         Director Since
- -------------------   --- ------------------------------    --------------
James E. Altmeyer      54  President, Altmeyer                  10/16/87
                           Funeral Homes, Inc.

Stephen F. Decker      41  President & Chief                     12/2/91
                           Executive Officer,
                           Albright National Bank
                           of Kingwood, Kingwood, WV

James C. Gardill       46  Chairman of the Board,                11/13/80
                           Wesbanco, Inc.; Lawyer;
                           Partner, Phillips, Gardill,
                           Kaiser, Boos & Hartley

Roland L. Hobbs        60  Former Chairman of the                 7/28/76
                           Board of Wesbanco, Inc., former
                           Vice Chairman of the Board of
                           Wesbanco Bank Wheeling,
                           former President of Wesbanco, Inc.

Eric Nelson            63  President, Nelson                      4/16/87
                           Enterprises (Investments)

John J. Paull          70  Chairman & Treasurer,                  1/19/89
                           Eagle Manufacturing Co.

James L. Wareham      53   Chairman of the Board,                 12/20/90
                           President & Chief Executive              (3)
                           Officer, Wheeling-Pittsburgh
                           Steel Corp.; former President
                           and Chief Executive Officer,
                           Bliss-Salem, Inc.

(1) Two vacancies exist in this class, the Board having fixed the membership of the class at nine (9). These vacancies will be filled at the forthcoming stockholders meeting. See "Nominees," Subsection "B."

(2)   Principal occupation during the past five years.

(3)   Mr. Wareham also serves as a Director of Wheeling-Pittsburgh Steel Corp.

                  Directors Whose Term of Office Will Expire
                  at the Annual Stockholders Meeting in 1994
                  ------------------------------------------

Name                       Age   Principal Occupation (1)         Director Since
- -----------------------   ----  ------------------------------    --------------
Michael M. Boich            65  Mining Industry                      4/16/87 (2)

Ray A. Byrd                 48  Lawyer; Partner, Schrader             6/9/77
                                Byrd, Byrum & Companion

David B. Dalzell            76  Retired, former                      7/28/76
                                Chairman of the Board
                                & President, Fostoria
                                Glass Co.

James D. Entress            54  Oral & Maxillo-Facial Surgeon        12/20/90

Edward M. George            56  President & Chief Executive          12/2/91
                                Officer, Wesbanco, Inc.;
                                formerly Executive Vice
                                President-Loans, Wesbanco,
                                Inc; formerly Vice-
                                President-Commercial and
                                Mortgage Lending, Wesbanco,
                                Inc.; formerly President &
                                CEO, Wesbanco Bank Wheeling;
                                formerly President & COO
                                Wesbanco Bank Wheeling

Carter W. Strauss           46  President, Herman                    7/28/76
                                Strauss, Inc. (Recycler
                                ferrous & non-ferrous
                                metals)

Thomas L. Thomas            66  Physician                            10/16/87

William E. Witschey         61  President, Witschey's                1/10/85
                                Market, Inc. (Retail Food
                                Market)

(1)   Principal occupation during the past five years.

(2)   Attended less than 75% of the meetings of the Board.

          Ownership of Securities by Directors, Nominees and Officers
          -----------------------------------------------------------

The following table sets forth the number of shares of the Corporation's common stock beneficially owned by the nominees, continuing directors and officers of the Corporation as a group as of February 12, 1993. There is no other class of voting securities issued and outstanding.


Name of                   Sole Voting and       Shared Voting and/or
Beneficial Owner        Investment Authority    Investment Authority   Percent
- ----------------------  ---------------------  ----------------------  --------
James E. Altmeyer              2,435                     --                *
Gilbert S. Bachmann            7,700                     --                *
Michael M. Boich             113,176 (1)                 --               3.4
Charles J. Bradfield          18,876 (2)                 --                *
Ray A. Byrd                    2,006                     --                *
H. Thomas Corrie               2,639                 11,292 (3)            *
Christopher V. Criss             465                137,595 (4)           4.2
David B. Dalzell               1,000                     --                *
Stephen F. Decker              3,012                     --                *
James D. Entress              15,773 (5)                 --                *
James C. Gardill              12,222 (6)                 --                *
Edward M. George               2,249                     --                *
Roland L. Hobbs                8,000 (7)                679 (8)            *
John W. Kepner                 1,671                     --                *
John D. Kirk                  11,196 (9)                 --                *
Walter W. Knauss, Jr.         12,334(10)                 --                *
Eric Nelson                   13,519(11)                 --                *
John J. Paull                 10,441                  8,151 (12)           *
Melvin C. Snyder, Jr.          2,816(13)                 --                *
Carter W. Strauss              6,085(14)                 --                *
Thomas L. Thomas               7,110(15)            111,835 (16)          3.6
James L. Wareham                 101                     --                *
John A. Welty                  1,650(17)                 --                *
William E. Witschey            2,310                 14,054 (18)           *
All Directors and Officers
as a group (34 persons)      275,307                283,606              16.9

* Beneficial ownership does not exceed one percent.

(1) Mr. Boich's wife, Doris G. Boich, is the owner of an additional 5,000 shares.

(2) Mr. Bradfield's wife, Gretchen H. Bradfield, is the owner of an additional 1,740 shares.

(3) Atlantic Development Corporation, in which Mr. Corrie has a substantial stock interest, is the owner of 11,292 additional shares.

(4) Mr. Criss is the Co-Trustee of an additional 137,594 shares held in the A.V. Criss, Sr. Trusts. Wesbanco Bank Parkersburg and John S. Criss also serve as Co-Trustees of these trusts.

(5) Dr. Entress' wife, Dr. Cheryl Entress, is the owner of an additional 3,566 shares, which are held in an IRA custodian account at Wesbanco Bank Wheeling. Dr. James D. Entress' shares are held at Wesbanco Bank Wheeling as Custodian for James D. Entress Individual Retirement Custodian Account.

(6) Includes 330 shares held by Mr. Gardill's wife, Linda T. Gardill, and 761 shares held in custodian account at Wesbanco Bank Wheeling.

(7) Mr. Hobbs' wife, Sarah F. Hobbs, is the owner of an additional 1,540 shares.

(8)   Mr. Hobbs is Co-Trustee of an additional 679 shares held in Trust.

(9) Mr. Kirk's wife, Margaret V. Kirk, is the owner of an additional 1,524 shares.

(10) Mr. Knauss' wife, Mary E. Knauss, is the owner of an additional 6,600 shares.

(11) Mr. Nelson's wife, Ann P. Nelson, is the owner of an additional 1,586 shares.

(12) Eagle Manufacturing Company, of which Mr. Paull is an officer and director and in which he has a substantial stock interest, is the owner of 4,290 shares, and 3,861 shares are held in a trust at Security National Bank & Trust Co., in which Mr. Paull has a one-third interest.

(13) Mr. Snyder's wife, Ann E. Snyder, is the owner of an additional 226 shares.

(14) Mr. Strauss' wife, Barbara Strauss, is the owner of an additional 800 shares held in a custodian account at Wesbanco Bank Wheeling. In addition, Mr. Strauss' children are the owners of an additional 200 shares held in a custodial account at Wesbanco Bank Wheeling.

(15) Dr. Thomas' wife, Ann F. Thomas, is the owner of an additional 1,104 shares, and 1,071 shares are held by Dr. Thomas' Retirement Trust, of which he shares voting and investment powers with the Trustee. In addition, Dr. Thomas has a substantial stock interest in two corporations, namely, Fath Corporation and J.T. Corporation, the owners of 945 shares, and 5,556 shares of the common stock of the Corporation, respectively.

(16) Dr. Thomas is President and one of five Trustees of the James B. Chambers Memorial Association, Inc., of Wheeling, West Virginia, the owner of 111,835 shares of common stock of the Corporation. The James B. Chambers Memorial Association, Inc. is an eleemosynary corporation which is operated for the benefit and advancement of disadvantaged children of the greater Wheeling area.

(17) Mr. Welty's wife, Joyce W. Welty, is the income beneficiary of a Trust which owns an additional 990 shares.

(18) Mr. Witschey's wife, Wilda Witschey, is the owner of an additional 2,640 shares; 14,054 shares of the Corporation's stock are owned by Witschey's Market, Inc., in which Mr. Witschey has a substantial stock interest.

                      Section 16(a) Filing Requirements
                      ---------------------------------

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities & Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the calender year 1992, all filing requirements applicable to its officers, directors and greater than 10 % beneficial owners were complied with, except that (a) one report covering three transactions involving indirect purchases by a trust was filed late by Carter W. Strauss; (b) one report covering three transactions by members of the immediate family was filed late by Ray A. Byrd; and (c) one report covering one transaction was filed late by Roland L. Hobbs involving indirect shares purchased by a trust.

                   Transactions With Directors and Officers
                   ----------------------------------------

  It has been the practice of some of the subsidiary banks of the Corporation, on occasion, to engage in the ordinary course of business in banking transactions, which at times involved loans in excess of $60,000.00, with some of their Officers and Directors and some of the Officers and Directors of the Corporation and their associates. It is anticipated that that practice will be continued. All loans to such persons, however, have been made, and in the future will be made, in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, and will not, involve more than normal risk of collectibility or present other unfavorable features. From time to time the firm of Phillips, Gardill, Kaiser, Boos & Hartley of which James C. Gardill, Chairman of the Board and a Director of the Corporation, is a partner**, the firm of Schrader, Byrd, Byrum & Companion, of which Ray A. Byrd, Director of the Corporation, is a partner, and the firm of Bachmann, Hess, Bachmann & Garden, of which Gilbert S. Bachmann, a Director of the Corporation, is a partner, have rendered legal services to the Corporation. It is contemplated that one or more of these firms will be retained to perform legal services during the current year.

- ------------
** Fees aggregating $243,032.82 were paid to the law firm of Phillips, Gardill, Kaiser, Boos & Hartley for legal services rendered to the Corporation and its banking affiliates during the year 1992

                      Compensation of Executive Officers
                      ----------------------------------

  The officers of the Corporation presently are serving without compensation from Wesbanco, Inc. They are, however, compensated by Wesbanco, Inc. affiliate banks for services rendered as officers of those corporations.

  The following table sets forth the total compensation paid by Wesbanco, Inc. affiliate banks, during the year 1992, to the five highest paid executive officers, whose total compensation exceeded $100,000.00, together with the benefits payable to them from the Corporation's pension plan upon retirement.

                          SUMMARY COMPENSATION TABLE

                                                                           Long-Term Compensation
                                                                     -------------------------------
                                     Annual Compensation                      Awards         Payouts
- ----------------------------------------------------------------------------------------------------
                                                             Other      Restricted                       All Other
                                                             Annual      Stock        Options     LTIP  Compensation
Name and Position           Year    Salary ($)   Bonus ($)  Comp (1)     Awards       SARS (#)  Payouts     ($) (2)
- --------------------------------------------------------------------------------------------------------------------
Thomas G. Dove (3)          1992     150,500       25,000         0          0          0           0         3,670
President & CEO             1991     150,500       10,000     4,725          0          0           0        15,742
                            1990     137,500       10,200     4,320          0          0           0        13,795

Edward M. George            1992     121,800       18,000         0          0          0           0         2,868
EVP Loans                   1991     116,000        7,500     4,725          0          0           0        15,041
                            1990     105,600        7,200     4,320          0          0           0        12,981

Paul M. Limbert             1992      97,650       14,000         0          0          0           0         2,302
EVP & Controller            1991      93,000        6,000     3,544          0          0           0        11,440
                            1990      86,000        6,000     3,240          0          0           0         9,919

Dennis P. Yaeger            1992      97,650       14,000         0          0          0           0         2,302
EVP Operations              1991      93 000        6,000     3,544          0          0           0        11,440
                            1990      86,000        6,000     3,240          0          0           0         9,919

Jerry A. Halverson          1992     105,000        3,500         0          0          0           0         2,154
Vice President              1991     105,000        5,000         0          0          0           0         2,024
                            1990     101,309        5,000         0          0          0           0         1,851

(1) "Other Annual Compensation" includes payments in 1990 and 1991 to cover the estimated tax liability with respect to the 1990 and 1991 stock bonus. Payments for 1991 are as follows: Mr. Dove received $4,725, Mr. George received $4,725, Mr. Limbert received $3,544, and Mr. Yaeger received $3,544. Payments for 1990 are as follows: Mr. Dove received $4,320, Mr. George received $4,320, Mr. Limbert received $3,240, and Mr. Yaeger received $3,240.

(2) "All Other Compensation" includes the following: (i) contributions to the Bank's ESOP Plan on behalf of each of the named executives as follows: for Mr. Dove, 1992 - $3,670, 1991 - $3,142, 1990 - $2,995; for Mr. George,
      1992 - $2,868, 1991 - $2,441, 1990 - $2,181; for Mr. Limbert, 1992 -
      $2,302, 1991 - $1,990, 1990 - $1,819; for Mr. Yaeger, 1992 - $2,302,
      1991 - $1,990, 1990 $,1819, for Mr. Halverson, 1992 - $2,154, 1991 -
      $2,024, 1990 - $1,851, and (ii) non-cash bonus in the form of stock as follows: for 1991, Mr. Dove received 400 shares with a cash value of $12,600; Mr. George received 400 shares with a cash value of $12,600; Mr. Limbert received 300 shares with a cash value of $9,450; and Mr. Yaeger received 300 shares with a cash value of $9,450. Market price per share was $31.50. For 1990, Mr. Dove received 400 shares with a cash value of $10,800; Mr. George received 400 shares with a cash value of $10,800; Mr. Limbert received 300 shares with a cash value of $8,100; and Mr. Yaeger received 300 shares with a cash value of $8,100. Market price per share was $27.00. All shares issued were issued as restricted stock but subject to regular dividend payments.

(3)   Died December 31, 1992.

               Comparison of Five Year Cumulative Total Return*
     Among WesBanco, Inc., Nasdaq Stock Market (U.S.), and Nasdaq Banks**

Measurement period            Wesbanco, Inc.         NASDAQ Stock Market          NASDAQ Bank's
(Fiscal year Covered)                                   Index (U.S.)                 Index
Measurement PT_
12/31/87                          $100                     $100                       $100
FYE 12/31/88                      $110                     $118                       $118
FYE 12/31/89                      $120                     $143                       $132
FYE 12/31/90                      $128                     $122                       $ 98
FYE 12/31/91                      $140                     $198                       $158
FYE 12/31/92                      $216                     $231                       $231

Assumes $100 Invested on January 1, 1988      *Total Return Assumes Reinvestment
In WesBanco, Inc., Nasdaq Stock Market,        of Dividends
and Nasdaq Banks
                                             **Fiscal Year Ending December 31

                             Pension Plan Benefits
            Estimated Annual Benefits Upon Retirement to Persons in
          Specified Remuneration and Years-of-Service Classifications
          -----------------------------------------------------------

                                           Years of Service
                                            ----------------
Remuneration             15          20          25          30         35
- ------------            ----        ----        ----        ----       ----
   85,000              21,782      29,042      36,303      43,567     50,000
   95,000              24,392      32,522      40,653      48,784     50,000
  105,000              27,002      36,002      45,003      50,000     50,000
  120,000              30,917      41,222      50,000      50,000     50,000
  130,000              33,527      44,702      50,000      50,000     50,000
  140,000              36,137      48,182      50,000      50,000     50,000
  150,000              38,747      50,000      50,000      50,000     50,000
  175,000              45,272      50,000      50,000      50,000     50,000
  200,000              50,000      50,000      50,000      50,000     50,000
  225,000              50,000      50,000      50,000      50,000     50,000

  A Participant's compensation covered by the Bank's pension plan is the salary reported on the Form W-2 plus Section 125 contributions made by the employee (as reported in the Summary Compensation Table), for the 60 consecutive months out of the last 120 consecutive months of the Participant's career for which such average is the highest, or in the case of the Participant who has been employed for less than 60 months, the period of his employment with the Bank. Average compensation for named executives as of the end of the last calendar year is:
Mr. Dove: $167,854; Mr. George: $121,978; Mr. Limbert: $99,318; Mr. Yaeger:
$99,318; Mr. Halverson: $107,132. The estimated years of service for each named executive are as follows: Mr. Dove: 28; Mr. George: 9.583; Mr. Limbert: 15.666; Mr. Yaeger: 20.333; Mr. Halverson: 28.583. Benefits shown are computed as a straight life annuity beginning at age 65.

                      Description of Employment Contracts
                      -----------------------------------

  The Corporation provides certain executive officers, including the Executive Officers named in the Summary Compensation Table, with written Employment Contracts at their respective base annual salaries. These contracts are all substantially the same and are structured on a revolving three-year term which is annually renewable. The contracts provide for discharge for cause, and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, or without cause, the employee or his designated beneficiary is entitled to a severance payment equal to six months of the employee's base salary. There are no golden parachute type provisions contained in the contracts.

                           Description of Bonus Plan
                           -------------------------

  Annually, the Executive Committee of the Corporation makes a determination as to the amount and allocation among the executive officers of the Corporation of a bonus payable to such officers. The amount and participants vary each year based on an assessment of profitability and merit as determined by the Committee. A total of $148,000 in cash was allocated and paid for such bonuses for the year 1992.

                         Compensation Committee Report
                         -----------------------------

  Members of the Compensation Committee consist of the non-salaried members of the Executive Committee and include Messrs. Gardill, Criss, Thomas, Witschey, Hobbs, Strauss and Bachmann.

  Generally, compensation policies are determined by the annual budget process in which overall salary adjustment ranges are established based upon a projected annual budgeted amount for salaries. The actual increases are then allocated based on administration of the company's salary administration program, a Hay type system, and individual performance evaluations, which are done each year on all employees, including executive officers. Salary increases are also adjusted for merit increases and changes in duties and responsibilities where warranted. The Committee also considered that executive salaries for the Corporation's executives are somewhat lower than industry peer group averages and have been moving closer to industry standards, subject to corporate performance.

  Company performance is considered in establishing the annual budget for salary increases, which is the initial part of the process. Projected annual income growth and savings through consolidation are considered in establishing the overall salary increase range. Also, Company performance factors, including net income, return on assets and return on equity, are considered in setting annual bonuses.

  Considerations affecting Mr. George's salary and bonus for 1992 included his intended elevation to the position of President and CEO effective January 1, 1993, the positive performance of the company for 1992 in terms of return on assets and return on equity, and his annual evaluation, which was very positive. Also the Committee considered the recent acquisition of an additional bank, and the attendant additional work load assumed.

                     Compensation Committee Interlocks and
                Insider Participation in Compensation Decisions
               ------------------------------------------------

  Roland L. Hobbs, a member of the Compensation Committee, formerly served as Chairman and President of Wesbanco until June 1, 1990. He continues to serve as a member of the Board and Executive Committee of the Corporation.

  James C. Gardill, also a member of the Compensation Committee, serves as Chairman of the Board of the Corporation, which is a non-salaried position, though Mr. Gardill is included in annual bonus considerations of the Compensation Committee. Mr. Gardill does not participate in the Committee's discussion of such bonus. Mr. Gardill also is a partner in the law firm Phillips, Gardill, Kaiser, Boos & Hartley, and acts as general counsel for the Corporation. During the year 1992 fees aggregating $243,032.82 were paid to the firm of Phillips, Gardill, Kaiser, Boos & Hartley for legal services rendered to the Corporation and its banking affiliates.

                              Wesbanco ESOP Plan
                              ------------------

The Wesbanco Employee Stock Ownership Plan (the "ESOP") is a qualified non-contributory employee stock ownership plan. It was adopted by the Corporation on December 31, 1986, and is designed to serve as a vehicle for the acquisition of stock ownership interests in the Corporation by eligible employees of the Corporation and its subsidiary companies. All employees of Wesbanco, together with all employees of the subsidiary companies which adopt the Plan, are eligible to participate in the ESOP upon completion of a year's service. All affiliate banks, except Albright National Bank of Kingwood and The First National Bank of Barnesville, became participants in the Plan between 1986 and 1989, and the Wesbanco Board has approved the adoption of the Plan by all such affiliates. Albright National Bank of Kingwood and The First National Bank of Barnesville became participants in the Plan as of January 1, 1993. The ESOP is administered by a Committee appointed by the Board of Directors of the Corporation.

  No contributions are made to the ESOP by the employees. All contributions are made by the Corporation, and the amount thereof is determined annually by the Board of Directors of the Corporation. The Trustee of the ESOP Trust is authorized to borrow funds upon terms and conditions not inconsistent with
Section 4975 of the Internal Revenue Code and the regulations thereunder, for the purpose of purchasing stock of the Corporation, from the Corporation or any shareholder. In the event that such a loan is obtained, the employer contributions must be made in an amount sufficient to amortize the loan. Otherwise, employer contributions may be paid in the form of cash or shares.

  At the present time, the Trust holds 35,882 shares of Wesbanco common stock. The purchase of 12,900 shares, in 1992, was financed through a loan, in the amount of $559,725, that was obtained from an independent financial institution, and the shares of stock have been pledged as collateral security for the repayment of the loan. The loan requires annual payments of principal over a five-year period, and bears interest at a rate equal to the lender's prime rate, fluctuating quarterly. Until the loan is repaid, Wesbanco's annual contribution to the ESOP will be at least equal to the principal and interest requirements of the loan.

  Employer securities purchased with the proceeds of the loan are placed in a suspense account and released, prorata, from such suspense account under a formula which considers the amount of principal and interest paid for a given period over the amount of principal and interest anticipated to be paid for that period and all future periods. Shares released from the suspense account, employer contributions, if any, and forfeitures are each allocated, prorata, subject to limits imposed by the Code, to the accounts of individual participants under a format which considers the amount of the participant's compensation over the aggregate compensation of all participants.

  Participants become vested in their accounts upon retirement, death or disability or upon completion of five years of service from and after December 31, 1986, or, with respect to affiliate banks, five years from the date of acquisition. Distributions upon retirement, death or disability are normally made in the form of substantially equal annual installments over a period of 10 years commencing as soon as practicable after such retirement, death or disability. Distributions upon other separation from service are normally made in the form of installments commencing upon the earlier of the date the former employee attains age 65, his or her death or after a one-year break in service. With the consent of the Committee, distributions may be made in the form of a lump sum. Participants may demand distributions in the form of whole shares of employer securities. If demand is not timely made, however, distributions may be made in cash.

  The assets of the ESOP Trust will be invested and accounted for primarily in shares of employer securities. However, from time to time, the ESOP Trustee may hold assets in other forms, either (i) as required for the proper administration of the ESOP or (ii) as directed by participants as set forth in Section 401(a)(28) of the Code.

  During the year 1992, Wesbanco contributed a total of $174,223.74 to the ESOP on behalf of its employees.

  The following table sets forth, with respect to those persons named in the Compensation Table, and for all executive officers as a group, the number of shares of the Corporation's common stock allocated to such individuals during 1992:


      Name                                            Number of Shares
      ----                                            ----------------
      Thomas G. Dove                                         116
      Edward M. George                                        91
      Paul M. Limbert                                         73
      Dennis P. Yaeger                                        73
      Jerry A. Halverson                                      68

      Officers of the Corporation
      (14 persons) as a group                                802

               Meetings of the Board of Directors and Committees
                          and Compensation of Members
              --------------------------------------------------

  The Board of Directors of the Corporation meets bimonthly and the Executive Committee of the Corporation meets monthly. Fees paid for attendance at Board meetings and meetings of the Executive Committee are $300.00 and $150.00, respectively. Beginning April 1, 1993, the Directors will also receive an annual fee of $2,000.00 payable quarterly at the rate of $500.00 per quarter. During 1992, the Board of Directors of the Corporation held six meetings. Directors of the Corporation are paid a fee of $100.00 for attendance at meetings of special committees of the Corporation. Fees in the total amount of $34,350.00 were paid to Directors for attendance at meetings of the Board of Directors of the Corporation and at meetings of all Committees of the Corporation during the year 1992. In addition, fees in the aggregate amount of $9,150.00 were credited to the accounts of those Directors who have elected to participate in the Directors Deferred Compensation Plan of the Corporation, pursuant to which payment of fees for attendance at meetings of the Board of Directors and Committees established by the Board may be deferred until following the termination of Board membership.

  The Corporation does have a standing Compensation Committee. The members of the Corporation's Compensation Committee include James C. Gardill, Roland L. Hobbs, Gilbert S. Bachmann, Carter W. Strauss, Thomas L. Thomas, Christopher V. Criss and William E. Witschey. The Corporation does have a standing Nominating Committee. Members of the Corporation's Nominating Committee are Roland L. Hobbs, James C. Gardill, Thomas L. Thomas and Eric Nelson.

  The Corporation does have an Audit Committee, the members of which in 1992 were Carter W. Strauss, Chairman, Ray A. Byrd, D. Duane Cummins, James D. Entress and Thomas M. Hazlett. The principal functions of the Audit Committee are to confer with the independent accountants and the Internal Auditor of the Corporation and the affiliate banks, and to review and assess the interim and year-end audit reports and the reports of the examinations made by the Federal and State Bank Examiners and other regulatory authorities. The Committee held four meetings during 1992. Three of the meetings were attended by representatives of Price Waterhouse, the independent accountants, and all of the meetings were attended by the Internal Auditor, for the Corporation and its affiliate banks. These meetings were devoted, for the most part, to reviewing and discussing the reports and recommendations of Price Waterhouse concerning the interim and year-end audits, and the reports of the Internal Auditor concerning the results of the examinations and the accounting controls and procedures followed by the Internal Audit Department. Various other matters pertaining to the business and operations of the Corporation received attention by the Committee throughout the year, including the scope of the audits, review of nonperforming credits, consideration of financial statements, internal control procedures, loan policies, and loan loss reserves.

               Stockholders Intending to Nominate Candidates for
        Election to Board of Directors Must Give Notice to Corporation
        --------------------------------------------------------------

  Under Section 2 of Article III of the bylaws of the Corporation, any stockholder who intends to nominate, or cause to have nominated, a candidate for election to the Board of Directors (other than any candidate proposed by the Board of Directors) shall so notify the Secretary of the Corporation in writing not less than thirty (30) days prior to the date of any meeting of the stockholders at which Directors are to be elected, or five (5) days after the giving of notice of such meeting, whichever is later. Only candidates nominated in accordance with this section, other than candidates nominated by the Board of Directors, shall be eligible for election to the Board of Directors.

                  Proposals of Stockholders for Presentation
                   at Next Year's Annual Meeting, to be Held
                                April 20, 1994
                  -------------------------------------------

  Proposals which stockholders intend to present at next year's annual meeting, to be held on Wednesday, April 20, 1994, will be eligible for inclusion in the Corporation's proxy material for that meeting if they are submitted to the Corporation in writing not later than December 21, 1993. A proponent may submit only one proposal. At the time of the submission of a proposal, a stockholder also may submit a written statement in support thereof for inclusion in the proxy statement for the meeting, if requested by the proponent; provided, however, that a proposal and its supporting statement in the aggregate shall not exceed 500 words.

                           Proposed 2 for 1 Split of
                      the Common Stock of the Corporation
                      -----------------------------------

  As pointed out under the heading "Stock Outstanding and Voting Rights," the authorized capital stock of the Corporation consists of 10,100,000 shares, divided into 10,000,000 shares of common stock of the par value of $4.166 per share and 100,000 shares of preferred stock without par value. At the regular bimonthly meeting of the Board of Directors held February 18, 1993, the Board concluded that a 2 for 1 split of the common stock of the Corporation would be to the advantage of the Corporation and the stockholders. To that end, the Board approved proposed Amendments for submission to the stockholders at the annual meeting to be held April 21, 1993, providing (1) for the amendment to the Articles of Incorporation of the Corporation for the purpose of increasing the total authorized capital stock to 26,000,000 shares, to be divided into 25,000,000 shares of common stock, of the par value of $2.0833 per share, and 1,000,000 shares of preferred stock without par value, and (2) that each share of the common stock of the Corporation of the par value of $4.1666 per share presently issued and outstanding, shall be converted into, and reclassified as, 2 shares of the common stock of the Corporation of the par value of $2.0833 per share.

  The proposed Amendments will be submitted to the stockholders, for consideration and action, at the annual meeting, and will become effective if approved by the holders of a majority of the shares of the common stock of the Corporation issued and outstanding. If so approved, the authorized common stock of the Corporation will be increased to 25,000,000 shares of the par value of $2.0833 per share, and each outstanding certificate, evidencing ownership of shares of the common stock of the Corporation of the par value of $4.1666 per share, forthwith and without further action on the part of the Corporation or the holder of such certificate, will represent the same number of shares of the common stock of the Corporation of the par value of $2.0833 per share, and each such holder will be entitled to receive, and thereafter will receive, a certificate or certificates representing in the aggregate one additional share of the new common stock of the par value of $2.0833 per share for each share of the old common stock, of the par value of $4.1666 per share, formerly held by such stockholder.

  It is believed that the proposed stock split will enhance the marketability of the shares. It is believed, that is to say, that the division of each of the present $4.1666 par value shares of common stock into 2 shares of $2.0833 par value stock will make the new shares more salable than the present shares. If approved, the stock split will not in any way affect the rights or interests of the stockholders. The result will be simply that each share of the $4.1666 par value common stock will become 2 shares of $2.0833 par value common stock. The common stock of the Corporation is listed on the NASDAQ National Market System. The most recent bid and ask prices, as quoted by local securities dealers, were $50.50 and $52.00, respectively, as of March 22, 1993.

  If the foregoing stock increase and split are authorized at the forthcoming stockholders meeting, approximately 6,613,330 shares of the authorized common stock of the Corporation will be issued and outstanding, and the remaining 18,386,670 shares will be held, as authorized but unissued shares, for the future use and benefit of the Corporation. It is also proposed that the authorized preferred stock be increased from 100,000 shares of no par value stock to 1,000,000 shares of no par value stock. At the present time, the Corporation has no plans for the issuance of any of those shares for any particular purpose. For the foreseeable future, it is contemplated simply that they will be held in reserve, for use in such manner and for such purposes as may serve the best interests of the Corporation as, for example, the acquisition of subsidiary banks through mergers involving the exchange of Wesbanco common stock for voting stock of the banks being acquired.

  The Board of Directors of the Corporation can approve the issuance of such stock. However, Wesbanco stock is listed on the NASDAQ National Market System and Schedule D of the NASD Bylaws requires shareholder approval if a listed company issues stock under certain circumstances. Shareholder approval is required under two circumstances in connection with transactions involving the acquisition of stock or assets of another company. Shareholder approval will be required where an officer, director, or substantial security holder of the issuer has a 5% (or if such persons collectively hold a 10%) or greater interest in the company, assets to be acquired, or consideration paid, and the issuance could result in a 5% or greater increase in outstanding common shares or voting power. Secondly, any issuance in connection with a merger or acquisition that will be equal to 20% or more of the outstanding shares of voting power of the issuer will require shareholder approval. Included in all issuances in connection with a merger or acquisition are securities convertible into or exercisable for common stock. In connection with transactions other than a public offering, shareholder approval will be required for issuances of securities for less than the greater of book or market value if either (1) the issuance equals 20% of the outstanding stock, or (2) a smaller issuance coupled with sales by the officers, directors or substantial security holders meets the 20% threshold. Included in such issuances are securities convertible into or exercisable for common stock.

  In passing, it is to be noted that it is conceivable that such authorized but unissued stock could be employed as a defensive anti-takeover safeguard in the event that the Corporation should be targeted for a takeover by outside interests. The mere availability of such stock in itself could serve as a deterrent to the initiation of a hostile takeover effort. Furthermore, any increase in the number of shares outstanding, through the sale or distribution of authorized but unissued shares, would make the acquisition of a controlling stock interest in the Corporation proportionately more difficult and expensive.

  Thus, to that limited extent, the proposed increase in the authorized stock will supplement those defensive measures, designed in part to protect the Corporation against hostile takeover efforts, which were approved by the shareholders at the annual stockholders meeting held March 25, 1981. The first of those provisions, now constituting Section VII of the Articles of Incorporation, provides that the Board of Directors shall be divided into three classes, as nearly equal in number as the total number of Directors will permit, the members of which shall serve for staggered terms of three years. The second of the foregoing defensive measures, now constituting Section VIII of the Articles of Incorporation, is a so-called "super majority" provision and provides that the affirmative vote of the holders of 75% of the outstanding shares of the voting stock of the Corporation shall be required to amend or repeal either Section VII, providing for the classification of the Directors, or the super majority requirement set forth in Section VIII itself. The increase in the authorized common and preferred stock also gives the Board the authority to issue additional shares in response to a hostile takeover attempt. Taken together, these provisions provide impediments to hostile takeover efforts by making it difficult to change the membership of the full Board of Directors and to amend the provisions of the Articles of Incorporation dealing with the classification of Directors.

                            Independent Accountants
                            -----------------------

  The Board of Directors has retained Price Waterhouse to serve as the Corporation's independent accountants for 1993. Price Waterhouse also served as such accountant for the Corporation and all affiliates for the year 1992. The services rendered by Price Waterhouse during the year 1992 consisted of auditing and tax services primarily, and involved the Corporation's acquisition program, as well as the examination of the Corporation's consolidated financial statements. It is expected that a representative of the accounting firm will be present at the stockholders meeting. Such representative will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions from the stockholders who are present.

                    Matters to be Considered at the Meeting
                    ---------------------------------------

  The management has no knowledge of any matters, other than those referred to above, which will be presented for consideration and action at the meeting. As set forth in the Notice of the meeting, however, the stockholders will have the right to consider and act upon such other matters as properly may come before the meeting, and the enclosed form of proxy confers, upon the holders thereof, discretionary authority to vote with respect to such matters. Accordingly, if any such matters are presented, the holders of the proxies will vote the shares of stock represented thereby in accordance with their best judgment.

  By order of the Board of Directors.

                                                             JAMES C. GARDILL
                                                          Chairman of the Board

Wheeling, West Virginia
March 29, 1993

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Wesbanco's Bylaws provide, and West Virginia law permits (Code (S) 31-1-9) the indemnification of directors and officers against certain liabilities. Officers and Directors of Wesbanco and its subsidiaries are indemnified generally against expenses reasonably incurred in connection with proceedings in which they are made parties by reason of their being or having been directors or officers of the corporation, except in relation to matters as to which a recovery may be obtained by reason of an officer or director having been finally adjudged derelict in such action or proceeding in the performance of his duties.

  A. Excerpts from the Article VI of the Bylaws of Wesbanco:

    Indemnification of Directors and Officers

    Each director and officer, whether or not then in office, shall be indemnified by the corporation against all costs and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged derelict in such action, suit or proceeding, in the performance of his duties as such Director or officer, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

  B. West Virginia Corporation Law, Code Section 31-1-9:

    (S) 31-1-9. Indemnification of officers, directors, employees and agents.

    (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, that such person did have reasonable cause to believe that his conduct was unlawful.

    (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter, including, but not limited to, taxes or any interest penalties thereon, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) or (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, (3) by the shareholders or members.

    (e) Expenses (including attorney's fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding as authorized in the manner provided in Subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

    (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which any shareholder or member may be entitled under any bylaw, agreement, vote of shareholders, members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. (1961,c.15; 1974,c.13; 1975,c.118.)

  Wesbanco does provide indemnity insurance to its officers and directors. Such insurance will not, however, indemnify officers or directors for willful misconduct or gross negligence in the performance of a duty to Wesbanco.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                                                                       PAGE
 NUMBER                             TITLE                              NO.
 ------                             -----                              ----
 2      Agreement and Plan of Merger, by and between First Fidelity,    *
        Wesbanco and FFB Corporation, dated August 26, 1993 (1)
 3.1    Articles of Incorporation of Wesbanco (2)                       *
 3.2    Amendments to Articles of Incorporation Dated April 21, 1993    *
        (5)
 3.3    Bylaws of Wesbanco, Inc. (4)                                    *

                                                                          PAGE
 NUMBER                              TITLE                                NO.
 ------                              -----                                ----
 4.1    Specimen Certificate of Wesbanco Common Stock (4)                  *
 4.2    Specimen Certificate of Wesbanco 8% Cumulative Convertible         *
        Preferred Stock
 5      Opinion of Phillips, Gardill, Kaiser, Boos & Altmeyer as to the    *
        Legality of the Shares Being Registered
 8      Opinion of Kirkpatrick & Lockhart as to Certain Tax Matters
 10.1   Stock Option Agreement by and between First Fidelity and           *
        Wesbanco Dated August 26, 1993 (1)
 10.2   Wesbanco Director's Deferred Compensation Agreement (3)            *
 10.3   Proposed Employment Agreement Between Robert H. Martin, First      *
        National Bank in Fairmont and Wesbanco to be Dated as of the
        Effective Date of the Merger
 10.4   Proposed Employment Agreement Between Patrick L. Schulte, First    *
        National Bank in Fairmont and Wesbanco to be Dated as of the
        Effective Date of the Merger
 10.5   Proposed Employment Agreement Between Frank R. Kerekes, First      *
        National Bank in Fairmont and Wesbanco to be Dated as of the
        Effective Date of the Merger
 10.6   Proposed Employment Agreement Between Robert E. Moran,             *
        Bridgeport Bank and Wesbanco to be Dated as of the Effective
        Date of the Merger
 10.7   Proposed Addendum Agreement Between Frank K. Abruzzino,            *
        FirstBank and Wesbanco to be Dated as of the Effective Date of
        the Merger, and Employment Contract Dated November 1, 1990,
        Between FirstBank Shinnston and Frank K. Abruzzino
 10.8   Employment Agreement Effective January 1, 1993, By and Between     *
        Edward M. George, Wesbanco and Wesbanco Bank Wheeling
 10.9   Employment Agreement Effective January 1, 1993, By and Between     *
        Paul M. Limbert, Wesbanco and Wesbanco Bank Wheeling
 10.10  Employment Agreement Effective January 1, 1993, By and Between     *
        Dennis P. Yaeger, Wesbanco and Wesbanco Bank Wheeling
 10.11  Employment Agreement Effective January 1, 1993, By and Between     *
        Jerome B. Schmitt, Wesbanco and Wesbanco Bank Wheeling
 10.12  Employment Agreement Effective December 2, 1991, By and Between    *
        Stephen F. Decker, Albright National Bank of Kingwood, and
        Wesbanco
 10.13  Employment Agreement Effective December 2, 1991, By and Between    *
        Rudy F. Torjak, Albright National Bank of Kingwood, and
        Wesbanco
 10.14  Employment Agreement Effective November 14, 1990 By and Between    *
        Jerry A. Halverson, First National Bank of Wheeling and
        Wesbanco, Inc.
 10.15  Employment Agreement Effective December 1, 1993, By and Between    *
        Thomas L. Jones, Wesbanco and Wesbanco Bank South Hills
 10.16  Employment Agreement Effective December 1, 1993, By and Between    *
        Larry L. Dawson, Wesbanco and Wesbanco Bank South Hills
 10.17  Employment Agreement Effective January 1, 1993, By and Between     *
        John W. Moore, Jr., Wesbanco and Wesbanco Bank Wheeling

                                                                          PAGE
 NUMBER                              TITLE                                NO.
 ------                              -----                                ----
 10.18  Employment Agreement Effective January 2, 1991, By and Between     *
        Albert A. Pietz, Jr., Wesbanco and Wesbanco Bank Wheeling
 11.1   Computation of Per Share Earnings of Wesbanco (Included in Pro     *
        Forma Data)
 11.2   Computation of Per Share Earnings of First Fidelity (Included      *
        in Pro Forma Data)
 12.1   Computation of Earnings to Combined Fixed Charges and Preferred    *
        Stock Dividends of Wesbanco, First Fidelity and Pro Forma
 13.1   Wesbanco Annual Report to Shareholders for the Year Ended          *
        December 31, 1992 (incorporated by reference)
 13.2   Wesbanco Annual Report on Form 10-K for the Year Ended December    *
        31, 1992 (incorporated by reference)
 13.3   Wesbanco Proxy Statement for the Annual Meeting of Shareholders    *
        Held on April 21, 1993 (incorporated by reference)
 13.4   Wesbanco Quarterly Report on Form 10-Q for the Quarterly Period    *
        Ended March 31, 1993 (incorporated by reference)
 13.5   Wesbanco Quarterly Report on Form 10-Q for the Quarterly Period    *
        Ended June 30, 1993 (incorporated by reference)
 13.6   Wesbanco Quarterly Report on Form 10-Q for the Quarterly Period    *
        Ended September 30, 1993 (incorporated by reference)
 15     Letter from Price Waterhouse Re Unaudited Interim Financial        *
        Information
 21     Subsidiaries of Wesbanco                                           *
 23.1   Consent of Price Waterhouse
 23.2   Consent of Phillips, Gardill, Kaiser, Boos & Altmeyer
 23.3   Consent of Tharp, Liotta & Janes
 23.4   Consent of Ernst & Young
 23.5   Consent of Kirkpatrick & Lockhart
 23.6   Consent of Dixon, Francis, Davis & Oneson, Inc.
 23.7   Consent of Cunningham, Lively, Hardesty, Mateer & Zimmerman
 24     Power of Attorney (Incorporated in the Registration Statement)     *
 99.1   First Fidelity Form of Proxy
 99.2   Wesbanco Form of Proxy

- --------

*  Previously Filed
(1) Incorporated by reference herein from Exhibits 2.1 and 2.2 to Wesbanco, Inc. Current Report on Form 8-K dated August 26, 1993.
(2) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-14 under Registration No. 2-91054 which was filed with the Securities and Exchange Commission on August 3, 1984.
(3) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 33-15342 which was filed with the Securities and Exchange Commission on June 25, 1987.

(4) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on form S-4 under Registration No. 33-42157 which was filed with the Securities and Exchange Commission on August 9, 1991.
(5) This exhibit is being incorporated by reference to the Wesbanco Quarterly Report on Form 10-Q for quarter ended March 31, 1993, which was filed with the Securities and Exchange Commission on May 12, 1993. The document appears as Exhibit (4) therein.

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes as follows:

    (a) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14(a)-3 or Rule (c)-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver or cause to be delivered, to each person to whom the Prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

    (b) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (c) The registrant undertakes that every Prospectus (i) that is filed pursuant to Paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities & Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (g) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the Registration Statement, shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) The undersigned registrant hereby undertakes.:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, West Virginia, on January 11, 1994.

                                          Wesbanco, Inc.

                                                     /s/ E. M. George
                                          By___________________________________
                                             ITS PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of Wesbanco, Inc., hereby severally constitute James C. Gardill and Edward M. George, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names and in the capacities indicated below, the Registration Statement filed herewith and any and all such things in our name and behalf in our capacities as officers and directors to enable Wesbanco, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                         TITLE                DATE

        /s/ James C. Gardill            Chairman, Director
- -------------------------------------                            January 11,
          JAMES C. GARDILL                                        1994

        /s/ Edward M. George            President, Chief
- -------------------------------------    Executive Officer &     January 11,
          EDWARD M. GEORGE               Director (Principal      1994
                                         Executive Officer)

         /s/ Paul M. Limbert            Executive Vice
- -------------------------------------    President & Chief       January 11,
           PAUL M. LIMBERT               Financial Officer        1994
                                         (Principal
                                         Financial and
                                         Accounting Officer)


    /s/ Gilbert S. Bachmann*            Director                 January 11,
- -------------------------------------                             1994
         GILBERT S. BACHMANN

             SIGNATURES                 TITLE                DATE

                                        Director
- -------------------------------------                        January 11, 1994
             M. M. BOICH

                                        Director
        /s/ Ray A. Byrd*                                     January 11, 1994
- -------------------------------------
             RAY A. BYRD

                                        Director
     /s/ H. Thomas Corrie*                                   January 11, 1994
- -------------------------------------
          H. THOMAS CORRIE

                                        Director
   /s/ Walter W. Knauss, Jr.*                                January 11, 1994
- -------------------------------------
        WALTER W. KNAUSS, JR.

                                        Director
     /s/ James E. Altmeyer*                                  January 11, 1994
- -------------------------------------
          JAMES E. ALTMEYER

                                        Director
     /s/ James D. Entress*                                   January 11, 1994
- -------------------------------------
          JAMES D. ENTRESS

                                        Director
- -------------------------------------                        January 11, 1994
             ERIC NELSON

                                        Director
     /s/ James L. Wareham*                                   January 11, 1994
- -------------------------------------
          JAMES L. WAREHAM

                                        Director
       /s/ John J. Paull*                                    January 11, 1994
- -------------------------------------
            JOHN J. PAULL

                                        Director
- -------------------------------------                        January 11, 1994
           JOHN W. KEPNER

             SIGNATURES                         TITLE                DATE

                                        Director
     /s/ Carter W. Strauss*                                      January 11,
- -------------------------------------                             1994
          CARTER W. STRAUSS

                                        Director
       /s/ John A. Welty*                                        January 11,
- -------------------------------------                             1994
            JOHN A. WELTY

                                        Director
    /s/ William E. Witschey*                                     January 11,
- -------------------------------------                             1994
         WILLIAM E. WITSCHEY

                                        Director
      /s/ Roland L. Hobbs*                                       January 11,
- -------------------------------------                             1994
           ROLAND L. HOBBS

                                        Director
     /s/ Thomas L. Thomas*                                       January 11,
- -------------------------------------                             1994
          THOMAS L. THOMAS

- -------------------------------------   Director
          STEPHEN F. DECKER                                      January 11,
                                                                  1994

- -------------------------------------   Director
        MELVIN C. SNYDER, JR.                                    January 11,
                                                                  1994

                                        Director
      /s/ C. J. Bradfield*                                       January 11,
- -------------------------------------
           C. J. BRADFIELD

- -------------------------------------   Director


            JOHN D. KIRK                                         January 11,
                                                                  1994

                                        Director
- -------------------------------------                            January 11,
        CHRISTOPHER V. CRISS                                      1994

* Executed by Attorney in Fact under Power of Attorney

                                     INDEX
                                     -----

NUMBER       TITLE                                                                     PAGE NO.
- ------       -----                                                                     --------
2            Agreement and Plan of Merger, by and between First Fidelity, Wesbanco
             and FFB Corporation, dated August 26, 1993 (1)                               *

3.1          Articles of Incorporation of Wesbanco (2)                                    *

3.2          Amendments to Articles of Incorporation Dated April 21, 1993 (5)             *

3.3          Bylaws of Wesbanco, Inc. (4)                                                 *

4.1          Specimen Certificate of Wesbanco Common Stock (4)                            *

4.2          Specimen Certificate of Wesbanco 8% Cumulative Convertible Preferred
             Stock                                                                        *

5            Opinion of Phillips, Gardill, Kaiser, Boos & Altmeyer as to the
             Legality of the Shares Being Registered                                      *

8            Opinion of Kirkpatrick & Lockhart as to Certain Tax Matters

10.1         Stock Option Agreement by and between First Fidelity and Wesbanco
             Dated August 26, 1993 (1)                                                    *

10.2         Wesbanco Director's Deferred Compensation Agreement (3)                      *

10.3         Proposed Employment Agreement Between Robert H. Martin, First National
             Bank in Fairmont and Wesbanco to be Dated as of the Effective Date of
             the Merger                                                                   *

10.4         Proposed Employment Agreement Between Patrick L. Schulte, First
             National Bank in Fairmont and Wesbanco to be Dated as of the Effective
             Date of the Merger                                                           *

10.5         Proposed Employment Agreement Between Frank R. Kerekes, First National
             Bank in Fairmont and Wesbanco to be Dated as of the Effective
             Date of the Merger                                                           *


NUMBER       TITLE                                                                     PAGE NO.
- ------       -----                                                                     --------
10.6         Proposed Employment Agreement Between Robert E. Moran, Bridgeport
             Bank and Wesbanco to be Dated as of the Effective Date of
             the Merger                                                                   *

10.7         Proposed Addendum Agreement Between Frank K. Abruzzino, FirstBank
             and Wesbanco to be Dated as of the Effective Date of the Merger,
             and Employment Contract Dated November 1, 1990, Between FirstBank
             Shinnston and Frank K. Abruzzino                                             *

10.8         Employment Agreement Effective January 1, 1993, By and Between
             Edward M. George, Wesbanco and Wesbanco Bank Wheeling                        *

10.9         Employment Agreement Effective January 1, 1993, By and Between
             Paul M. Limbert, Wesbanco and Wesbanco Bank Wheeling                         *

10.10        Employment Agreement Effective January 1, 1993, By and Between
             Dennis P. Yaeger, Wesbanco and Wesbanco Bank Wheeling                        *

10.11        Employment Agreement Effective January 1, 1993, By and Between
             Jerome B. Schmitt, Wesbanco and Wesbanco Bank Wheeling                       *

10.12        Employment Agreement Effective December 2, 1991, By and Between
             Stephen F. Decker, Albright National Bank of Kingwood, and
             Wesbanco                                                                     *

10.13        Employment Agreement Effective December 2, 1991, By and Between
             Rudy F. Torjak, Albright National Bank of Kingwood, and
             Wesbanco                                                                     *

10.14        Employment Agreement Effective November 14, 1990, By and Between
             Jerry A. Halverson, First National Bank of Wheeling and
             Wesbanco, Inc.                                                               *


NUMBER       TITLE                                                                     PAGE NO.
- ------       -----                                                                     --------
10.15        Employment Agreement Effective December 1, 1993, By and Between
             Thomas L. Jones, Wesbanco and Wesbanco Bank South Hills                       *

10.16        Employment Agreement Effective December 1, 1993, By and Between
             Larry L. Dawson, Wesbanco and Wesbanco Bank South Hills                       *

10.17        Employment Agreement Effective January 1, 1991, By and Between
             John W. Moore, Jr., Wesbanco and Wesbanco Bank Wheeling                       *

10.18        Employment Agreement Effective January 2, 1991, By and Between
             Albert A. Pietz, Jr., Wesbanco and Wesbanco Bank Wheeling                     *

11.1         Computation of Per Share Earnings of Wesbanco (Included in
             Pro Forma Data)                                                               *

11.2         Computation of Per Share Earnings of First Fidelity (Included in
             Pro Forma Data)                                                               *

12.1         Computation of Earnings to Combined Fixed Charges and Preferred
             Stock Dividends of Wesbanco, First Fidelity and Pro Forma                     *

13.1         Wesbanco Annual Report to Shareholders for the Year Ended
             December 31, 1992 (incorporated by reference)                                 *

13.2         Wesbanco Annual Report on Form 10-K for the Year Ended
             December 31, 1992 (incorporated by reference)                                 *

13.3         Wesbanco Proxy Statement for the Annual Meeting of Shareholders
             Held on April 21, 1993 (incorporated by reference)                            *

13.4         Wesbanco Quarterly Report on Form 10-Q for the Quarterly Period
             Ended March 31, 1993 (incorporated by reference)                              *


NUMBER       TITLE                                                                     PAGE NO.
- ------       -----                                                                     --------
13.5         Wesbanco Quarterly Report on Form 10-Q for the Quarterly Period
             Ended June 30, 1993 (incorporated by reference)                               *

13.6         Wesbanco Quarterly Report on Form 10-Q for the Quarterly Period
             Ended September 30, 1993 (incorporated by reference)                          *

15           Letter from Price Waterhouse Re Unaudited Interim Financial
             Information                                                                   *

21           Subsidiaries of Wesbanco                                                      *

23.1         Consent of Price Waterhouse

23.2         Consent of Phillips, Gardill, Kaiser, Boos & Altmeyer

23.3         Consent of Tharp, Liotta & Janes

23.4         Consent of Ernst & Young

23.5         Consent of Kirkpatrick & Lockhart

23.6         Consent of Dixon, Francis, Davis & Oneson, Inc.

23.7         Consent of Cunningham, Lively, Hardesty, Mateer & Zimmerman

24           Power of Attorney (Incorporated in the Registration Statement)               *

99.1         First Fidelity Form of Proxy

99.2         Wesbanco Form of Proxy


*Previously filed

(1) Incorporated by reference herein from Exhibits 2.1 and 2.2 to Wesbanco, Inc. Current Report on Form 8-K dated August 26, 1993.

(2) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-14 under Registration No. 2-91054 which was filed with the Securities and Exchange Commission on August 3, 1984.

(3) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 33-15342 which was filed with the Securities and Exchange Commission on June 25, 1987.

(4) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 33-42157 which was filed with the Securities and Exchange Commission on August 9, 1991.

(5) This exhibit is being incorporated by reference to the Wesbanco Quarterly Report on Form 10-Q for quarter ended March 31, 1993, which was filed with the Securities and Exchange Commission on May 12, 1993. The document appears as Exhibit (4) therein.